   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 18, 2001
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                     REGISTRATION STATEMENT UNDER INCLUDING
                       THE SECURITIES ACT OF 1933 EXHIBITS

                         WAYNE SAVINGS BANCSHARES, INC.
                 (Name of Small Business Issuer in Its Charter)

        DELAWARE                           6712                  31-1557791
(State or Jurisdiction of      (Primary Standard Industrial  (I.R.S. Employer
Incorporation or Organization)   Classification Code Number) Identification No.)

                             151 NORTH MARKET STREET
                            WOOSTER, OHIO 44691-7858
                                 (330) 264-5767
          (Address and Telephone Number of Principal Executive Offices)

                             151 NORTH MARKET STREET
                            WOOSTER, OHIO 44691-7858
                                 (330) 264-5767
(Address of Principal Place of Business or Intended Principal Place of Business)

                                 CHARLES F. FINN
                             151 NORTH MARKET STREET
                            WOOSTER, OHIO 44691-7858
                                 (330) 264-5767
            (Name, Address and Telephone Number of Agent for Service)

                                   COPIES TO:
                             KENNETH R. LEHMAN, ESQ.
                            ROBERT B. POMERENK, ESQ.
                   LUSE LEHMAN GORMAN POMERENK & SCHICK, P.C.
                     5335 WISCONSIN AVENUE, N.W., SUITE 400
                             WASHINGTON, D.C. 20015

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box: /X/

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /

                         CALCULATION OF REGISTRATION FEE
============================================== ================ ================= ================= ========================
                                                                     PROPOSED         PROPOSED
                                                AMOUNT TO BE         MAXIMUM          MAXIMUM
           TITLE OF EACH CLASS OF                REGISTERED       OFFERING PRICE       AGGREGATE      AMOUNT OF REGISTRATION
         SECURITIES TO BE REGISTERED                                PER SHARE         OFFERING                FEE
                                                                                      PRICE(1)
---------------------------------------------- ---------------- ----------------- ----------------- ------------------------
Common Stock, $0.01 par value per share           4,531,347               $10.00       $45,314,000          $11,350
                                                   shares
============================================== ================ ================= ================= ========================

(1)      Estimated solely for the purpose of calculating the registration fee.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS
                         WAYNE SAVINGS BANCSHARES, INC.
               (HOLDING COMPANY FOR WAYNE SAVINGS COMMUNITY BANK)
                     UP TO 2,070,000 SHARES OF COMMON STOCK

     Wayne Savings Bancshares, Inc. is offering common stock for sale in connection with the conversion of Wayne Savings Bankshares, MHC from the mutual to the stock form of organization. The shares we are offering represent the 52.5% ownership interest in Wayne Savings Bancshares, Inc. now owned by Wayne Savings Bankshares, MHC. The existing publicly held shares of Wayne Savings Bancshares, Inc., which represent the remaining 47.5% interest in Wayne Savings Bancshares, Inc. will be exchanged for new shares of common stock in Wayne Savings Bancshares, Inc. All shares offered for sale are offered at a price of $10.00 per share. You will not have to pay any sales commissions on shares of common stock that you purchase in the offering.

o If you are a current or former customer of Wayne Savings Community Bank you may have priority rights to purchase shares.
o If you are a current stockholder of Wayne Savings Bancshares, Inc. your shares will be exchanged for new shares of Wayne Savings Bancshares, Inc. You may purchase additional shares in the offering after priority orders are filled.

================================================================================

                                OFFERING SUMMARY
                             PRICE: $10.00 PER SHARE


                                                MINIMUM         MAXIMUM
                                                -------         -------
        Number of shares:                      1,530,000        2,070,000

        Gross offering proceeds:             $15,300,000      $20,700,000

        Estimated offering expenses:            $931,000       $1,027,000

        Estimated net proceeds:              $14,369,000      $19,673,000

        Estimated net proceeds per share:          $9.39            $9.50

================================================================================

     The maximum number of shares offered may be increased up to 2,380,500 shares. We will terminate the offering of new stock and the exchange of existing shares if we do not sell the minimum number of shares. If we terminate the offering, we will return all subscriptions received, together with accrued interest. Ryan, Beck & Co., LLC will assist Wayne Savings Bancshares, Inc. in the sale of the common stock on a best efforts basis. In a best efforts offering, Ryan, Beck & Co., LLC is not required to purchase any of the common stock that is being offered for sale. Subscriptions received prior to completion of the offering will be held in an escrow account at Wayne Savings Community Bank and will bear interest at Wayne Savings Community Bank's passbook rate. Our common stock will trade on the Nasdaq National Market under the symbol "WAYN". The offering will end at 10:00 a.m., Eastern time, on December ___, 2001, unless we extend it.

    FOR A DISCUSSION OF THE RISKS THAT YOU SHOULD CONSIDER BEFORE MAKING AN
        INVESTMENT DECISION, SEE "RISK FACTORS" BEGINNING ON PAGE ____.

     THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                 RYAN BECK & CO.
               THE DATE OF THIS PROSPECTUS IS NOVEMBER ____, 2001

                [INSERT MAP SHOWING WAYNE SAVINGS' MARKET AREA]

                                TABLE OF CONTENTS
                                                                                                               Page
                                                                                                               ----

QUESTIONS AND ANSWERS.............................................................................................4
---------------------
SUMMARY...........................................................................................................8
-------
RISK FACTORS.....................................................................................................15
------------
SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA...................................................................18
----------------------------------------------
OF WAYNE SAVINGS BANCSHARES, INC. AND SUBSIDIARIES...............................................................18
--------------------------------------------------
HISTORICAL AND PRO FORMA CAPITAL COMPLIANCE......................................................................20
-------------------------------------------
USE OF PROCEEDS..................................................................................................21
---------------
DIVIDEND POLICY..................................................................................................22
---------------
MARKET FOR THE COMMON STOCK......................................................................................23
---------------------------
CAPITALIZATION...................................................................................................25
--------------
PRO FORMA DATA...................................................................................................26
--------------
WAYNE SAVINGS BANCSHARES, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF EARNINGS..............................30
-----------------------------------------------------------------------------------
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS............................31
-------------------------------------------------------------------------------------
BUSINESS OF WAYNE SAVINGS BANCSHARES, INC........................................................................44
------------------------------------------
AND WAYNE SAVINGS COMMUNITY BANK.................................................................................44
--------------------------------
REGULATION.......................................................................................................64
----------
TAXATION.........................................................................................................70
--------
MANAGEMENT OF WAYNE SAVINGS BANCSHARES, INC......................................................................71
--------------------------------------------
SUBSCRIPTIONS BY EXECUTIVE OFFICERS AND DIRECTORS................................................................78
-------------------------------------------------
THE CONVERSION...................................................................................................79
--------------
RESTRICTIONS ON ACQUISITION OF WAYNE SAVINGS BANCSHARES, INC....................................................103
-------------------------------------------------------------
DESCRIPTION OF CAPITAL STOCK OF WAYNE SAVINGS BANCSHARES, INC...................................................104
-------------------------------------------------------------
FOLLOWING THE CONVERSION........................................................................................104
------------------------
TRANSFER AGENT..................................................................................................105
--------------
EXPERTS.........................................................................................................105
-------
LEGAL MATTERS...................................................................................................106
-------------
ADDITIONAL INFORMATION..........................................................................................106
----------------------

                              QUESTIONS AND ANSWERS

Q:   HOW MANY SHARES OF COMMON STOCK ARE BEING OFFERED, AND AT WHAT PRICE PER
     SHARE?

A: Wayne Savings Bancshares, Inc. is offering between 1,530,000 and 2,070,000 shares of common stock for a subscription price of $10.00 per share. We may increase the number of shares offered up to 2,380,500 shares under certain circumstances. The amount of common stock being offered is based upon an independent appraisal of the market value of Wayne Savings Bancshares, Inc., assuming completion of the mutual-to-stock conversion and offering.

Q:   WHO MAY PURCHASE COMMON STOCK IN THE SUBSCRIPTION OFFERING?

A: Rights to subscribe for common stock have been granted under the plan of conversion and reorganization to the following persons in the following descending order of priority:

     (1) Wayne Savings Community Bank depositors with $50.00 or more on deposit as of June 30, 2000;

     (2) Wayne Savings Community Bank's tax-qualified employee stock benefit plans, including its employee stock ownership plan;

     (3) Wayne Savings Community Bank depositors with $50.00 or more on deposit as of September 30, 2001; and

     (4) Wayne Savings Community Bank depositors as of _______________ and borrowers as of June 23, 1993 who continue as borrowers as of
          _________________.

Q:   WHO MAY PURCHASE COMMON STOCK IN THE COMMUNITY OFFERING?


A. Any shares that are not purchased in the subscription offering may be available for purchase by the public in a community offering. The community offering will be conducted at the same time as the subscription offering. In the community offering we will give a preference first to stockholders of Wayne Savings Bancshares, Inc. as of ______________, and second to residents of Wayne, Holmes, Ashland, Medina and Stark Counties, Ohio.

Q: WILL ANY COMMISSION BE CHARGED FOR COMMON STOCK I PURCHASE IN THE STOCK OFFERING?

A:   No.

Q:   HOW DO I PURCHASE COMMON STOCK?

A: First, you should read this document. Then, complete and return the enclosed stock order form, together with your payment. You may submit stock order forms in three ways: you may send the stock order form by regular mail, using the reply envelope provided; you may send the stock order form by overnight delivery to the address indicated on the back of the stock order form; or you may hand-deliver the stock order form to our stock information center, located at Wayne Savings Community Bank's main office at 151 North Market Street, Wooster, Ohio. STOCK ORDER FORMS MAY NOT BE DELIVERED TO THE BRANCH OFFICES OF WAYNE SAVINGS COMMUNITY BANK.

Q:   HOW CAN I PAY FOR THE COMMON STOCK?

A: Full payment for shares must accompany your stock order form at the time it is submitted. You may pay for your shares by check or money order payable to Wayne Savings Bancshares, Inc., or by authorizing a withdrawal from the types of Wayne Savings Community Bank deposit accounts designated on the stock order form (we will waive any penalty for early withdrawal of certificate of deposit accounts). Authorized withdrawals will not be made until the completion of the stock offering, but the designated funds will not be available to you in the interim. If you wish to use IRA funds, see the discussion below. Funds authorized to be withdrawn from Wayne Savings Community Bank deposit account(s) MUST BE available in your account at the time you submit your stock order form. Checks and money orders will be cashed upon receipt, so funds must be available in your account.


Q: MAY I OBTAIN A LOAN OR LINE OF CREDIT FROM WAYNE SAVINGS COMMUNITY BANK OR VILLAGE SAVINGS BANK TO PAY FOR MY COMMON STOCK?

A. No. Federal law prohibits Wayne Savings Community Bank or Village Savings Bank from loaning funds to purchase common stock in the stock offering. However, other financial institutions may make such a loan.

Q: MAY I SUBSCRIBE FOR SHARES USING FUNDS IN MY INDIVIDUAL RETIREMENT ACCOUNT AT WAYNE SAVINGS COMMUNITY BANK OR ELSEWHERE?

A: Yes. However, common stock must be held in a self-directed retirement account. By regulation, Wayne Savings Community Bank's IRAs are not self-directed, so they cannot be invested in stock. If you wish to use some or all of the funds in your Wayne Savings Community Bank IRA, the applicable funds must be transferred to a self-directed account maintained by an independent trustee, such as a brokerage firm. If you do not have such an account, you will need to establish one before placing your stock order. An annual administrative fee may be payable to the independent trustee. Because individual circumstances differ and processing takes time, we recommend that you contact the stock information center early in the offering period for assistance with purchases using your IRA, or other retirement account that you may have. Whether you may use such funds for the purchase of shares in the stock offering may depend on timing constraints and, possibly, the institution where the funds are currently held.

Q:   MAY I CHANGE MY MIND AFTER I PLACE AN ORDER TO SUBSCRIBE FOR COMMON STOCK?

A: No. After your stock order form and payment are received, you may not cancel or modify your order.

Q:   WILL I RECEIVE INTEREST ON MY SUBSCRIPTION PAYMENT?

A: Yes. Payments by check received with the stock order form will be cashed and placed in an interest-bearing escrow account at Wayne Savings Community Bank, and will earn interest at the passbook savings rate until the conclusion of the stock offering. At that time, a check for the accrued interest will be mailed to you. Subscribers who elect to pay by deposit account withdrawal will continue to accrue interest in the account at its contractual rate until the funds are withdrawn, at the conclusion of the offering.

Q:   HOW MANY SHARES MAY I BUY?

A: The minimum order is 25 shares, or $250. There are maximum purchase limitations, and there is a stock ownership limitation which applies to current Wayne Savings Bancshares, Inc. stockholders. These limitations are described on the stock order form and in the section of this document entitled "The Conversion."

Q:   WHAT IS THE DEADLINE FOR PLACING AN ORDER?

A: Orders in the subscription offering and community offering must be RECEIVED (not postmarked) by no later than 10:00 a.m. Eastern time, on December ___, 2001. --------

Q: HOW CAN I BUY OR SELL WAYNE SAVINGS BANCSHARES, INC. COMMON STOCK IN THE FUTURE?

A: Existing publicly held shares of Wayne Savings Bancshares, Inc. common stock trade on the Nasdaq Small Cap Market under the symbol "WAYN." Upon completion of the conversion and offering, the new shares of common stock of Wayne Savings Bancshares, Inc. will replace existing shares and be traded on the Nasdaq National Market. For a period of 20 trading days following completion of our offering, our symbol will be "WAYND." Thereafter the symbol will be "WAYN." You will be able to buy or sell shares through a stockbroker or discount broker. AS SOON AS POSSIBLE AFTER THE OFFERING, INVESTORS WILL BE MAILED STOCK CERTIFICATES. ALTHOUGH THE COMMON STOCK WILL HAVE BEGUN TRADING, BROKERAGE FIRMS MAY

     REQUIRE THAT YOU HAVE RECEIVED YOUR STOCK CERTIFICATE PRIOR TO SELLING SHARES THAT YOU PURCHASED IN THE STOCK OFFERING.

Q:   WILL DIVIDENDS BE PAID ON THE COMMON STOCK?

A: Wayne Savings Bancshares, Inc. intends to pay quarterly dividends following the stock offering, reflecting an annual amount of between $0.600 and $0.384 per share, depending on how many shares are sold in the offering. The amount of dividends that we intend to pay will preserve the per share dividend amount, adjusted to reflect the exchange ratio, that Wayne Savings Bancshares, Inc. stockholders currently receive. At the midpoint of the offering range, the annual dividend is expected to be $0.512 per share. There can be no assurance that dividends will be paid or that they will not be subsequently reduced or eliminated.

Q: AS AN ELIGIBLE DEPOSITOR OR BORROWER OF WAYNE SAVINGS COMMUNITY BANK PLACING AN ORDER IN THE SUBSCRIPTION OFFERING, MAY I REGISTER THE SHARES IN SOMEONE ELSE'S NAME?

A: No. To preserve your purchase priority in the subscription offering, you must register the shares only in the name or names of eligible purchasers at the applicable date of eligibility. You may not add the names of others who were not eligible to purchase common stock in the subscription offering on the applicable date of eligibility.

Q: I AM ELIGIBLE TO PURCHASE SHARES IN THE SUBSCRIPTION OFFERING, BUT I DO NOT WANT TO BECOME A STOCKHOLDER. MAY I ALLOW SOMEONE ELSE TO USE MY STOCK ORDER FORM TO TAKE ADVANTAGE OF MY PRIORITY?

A: No. Transferring your subscription rights to someone who does not have subscription rights is illegal under federal law. Wayne Savings Bancshares, Inc. intends to take legal action against anyone who attempts to transfer subscription rights. If anyone offers to give you money to buy common stock in your name in exchange for later transferring the common stock, or requests to share in cash proceeds upon your future sale of Wayne Savings Bancshares, Inc. stock, please inform our stock information center at the number below.

Q: WILL THE CONVERSION AND STOCK OFFERING HAVE ANY EFFECT ON MY WAYNE SAVINGS COMMUNITY BANK DEPOSIT OR LOAN ACCOUNTS?

A: No. The amount, interest rate and other terms of deposit accounts will not change. Deposit accounts will continue to be insured by the FDIC. Likewise, the loan accounts and rights of borrowers will not be affected.

Q:   WILL THE COMMON STOCK BE INSURED BY THE FDIC?

A: No. Unlike deposit accounts at Wayne Savings Community Bank, common stock cannot be insured or guaranteed by the FDIC or any other government agency. The trading price of common stock may fluctuate, so an investment in the common stock is subject to investment risk, including loss of principal invested. There can be no assurance that you will be able to sell your Wayne Savings Bancshares, Inc. shares at or above the $10.00 per share purchase price in the offering.

Q:   BY PLACING AN ORDER, AM I GUARANTEED TO RECEIVE ALL THE SHARES I REQUESTED?

A: No. If there is an oversubscription, shares will be allocated as described in the prospectus section entitled "The Conversion." If we do not fill an order (either wholly or in part), funds submitted but not used will be refunded, with interest, and deposit account withdrawal authorizations will be canceled to the extent not used.

Q: CAN MY WAYNE SAVINGS COMMUNITY BANK LOCAL BRANCH ASSIST ME WITH PURCHASING SHARES OR COMPLETING THE STOCK ORDER FORM?

A: No. Our branch personnel may not, by law, assist with investment-related questions about the stock offering. We have established a stock information center staffed by registered representatives who can assist you. You may call the stock information center at the number below.




                              ADDITIONAL QUESTIONS?

                    Please call our Stock Information Center
                                (800) __________
        from 9:00 a.m. to 4:00p.m., Eastern time, Monday through Friday.

                   The Stock Information Center is located at
                   Wayne Savings Community Bank's main office
                    at 151 North Market Street, Wooster, Ohio







TO ENSURE THAT EACH PERSON RECEIVES A PROSPECTUS AT LEAST 48 HOURS PRIOR TO THE EXPIRATION DATE OF DECEMBER __, 2001 IN ACCORDANCE WITH FEDERAL LAW, NO PROSPECTUS WILL BE MAILED ANY LATER THAN FIVE DAYS PRIOR TO DECEMBER __, 2001 OR HAND-DELIVERED ANY LATER THAN TWO DAYS PRIOR TO DECEMBER __, 2001.

                                     SUMMARY

     THE FOLLOWING SUMMARY EXPLAINS THE SIGNIFICANT ASPECTS OF THE CONVERSION, THE OFFERING AND THE EXCHANGE OF EXISTING SHARES OF WAYNE SAVINGS BANCSHARES, INC. COMMON STOCK FOR NEW SHARES OF WAYNE SAVINGS BANCSHARES, INC. COMMON STOCK. IT MAY NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. FOR ADDITIONAL INFORMATION, YOU SHOULD READ THIS ENTIRE DOCUMENT CAREFULLY, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS AND THE NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS.

THE COMPANIES

                         WAYNE SAVINGS BANCSHARES, INC.
                  151 NORTH MARKET STREET, WOOSTER, OHIO 44691
                                 (330) 264-5767

     Wayne Savings Bancshares, Inc. is currently the stock holding company that owns all of the outstanding common stock of Wayne Savings Community Bank. As of June 30, 2001, Wayne Savings Bancshares, Inc. had 2,571,093 issued and outstanding shares of common stock. Wayne Savings Bankshares, MHC owns 1,350,699 shares of Wayne Savings Bancshares, Inc.'s outstanding common stock. The remaining 1,220,394 shares are held by the public. At June 30, 2001, Wayne Savings Bancshares, Inc. had consolidated assets of $317.7 million, deposits of $284.4 million and consolidated stockholders' equity of $25.3 million. Following the conversion this corporation will cease to exist, but will be succeeded by a new Delaware corporation with the same name. The new corporation's certificate of incorporation and bylaws will be identical to the current certificate of incorporation and bylaws of Wayne Savings Bancshares, Inc., except that the new certificate of incorporation provides for a greater number of authorized shares of common and preferred stock and eliminates references to Wayne Savings Bankshares, MHC.

                          WAYNE SAVINGS BANKSHARES, MHC
                  151 NORTH MARKET STREET, WOOSTER, OHIO 44691
                                 (330) 264-5767

     Wayne Savings Bankshares, MHC is currently the mutual holding company parent of Wayne Savings Bancshares, Inc. As of June 30, 2001, Wayne Savings Bankshares, MHC's principal business activity was the ownership of 1,350,699 shares, or 52.5% of the outstanding common stock of Wayne Savings Bancshares, Inc. common stock. Wayne Savings Bankshares, MHC will cease to exist at the conclusion of the conversion and offering.

                          WAYNE SAVINGS COMMUNITY BANK
                  151 NORTH MARKET STREET, WOOSTER, OHIO 44691
                                 (330) 264-5767

     Wayne Savings Community Bank is an Ohio-chartered savings and loan association headquartered in Wooster, Ohio. Wayne Savings Community Bank is a community-oriented financial institution that offers a broad range of financial services. As of the date of this prospectus, Wayne Savings Community Bank operated through its main office in Wooster, Ohio, nine branch offices located in Wayne, Holmes, Ashland, and Medina Counties, Ohio, and its Village Savings Bank subsidiary in Stark County, Ohio. This contiguous five-county area is located in north central Ohio, and is an active manufacturing and agricultural market. A full description of our products and services begins on page __ of this prospectus.

     Village Savings Bank is a federally-chartered stock savings bank that operates out of a single office in North Canton, Ohio that was chartered as a wholly-owned subsidiary of Wayne Savings Community Bank in July 1998. Village Savings Bank also is a community-oriented financial institution that offers a broad range of financial services to its primary lending and deposit gathering area, which includes North Canton, Jackson Township and Plain Township, in Stark County, Ohio.

OUR ORGANIZATIONAL STRUCTURE

         Wayne Community Bank's predecessor was formed as a mutual institution in 1899. As a mutual institution, we were not authorized to issue shares of capital stock, and we had no stockholders. In 1993, we reorganized into the mutual holding company form of organization, and sold a minority of our shares to our customers in a stock offering. The majority of our outstanding shares were held by Wayne Savings Bankshares, MHC. Wayne Savings Bankshares, MHC is a mutual holding company that has no stockholders. In 1998 we formed Wayne Savings Bancshares, Inc. as a mid-tier stock holding company. Wayne Savings Bancshares, Inc. owns 100% of the outstanding shares of Wayne Savings Community Bank. A majority of the outstanding shares of Wayne Savings Bancshares, Inc. is held by Wayne Savings Bankshares, MHC, and a minority is held by other stockholders.

     Pursuant to the terms of our plan of conversation and reorganization, our organization will convert from the mutual holding company form to the fully-public form of corporate structure. To facilitate the conversion, we are offering for sale, in a subscription offering and a community offering, the majority ownership interest of Wayne Savings Bankshares, Inc. that is currently held by Wayne Savings Bankshares, MHC.

     Upon the completion of the conversion and stock offering, Wayne Savings Bankshares, MHC will cease to exist, and we will complete the transition from partial to full public ownership. Existing public stockholders of Wayne Savings Bancshares, Inc. at the conclusion of the conversion will receive new shares of common stock in exchange for their existing shares of Wayne Savings Bancshares, Inc. Additional shares of stock will be issued to purchasers in the stock offering.

     The following chart shows our current ownership structure, which is commonly referred to as the "two-tier" mutual holding company structure:


               ---------------------------------------------
                      WAYNE SAVINGS BANKSHARES, MHC
               ---------------------------------------------
                                      52.5% OF COMMON STOCK
               ---------------------------------------------                     ----------------------------
                      WAYNE SAVINGS BANCSHARES, INC.        47.5% OF                 PUBLIC STOCKHOLDERS
               ------------------------------------------------------------------
                                  COMMON STOCK
               ---------------------------------------------
                                      100% OF COMMON STOCK
               ---------------------------------------------
                       WAYNE SAVINGS COMMUNITY BANK
               ---------------------------------------------

  Following our conversion and offering, our ownership structure will be as follows:


                             -----------------------------------------------
                                          PUBLIC STOCKHOLDERS
                             -----------------------------------------------
                                                    100% OF COMMON STOCK
                             -----------------------------------------------
                                     WAYNE SAVINGS BANCSHARES, INC.

                             -----------------------------------------------
                                                    100% OF COMMON STOCK
                             -----------------------------------------------
                                      WAYNE SAVINGS COMMUNITY BANK
                             -----------------------------------------------

BUSINESS STRATEGIES

     We have several business strategies that are designed to improve our profitability and enhance our franchise in our market area. These strategies include:

          o Closely monitoring the needs of customers and providing personal community banking and customer service;
          o Emphasizing the origination of one- to four-family residential mortgage loans in our market area;
          o    Maintaining high asset quality;
          o    Managing interest rate risk;
          o    Increasing fee income; o Controlling expenses;
          o    Maintaining a strong retail deposit base; and
          o    Maintaining capital in excess of regulatory requirements.

     These strategies are discussed in detail beginning on page __ of this prospectus.

THE CONVERSION

     THE CONVERSION

     Pursuant to our plan of conversion, our organization will convert from the partially public to the fully public form of corporate structure.

  THE OFFERING

     In connection with the conversion, we are selling in this offering common stock representing the 52.5% ownership interest in Wayne Savings Bancshares, Inc. now owned by Wayne Savings Bankshares, MHC. Under the plan of conversion, eligible current and former customers of Wayne Savings Community Bank and Wayne Savings Bancshares, Inc.'s employee stock ownership plan have priority rights to subscribe for shares in Wayne Savings Bancshares, Inc. The priorities in this subscription offering are as follows:

     (1)  First, depositors with $50 or more on deposit as of June 30, 2000.

     (2) Second, Wayne Savings Bancshares, Inc.'s tax-qualified employee stock benefit plans, including the employee stock ownership plan. The employee stock ownership plan expects to purchase from 122,400 to 165,600 shares of common stock.

     (3) Third, depositors with $50 or more on deposit as of September 30, 2001.

     (4) Fourth, depositors of Wayne Savings Community Bank as of _____________ and borrowers as of June 23, 1993 who continue as borrowers as of

     We are selling between 1,530,000 and 2,070,000 shares of common stock, all at a price of $10.00 per share. The number of shares to be sold may be increased up to 2,380,500. The amount of shares offered is based on an independent appraisal of Wayne Savings Bankshares, MHC and Wayne Savings Bancshares, Inc. performed by RP Financial, LC, an independent appraisal firm. RP Financial, LC will receive a fee of $45,000 for preparing the initial appraisal. The factors considered in the appraisal are discussed under "The Conversion--Stock Pricing and Number of Shares to Be Issued."

     The subscription offering expires at 10:00 a.m., Eastern time, on December ___, 2001, unless extended by Wayne Savings Bancshares, Inc. You cannot transfer your subscription rights. If you attempt to transfer your rights, you may lose the right to purchase shares and may be subject to criminal prosecution and/or other sanctions.

     We may also offer shares of common stock to the general public in a community offering. In this part of the offering, stockholders of Wayne Savings Bancshares, Inc., as of ____________, will have first preference. People who reside in the Ohio Counties of Wayne, Holmes, Ashland, Medina and Stark will have second preference. The community offering will end on December ___, 2001, unless extended with the approval of the Office of Thrift Supervision, if necessary.

     You will not pay a commission to buy any shares in the offering.

     Ryan, Beck & Co., LLC is managing the offering on a best efforts basis. Ryan, Beck will not purchase any shares of common stock in our offering. Ryan, Beck & Co., LLC is a registered broker dealer and member of the National Association of Securities Dealers, Inc.

     Shares not sold in the subscription offering and community offering may be offered for sale in a syndicated community offering, which would be an offering to the general public on a best efforts basis by a selling group of broker-dealers managed by Ryan, Beck & Co., LLC.

     We have described the offering in greater detail beginning on page __ of this prospectus.

     THE EXCHANGE OF WAYNE SAVINGS BANCSHARES, INC. COMMON STOCK

     If you are now a stockholder of Wayne Savings Bancshares, Inc., your existing shares will be cancelled and exchanged for new shares in Wayne Savings Bancshares, Inc. The number of shares you will get will be based on an exchange ratio determined as of the closing of the conversion. The actual number of shares you receive will depend upon the number of shares we sell in our offering, which in turn will depend upon the final appraised value of Wayne Savings Bancshares, Inc. and Wayne Savings Bankshares, MHC. The following table shows how the exchange ratio will adjust, based on the number of shares sold in our offering. The table also shows how many shares a hypothetical owner of Wayne Savings Bancshares, Inc. common stock would receive in the exchange, based on the number of shares sold in the offering.

                                                           NEW SHARES
                                NEW SHARES              TO BE EXCHANGED                                        NEW SHARES
                                TO BE SOLD         FOR EXISTING SHARES OF WAYNE    TOTAL SHARES                   TO BE
                             IN THIS OFFERING        SAVINGS BANCSHARES,  INC.   OF COMMON STOCK              RECEIVED FOR
                          -----------------------  ----------------------------      TO BE         EXCHANGE   100 EXISTING
                             AMOUNT      PERCENT      AMOUNT        PERCENT        OUTSTANDING      RATIO       SHARES
                          -----------   ---------  -------------  -------------  ---------------   --------   ------------
Minimum...............     1,530,000      52.53 %   1,382,397        47.47 %        2,912,397       1.1327          113
Midpoint..............     1,800,000      52.53     1,626,350        47.47          3,426,350       1.3326          133
Maximum...............     2,070,000      52.53     1,870,302        47.47          3,940,302       1.5325          153
15% above Maximum.....     2,380,500      52.53     2,150,847        47.47          4,531,347       1.7624          176


     Shares of Wayne Savings Bancshares, Inc. held in "street name," will be exchanged without action being taken by the stockholder. Stockholders who hold stock certificates will receive, after the conversion and offering are completed, a transmittal form with instructions to surrender stock certificates. New certificates of Wayne Savings Bancshares, Inc. common stock will be mailed within five business days after the exchange agent receives properly executed transmittal forms and certificates.

     No fractional shares of Wayne Savings Bancshares, Inc. common stock will be issued to any public stockholder of Wayne Savings Bancshares, Inc. upon consummation of the conversion. For each fractional share that would otherwise be issued, Wayne Savings Bancshares, Inc. will pay an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $10.00 per share subscription price. See "The Conversion-Share Exchange Ratio and the Effect of the Conversion on Public Stockholders."

     Under federal regulations, current public stockholders of Wayne Savings Bancshares, Inc. do not have dissenters' rights or appraisal rights.

     REASONS FOR THE CONVERSION

     We are pursuing the conversion for the following reasons:

          o The offering will increase our capital which will enable us to continue to be a well-capitalized institution.

          o The additional funds resulting from the offering will support increased lending, continued growth and diversification of new financial products and services.

     CONDITIONS TO COMPLETION OF THE CONVERSION

     We cannot complete our conversion and related offering unless:

          o The plan of conversion is approved by at least A MAJORITY OF VOTES ELIGIBLE to be cast by members of Wayne Savings Bankshares, MHC;

          o The plan of conversion is approved by at least TWO-THIRDS OF THE OUTSTANDING SHARES of Wayne Savings Bancshares, Inc. common stock;

          o The plan of conversion is approved by at least A MAJORITY OF THE VOTES CAST by stockholders of Wayne Savings Bancshares, Inc. common stock, not including those shares held by Wayne Savings Bankshares, MHC;

          o    We sell at least the minimum number of shares offered; and

          o We receive the final approval of the Office of Thrift Supervision to complete the conversion and offering.

     Wayne Savings Bankshares, MHC intends to vote its 52.5% ownership interest in favor of the conversion. In addition, as of June 30, 2001, directors and executive officers of Wayne Savings Bancshares, Inc. and their associates beneficially owned 233,544 shares of Wayne Savings Bancshares, Inc., or 9.1% of the outstanding shares. They intend to vote those shares in favor of the plan of conversion.

$10.00 PER SHARE STOCK PRICING AND NUMBER OF SHARES TO BE ISSUED IN THE CONVERSION AND OFFERING

     We are offering each share of stock at a price of $10.00 per share. The amount of common stock we are offering is based on an independent appraisal of the estimated market value of Wayne Savings Bancshares, Inc., assuming the conversion and offering are completed. RP Financial, LC, the independent appraiser, has estimated that, as of September 7, 2001, this market value was between $29.1 million and $39.4 million, with a midpoint of $34.3 million. The appraisal was based in part on Wayne Savings Bancshares, Inc.'s financial condition and results of operations, and the effect of the additional capital raised by the sale of common stock in this offering. Based on this valuation and the approximate 52.5% ownership interest of Wayne Savings Bankshares, MHC being sold in this offering, the Boards of Directors of Wayne Savings Bankshares, MHC and Wayne Savings Bancshares, Inc. established an offering range of between 1,530,000 and 2,070,000 shares.

     The independent appraisal will be updated prior to the completion of the conversion. If the market value changes to either below $29.1 million or above $45.3 million, subscribers will be notified and provided with the opportunity to modify or cancel their orders. See "The Conversion--Stock Pricing and Number of Shares to be Issued" for additional details.

PURCHASE LIMITATIONS

     The minimum number of shares that may be purchased is 25.

     IF YOU ARE NOT NOW A WAYNE SAVINGS BANCSHARES, INC. STOCKHOLDER -

     You, together with associates or persons acting in concert with you, may not purchase more than 25,000 shares.

     IF YOU ARE NOW A WAYNE SAVINGS BANCSHARES, INC. STOCKHOLDER -

     In addition to the above limitations, shares that you purchase in the offering individually and together with associates or persons acting in concert with you, plus shares you and they receive in the exchange for existing Wayne Savings Bancshares, Inc. common stock, may not exceed 5% of the shares of common stock outstanding immediately following the offering.

     For further discussion of the purchase limits and definitions of "associate" and "acting in concert," see "The Conversion--Limitations on Common Stock Purchases" on page __.

HOW INVESTORS CAN PURCHASE COMMON STOCK

     You can subscribe for shares of common stock in the offering by delivering a signed and completed original stock order form, together with full payment, provided that we receive the stock order form before the end of the offering. Following the instructions on the stock order form, you may use the mail or overnight courier or hand deliver your subscription to the stock information center. Payment for shares may be made by check, money order or bank draft which will be immediately cashed, so the funds must be available in your account. We will pay interest at Wayne Savings Community Bank's passbook rate, from the date funds are received until completion or termination of the conversion. Alternatively, subscribers may authorize withdrawal from the types of deposit accounts with Wayne Savings Community Bank designated on the order form. Withdrawals from certificates of deposit may be made without incurring an early withdrawal penalty. All funds authorized for withdrawal from deposit accounts with Wayne Savings Community Bank must be in the accounts at the time the stock order is received, but will not be withdrawn from the accounts until the completion of the offering and will earn interest at the applicable deposit account rate until the completion of the offering. However, a hold will be placed on those funds when your stock order is received, making the designated funds unavailable to you. After we receive an order, the order cannot be withdrawn or changed, except with our consent.

     Except for those with priority rights to purchase shares, we have the discretion to accept or reject orders received in the offering. If an order is rejected in part, there is no right to cancel the remainder of the order.

     For further information on how to purchase stock, see "The
Conversion--Procedure for Purchasing Shares" on page __.

USE OF PROCEEDS

     We will use the proceeds of this offering as follows:

     o We estimate net proceeds will be between $14.4 million and $19.7 million. Approximately $7.2 million to $9.8 million of the net proceeds will be invested in Wayne Savings Community Bank. Funds invested in Wayne Savings Community Bank will be used to support continued growth and to offer new products and banking services. The remainder of the net proceeds will be used to support asset growth. Initially, the net proceeds received by Wayne Savings Community Bank will be invested in federal funds, cash and cash equivalents, and short-term investment grade marketable securities.

     o Wayne Savings Bancshares, Inc. intends to retain approximately 50% of the net proceeds (between $7.2 million and $9.8 million). A portion (between $1.2 million and $1.7 million) will be used to provide a loan to the employee stock ownership plan to fund the purchase of common stock in the offering. The balance of the net proceeds (between $6.0 million and approximately $8.2 million) retained by Wayne Savings Bancshares, Inc. will be used for general corporate purposes. These purposes may include paying dividends, repurchasing shares of common stock, or funding a stock recognition and retention plan. The net proceeds may be used for future diversification or acquisition activities, although we do not have plans to do so now.

     For further discussion, see "Use of Proceeds."

PURCHASES BY OFFICERS AND DIRECTORS

     We expect our directors and executive officers, together with their families, to subscribe for ________ shares, which equals approximately ________% of the shares sold at the midpoint of the offering range. The purchase price paid by them will be the same $10.00 per share price paid by all other persons who purchase shares in the offering. See "Subscriptions by Executive Officers and Directors."

BENEFITS OF THE CONVERSION TO MANAGEMENT

     Wayne Savings Community Bank's employee stock ownership plan expects to purchase up to 8.0% of the shares we sell in this offering, or 165,600 shares, assuming we sell the maximum number of shares proposed to be sold. If we sell more than 2,070,000 shares in the offering, the employee stock ownership plan will have first priority to purchase shares over this maximum, up to a total of 8.0% of the shares sold. This plan is a tax-qualified retirement plan for all eligible employees. Assuming the employee stock ownership plan purchases 165,600 shares in the offering, Wayne Savings Bancshares, Inc. will recognize additional compensation expense of $1.7 million over a period of 20 years, or approximately $82,800 per year, from the consummation of the conversion, assuming the shares have a fair market value of $10.00 per share for the full 20-year period. If, in the future, the shares have a fair market value greater or less than $10.00, the compensation expenses will increase or decrease accordingly.

     We also intend to implement two additional stock-based incentive plans. Neither plan will be implemented earlier than six months after the conversion, and stockholder approval will be required. The stock recognition and retention plan is a restricted stock plan that would reserve an amount equal to 4% of the shares sold in the offering (assuming Wayne Savings Community Bank has a tangible capital to assets ratio in excess of 10%), or 82,800 shares at the maximum of the offering range, for awards to key employees and directors, at no cost to the recipients. More than 4% of the shares offered in the offering may be reserved under the stock recognition and retention plan if the plan is implemented more than one year after the conversion. If the shares awarded under the stock recognition plan come from authorized but unissued shares, stockholders would experience dilution of approximately 2.1% in their ownership interest in Wayne Savings Bancshares, Inc. The second plan would be a stock option plan, and would reserve an amount equal to 10% of the shares sold in this offering, or up to 207,000 shares at the maximum of the offering range, for key employees and directors upon their exercise. If the shares issued upon the exercise of options come from authorized but unissued shares, stockholders would experience dilution of approximately 5.3% in their ownership interest in Wayne Savings Bancshares, Inc. Awards made under these plans would be subject to vesting over a period of years.

     We will also convert options previously awarded under the Wayne Savings Community Bank stock option plan into options to purchase our common stock, with the number and exercise price to be adjusted, based on the exchange ratio. The term and vesting period of the previously awarded options will remain unchanged.

     The following table summarizes the number of shares and aggregate dollar value of grants that are expected under the new stock recognition and retention plan, the new stock option plan and the employee stock ownership plan as a result of the conversion. A portion of the stock grants shown in the table below would be made to non-management employees. The value of shares shown in the table assumes a value of $10.00 per share, the price at which shares in the offering will be sold. No value is given for options because their exercise price will be equal to the fair market value of the common stock on the day the options are granted. As a result, value can be received under an option only if the market price of common stock increases after the option grant.



                                          NUMBER OF SHARES
                                           TO BE GRANTED                 VALUE OF GRANTS(1)                           PERCENTAGE OF
                                   -----------------------------  --------------------------------     PERCENTAGE      COMMON STOCK
                                      AT MINIMUM     AT MAXIMUM                                         OF COMMON         TO BE
                                         OF               OF         AT MINIMUM       AT MAXIMUM        STOCK TO       OUTSTANDING
                                       OFFERING       OFFERING           OF               OF          BE SOLD IN THE    AFTER THE
                                        RANGE          RANGE       OFFERING RANGE   OFFERING RANGE       OFFERING       OFFERING
                                   -------------- --------------  ---------------- ---------------    -------------   --------------
Employee stock ownership plan......    122,400         165,600   $  1,224,000      $  1,656,000            8.0%           4.2%
Restricted stock plan..............     61,200          82,800        612,000           828,000            4.0            2.1
Stock option plan..................    153,000         207,000             --                --           10.0            5.3
Total..............................    336,600         455,400   $  1,836,000      $  2,484,000           22.0%          11.6%
                                   ============== ==============  ================ ===============    =============   ==============
--------------------

(1) Options are assumed to have no value because the strike price of the options is equal to the fair market value of the common stock on the date of the award.

MARKET FOR COMMON STOCK

     Existing publicly held shares of our common stock trade on the Nasdaq SmallCap Market under the symbol "WAYN." Upon completion of the conversion and offering, the new shares of common stock of Wayne Savings Bancshares, Inc. will replace existing shares and be traded on the Nasdaq National Market. For a period of 20 trading days following completion of our offering our symbol will be "WAYND." Thereafter it will be "WAYN." Although it is expected that Wayne Savings Bancshares, Inc. common stock will be more easily tradable after the offering because there will be significantly more outstanding shares, there can be no assurance of this.

     Ryan, Beck & Co., LLC has advised us that it intends to remain a market maker in the common stock and will assist us in obtaining additional market makers.

DIVIDEND POLICY

     Wayne Savings Bancshares, Inc. currently pays a cash dividend of $0.17 per share per quarter, or $0.68 per share per year. After the conversion, we intend to pay a dividend of $0.150, $0.128, $0.111 and $.096 per share per quarter at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively, which represents a dividend rate of 6.0%, 5.1%, 4.4% and 3.8%, at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively, based upon a price of $10.00 per share. The amount of dividends that we intend to pay after the conversion will preserve the per share dividend amount, adjusted to reflect the exchange ratio that Wayne Savings Bancshares, Inc. stockholders currently receive. The dividend rate and the continued payment of dividends will depend on a number of factors, including our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. No assurance can be given that we will continue to pay dividends or that they will not be reduced in the future.

TAX CONSEQUENCES

     The conversion will not be a taxable transaction to Wayne Savings Bankshares, MHC, Wayne Savings Bancshares, Inc., Wayne Savings Community Bank, or persons eligible to subscribe in the offering, with respect to federal or state income tax. A more detailed description of the federal tax opinion is set forth at page ___. The federal and state tax opinions are filed as exhibits to the registration statement.

                                  RISK FACTORS

YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS BEFORE DECIDING WHETHER TO INVEST IN OUR COMMON STOCK.

THE GROWTH OF OUR BRANCH NETWORK HAS INCREASED OUR EXPENSES AND MAY CONTINUE TO REDUCE OUR PROFITABILITY IN THE NEAR TERM.

At March 31, 1998, Wayne Savings Community Bank had six branches. In July 1998, Village Savings Bank commenced operations, through one office. In each of May and July 1999 and May 2001, Wayne Savings Community Bank opened a new branch. As a result of this growth, our general and administrative expenses have increased. New branches incur start-up costs before they open and, thereafter, it takes time for a new branch to gather sufficient loans and deposits to generate enough income to offset its ongoing expenses, some of which, like compensation and occupancy costs, are relatively fixed. At March 31, 1998, we employed 101 fulltime-equivalent employees. We had 114 fulltime-equivalent employees at September 30, 2000, and, after we initiated a cost containment program in that month, our fulltime-equivalent employees decreased to 110 at June 30, 2001. As a result of the expenses associated with our new offices, our efficiency ratio has been high. It was 71.9% for the 1999 fiscal year, 78.6% for the 2000 fiscal year, 75.5% for the 2001 fiscal year and was 76.5% for the three months ended June 30, 2001. Although Village Savings Bank became profitable for fiscal year 2001, there can be no assurance whether or when our recently opened branches will be accretive to earnings. Numerous factors contribute to the performance of a new branch, such as suitable location, qualified personnel and an efficient marketing strategy.

CHANGING INTEREST RATES MAY CAUSE EARNINGS TO DECLINE.

     To be profitable, we have to earn more interest income and other income than we pay as interest on deposits and for other expenses such as facilities and personnel. Our loan portfolio primarily consists of loans that generally either mature or reprice over a longer period of time than our deposits. At June 30, 2001, our deposit accounts consisted of certificate of deposit accounts with remaining terms to maturity of less than one year, as well as demand deposits such as NOW accounts. If interest rates fall, many borrowers may refinance their loans at lower rates, mortgage-backed securities may prepay, and interest rates on interest earning assets could fall, perhaps faster than interest rates on our deposits. This could cause our earnings to decrease. If interest rates rise, the amount of interest we pay on deposits is likely to increase faster than the amount of interest we receive on our loans, mortgage-backed securities and investment securities. This could also cause our earnings to decrease. Additionally, higher rates could make it more difficult for borrowers to repay loans and could reduce loan demand. For additional information on our exposure to interest rates, see "Management's Discussion and Analysis of Financial Condition and Results of Operations."

STRONG COMPETITION WITHIN OUR MARKET AREA MAKES IT DIFFICULT TO ACHIEVE A DESIRED LEVEL OF PROFITABILITY.

     Competition in the banking and financial services industry in Ohio is intense. We have competed for customers by offering excellent service and competitive rates on our loans and deposit products. In our market, we compete with commercial banks, savings institutions, mortgage banking firms, credit unions, finance companies, mutual funds, insurance companies, securities brokerage firms and investment banking firms. Many of these competitors, such as regional banks, have greater resources than we, and offer services that we do not provide. Moreover, many of our local competitors offer services through the Internet, which we do not, and many larger institutions that do not have a physical presence in our market area compete with us through the use of the Internet. Our profitability depends upon our continued ability to successfully compete in our market area.

     In addition, the Gramm-Leach-Bliley Financial Services Modernization Act of 1999 further deregulated the financial services industry by permitting affiliations among commercial banks, insurance companies, securities firms and other financial service providers. This legislation is likely to result in further consolidation of the financial services industry. This could result in a growing number of larger financial institutions that offer a wider variety of financial services than we currently offer and that can aggressively compete in the markets we currently serve. This could adversely impact our profitability.

FUTURE ECONOMIC GROWTH IN OUR AREA MAY BE MODERATE IN RESPONSE TO ANY SLOWDOWN IN THE NATIONAL ECONOMY.

     Our loans and deposits are concentrated in our market area. Management believes that growth in our market area may be moderate in the future. In the event that the growth of our local economy significantly slows due to the general slow-down in the national economy, our profitability will be adversely affected. There can be no assurances that in the months ahead there may not be business closings among the manufacturing and service companies in our market area. An economic downturn may reduce loan demand and the amount of customer funds on deposit, and may result in increased nonperforming loans.

OUR LOW RETURN ON EQUITY AFTER THE STOCK OFFERING MAY CAUSE OUR COMMON STOCK PRICE TO DECLINE.

     Our return on equity, or the amount we earn in relation to the amount of equity we have, has been lower than that of many thrift institutions. Our return on average equity for the fiscal years ended March 31, 2001, 2000 and 1999 was 5.79%, 4.98%, and 6.90%, respectively. We cannot deploy the increased capital from this offering immediately, which will cause our return on equity to decrease further and our ability to profitably leverage our new capital will be significantly affected by competition for loans and deposits. Initially, we intend to invest the net proceeds in short-term investments, which have lower yields than mortgage and other loans. Until we can leverage our increased capital by growing interest-earning assets and interest-bearing liabilities, and until our investment in new staff, branches and products is fully leveraged, we expect our return on equity to continue to be below the industry average, which may negatively impact the value of our common stock.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES WHEN YOU DESIRE, OR FOR $10.00 OR MORE PER SHARE AND THE TRADING PRICE MAY BE VOLATILE.

     Our common stock will trade on the Nasdaq National Market. We cannot predict whether a liquid trading market in shares of our common stock will develop or how liquid that market will remain. Persons purchasing shares may not be able to sell their shares when they desire if a liquid trading market does not develop or may not be able to sell them at a price equal to or above the initial offering price of $10.00 per share, even if a liquid trading market develops. The appraisal is based on projections, and it is not intended as a recommendation to purchase shares of stock. In several cases, common stock issued by recently converted financial institutions has traded at a price that is below the price at which such shares were sold in the initial public offerings of those companies. The purchase price of our common stock in the offering is based on the independent appraisal by RP Financial, LC. After our shares begin trading, the trading price of our common stock will be determined by the marketplace, and may be influenced by many factors, including prevailing interest rates, investor perceptions and general industry and economic conditions. An investor should understand that the value of any investment in common stock is subject to fluctuation, including loss, due to volatility in stock markets generally or for other reasons. Moreover, price volatility may be unrelated to the operating performance of the issuer.

IF WE HAVE HIGHER LOAN LOSSES THAN FOR WHICH WE HAVE ALLOWED, OUR EARNINGS COULD DECREASE.

     Our loan customers may not repay their loans according to the terms of these loans, and the collateral securing the payment of these loans may be insufficient to assure repayment. We may experience significant credit losses that could have a material effect on our operating results. We make various assumptions and judgments about the collectibility of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans. In determining the size of the allowance for loan losses, we rely on our experience and our evaluation of economic conditions. If our assumptions prove to be incorrect, our current allowance for loan losses may not be sufficient to cover losses inherent in our loan portfolio and adjustments may be necessary to allow for different economic conditions or adverse developments in our loan portfolio. Consequently, a problem with one or more loans could require that we significantly increase the level of our provision for loan losses. In addition, federal and state regulators periodically review our allowance for loan losses and may require us to increase our provision for loan losses or recognize further loan charge-offs. Material additions to our allowance would materially decrease our net income.

EXPECTED VOTING CONTROL BY MANAGEMENT AND EMPLOYEES MAY PREVENT STOCKHOLDERS FROM TAKING ACTIONS OPPOSED BY MANAGEMENT.

     The shares of common stock that Wayne Savings Bancshares, Inc. directors and executive officers intend to purchase in the offering, when combined with the shares already owned and that may be awarded to participants under Wayne Savings Bancshares, Inc.'s benefit plans, could result in management and employees controlling a significant percentage of Wayne Savings Bancshares, Inc.'s common stock. If these individuals were to act together, they could have significant influence over the outcome of any stockholder vote. In addition, the total voting power of management and employees is likely to exceed 20% of Wayne Savings Bancshares, Inc.'s outstanding stock. That level would enable management and employees as a group to defeat any stockholder matter that requires an 80% vote.

VARIOUS FACTORS COULD MAKE TAKEOVER ATTEMPTS MORE DIFFICULT TO ACHIEVE.

     The Board of Directors has no current intention to sell control of Wayne Savings Bancshares, Inc. Provisions of Wayne Savings Bancshares, Inc.'s certificate of incorporation and bylaws, federal and state regulations and various other factors may make it more difficult for companies or persons to acquire control of Wayne Savings Bancshares, Inc. without the consent of Wayne Savings Bancshares, Inc.'s Board of Directors. It is possible, however, that you might like to see a takeover attempt succeed because, for example, the potential acquiror could be offering a premium over the then prevailing price of Wayne Savings Bancshares, Inc.'s common stock. The factors that may discourage takeover attempts or make them more difficult include:

     o ANTI-TAKEOVER PROVISIONS AND STATUTORY PROVISIONS. Provisions in Wayne Savings Bancshares, Inc.'s certificate of incorporation and bylaws, the corporate law of the State of Delaware, and federal regulations may make it difficult and expensive to pursue a takeover attempt that management opposes. These provisions will also make the removal of the current Board of Directors or management of Wayne Savings Bancshares, Inc., or the appointment of new directors, more difficult. These provisions include: limitations on voting rights of beneficial owners of more than 10% of Wayne Savings Bancshares, Inc.'s common stock; supermajority voting requirements for certain business combinations; and the election of directors to staggered terms of three years. The bylaws of Wayne Savings Bancshares, Inc. also contain provisions regarding the timing and content of stockholder proposals and nominations and qualification for service on the Board of Directors.

     o REQUIRED CHANGE IN CONTROL PAYMENTS. Wayne Savings Bancshares, Inc. intends to enter into employment agreements and change of control agreements with certain executive officers that will require payments to be made to them in the event they are terminated following a change in control of Wayne Savings Bancshares, Inc. or Wayne Savings Community Bank. These payments may have the effect of increasing the costs of acquiring Wayne Savings Bancshares, Inc., thereby discouraging future attempts to take over Wayne Savings Bancshares, Inc.

WAYNE SAVINGS BANCSHARES, INC.'S STOCK PRICE MAY DECLINE WHEN TRADING COMMENCES.

     Wayne Savings Bancshares, Inc. cannot guarantee that if you purchase shares in the conversion that you will be able to sell them at or above the $10.00 purchase price. In several recent cases, common stock issued by converted financial institutions has commenced trading at a price that is below the price at which these shares were sold in the initial offerings of those companies. After the shares of Wayne Savings Bancshares, Inc. begin trading, the trading price of the common stock will be determined by the marketplace, and will be influenced by many factors, including prevailing interest rates, investor perceptions and general industry and economic conditions.

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
               OF WAYNE SAVINGS BANCSHARES, INC. AND SUBSIDIARIES

     The following tables set forth selected consolidated historical financial and other data of Wayne Savings Bancshares, Inc. for the periods and at the dates indicated. The information at June 30, 2001 and 2000, and for the three months ended June 30, 2001 and 2000 is unaudited. However, in the opinion of management, all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of financial position and results of operations have been made. The financial information at March 31, 2001 and 2000, and for the three months ended June 30, 2001 and 2000 and the years ended March 30, 2001, 2000 and 1999, is derived in part from, and should be read together with, the audited Consolidated Financial Statements and Notes thereto of Wayne Savings Bancshares, Inc. beginning at page F-2 of this prospectus. The information at March 31, 1999, 1998 and 1997 and for the years ended March 31, 1998 and 1997 was derived in part from audited consolidated financial statements that are not included in this prospectus.

                                           AT JUNE 30,                           AT MARCH 31,
                                          ------------ -----------------------------------------------------------
                                            2001          2001        2000         1999         1998        1997
                                          ------------ ----------  -----------  ----------  ---------    ---------
                                                          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
SELECTED FINANCIAL CONDITION DATA:
Total assets............................  $  317,741   $  311,774  $   304,069  $  271,274  $ 259,752    $ 252,175
Loans receivable, net(1)................     254,837      247,480      237,412     215,679    207,879      209,404
Mortgage-backed securities(2)...........       7,155        8,613       10,496       7,230      4,275          873
Investment securities(3)................      12,123       19,341       27,199      17,830     21,901       24,470
Cash and cash equivalents(4)............      26,843       20,902       14,309      16,245     13,169        7,606
Deposits................................     284,384      277,706      264,952     235,327    217,621      211,442
Stockholders' equity....................      25,321       25,285       25,121      24,956     24,426       23,115
Book value per common share(5)..........        9.85         9.79        9.67         9.57      10.30        13.34
----------------------

(1)  Includes loans held for sale.
(2)  Includes mortgage-backed securities available for sale.
(3)  Includes certificates of deposit in other financial institutions.
(4) Includes cash due from banks, interest-bearing deposits in other financial institutions and federal funds sold. (5) Adjusted to reflect all stock splits and stock dividends effected during the relevant periods.

                              FOR THE THREE MONTHS
                                 ENDED JUNE 30,                        FOR THE YEARS ENDED MARCH 31,
                             -----------------------   ---------------------------------------------------------------
                                2001         2000         2001          2000         1999         1998        1997
                             ----------   ----------   ----------   ------------  ----------   ----------   ----------
                                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
SELECTED OPERATING DATA:
Interest income.........     $    5,419   $    5,337   $  21,499    $   20,701    $  19,296    $  19,236    $ 18,719
Interest expense........          3,344        3,161      13,100        12,014       11,187       11,084      10,610
Net interest income.....          2,075        2,176       8,399         8,687        8,109        8,152       8,109
Provision for losses on
loans...................              2           51          96           120           64           60          20
Net interest income after
 provision for losses on
 loans..................          2,073        2,125       8,303         8,567        8,045        8,092       8,089
Other income............            364          218       1,045           742          991          854         575
General, administrative
 and other expense(1)...          1,866        1,904       7,133         7,414        6,547        6,144       7,588
Earnings before income
taxes...................            571          439       2,215         1,895        2,489        2,802       1,076
Federal income taxes....            195          149         754           644          846          953         367
Net earnings............     $      376   $      290   $   1,461    $    1,251    $   1,643    $   1,849    $    709

EARNINGS PER SHARE:
Basic(2)................     $      .15   $      .11   $     .56    $      .48    $     .63    $     .71    $    .28
Diluted(2)..............     $      .15   $      .11   $     .56    $      .48    $     .62    $     .70    $    .27
Cash dividends declared
 per common share(2)(3).     $      .17   $      .16   $     .64    $      .64    $     .59    $     .54    $    .52
--------------------

(1) The fiscal year ended March 31, 1997, included a one-time pre-tax charge of $1.3 million to recapitalize the Savings Association Insurance Fund, a charge to which all members were subject. The fiscal year ended March 31, 1997 also included a $113,000 write-off of certain fixed assets relating to construction of a new facility at the Cleveland Road location.
(2) Adjusted to reflect all stock splits and stock dividends effected during the relevant periods.
(3) During fiscal years ended March 31, 1997 through March 31, 1999, inclusive, Wayne Savings Bankshares, M.H.C. waived its right to receive all dividends paid by Wayne Savings Bancshares, Inc. During fiscal years ended March 31, 2001 and 2000, Wayne Savings Bankshares, M.H.C. waived approximately $.45 and $.59 of the $.64 dividend paid per share in each respective year.


                                              AT OR FOR THE THREE                         AT OR FOR THE
                                               MONTHS ENDED JUNE                            YEARS ENDED
                                                     30,                                    MARCH 31,
                                            ----------------------  ---------------------------------------------------
                                               2001        2000       2001      2000       1999       1998      1997
                                            ----------  ----------  --------- --------  ----------  --------  --------
KEY OPERATING RATIOS AND OTHER DATA:
 Return on average assets (net earnings
   divided by average total
 assets)(1)(5)..........................        .48%       .38%       .49%       .43%       .63%       .73%       .29%
 Return on average equity (net earnings
   divided by average stockholders'
   equity)(1)(5)........................       5.94       4.62       5.79       4.98       6.90       7.72       3.08
 Interest rate spread (difference
 between
   average yield on interest-earning
 assets and
   average cost of interest-bearing
 liabilities)...........................       2.33       2.82       2.57       2.88       2.93       2.98       3.03
 Net interest margin (net interest
 income as a
   percentage of average
 interest-earning
   assets)..............................       2.78       3.07       2.91       3.14       3.23       3.34       3.40
 Average interest-earning assets to
 average
   interest-bearing liabilities.........     105.00     103.58     107.62     106.05     106.99     108.02     108.35
 Net interest income after provision
 for losses
   on loans, to general, administrative
 and
   other expense (1)(2).................     108.59     111.61     116.40     115.72     124.98     131.71     106.60
 General, administrative and other
 expense to
   average assets(1)(2)(5)..............       2.37       2.51       2.39       2.53       2.45       2.42       3.07
 Efficiency ratio(3)....................      76.51      79.53      75.53      78.51      70.74      68.22      87.38
 Dividend payout ratio..................      54.52      68.97      72.42      70.50      45.89      36.45      88.94

ASSET QUALITY RATIOS:
 Non-performing loans to loans
 receivable, net........................        .70        .08        .21        .08        .13        .15        .46
 Non-performing assets to total assets..        .56        .09        .20        .10        .12        .48        .70
 Allowance for loan losses to
 non-performing
   Loans................................      36.98     440.63     127.18     396.50     242.14     234.09      95.01
 Allowance for loan losses to
 non-performing
   assets...............................      36.59     300.00     102.50     273.45     211.21      57.50      51.61
 Allowance for loan losses to total
 loans..................................        .26        .35        .27        .33        .32        .35        .44

CAPITAL RATIOS:
 Average stockholders' equity to
 average
   assets...............................       8.04       8.28       8.44       8.57       9.07       9.42       9.32
 Stockholders' equity to assets at
 period end.............................       7.97       8.30       8.11       8.26       9.20       9.40       9.17

REGULATORY CAPITAL OF WAYNE SAVINGS
  COMMUNITY BANK (4):
 Tangible capital.......................       7.89       8.16       8.05       8.01       8.60       9.13       9.16
 Core capital...........................       7.89       8.16       8.05       8.01       8.60       9.13       9.16
 Risk-based capital.....................      15.14      16.51      15.51      15.68      16.40      17.37      17.44

OTHER DATA:
 Number of full-service offices.........      10          9         10          9          7          6          6

--------------------
(1) The fiscal year ended March 31, 1997, included a one-time pre-tax charge of $1.3 million to recapitalize the Savings Association Insurance Fund, a charge to which all members were subject. The fiscal year ended March 31, 1997, also includes a $113,000 write-off of certain fixed assets relating to construction of a new facility at the Cleveland Point location.
(2) In calculating this ratio, general, administrative and other expense does not include provisions for losses or gains on the sale of real estate acquired through foreclosure.
(3) Represents the ratio of non-interest expense divided by the sum of net interest income and non-interest income.
(4)  Consolidated with Village Savings Bank.
(5) Calculated using mathematical averages from consolidated statements of financial condition.

                   HISTORICAL AND PRO FORMA CAPITAL COMPLIANCE

     At June 30, 2001, Wayne Savings Community Bank exceeded all of the applicable regulatory capital requirements. The table on the following pages sets forth the historical regulatory capital of Wayne Savings Community Bank (consolidated with Village Savings Bank) at June 30, 2001, and the pro forma regulatory capital of Wayne Savings Community Bank after giving effect to the conversion, based upon the sale at $10.00 per share of the number of shares shown in the table. The pro forma regulatory capital amounts reflect the receipt by Wayne Savings Community Bank of 50% of the net conversion proceeds, and the retention of approximately 50% of the net proceeds by Wayne Savings Bancshares, Inc. The pro forma risk-based capital amounts assume the investment of the net proceeds received by Wayne Savings Community Bank in assets which have a risk-weight of 20% under applicable regulations, as if the net proceeds had been received and so applied at June 30, 2001. See "Pro Forma Data" for the assumptions used to determine the net proceeds of the offering. For purposes of the table below, the entire amount expected to be borrowed by the employee stock ownership plan and the entire cost of the shares expected to be acquired by the stock recognition plan are deducted from pro forma regulatory capital.

                            WAYNE SAVINGS COMMUNITY                                       PRO FORMA AT JUNE 30, 2001
                          BANK HISTORICAL AT JUNE 30, ------------------------------------------------------------------------------
                                     2001                      MINIMUM                   MIDPOINT                  MAXIMUM
                          --------------------------- ------------------------   ------------------------  -----------------------
                                        PERCENT OF                 PERCENT OF                PERCENT OF                PERCENT OF
                              AMOUNT     ASSETS(2)      AMOUNT      ASSETS(2)      AMOUNT      ASSETS(2)     AMOUNT      ASSETS(2)
                            ----------  -------       ----------   -------       ----------  -------       ----------  -------
GAAP Capital..............  $   25,405     7.99%      $   32,591     10.03%      $   33,922    10.39%      $   35,253    10.76%
                            ==========  =======       ==========   =======       ==========  =======       ==========  =======
Tangible Capital..........  $   25,120     7.91%      $   32,306      9.95%      $   33,637    10.32%      $   34,968    10.68%
Tangible Requirement......       4,763      1.50           4,871       1.50           4,891      1.50           4,911      1.50
                            ----------  -------       ----------   -------       ----------  -------       ----------  -------
Excess....................  $   20,357     6.41%      $   27,435      8.45%      $   28,745     8.82%      $   30,057     9.18%
                            ==========  =======       ==========   =======       ==========  =======       ==========  =======
Core Capital..............  $   25,124     7.91%      $   32,310      9.95%      $   33,641    10.32%      $   34,972    10.69%
Core Requirement(3).......      12,698      4.00          12,985       4.00          13,038      4.00          13,092      4.00
                            ----------  -------       ----------   -------       ----------  -------       ----------  -------
Excess....................  $   12,426     3.91%      $   19,324      5.95%      $   20,602     6.32%      $   21,880     6.69%
                            ==========  =======       ==========   =======       ==========  =======       ==========  =======
Total Capital(4)..........  $   25,780    15.19%      $   32,966     19.26%      $   34,297    20.00%      $   35,628    20.75%
Risk-based Requirement....      13,580      8.00          13,695       8.00          13,717      8.00          13,738      8.00
                            ----------  -------       ----------   -------       ----------  -------       ----------  -------
Excess....................  $   12,200     7.19%      $   19,270     11.26%      $   20,580    12.00%      $   21,890    12.75%
                            ==========  =======       ==========   =======       ==========  =======       ==========  =======


                           PRO FORMA AT JUNE 30, 2001
                           --------------------------
                             MAXIMUM AS ADJUSTED(1)
                            ------------------------
                                         PERCENT OF
                              AMOUNT      ASSETS(2)
                            ----------   -------
GAAP Capital..............  $   36,783     11.17%
                            ==========   =======
Tangible Capital..........  $   36,498     11.10%
Tangible Requirement......       4,934       1.50
                            ----------   -------
Excess....................  $   31,563      9.60%
                            ==========   =======
Core Capital..............  $   36,502     11.10%
Core Requirement(3).......      13,153       4.00
                            ----------   -------
Excess....................  $   23,349      7.10%
                            ==========   =======
Total Capital(4)..........  $   37,158     21.60%
Risk-based Requirement....      13,762       8.00
                            ----------   -------
Excess....................  $   23,396     13.60%
                            ==========   =======

--------------------------------
(1) As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect changes in market or general financial conditions following the commencement of the offering.
(2) Tangible and core capital levels are shown as a percentage of total adjusted assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.
(3) The current Office of Thrift Supervision core capital requirement for savings banks is 3% of total adjusted assets for savings banks that receive the highest supervisory rating for safety and soundness, and a 4% to 5% core capital ratio requirement for all other savings banks.
(4) Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk-weighting.

                                 USE OF PROCEEDS

     Although the actual net proceeds from the sale of the common stock in the offering cannot be determined until the offering is completed, it is presently anticipated that the net proceeds will be between $14.4 million and $19.7 million, or $22.7 million if the offering range is increased by 15%. See "Pro Forma Data" and "--Stock Pricing and Number of Shares to be Issued" as to the assumptions used to arrive at these amounts. Wayne Savings Bancshares, Inc. will be unable to use any of the net proceeds of the offering until the conversion is completed.

     Wayne Savings Bancshares, Inc. estimates that it will invest between $7.2 million and $9.8 million, or $11.4 million if the offering range is increased by 15%, in Wayne Savings Community Bank. Wayne Savings Bancshares, Inc. intends to retain approximately 50% of the net proceeds, a portion of which is expected to be used to fund the loan to the employee stock ownership plan. The loan to the employee stock ownership plan will enable it to purchase up to 8.0% of the shares of Wayne Savings Bancshares, Inc. common stock issued in the offering. Wayne Savings Bancshares, Inc. and Wayne Savings Community Bank instead may elect to fund the employee stock ownership plan's stock purchases by borrowing from a third-party financial institution. See "Management of Wayne Savings Bancshares, Inc.--Benefits." The balance of funds retained by Wayne Savings Bancshares, Inc. will be used for general corporate purposes. These purposes may include investment in federal funds, short-term investment grade marketable securities and mortgage-backed securities.

     Wayne Savings Bancshares, Inc. also may use the net proceeds from the offering to support the expansion of new products and banking services, the establishment of new branch offices, and the acquisition of other financial institutions or branches or diversification into other banking related businesses, as well as fund a stock recognition and retention plan. Neither Wayne Savings Bancshares, Inc. nor Wayne Savings Community Bank have any current specific plans, arrangements or understandings regarding any acquisitions at this time, nor have criteria been established to identify potential candidates for acquisition. We currently have no commitments to use any of the net proceeds for branch expansion.

     Wayne Savings Bancshares, Inc. intends to use the net proceeds as follows:

                                                                             MINIMUM             MAXIMUM
                                                                              SHARES              SHARES
                                                                           ------------        -----------
                                                                                     (IN THOUSANDS)
         Net proceeds...........................................           $    14,369         $    19,673
         Investment in Wayne Savings Community Bank.............                (7,185)             (9,837)
         Funds loaned to ESOP...................................                (1,224)             (1,656)
                                                                           ------------        -----------
         Funds retained for general corporate purposes..........           $     5,960         $     8,180
                                                                           ============        ===========

     Upon completion of the conversion, the board of directors of Wayne Savings Bancshares, Inc. will have the authority to repurchase stock, as permitted by statutory and regulatory authority. The Office of Thrift Supervision may permit Wayne Savings Bancshares, Inc. to repurchase up to 5% of its common stock during the first year following completion of the conversion, and Wayne Savings Bancshares, Inc. may repurchase its shares without restriction thereafter.

     Based upon facts and circumstances following the conversion and subject to applicable regulatory requirements, the board of directors may determine to repurchase stock in the future. These facts and circumstances may include, but are not limited to the following:

     (1).market and economic factors such as the price at which the stock is trading in the market, the volume of trading, the attractiveness of other investment alternatives in terms of the rate of return and risk involved in the investment, the ability to increase the book value and/or earnings per share of the remaining outstanding shares, and the opportunity to improve our return on equity;

     (2).the avoidance of dilution to stockholders by not having to issue additional shares to cover the exercise of stock options or to fund our employee stock benefit plans; and

     (3).any other circumstances in which repurchases would be in the best interests of Wayne Savings Bancshares, Inc. and our stockholders.

     In the event we determine to repurchase our stock, repurchases may be made at market prices which may be in excess of the $10.00 subscription price in the offering. To the extent that we repurchase stock at market prices in excess of the per-share book value, such repurchases may dilute the book value per share of existing stockholders.

     The portion of the net proceeds not retained by Wayne Savings Bancshares, Inc., will be invested in Wayne Savings Community Bank. These funds will be used for general corporate purposes and to support asset growth. The funds also will be used to make investments in one- to four-family residential mortgage loans, federal funds, short-term investment grade marketable securities and mortgage-backed and investment securities. Wayne Savings Community Bank also may use such funds for the expansion of its branch network and to acquire other financial institutions, branch offices, or other financial services companies, although it has no immediate plans to do so. Wayne Savings Community Bank and Wayne Savings Bancshares, Inc. have not determined the approximate amount of net proceeds to be used for each of the purposes mentioned above.

                                 DIVIDEND POLICY

     Wayne Savings Bancshares, Inc. currently pays a cash dividend of $0.17 per share per quarter, or $0.68 per share per year. After the conversion, we intend to pay a dividend of $0.15, $0.128, $0.111 and $.096 per share per quarter at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively, which represents a dividend rate of 6.0%, 5.1%, 4.4% and 3.8% at the minimum, midpoint, maximum and adjusted maximum of the range, respectively, based upon a price of $10.00 per share. The amount of dividends that we intend to pay to our stockholders following the conversion is intended to preserve the per share dividend amount, adjusted to reflect the exchange ratio, that our stockholders currently receive on their Wayne Savings Bancshares, Inc. common stock. The dividend rate and the continued payment of dividends will depend on a number of factors including our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. No assurance can be given that we will not reduce or eliminate dividends in the future. Assuming the offering is completed in December 2001, the first dividend is expected to be declared for the quarter ending March 31, 2002.

     Under the rules of the Office of Thrift Supervision, Wayne Savings Community Bank will not be permitted to pay dividends on its capital stock to Wayne Savings Bancshares, Inc. if Wayne Savings Community Bank's stockholders' equity would be reduced below the amount of the liquidation account. See "The Conversion--Liquidation Rights." For information concerning federal and state law and regulations which apply to Wayne Savings Community Bank in determining the amount of proceeds that may be retained by Wayne Savings Bancshares, Inc. and regarding a savings institution's ability to make capital distributions, including payment of dividends to its holding company, see "Taxation--Federal Taxation" and "Regulation--Federal Regulation of Savings Institutions."

     Unlike Wayne Savings Community Bank, Wayne Savings Bancshares, Inc. is not restricted by Office of Thrift Supervision regulations on the payment of dividends to its stockholders, although the source of dividends will depend on the net proceeds retained by Wayne Savings Bancshares, Inc. and earnings thereon, and may depend, in part, upon dividends from Wayne Savings Community Bank. Wayne Savings Bancshares, Inc. is subject, however, to the requirements of Delaware law, which generally limit dividends to an amount equal to the excess of the net assets of Wayne Savings Bancshares, Inc. over its statutory capital or, if there is no excess, to its net earnings for the current and/or immediately preceding fiscal year. For these purposes, net assets means the amount by which total assets exceed total liabilities, and statutory capital generally means the aggregate par value of the outstanding shares of Wayne Savings Bancshares, Inc.'s capital stock.

     Additionally, in connection with the conversion, Wayne Savings Bancshares, Inc. and Wayne Savings Community Bank have committed to the Office of Thrift Supervision that during the one-year period following the consummation of the conversion, Wayne Savings Bancshares, Inc. will not take any action to declare an extraordinary dividend to stockholders that would be treated by recipient stockholders as a tax-free return of capital for federal income tax purposes without prior approval of the Office of Thrift Supervision.

                          MARKET FOR THE COMMON STOCK

     Wayne Savings Bancshares, Inc. common stock is currently listed on the Nasdaq SmallCap Market under the symbol "WAYN", and there is an established market for such common stock. At June 30, 2001, Wayne Savings Bancshares, Inc. had __ market makers, including Ryan, Beck & Co., LLC. Upon completion of the conversion and offering, the new shares of common stock of Wayne Savings Bancshares, Inc. will replace existing shares and be traded on the Nasdaq National Market. Ryan, Beck & Co., LLC intends to remain a market maker in Wayne Savings Bancshares, Inc. common stock following the conversion. Ryan, Beck & Co., LLC also will assist Wayne Savings Bancshares, Inc. in obtaining other market makers after the conversion. There can be no assurance that other market makers will be obtained or that an active and liquid trading market for the common stock will develop or, if developed, will be maintained. For a period of 20 trading days following completion of our offering, our symbol will be "WAYND", after which it will be "WAYN".

     The development of a public market having the desirable characteristics of depth, liquidity and orderliness depends on the existence of willing buyers and sellers, the presence of which is not within the control of Wayne Savings Bancshares, Inc. or any market maker. The number of active buyers and sellers of the common stock at any particular time may be limited, which may have an adverse effect on the price at which the common stock can be sold. THERE CAN BE NO ASSURANCE THAT PERSONS PURCHASING THE COMMON STOCK WILL BE ABLE TO SELL THEIR SHARES AT OR ABOVE THE SUBSCRIPTION PRICE OF $10.00 PER SHARE. PURCHASERS OF THE COMMON STOCK SHOULD HAVE A LONG-TERM INVESTMENT INTENT AND SHOULD RECOGNIZE THAT THERE MAY BE A LIMITED TRADING MARKET IN THE COMMON STOCK.

     The following table sets forth the high and low bid quotations for Wayne Savings Bancshares, Inc. common stock and cash dividends per share declared for the periods indicated. These quotations represent prices between dealers and do not include retail markups, markdowns, or commissions and do not reflect actual transactions. This information has been obtained from monthly statistical summaries provided by the Nasdaq Stock Market. As of June 30, 2001, there were 1,220,894 publicly held shares of Wayne Savings Bancshares, Inc. common stock issued and outstanding. In connection with the conversion, each existing share of common stock of Wayne Savings Bancshares, Inc. will be converted into a number of new shares of common stock, based upon the exchange ratio that is described in other parts of this prospectus.

                                                                              CASH DIVIDEND
                                               HIGH BID          LOW BID        DECLARED
                                          ----------------  ---------------- ----------------
FISCAL YEAR 2002

Quarter Ended September 30, 2001........  $                 $                $      0.17
Quarter Ended June 30, 2001.............  $                 $                $      0.17

FISCAL YEAR 2001

Quarter Ended March 31, 2001              $     18.00       $     13.00      $      0.16
Quarter Ended December 31, 2000           $     16.00       $     13.50      $      0.16
Quarter Ended September 30, 2000          $     15.75       $     14.00      $      0.16
Quarter Ended June 30, 2000               $     16.50       $     15.38      $      0.16

FISCAL YEAR 2000

Quarter Ended March 31, 2000............  $     16.63       $     10.50      $      0.16
Quarter Ended December 31, 1999.........  $     17.25       $     14.25      $      0.16
Quarter Ended September 30, 1999........  $     16.88       $     14.13      $      0.16
Quarter Ended June 30, 1999.............  $     17.00       $     15.24      $      0.16

     At July 10, 2001, the business day immediately preceding the public announcement of the conversion, and at November ____, 2001, the closing prices of Wayne Savings Bancshares, Inc. common stock as reported on the Nasdaq National Market were $13.75 per share and $_____ per share, respectively. At June 30, 2001, Wayne Savings Bancshares, Inc. had approximately 815 stockholders of record. On the effective date of the conversion, all publicly held shares of Wayne Savings Bancshares, Inc. common stock, including shares held by Wayne Savings Bancshares, Inc.'s officers and directors, will be converted automatically into and become the right to receive a number of shares of Wayne Savings Bancshares, Inc. common stock determined pursuant to the exchange ratio, and options to purchase shares of Wayne Savings Bancshares, Inc. common stock will be converted into options to purchase a number of shares of Wayne Savings Bancshares, Inc. common stock determined pursuant to the exchange ratio, for the same aggregate exercise price. See "Beneficial Ownership of Common Stock."

                                 CAPITALIZATION

         The following table presents the historical consolidated capitalization of Wayne Savings Bancshares, Inc. at June 30, 2001, and the pro forma consolidated capitalization of Wayne Savings Bancshares, Inc. after giving effect to the conversion, based upon the assumptions set forth in the "Pro Forma Data" section.

                                                                           PRO FORMA AT JUNE 30, 2001
                                                       ------------------------------------------------------------
                                                                                                       4,531,347
                                                         2,912,397      3,426,350       3,940,302      MAXIMUM AS
                                                          MINIMUM        MIDPOINT       MAXIMUM        ADJUSTED
                                       WAYNE SAVINGS       SHARES         SHARES         SHARES          SHARES
                                        BANCSHARES,     OUTSTANDING,   OUTSTANDING,   OUTSTANDING,    OUTSTANDING,
                                           INC.          1,530,000       1,800,000      2,070,000      2,380,500
                                      ---------------   SHARES SOLD     SHARES SOLD    SHARES SOLD    SHARES SOLD
                                       HISTORICAL AT     AT $10.00       AT $10.00      AT $10.00      AT $10.00
                                       JUNE 30, 2001     PER SHARE       PER SHARE      PER SHARE     PER SHARE(1)
                                      ---------------  -------------- -------------- --------------- ---------------
                                                                  (DOLLARS IN THOUSANDS)
Deposits..............................  $   284,384    $   284,384     $   284,384    $   284,384    $   284,384
Borrowed funds(2).....................        6,000          6,000           6,000          6,000          6,000
Total deposits and borrowed funds.....  $   290,384    $   290,384     $   290,384    $   290,384    $   290,384
Stockholders' equity:
Preferred stock, $0.10 par value
(post-conversion), 500,000 shares
authorized(3).........................  $        --    $        --     $        --    $        --    $       --
Common stock $0.10 par value (post-
======================================
  conversion) 8,000,000 shares
authorized;
  shares to be issued as reflected(3).        2,639           2,912          3,426          3,940           4,531
Additional paid-in capital............       14,436          28,523         30,671         32,819          35,289
Retained earnings(5)..................        9,351           9,351          9,351          9,351           9,351
Accumulated other comprehensive loss..           38              38             38             38              38
Less:
 Treasury stock.......................       (1,143)         (1,143)        (1,143)        (1,143)         (1,143)
 Common stock held by existing
 employee
   stock ownership plan...............           --             --              --             --              --
 Less:  Existing plans(4)
    Common stock to be acquired by
    ESOP..............................           --             --              --             --              --
    Common stock to be acquired by
      recognition plan................           --             --              --             --              --
Less:
    Common stock to be acquired by
    ESOP(6)...........................           --         (1,224)         (1,440)        (1,656)         (1,904)
    Common stock to be acquired by
      recognition plan(7).............           --           (612)           (720)          (828)           (952)
Total stockholders' equity............  $    25,321    $    37,845     $    40,183     $   42,522     $    45,209

Total stockholders' equity as a
percentage
  of total assets.....................        7.97%          11.46%          12.08%         12.70%          13.39%
------------------------------------

(1) As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect changes in market or general financial conditions following the commencement of the subscription and community offerings.
(2) Does not reflect withdrawals from deposit accounts for the purchase of common stock in the conversion. These withdrawals would reduce pro forma deposits by the amount of the withdrawals.
(3) Wayne Savings Bancshares, Inc. (a federal corporation) has 500,000 authorized shares of preferred stock. Wayne Savings Bancshares, Inc. (a Delaware corporation) has 8,000,000 authorized shares of common stock, par value $0.10 per share. Pro forma Wayne Savings Bancshares, Inc. common stock and additional paid-in capital have been increased to reflect the number of shares of Wayne Savings Bancshares, Inc. common stock to be outstanding, which includes the exchange of the 47.5% currently outstanding shares of common stock pursuant to the exchange ratio. Pro forma additional paid-in capital reflects consolidation of $11,000 of capital from Wayne Savings Bankshares, MHC.
(4) No effect has been given to the issuance of additional shares of Wayne Savings Bancshares, Inc. common stock pursuant to an additional stock option plan and stock recognition plan that may be adopted by Wayne Savings Bancshares, Inc. If these plans are approved by stockholders, an amount equal to 10% of the shares of Wayne Savings Bancshares, Inc. common stock sold in the offering will be reserved for issuance upon the exercise of options under the stock option plan, and the stock recognition plan will acquire an amount of common stock equal to 4% of the number of shares sold in the offering, either through open market purchases or from authorized but unissued shares. No effect has been given to the exercise of options currently outstanding. See "Management of Wayne Savings Bancshares, Inc.--Benefits."
(5) The retained earnings of Wayne Savings Community Bank will be substantially restricted after the conversion, see "The Conversion--Liquidation Rights" and "Regulation --Federal Regulation of Savings Institutions."

                                              (FOOTNOTES CONTINUED ON NEXT PAGE)

(6) Assumes that 8% of the shares sold in the offering will be acquired by the employee stock ownership plan financed by a loan from Wayne Savings Bancshares, Inc. The loan will be repaid principally from Wayne Savings Community Bank's contributions to the employee stock ownership plan. Since Wayne Savings Bancshares, Inc. will finance the employee stock ownership plan debt, this debt will be eliminated through consolidation and no liability will be reflected on Wayne Savings Bancshares, Inc.'s consolidated financial statements. Accordingly, the amount of stock acquired by the employee stock ownership plan is shown in this table as a reduction of total stockholders' equity.
(7) Assumes a number of shares of common stock equal to 4% of the common stock to be sold in the offering will be purchased by the stock recognition plan in open market purchases. The dollar amount of common stock to be purchased is based on the $10.00 per share subscription price in the offering and represents unearned compensation and is reflected as a reduction of capital. This amount does not reflect possible increases or decreases in the value of stock relative to the subscription price in the offering. As Wayne Savings Bancshares, Inc. accrues compensation expense to reflect the vesting of shares pursuant to the stock recognition plan, the deferred charge against capital will be reduced through a charge to operations. Implementation of the stock recognition plan will require stockholder approval. If the shares to fund the plan are assumed to come from authorized but unissued shares purchased by the stock recognition plan from Wayne Savings Bancshares, Inc. at the subscription price, at the minimum, midpoint, maximum and the maximum, as adjusted, of the offering range, the number of outstanding shares would be 2,973,597, 3,498,350, 4,023,102 and 4,626,567, respectively, and total stockholders' equity would be $38.8 million, $41.3 million, $43.8 million, and $46.7 million, respectively, at June 30, 2001. If the stock recognition plan acquires authorized but unissued shares of Wayne Savings Bancshares, Inc., stockholders' ownership in Wayne Savings Bancshares, Inc. would be diluted by approximately 2.1%.

                                 PRO FORMA DATA

     The following tables summarize historical data of Wayne Savings Bancshares, Inc. and pro forma data of Wayne Savings Bancshares, Inc. at or for the year ended March 31, 2001 and at or for the three months ended June 30, 2001, based on assumptions set forth below and in the table, and should not be used as a basis for projections of market value of the common stock following the conversion. No effect has been given in the tables to the possible issuance of additional shares reserved for future issuance pursuant to currently outstanding stock options or the 2001 stock option plan, or 2001 recognition and retention plan nor does book value give effect to the liquidation account to be established in the conversion, or to the tax bad debt reserve on liquidation. See "The Conversion--Liquidation Rights," and "Management of Wayne Savings Bancshares, Inc.--Directors' Compensation."

     Pro forma consolidated net earnings of Wayne Savings Bancshares, Inc. for the fiscal year ended March 31, 2001 and the three months ended June 30, 2001, has been calculated as if the estimated net proceeds received by Wayne Savings Bancshares, Inc. and Wayne Savings Community Bank had been invested at an assumed interest rate of 4.15% and 3.72% for the fiscal year ended March 31, 2001 and for the three months ended June 30, 2001, respectively. The reinvestment rate was calculated based on the one-year United States Treasury bill rate (which, in light of changes in interest rates in recent periods is deemed by Wayne Savings Bancshares, Inc. and Wayne Savings Community Bank to reflect more accurately the pro forma reinvestment rate in recent periods than the arithmetic average method). The effect of withdrawals from deposit accounts for the purchase of common stock has not been reflected. The pro forma after-tax yield on the estimated net proceeds is assumed to be 2.73% and 2.46% for the fiscal year ended March 31, 2001 and for the three months ended June 30, 2001, respectively. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of common stock. No effect has been given in the pro forma stockholders' equity calculations for the assumed earnings on the net proceeds. It is assumed that Wayne Savings Bancshares, Inc. will retain 50% of the estimated net conversion proceeds. The actual net proceeds from the sale of common stock will not be determined until the conversion is completed; however, we currently estimate the net proceeds to be between $14.4 million and $19.7 million. It is assumed that all shares will be sold in the subscription offering and community offering.

     The following pro forma information may not be representative of the financial effects of the foregoing transactions at the dates on which such transactions actually occur and should not be taken as indicative of future results of operations. Pro forma consolidated stockholders' equity represents the difference between the stated amounts of assets and liabilities of Wayne Savings Bancshares, Inc. The pro forma stockholders' equity is not intended to represent the fair market value of the common stock and may be greater than amounts that would be available for distribution to stockholders in the event of liquidation.

                                                                   AT OR FOR THE THREE MONTHS ENDED JUNE 30, 2001
                                                                        BASED UPON THE SALE FOR $10.00 OF
                                                            -------------------------------------------------------------
                                                              1,530,000     1,800,000      2,070,000      2,380,500
                                                                SHARES        SHARES        SHARES        SHARES(1)
                                                              MINIMUM OF    MIDPOINT OF   MINIMUM OF       15% ABOVE
                                                              ESTIMATED      ESTIMATED    ESTIMATED        MAXIMUM OF
                                                                PRICE          PRICE        PRICE          ESTIMATED
                                                                RANGE          RANGE        RANGE         PRICE RANGE
                                                            ------------   ------------   -------------   ---------------
                                                                      (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

Gross proceeds........................................      $    15,300    $    18,000    $    20,700     $    23,805
 Expenses.............................................              951            989          1,027           1,071
                                                            -------------  -------------- -------------   -------------
 Estimated net proceeds...............................           14,369         17,011         19,673          22,734
 Common stock purchased by employee stock ownership plan
 (2)..................................................          (1,224)        (1,440)         (1,656)        (1,904)
 Common stock purchased by recognition plan(3)........            (612)          (720)           (828)          (952)
 Assets reinvested from the MHC.......................               11             11             11              11
                                                            -------------  -------------- -------------   -------------
 Estimated net proceeds, as adjusted..................      $    12,524    $    14,862    $    17,200     $    19,888
                                                            =============  ============== =============   =============
FOR THE QUARTER ENDED JUNE 30, 2001:
Consolidated net earnings:
 Historical...........................................      $       376    $       376    $       376     $       376
Pro forma adjustments:
 Income on adjusted net proceeds......................               77             91            106             122
 Pro forma state franchise taxes......................             (15)           (18)           (21)            (24)
 Employee stock ownership plan(2).....................             (10)           (12)           (14)            (16)
 Recognition plan(3)..................................             (20)           (24)           (27)            (31)
                                                            -------------  -------------- -------------   -------------
    Pro forma net income..............................      $       408    $       413    $       420     $       427
                                                            =============  ============== =============   =============
Earnings per share(4):
 Historical...........................................      $        0.13  $        0.11  $      0.10     $      0.09
Pro forma adjustments:
 Income on net proceeds...............................             0.04           0.04            0.02           0.03
 Pro forma state franchise taxes......................            (0.01)         (0.01)          (0.01)         (0.01)
 Employee stock ownership plan(2).....................             0.00           0.00            0.00           0.00
 Recognition plan(3)..................................            (0.01)         (0.01)          (0.01)         (0.01)
                                                            -------------  -------------- -------------   -------------
    Pro forma earnings per share(4)(5)................      $        0.15  $        0.13  $        0.11   $      0.10
                                                            =============  ============== =============   =============
Pro forma price to earnings...........................              16.67x         19.23x         22.73x        25.00x
                                                            =============  ============== =============   =============

Number of shares used in price-to-earnings ratio
calculations..........................................        2,791,527      3,284,150     3,776,772        4,343,287

AT JUNE 30, 2001:
Stockholders' equity:
 Historical...........................................      $    25,321    $    25,321    $   25,321      $    25,321
 Estimated net proceeds...............................           14,349         17,011        19,673           22,734
 MHC capital consolidation............................               11             11            11               11
 Less:  Common stock acquired by employee stock
            ownership plan (2)........................          (1,224)        (1,440)         (1,656)        (1,904)
          Common stock acquired by recognition plan(3)            (612)          (720)           (828)          (952)
                                                            -------------  -------------- -------------   -------------
Pro forma stockholders' equity(6).....................           37,845         40,183        42,522           45,209
                                                            -------------  -------------- -------------   -------------
Intangible assets....................................               285            285           285              285
 Pro forma tangible stockholders' equity..............      $    37,560    $    39,898    $     42,237    $    44,924
                                                            =============  ============== =============   =============
Stockholders' equity per share(7):
 Historical...........................................      $      8.69    $      7.39    $     6.43             5.59
 Estimated net proceeds...............................             4.93           4.97          4.99             5.02
 MHC capital consolidation............................             0.00           0.00          0.00      $      0.00
 Less:  Common stock acquired by employee stock
==========================================================
            ownership plan(2).........................           (0.42)         (0.42)          (0.42)         (0.42)
          Common stock acquired by recognition plan(3)           (0.21)         (0.21)          (0.21)         (0.21)
                                                            -------------  -------------- -------------   -------------
 Pro forma stockholders' equity per share(6)(7).......      $     12.99    $     11.73    $    10.79      $     9.98
                                                            =============  ============== =============   =============
 Pro forma tangible stockholders' equity per share....      $     12.90    $     11.64    $    10.72      $     9.91
                                                            =============  ============== =============   =============
Offering price as a percentage of pro forma stockholders'
 equity per share.....................................            76.98%         85.25%          92.68%        100.20%
                                                            ===========    ===========    ============    ===========
Offering price as a percentage of pro forma tangible
 stockholders' equity per share.......................            77.52%         85.91%          93.28%        100.91%
                                                            ===========    ===========    ============    ===========

Number of shares used in book value per share calculations    2,912,397      3,426,350     3,940,302       4,531,347
                                                                                           (FOOTNOTES FOLLOW NEXT PAGE)

                                                                         AT OR FOR THE YEAR ENDED MARCH 31, 2001
                                                                            BASED UPON THE SALE FOR $10.00 OF
                                                            --------------------------------------------------------------
                                                               1,530,000       1,800,000      2,070,000       2,380,500
                                                                SHARES          SHARES         SHARES         SHARES(1)
                                                              MIDPOINT OF     MINIMUM OF     MAXIMUM OF       15% ABOVE
                                                              ESTIMATED       ESTIMATED      ESTIMATED       MAXIMUM OF
                                                                PRICE           PRICE          PRICE          ESTIMATED
                                                                RANGE           RANGE          RANGE         PRICE RANGE
                                                            -------------- -------------- --------------- ----------------
                                                                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Gross proceeds........................................      $   15,300     $    18,000    $     20,700    $     23,805
 Expenses.............................................             951             989           1,027           1,071
                                                            ----------     -----------    ------------    ------------
 Estimated net proceeds...............................          14,349          17,011          19,673          22,734
 Common stock purchased by employee stock ownership
  plan (2)............................................          (1,224)         (1,440)         (1,656)         (1,904)
 Common stock purchased by recognition plan(3)........            (612)           (720)           (828)           (952)
 Assets reinvested from the MHC.......................              11              11              11              11
                                                            ----------     -----------    ------------    ------------
 Estimated net proceeds, as adjusted..................      $   12,524     $    14,862    $     17,200    $     19,888
                                                            ==========     ===========    ============    ============
FOR THE FISCAL YEAR ENDED MARCH 31, 2001:
Consolidated net earnings:
 Historical...........................................           1,461           1,461           1,461           1,461
Pro forma adjustments:
 Income on adjusted net proceeds......................             343             407             471             545
 Pro forma state franchise taxes......................             (62)            (73)            (84)            (98)
 Employee stock ownership plan(2).....................             (40)            (48)            (55)            (63)
 Recognition plan(3)..................................             (81)            (95)           (109)           (126)
                                                            ----------     -----------    ------------    ------------
    Pro forma net earnings............................      $    1,621     $     1,652    $      1,684    $      1,719
                                                            ==========     ===========    ============    ============
Earnings per share(4):
 Historical...........................................      $     0.52     $      0.44    $       0.39    $       0.34
Pro forma adjustments:
 Income on net proceeds...............................            0.12            0.12            0.12            0.12
 Pro forma state franchise taxes......................           (0.02)          (0.02)          (0.02)          (0.02)
 Employee stock ownership plan(2).....................           (0.01)          (0.01)          (0.01)          (0.01)
 Recognition plan(3)..................................           (0.03)          (0.03)          (0.03)          (0.03)
                                                            ----------     -----------    ------------    ------------
    Pro forma earnings per share(4)(5)................      $     0.58      $     0.50    $       0.45    $       0.40
                                                            ----------     -----------    ------------    ------------
Pro forma price to earnings...........................           17.24x          20.00x          22.22x          25.00x
                                                            ==========     ===========    ============    ============
Number of shares used in price-to-earnings ratio
calculations..........................................       2,796,117       3,289,550       3,782,982       4,350,429

AT MARCH 31, 2001:
Stockholders' equity:
 Historical...........................................      $   25,285     $    25,285    $     25,285    $     25,285
 Estimated net proceeds...............................          14,349          17,011          19,673          22,734
 MHC capital consolidation............................              11              11              11              11
 Less:  Common stock acquired by employee stock
            ownership plan (2)........................          (1,224)         (1,440)         (1,656)         (1,904)
          Common stock acquired by recognition plan(3)            (612)           (720)           (828)           (952)
                                                            ----------     -----------    ------------    ------------
Pro forma stockholders' equity(6).....................          37,809          40,147          42,486          45,173
 Intangible assets....................................             287             287             287             287
                                                            ----------     -----------    ------------    ------------
 Pro forma tangible stockholders' equity..............      $   37,522     $    39,860    $     42,199    $     44,886
                                                            ==========     ===========    ============    ============
Stockholders' equity per share(7):
 Historical...........................................      $     8.68     $      7.38    $       6.42    $       5.58
 Estimated net proceeds...............................            4.93            4.97            4.99            5.02
 MHC capital consolidation............................            0.00            0.00            0.00            0.00
 Less:  Common stock acquired by employee stock

            ownership plan(2).........................           (0.42)          (0.42)          (0.42)          (0.42)
          Common stock acquired by recognition plan(3)           (0.21)          (0.21)          (0.21)          (0.21)
                                                            ----------     -----------    ------------    ------------
 Pro forma stockholders' equity per share(6)(7).......           12.98           11.72           10.78            9.97
                                                            ==========     ===========    ============    ============
 Pro forma tangible stockholders' equity per share....           12.88           11.63           10.71            9.91
                                                            ==========     ===========    ============    ============
Offering price as a percentage of pro forma stockholders'
 equity per share.....................................           77.04%          85.32%          92.76%         100.30%
                                                            ==========     ===========    ============    ============
Offering price as a percentage of pro forma tangible
 stockholders' equity per share.......................           77.64%          85.98           93.37%         100.91%
                                                            ==========     ===========    ============    ============
Number of shares used in book value per share calculations   2,912,397       3,426,350       3,940,302       4,531,347

--------------------------------
(1) As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect changes in market and financial conditions following the commencement of the offering.
(2) Assumes that 8.0% of shares of common stock sold in the offering will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire these shares are assumed to be borrowed by the employee stock ownership plan from the net proceeds of the offering retained by Wayne Savings Bancshares, Inc. Wayne Savings Community Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the principal and interest of the debt. Wayne Savings Community Bank's total annual payments on the employee stock ownership plan debt are based upon 20 equal annual installments of principal. Statement of Position 93-6 requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released. The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by Wayne Savings Community Bank, the fair value of the common stock remains at the subscription price and the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 34%. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders' equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes (i) that 1,530, 1,800, 2,070, and 2,380 shares were committed to be released during the fiscal quarter ended June 30, 2001, at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively, (ii) that 6,120, 7,200, 8,280, and 9,522 shares were committed to be released during the fiscal year ended March 31, 2001, at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively, and (iii) in accordance with Statement of Position 93-6, only the employee stock ownership plan shares committed to be released during the periods were considered outstanding for purposes of net income per share calculations.
(3) If approved by Wayne Savings Bancshares, Inc.'s stockholders, the stock recognition plan intends to purchase an aggregate number of shares of common stock equal to 4% of the shares to be sold in the offering. Stockholder approval of the stock recognition plan and purchases by the plan may not occur earlier than six months after the completion of the conversion. The shares may be acquired directly from Wayne Savings Bancshares, Inc., or through open market purchases. The funds to be used by the stock recognition plan to purchase the shares will be provided by Wayne Savings Bancshares, Inc. or Wayne Savings Community Bank. The table assumes that (i) the stock recognition plan acquires the shares through open market purchases at the subscription price with funds contributed by Wayne Savings Bancshares, Inc., (ii) 5% of the amount contributed to the stock recognition plan is amortized as an expense during the fiscal quarter ended June 30, 2001, (iii) 20% of the amount contributed to the stock recognition plan is amortized as an expense during the fiscal year ended March 31, 2001, and (iv) the stock recognition plan expense reflects an effective combined federal and state tax rate of 34%. Assuming stockholder approval of the plan and that the plan shares are awarded through the use of authorized but unissued shares of common stock, stockholders would have their voting interests diluted by approximately 2.1%.
(4) Per share figures include shares of Wayne Savings Bancshares, Inc. common stock that will be exchanged for the publicly held shares of Wayne Savings Bancshares, Inc. common stock in the share exchange. Net income per share computations are determined by taking the number of subscription shares assumed to be sold in the offering and the number of exchange shares assumed to be issued in the share exchange and, in accordance with Statement of Position 93-6, subtracting the employee stock ownership plan shares which have not been committed for release during the respective period. See Note 2 above. The number of shares of common stock actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.
(5) No effect has been given to the issuance of additional shares of common stock pursuant to the stock option plan, which is expected to be adopted by Wayne Savings Bancshares, Inc. following the offering and presented to stockholders for approval not earlier than six months after the completion of the conversion. If the stock option plan is approved by stockholders, a number of shares equal to 10% of the shares sold in the offering will be reserved for future issuance upon the exercise of options to be granted under the stock option plan. The issuance of authorized but previously unissued shares of common stock pursuant to the exercise of options under such plan would dilute existing stockholders' interests by approximately 5.5%.
(6) The retained earnings of Wayne Savings Community Bank will be substantially restricted after the conversion. See "Dividend Policy," "The Conversion--Liquidation Rights" and "Regulation--Federal Regulation of Savings Institutions--Capital Distributions."
(7) Per share figures include shares of Wayne Savings Bancshares, Inc. common stock that will be exchanged for publicly held shares of Wayne Savings Bancshares, Inc. common stock in the share exchange. Stockholders' equity per share calculations are based upon the sum of (i) the number of subscription shares assumed to be sold in the offering, and (ii) exchange shares to be issued at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively. The exchange shares reflect an exchange ratio of 1.1327, 1.3326, 1.5325 and 1.7624, respectively, at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively. The number of subscription shares actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.

                 WAYNE SAVINGS BANCSHARES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF EARNINGS


     The following Consolidated Statements of Earnings of Wayne Savings Bancshares, Inc. for the years ended March 31, 2001, 2000 and 1999, have been audited by Grant Thornton LLP, independent certified public accountants, whose report thereon appears elsewhere in this prospectus. With respect to information for the three months ended June 30, 2001 and 2000, which is unaudited, in the opinion of management, all adjustments necessary for a fair presentation of such periods have been included and are of a normal recurring nature. Results for the three months ended June 30, 2001 are not necessarily indicative of the results that may be expected for the fiscal year ending March 31, 2002. These statements should be read in conjunction with the consolidated financial statements of Wayne Savings Bancshares, Inc. and related notes thereto included elsewhere in this prospectus.


                                                          FOR THE THREE MONTHS        FOR THE YEAR ENDED
                                                            ENDED JUNE 30,                  MARCH 31,
                                                       -------------------------  -----------------------------------
                                                           2001          2000         2001         2000        1999
                                                       -----------  ------------  ----------  ----------- -----------
                                                                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest income:
 Loans.............................................    $     4,796  $     4,595   $   18,694  $   17,928  $   17,037
 Mortgage-backed securities........................            131          164          583         602         405
 Investment securities.............................            207          361        1,423       1,033         784
 Interest-bearing deposits and other...............            285          217          799       1,138       1,070
                                                       -----------  ------------  ----------  ----------- -----------
    Total interest income..........................          5,419        5,337       21,499      20,701      19,296

Interest expense:
 Deposits..........................................          3,262        3,045       12,652      11,530      10,516
 Borrowings........................................             82          116          448         484         671
                                                       -----------  ------------  ----------  ----------- -----------
    Total interest income..........................          3,344        3,161       13,100      12,014      11,187
                                                       -----------  ------------  ----------  ----------- -----------
    Net interest income............................          2,075        2,176        8,399       8,687       8,109
Provision for losses on loans......................              2           51           96         120          64
                                                       -----------  ------------  ----------  ----------- -----------
    Net interest income after provision for losses
    on loans...........................                      2,073        2,125        8,303       8,567       8,045

Other income:
 Gain on sale of loans.............................             76           20          154          22         309
 Service fees, charges and other operating income..            288          198          891         720         682
                                                       -----------  ------------  ----------  ----------- -----------
    Total other income.............................            364          218        1,045         742         991

General, administrative and other expense:
 Employee compensation and benefits................          1,055        1,066        4,012       3,817       3,308
 Occupancy and equipment...........................            330          329        1,211       1,394       1,111
 Federal deposit insurance premiums................             12           18           63         209         202
 Franchise taxes...................................             67           50          176         318         335
 Loss on disposal of real estate acquired through
 foreclosure.......................................             --           --           --          11         110
 Other operating expenses..........................            402          441        1,671       1,665       1,481
                                                       -----------  ------------  ----------  ----------- -----------
    Total general, administrative and other expense          1,866        1,904        7,133       7,414       6,547
                                                       -----------  ------------  ----------  ----------- -----------
    Earnings before income taxes...................            571          439        2,215       1,895       2,489

Federal income taxes:
Current............................................            165          148          719         600         686
Deferred...........................................             30            1           35          44         160
                                                       -----------  ------------  ----------  ----------- -----------
 Total federal income taxes........................            195          149          754         644         846
                                                       -----------  -----------   ----------  ----------  ----------
    NET EARNINGS...................................    $       376  $       290   $    1,461  $    1,251  $    1,643
                                                       ===========  ============  ==========  =========== ===========
    EARNINGS PER SHARE:
    Basic..........................................    $      0.15  $      0.11   $     0.56  $     0.48  $     0.63
                                                       ===========  ============  ==========  =========== ===========
    Diluted........................................    $      0.15  $      0.11   $     0.56  $     0.48  $     0.62
                                                       ===========  ============  ==========  =========== ===========
Net earnings.......................................    $       376  $       290   $    1,461  $    1,251  $    1,643
Other comprehensive income (loss), net of tax:
Unrealized holding gains (losses) on securities during
the period net of taxes (benefits) of $3, $5, $36,
$(20), and  $(8)...................................              5           10           69         (38)        (15)
                                                       ===========  ============  ==========  =========== ===========
Comprehensive income...............................    $       381  $       300   $    1,530  $    1,213  $    1,628
                                                       ===========  ============  ==========  =========== ===========
Accumulated comprehensive income (loss)..........      $        38  $       (26)  $       33  $      (36) $        2
                                                       ===========  ============  ==========  =========== ===========

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     This discussion and analysis reflects Wayne Savings Bancshares, Inc.'s consolidated financial statements and other relevant statistical data and is intended to enhance your understanding of our financial condition and results of operations. You should read the information in this section in conjunction with Wayne Savings Bancshares, Inc.'s consolidated financial statements and their notes beginning on page F-1 of this prospectus, and the other statistical data provided in this prospectus. This prospectus contains certain "forward-looking statements" that may be identified by the use of such words as "believe," "expect," "intend," "anticipate," "should," "planned," "estimated" and "potential." Examples of forward-looking statements include, but are not limited to, estimates with respect to our financial condition, results of operations and business that are subject to various factors that could cause actual results to differ materially from these estimates and most other statements that are not historical in nature. These factors include, but are not limited to, general and local economic conditions; changes in interest rates, deposit flows, demand for mortgage and other loans, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services.

GENERAL

     We conduct no business other than holding the common stock of Wayne Savings Community Bank. Consequently, our net earnings depends on the net earnings of Wayne Savings Community Bank and its subsidiary, Village Savings Bank. Our financial information is presented on a consolidated basis to include Wayne Savings Community Bank and Village Savings Bank. The net earnings of Wayne Savings Community Bank is derived primarily from its net interest income, which is the difference between interest income earned on investments in loans, mortgage-backed securities and other investment securities, and its cost of funds consisting of interest paid on deposits and borrowings. Wayne Savings Community Bank's net earnings also is affected by its provision for loan losses, as well as by the amount of other income, including income from fees and service charges, and net gains and losses on sales of loans and investments, and operating expenses such as employee compensation and benefits, deposit insurance premiums, occupancy and equipment costs, and income taxes. In addition, earnings are affected significantly by general economic and competitive conditions, particularly changes in market interest rates, government policies and actions of regulatory authorities, which events are beyond our control.

BUSINESS STRATEGY

     Our current business strategy is to operate as a well-capitalized, profitable and independent community-oriented financial institution dedicated to providing quality customer service. We emphasize retail deposits as our primary source of funds. We maintain a substantial part of our assets in locally originated residential first mortgage loans, and, to a substantially lesser extent, other types of loans, mortgage-backed securities and other liquid investment securities. Since 1998, we have increased our presence in our market area by opening three new Wayne Savings Community Bank branch locations and establishing Village Savings Bank as a separately-chartered federal savings bank.

     Specifically, our business strategy incorporates the following elements:
(1) closely monitoring the needs of our customers and providing convenient, personal, quality customer service; (2) emphasizing the origination of one- to four-family residential mortgage loans in our market area; (3) managing interest rate risk exposure; (4) maintaining high asset quality; (5) increasing fee income; (6) maintaining a strong retail deposit base; (7) controlling expenses; and (8) maintaining capital in excess of regulatory requirements.

     Highlights of our business strategy are as follows:

     COMMUNITY BANKING AND CUSTOMER SERVICE. Wayne Savings Community Bank was established in 1899 and has been operating continuously since that time. Throughout its history, Wayne Savings Community Bank has been committed to meeting the financial needs of the communities in which it operates and providing quality service to its customers. We believe that our community-oriented approach can be more effective than many of our larger competitors, which are headquartered out of the area, because our customers have direct access to senior management.

     We believe that a well-positioned branch network is important to increasing market share and customer convenience. Since March 1998, we have expanded our market presence by opening offices in favorable locations that provide access to new customers. Since the end of 1998, Wayne Savings Community Bank has increased its number of branches from six to nine. We opened two full-service branches in May and July 1999, and, in May 2001, we opened a full-service branch in a newly constructed shopping center. In 1998, we expanded into Stark County by establishing Village Savings Bank, which has one office. None of our new locations were acquired from other financial institutions.

     EMPHASIZING ONE- TO FOUR-FAMILY RESIDENTIAL MORTGAGE LOANS IN OUR MARKET AREA. We focus on originating one- to four-family residential mortgage loans and home equity loans collateralized by properties in our market area. At June 30, 2001, these loans constituted 84.4% of our total loan portfolio. We also originate loans collateralized by non-residential and multi-family residential real estate, as well as commercial business loans and consumer loans. Such loans constitute a relatively small part of our lending activities, but help to create strong ties to our customers by increasing relationships and providing cross-marketing opportunities.

     MANAGING INTEREST RATE RISK EXPOSURE. In order to attempt to reduce the potential volatility of our earnings in a rapidly changing interest rate environment, we have implemented the following strategies. First, we have attempted to better match the maturities of our interest rate sensitive assets and liabilities. Second, we continue to emphasize the origination of adjustable rate mortgage (ARM) loans and other adjustable rate or short-term loans, such as consumer and commercial business loans. However, particularly in the current low interest rate environment, mortgage loan borrowers typically prefer fixed-rate loans to ARM loans. During the year ended March 31, 2001, our ARM portfolio increased by $7.4 million, or 13.0%, and ARM loans constituted 28.1% of our total loan portfolio at June 30, 2001. Third, our fixed rate mortgage loans generally are underwritten according to standards that permit resale in the secondary mortgage market. Fourth, we attempt to lengthen the maturities of certificates of deposit as market conditions permit; however, in the current low market interest rate environment, depositors typically prefer shorter-term deposits.

     MAINTAINING HIGH ASSET QUALITY. We have consistently maintained a high level of asset quality. We concentrate on originating one- to four-family residential mortgage loans collateralized by properties in our market area. One- to four-family residential mortgage loans typically pose less credit risk than multi-family and non-residential real estate loans. We believe that our high asset quality also is the result of a stable economy, conservative underwriting standards and experienced loan officers, as well as diligent monitoring of our loan portfolio by our collections department. During the three months ended June 30, 2001 and the years ended March 31, 2001, 2000 and 1999, loan charged-offs totaled $1,000, $234,000, $5,000 and $107,000, respectively. At June 30, 2001 and at March 31, 2001, 2000 and 1999, our percentage of non-performing loans to net loans receivable was 0.70%, 0.21%, 0.08% and 0.13%, respectively.

     INCREASING FEE INCOME. In order to decrease our reliance on net interest income, we have sought to increase non-interest income. In this regard, we restructured our service fees in July 2000, increasing the type and rate structure of fees associated with our deposits. Service fees and charges increased by $171,000 or 23.8%, for the fiscal year ended March 31, 2001 compared to the preceding fiscal year. In addition, beginning in 1997, we began to build a line of investment products, which we offer through a third party. The product line now includes fixed and variable annuities and mutual funds. We also began offering debit cards in December 2000. We are currently considering additional fee-based products to offer our customers.

     MAINTAINING A STRONG RETAIL DEPOSIT BASE. We historically have had a relatively strong and stable retail deposit base drawn from our market area. Our deposit-gathering strength is enhanced by the strong sales culture in our branches and by our branch franchise, which we have expanded since 1998. In the three year period ended March 31, 2001, deposits grew 28%. At June 30, 2001, our "core deposits," which includes, checking, money market, passbook and savings accounts, totaled $105.1 million or 37.0% of our total deposits. Core deposits are a more stable and lower cost source of funds than certificates of deposit, and they often generate fee income.

     COMMITMENT TO EXPENSE CONTROL. In large part due to the increase in the number of banking offices since March 1998, our general and administrative expenses have grown. We recognized the need to study our costs and develop a broad-based cost containment program, which we implemented in September 2000. As a result of this initiative, our expenses, most notably occupancy costs, have diminished, and compensation expense has decreased slightly, despite normal merit raises and the need to staff our most recently opened branch. Full-time equivalent employees decreased from 114 at September 30, 2000 to 110 at June 30, 2001, despite the opening of a new branch office during the period. We believe that, as result of cross-training, the longevity of many of our senior managers and technological efficiencies, the decrease in the number of our personnel has not negatively impacted the quality of customer service or operations. We will continue to monitor and refine our cost control efforts.

     MAINTAINING CAPITAL IN EXCESS OF REGULATORY REQUIREMENTS. Our policy is to maintain financial strength through conservative risk-management and consistent earnings. At June 30, 2001, our regulatory capital amounted to $25.4 million, substantially in excess of regulatory requirements. At June 30, 2001, Wayne Savings Community Bank maintained core capital of $25.0 million, or 7.98% of total assets, substantially in excess of the regulatory core capital requirement of 4.00% of total assets. We intend to maintain capital in excess of regulatory requirements following the offering.

CHANGES IN FINANCIAL CONDITION

     COMPARISON OF FINANCIAL CONDITION AT JUNE 30, 2001 AND MARCH 31, 2001

     At June 30, 2001, our total assets amounted to $317.7 million, an increase of $6.0 million, or 1.9%, over our total assets at March 31, 2001. The increase was funded primarily by a $6.7 million increase in interest-earning deposits at other financial institutions.

     Cash and due from banks, federal funds sold, interest-bearing deposits, certificates of deposit and investment securities totaled approximately $39.0 million at June 30, 2001, a decrease of approximately $1.3 million, or 3.2%, from March 31, 2001 levels. Regulatory liquidity approximated 17.9% at June 30, 2001, compared to 17.5% at March 31, 2001.

     Mortgage-backed securities decreased by $1.5 million, or 16.9%, to $7.2 million at June 30, 2001. This decrease was primarily due to principal repayments on mortgage-backed securities totaling $1.5 million for the three months ended June 30, 2001.

     Loans receivable increased by $7.4 million, or 3.0%, over the March 31, 2001 total. This increase resulted from loan disbursements of $30.1 million, which were partially offset by principal repayments of $16.5 million and sales of $6.4 million. The majority of loan disbursements during the quarter ended June 30, 2001 were comprised of loans secured by one-to four-family residential real estate. The allowance for loan losses totaled $656,000 at June 30, 2001, compared to $655,000 at March 31, 2001. Nonaccrual loans totaled $358,000 at June 30, 2001 and $515,000 at March 31, 2001. The allowance for loan losses totaled 183.2% and 127.2% of nonaccrual loans at June 30, 2001 and March 31, 2001, respectively. Nonperforming assets totaled $1.8 million and $639,000 at June 30, 2001 and March 31, 2001, respectively. The allowance for loan losses totaled 36.6% and 102.5% of nonperforming assets at June 30, 2001 and March 31, 2001, respectively. See "Nonperforming Assets." Although management believes that its allowance for loan losses at June 30, 2001, is adequate based upon the available facts and circumstances, there can be no assurance that additions to such allowance will not be necessary in future periods, which would adversely affect our results of operations.

     Deposits increased by approximately $6.7 million, or 2.4%, during the quarter ended June 30, 2001, to a total of $284.4 million at June 30, 2001. This growth was mainly due to competitive passbook rates as well as our elimination of correspondent banking services, which resulted in our transferring corporate checking accounts from other financial institutions to internal deposits.

     Stockholders' equity increased by $36,000 or 0.1% to $25.3 million at June 30, 2001, due primarily to net earnings of $376,000, partially offset by dividends paid totaling $205,000 and repurchases of common stock totaling $140,000 during the quarter ended June 30, 2001.

     COMPARISON OF FINANCIAL CONDITION AT MARCH 31, 2001 AND MARCH 31, 2000

     At March 31, 2001, our total assets amounted to $311.8 million, an increase of $7.7 million, or 2.5%, over total assets of $304.1 million at March 31, 2000.

     Cash and due from banks, federal funds sold, interest-bearing deposits, certificates of deposit and investment securities totaled $40.2 million, a decrease of $1.3 million, or 3.0%, from March 31, 2000 levels. During the fiscal year ended March 31, 2001, investment securities totaling $12.1 million matured, while $2.5 million of investment securities were purchased. Cash and cash equivalents increased by $6.6 million, or 46.1%, to a total of $20.9 million at March 31, 2001. Regulatory liquidity approximated 17.5% at March 31, 2001, compared to 19.6% at March 31, 2000.

     Mortgage-backed securities totaled $8.6 million at March 31, 2001, a $1.9 million, or 17.9%, decrease from the total at March 31, 2000. The decrease resulted primarily from principal repayments of $4.0 million, which were partially offset by purchases totaling $2.0 million.

     Loans receivable, including loans held for sale, increased by approximately $10.1 million, or 4.2%, to $247.5 million at March 31, 2001, from $237.4 million at March 31, 2000. This increase resulted from loan disbursements of $75.7 million, which were partially offset by principal repayments of $56.5 million and sales of $9.2 million. Loans secured by residential real estate increased by $8.3 million during fiscal 2001. The allowance for loan losses totaled $655,000 at March 31, 2001, as compared to $793,000 at March 31, 2000. Nonperforming loans totaled $515,000 at March 31, 2001, and $200,000 at March 31, 2000. The allowance for loan losses totaled 127.2% and 396.5% of nonperforming loans at March 31, 2001 and 2000, respectively. At March 31, 2001, the nonperforming loans consisted primarily of one- to four-family loans. See "Delinquencies and Classified Assets - Non-Performing Assets."

     Deposits increased by $12.8 million, or 4.8%, to a total of $277.7 million at March 31, 2001. The increase in deposits was primarily attributable to management's continuing efforts to achieve a moderate rate of deposit growth through marketing strategies.

     Advances from the Federal Home Loan Bank decreased by $6.0 million, or 50.0%, from $12.0 million outstanding at March 31, 2000, to $6.0 million outstanding at March 31, 2001.

     Stockholders' equity totaled $25.3 million at March 31, 2001, a $164,000, or 0.7%, increase over March 31, 2000. The increase was due primarily to net earnings of $1.5 million, which were partially offset by dividends paid of $1.1 million, or $0.64 per share, and repurchases of common stock totaling $358,000.

RESULTS OF OPERATIONS

     Our earnings depend primarily on our level of net interest income, which is the difference between interest earned on our interest-earning assets and interest paid on our interest-bearing liabilities. Net interest income is substantially affected by our interest rate spread, which is the difference between the average yield earned on interest-earning assets and the average rate paid on interest-bearing liabilities, as well as by the average balance of interest-earning assets as compared to interest-bearing liabilities.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED JUNE 30, 2001 AND JUNE 30, 2000

     GENERAL. Net earnings totaled $376,000 for the three months ended June 30, 2001, compared to net earnings of $290,000 for the same period in 2000, an increase of $86,000, or 29.7%. The increase in net earnings resulted primarily from an increase in other income of $146,000, a decrease of $49,000 in the provision for losses on loans and a $38,000 decrease in general, administrative and other expenses, which were partially offset by a decrease in net interest income of $101,000 and an increase in federal income taxes of $46,000.

     INTEREST INCOME. Interest on loans and mortgage-backed securities totaled $4.9 million for the three months ended June 30, 2001, an increase of $168,000, or 3.5%, over the same period in 2000. The increase can be primarily attributed to a $10.4 million, or 4.3%, increase in the average balance of loans outstanding while the average yield on such loans was unchanged at 7.69%.

     Interest on investments and interest-bearing deposits decreased by $86,000, or 14.9%, during the three months ended June 30, 2001, as compared to the same period in 2000, as a result of a decrease in the average yield on investment securities to 6.56% from 7.15% and on interest-bearing deposits to 3.97% from 6.36%, reflecting the generally lower market interest rate environment. The average balance of such assets increased by $7.5 million, or 22.2%, which partially offset the lower average yields on such assets.

     INTEREST EXPENSE. Interest expense on deposits and borrowings increased by $183,000, or 5.8%, during the three months ended June 30, 2001, over the same period in 2000. The increase can be primarily attributed to a $10.7 million, or 3.9%, increase in the average balance of interest-bearing liabilities and an increase in the cost of interest-bearing liabilities of eight basis points to 4.70% from 4.62%.

     NET INTEREST INCOME. As a result of the foregoing changes in interest income and interest expense, net interest income decreased by $101,000, or 4.6%, during the three months ended June 30, 2001, as compared to the same period in 2000. Our interest rate spread decreased to 2.56% for the three months ended June 30, 2001 from 2.91% for the three months ended June 30, 2000, offset in part by an increase in the ratio of interest-earning assets to interest-bearing liabilities to 105.00% from 103.58%.

     PROVISION FOR LOSSES ON LOANS. A provision for losses on loans is charged to earnings to bring the total allowance for loan losses to a level considered appropriate by management based on historical experience, the volume and type of lending we conduct, the status of past due principal and interest payments, general economic conditions, particularly as such conditions relate to our market area, and other factors related to the collectibility of our loan portfolio. As a result of such analysis, management recorded a $2,000 provision for losses on loans during the three months ended June 30, 2001, primarily due to growth in the loan portfolio, coupled with management's assessment of the collateral securing nonperforming loans. There can be no assurance that the loan loss allowance will be adequate to cover losses on nonperforming assets in the future.

     OTHER INCOME. Other income totaled $364,000 for the three months ended June 30, 2001, an increase of $146,000, or 67.0%, over the comparable 2000 period. This increase was due primarily to a $90,000, or 45.5%, increase in service fees, charges and other operating income, coupled with a $56,000, or 280.0%, increase in gain on sale of loans. The increase in service fees, charges and other operating income was due primarily to a new service fee structure implemented on deposit accounts beginning in July 2000. The increase in gain on sale of loans was a result of loan sales of $6.4 million in 2001 compared to the $2.1 million sold in the quarter ended June 30, 2000.

     GENERAL, ADMINISTRATIVE AND OTHER EXPENSE. General, administrative and other expense, consisting primarily of employee compensation and benefits, occupancy and equipment expense, federal deposit insurance premiums, and other operating expense, decreased by $38,000, or 2.0%, during the three months ended June 30, 2001, due primarily to a $39,000, or 8.8%, decrease in other operating expenses and an $11,000, or 1.0%, decrease in employee compensation and benefits, which were partially offset by a $17,000, or 34.0%, increase in franchise taxes due to increased capital levels. General, administrative and other expenses have decreased due to the continuing effects of management's cost reduction program implemented in September 2000.

     FEDERAL INCOME TAXES. The provision for federal income taxes amounted to $195,000 for the three months ended June 30, 2001, an increase of $46,000, or 30.9%, compared to the same period in 2000. The increase resulted primarily from a $132,000, or 30.1%, increase in pretax earnings year to year. The effective tax rate for the three months ended June 30, 2001 and 2000 was 34.2% and 33.9%, respectively.

     RESULTS OF OPERATIONS FOR THE YEARS ENDED MARCH 31, 2001, 2000 AND 1999

     GENERAL. Net earnings amounted to $1.5 million for the fiscal year ended March 31, 2001. This represented a 16.8% increase from net earnings of $1.3 million reported in the prior fiscal year. Net earnings were $1.3 million for the fiscal year ended March 31, 2000 compared to $1.6 million for the fiscal year ended March 31, 1999. The increase in net earnings in fiscal year 2001 was due to a $281,000 decrease in general, administrative, and other expense, a $171,000 increase in other operating income and a $132,000 increase in gain on sale of loans, which were partially offset by a $110,000 increase in the provision for federal income taxes and a decrease of $288,000 in net interest income. The decrease in earnings in fiscal year 2000 compared to fiscal year 1999 was due primarily to an increase of $867,000 in general, administrative and other expense and a decrease of $249,000 in total other income, which was partially offset by an increase of $578,000 in net interest income.

     INTEREST INCOME. Interest income totaled $21.5 million for the fiscal year ended March 31, 2001, an increase of $798,000, or 3.9%, from interest income of $20.7 million for the fiscal year ended March 31, 2000. Interest income increased due to an increase in the average balance of interest-earning assets of $11.5 million, or 4.1%, to $288.2 million, partially offset by a decrease in the average yield to 7.46% from 7.48% for the prior year.

     Interest income on loans receivable increased by $766,000, or 4.3%, due to a $15.8 million, or 6.9%, increase in the average balance of loans outstanding, which was partially offset by a decrease in the average yield to 7.61% from 7.80%.

     Interest income on mortgage-backed securities decreased by $19,000, or 3.2%, primarily due to a decrease in the average balance of $398,000, or 3.9%, to $9.8 million for the year ended March 31, 2001. The average yield on these assets increased to 5.98%, from 5.93% for the previous fiscal year.

     Interest income on investment securities and interest-bearing deposits increased for the year, primarily as a result of an increase in the average yield on these assets. The yield on investment securities increased to 7.36%, from 6.86% for the prior fiscal year, while the yield on interest-bearing deposits rose to 5.93%, from 5.25% for the prior fiscal year. The average balance of these assets decreased by approximately $3.9 million, as we funded loan growth.

     For the fiscal year ended March 31, 2000, interest income totaled $20.7 million, an increase of $1.4 million, or 7.3%, from interest income of $19.3 million for the fiscal year ended March 31, 1999. Interest income increased due to an increase in the average balance of interest-earning assets of $26.0 million, or 10.4%, to $276.7 million, partially offset by a decrease in the average yield to 7.48% from 7.70% for the prior year.

     Interest income on loans receivable increased by $891,000, or 5.2%, due to a $20.7 million, or 9.9%, increase in the average balance of loans outstanding, which was partially offset by a decrease in the average yield to 7.80% from 8.14%.

     Interest income on mortgage-backed securities increased by $197,000, or 48.6%, primarily due to an increase in the average balance of $3.0 million, or 41.6%, to $10.2 million for the fiscal year ended March 31, 2000. The yield on these assets increased to 5.93%, from 5.65% for the fiscal year ended March 31, 1999.

     Interest income on both investment securities and interest-bearing deposits increased for the fiscal year ended March 31, 2000, primarily as a result of an increase in the average yield on these assets as market interest rates continually rose throughout the fiscal year. The yield on investment securities increased to 6.86%, from 6.03% for the fiscal year ended March 31, 1999, while the yield on interest-bearing deposits rose to 5.25%, from 5.01%. The average balance of these assets increased by approximately $2.4 million, as we maintained a liquid position to take advantage of a future increase in rates.

     INTEREST EXPENSE. Interest expense for the fiscal year ended March 31, 2001 totaled $13.1 million, an increase of $1.1 million, or 9.0%, from interest expense of $12.0 million for the previous fiscal year. The increase resulted from an increase in the average balance of interest-bearing liabilities of $6.8 million, or 2.6%, to $267.8 million, coupled with an increase in the average cost of funds to 4.89% for fiscal year 2001 from 4.60% for the previous fiscal year.

     Interest expense on deposits increased $1.1 million, or 9.7%, to $12.7 million in fiscal year 2001 as a result of an increase in the cost of deposits to 4.87% from 4.57%, coupled with a 3.0% increase in the average deposits outstanding, to $259.9 million in fiscal 2001 from $252.3 million in fiscal 2000.

     Interest expense on borrowings for the fiscal year ended March 31, 2001, decreased $36,000, or 7.4%, to $448,000. The decrease was the result of a decrease in the average balance of borrowings outstanding of $719,000, or 8.4%, partially offset by an increase in the cost of borrowings to 5.69% in fiscal year 2001 from 5.63% in fiscal year 2000.

     For the fiscal year ended March 31, 2000, interest expense totaled $12.0 million, an increase of $827,000, or 7.4%, from interest expense of $11.2 million for fiscal year 1999. The increase resulted from an increase in the average balance of interest-bearing liabilities of $26.6 million, or 11.4%, to $260.9 million, which was offset by a decrease in the average cost of funds to 4.60% for fiscal year 2000 from 4.77% for fiscal year 1999.

     Interest expense on deposits increased $1.0 million, or 9.6%, to $11.5 million as a result of an increase in the average deposits outstanding to $252.3 million in fiscal year 2000 from $222.6 million for fiscal year 1999, partially offset by a decrease in the cost of deposits to 4.57% in fiscal year 2000 from 4.72% in fiscal year 1999.

     Interest expense on borrowings for the fiscal year ended March 31, 2000, decreased $187,000, or 27.9%, to $484,000. The decrease was the result of a decrease in the average balance of borrowings outstanding of $3.1 million, or 26.3%, coupled with a decrease in the cost of borrowings to 5.63% in fiscal year 2000 from 5.75% in fiscal year 1999.

     NET INTEREST INCOME. Net interest income for the fiscal year ended March 31, 2001 was $8.4 million, compared to $8.7 million for the previous fiscal year, a 3.3% decrease, as our interest rate spread decreased to 2.57% in fiscal year 2001 from 2.88% in fiscal year 2000. This was partially offset by growth of $11.5 million in average interest-earning assets resulting in an increase in the ratio of average interest-earning assets to average interest-bearing liabilities to 107.62% in fiscal year 2001 from 106.05% in fiscal year 2000.

     Net interest income for fiscal year 2000 was $8.7 million, compared to $8.1 million for fiscal year 1999, a 7.1% increase, as average interest-earning assets increased by $26.0 million, or 10.4%. This was partially offset by a decline in our interest rate spread to 2.88% from 2.93%, and a decrease in the ratio of average interest-earning assets to average interest-bearing liabilities to 106.05% in fiscal year 2000 from 106.99% in fiscal year 1999.

     PROVISION FOR LOSSES ON LOANS. Our allowance for loan losses was $655,000, or 0.27% of loans receivable at March 31, 2001, $793,000, or 0.33% of loans receivable at March 31, 2000, and $678,000, or 0.32% of loans receivable at March 31, 1999. We recorded a provision for losses on loans of $96,000 for the fiscal year ended March 31, 2001, primarily due to growth in the loan portfolio coupled with management's assessment of the collateral securing non-performing loans. We recorded a provision for losses on loans at $120,000 and $64,000 for the fiscal years ended March 31, 2000 and 1999, respectively.

     OTHER INCOME. Other income, consisting primarily of gain on sale of loans, service fees, and charges on deposit accounts, increased $303,000, or 40.8%, to $1.0 million for fiscal year 2001. The increase was a result of an increase of $132,000, or 600.0%, in gain on sale of fixed-rate mortgage loans. Fixed-rate mortgage loans sold totaled $9.2 million compared to $6.4 million sold in the previous fiscal year. Service fees, charges, and other operating income increased $171,000, or 23.8%, to $891,000 in fiscal year 2001 as fees related to deposit accounts increased.

     Other income decreased $249,000, or 25.1%, to $742,000 for fiscal year 2000. The decrease was a result of a decrease of $287,000, or 92.9%, in gain on sale of fixed-rate mortgage loans. Fixed-rate mortgage loans sold totaled $6.4 million compared to $15.9 million sold in fiscal year 1999. Service fees, charges, and other operating income increased $38,000, or 5.6%, to $720,000 in fiscal year 2000, as fee activity related to deposit accounts increased.

     GENERAL, ADMINISTRATIVE AND OTHER EXPENSE. General, administrative and other expense totaled $7.1 million for the fiscal year ended March 31, 2001, a decrease of $281,000, or 3.8%, compared to fiscal year 2000. The decrease was primarily a result of a decrease in federal deposit insurance premiums of $146,000, or 69.9%, a decrease in occupancy and equipment of $183,000, or 13.1%, and a decrease in franchise taxes of $142,000, or 44.7%, which were partially offset by an increase of $195,000, or 5.1%, in employee compensation and benefits. The decrease in federal deposit insurance premiums was due to a reduction in premium rates. The decrease in franchise taxes reflected refunds received in fiscal year 2001, as well as a decline in the rate of tax year to year. The decrease in occupancy and equipment reflected the results of management's cost containment initiative during fiscal year 2001. The increase in employee compensation and benefits was due primarily to normal merit increases and a reduction in the level of deferred loan origination costs.

     General, administrative and other expense totaled $7.4 million for the fiscal year ended March 31, 2000, an increase of $867,000, or 13.2%, compared to fiscal year 1999. The increase is due primarily to an increase of $509,000, or 15.4%, in employee compensation, an increase of $283,000, or 25.5%, in occupancy and equipment and an increase of $184,000, or 12.4%, in other operating expense, the effects of which were partially offset by a decrease of $99,000, or 90.0%,in loss on disposal of real estate acquired through foreclosure. These increases were primarily a result of increased operating costs, as a result of opening two new branch offices in fiscal year 2000.

     FEDERAL INCOME TAXES. The provision for federal income taxes totaled $754,000 for the fiscal year ended March 31, 2001, an increase of $110,000, or 17.1%, compared to the $644,000 provision recorded for the previous fiscal year. The increase in federal income taxes reflected the higher pre-tax earnings for the period ended March 31, 2001, as the effective tax rate was 34.0% for both periods.

     The provision for federal income taxes totaled $644,000 for the fiscal year ended March 31, 2000, a decrease of $202,000, or 23.9%, compared to the $846,000 provision recorded for fiscal year 1999. The decrease in federal income taxes reflected the lower pre-tax earnings for the period ended March 31, 2000, as the effective tax rate was 34.0% for both periods.

AVERAGE BALANCES, NET INTEREST INCOME AND YIELDS EARNED AND RATES PAID

     The following table sets forth certain information relating to our average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated and the average yields earned and rates paid. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.

                                                          THREE MONTHS ENDED JUNE 30,
                                   --------------------------------------------------------------------------
                                                 2001                                   2000
                                   ------------------------------------  ------------------------------------
                                     AVERAGE                   AVERAGE      AVERAGE                 AVERAGE
                                     BALANCE     INTEREST       RATE        BALANCE    INTEREST       RATE
                                   ----------   ----------    ---------   ----------  ----------   ----------
                                                            (DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS:
Loans receivable, net(1).........  $  249,324   $    4,796        7.69%   $  238,963   $ 4,595         7.69%
Mortgage-backed securities(2)....       7,981          131        6.57        10,711       164         6.12
Investment securities............      12,625          207        6.56        20,208       361         7.15
Interest-bearing deposits(3).....      28,725          285        3.97        13,651       217         6.36
                                   ----------   ----------    ----------  -----------  -------     ----------
Total interest-earning assets....     298,655        5,419        7.26       283,533     5,337         7.53
Non-interest-earning assets......      13,944                                 20,778
                                   ----------                             -----------
Total assets.....................  $  312,599                             $  304,311
                                   ==========                             ==========
INTEREST-BEARING LIABILITIES:
Deposits.........................  $  278,441   $    3,262         4.69   $  265,230   $ 3,045         4.59
Borrowings.......................       6,000           82         5.47        8,513       116         5.45
                                   ----------   ----------    ----------  -----------  -------     ----------
Total interest-bearing
liabilities......................     284,441        3,344         4.70      273,743     3,161         4.62
Non-interest-bearing liabilities.       2,923                                  5,368
                                   ----------                             -----------
Total liabilities................     287,364                                279,111
Stockholders' equity.............      25,235                                 25,200
                                   ----------                             -----------
Total liabilities and
stockholders' equity.............  $  312,599                             $  304,311
                                   ----------   ----------                -----------  --------
Net interest income..............               $    2,075                             $ 2,176
                                                ==========                             =======
                                                             ----------                           ---------
Interest rate spread(4)..........                                  2.56%                               2.91%
                                                             ==========                           =========
Net yield on interest-earning                                                                          3.07%
                                                                                                  =========
assets(5)........................                                  2.78%
                                                             ==========
Ratio of average
interest-earning assets to
average interest-bearing
liabilities......................                               105.00%                              103.58%
                                                             =========                            =========

-------------------------
(1)  Includes non-accrual loan balances.
(2)  Includes mortgage-backed securities designated as available for sale.
(3) Includes federal funds sold and interest-bearing deposits in other financial institutions.
(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest- bearing liabilities.
(5) Net yield on interest-earning assets represents net interest income as a percentage of average interest-earning assets.


                                                                     YEAR ENDED MARCH 31,
                                 -----------------------------------------------------------------------------
                                                 2001                                   2000
                                 --------------------------------------  -------------------------------------
                                     AVERAGE                  AVERAGE      AVERAGE                   AVERAGE
                                     BALANCE    INTEREST       RATE       BALANCE       INTEREST       RATE
                                 -----------  ------------   ----------  -----------  -----------  -----------
                                                                                (DOLLARS IN THOUSANDS)
Interest-earning assets:
Loans receivable, net(1)....     $   245,624  $     18,694      7.61%    $  229,845   $   17,928      7.80%
Mortgage-backed securities(2)          9,754           583      5.98         10,152          602      5.93
Investment securities.......          19,342         1,423      7.36         15,053        1,033      6.86
Interest-bearing deposits(3)...       13,481           799      5.93         21,669        1,138      5.25
                                 -----------  ------------   ----------  -----------  -----------  -----------
Total interest-earning assets..      288,201        21,499      7.46        276,719       20,701      7.48
Non-interest-earning assets.          10,727                                 16,165
                                 -----------                             -----------
Total assets................     $   298,928                             $  292,884
                                 ===========                             ===========
Interest-bearing liabilities:
Deposits....................     $   259,914        12,652      4.87     $  252,346       11,530      4.57
Borrowings..................           7,877           448      5.69          8,596          484      5.63
                                 -----------  ------------   ----------  -----------  -----------  -----------
Total interest-bearing
liabilities.................         267,791        13,100      4.89        260,942       12,014      4.60
Non-interest-bearing
liabilities.................           5,893                                  6,844
                                 -----------                             -----------
Total liabilities...........         273,684                                267,786
Stockholders' equity........          25,244                                 25,098
                                 -----------                             -----------
Total liabilities and
 stockholders' equity.......     $   298,928                             $  292,884
                                 ===========  ------------               ===========  -----------
Net interest income.........                  $     8,399                             $     8,687
                                              ============  -----------               =========== -----------
Interest rate spread(4).....                                    2.57%                                 2.88%
                                                            ========                            ==========
Net yield on interest-earning
 assets(5)..................                                    2.91%                                 3.14%
                                                            ========                            ==========
Ratio of average
 interest-earning assets to
 average interest-bearing
 liabilities................                                  107.62%                               106.05%
                                                            ========                            ==========
                                        YEAR ENDED MARCH 31,
                              ---------------------------------------
                                              1999
                              ---------------------------------------
                                AVERAGE                    AVERAGE
                                 BALANCE      INTEREST       RATE
                              ------------ -------------  -----------


Interest-earning assets:
Loans receivable, net(1)....  $   209,178  $    17,037         8.14%
Mortgage-backed securities(2)       7,170          405         5.65
Investment securities.......       12,999          784         6.03
Interest-bearing deposits(3)..     21,345        1,070         5.01
                              ------------ -------------  -----------
Total interest-earning assets.    250,692       19,296         7.70
Non-interest-earning assets.       11,988
                              ------------
Total assets................  $   262,680
                              ============

Interest-bearing liabilities:
Deposits....................  $   222,645       10,516         4.72
Borrowings..................       11,667          671         5.75
                              ------------ -------------  -----------
Total interest-bearing
liabilities.................      234,312       11,187         4.77
Non-interest-bearing
liabilities.................        4,549
                              ------------
Total liabilities...........      238,861
Stockholders' equity........       23,819
                              ------------
Total liabilities and
 stockholders' equity.......   $   262,680
                               ===========  -------------
Net interest income.........                $     8,109
                                            =============  ----------
Interest rate spread(4).....                                   2.93%
                                                           ========
Net yield on interest-earning
 assets(5)..................                                   3.23%
                                                           ========
Ratio of average
 interest-earning assets to
 average interest-bearing
 liabilities................                                 106.99%
                                                           ========

--------------

(1) Includes non-accrual loan balances.
(2) Includes mortgage-backed securities designated as available for sale.
(3) Includes federal funds sold and interest-bearing deposits in other financial institutions.
(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5) Net yield on interest-earning assets represents net interest income as a percentage of average interest-earning assets.

RATE/VOLUME ANALYSIS

     The table below sets forth certain information regarding changes in our interest income and interest expense for the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (i) changes in average volume (changes in average volume multiplied by old rate); and (ii) changes in rate (change in rate multiplied by old average volume). Changes in rate-volume (changes in rate multiplied by the change in average volume) has been allocated proportionately between changes in rate and changes in volume, and the net change.


                                    THREE MONTHS ENDED JUNE 30,               YEAR ENDED MARCH 31,
                               -----------------------------------  --------------------------------------
                                           2001 VS. 2000                           2001 VS. 2000
                               -----------------------------------  -------------------------------------
                                 INCREASE (DECREASE)                   INCREASE (DECREASE)
                                        DUE TO            TOTAL              DUE TO              TOTAL
                               ------------------------  INCREASE   -------------------------   INCREASE
                                 VOLUME        RATE     (DECREASE)      VOLUME        RATE     (DECREASE)
                               ------------ ----------- ----------  ------------- -----------  ----------
                                                                           (DOLLARS IN THOUSANDS)
Interest income attributable to:
Loans receivable.............  $      201   $       --   $   201    $   1,210     $   (444)    $    766
Mortgage-backed securities...
                                      (44)          11       (33)         (24)           5          (19)
Other interest-earning assets         112         (198)      (86)        (245)         296           51
                               ------------ ----------- ----------  ------------- -----------  ----------
Total interest-earning assets         269         (187)       82          941         (143)         798

Interest expense
attributable to:
Deposits.....................         151           66       217          352          770        1,122
Borrowings...................
                                      (34)          --       (34)         (41)           5          (36)
                               ------------ ----------- ----------  ------------- -----------  ----------
Total interest-bearing
liabilities..................         117           66       183          311          775        1,086
                               ------------ ----------- ----------  ------------- -----------  ----------
Increase (decrease) in net
 interest income............   $      150     $   (251)  $  (101)   $     630     $   (918)    $   (288)
                               ============ =========== ==========  ============= ===========  ==========


                                              YEAR ENDED MARCH 31,
                                     -------------------------------------
                                                    2000 VS. 1999
                                     -------------------------------------
                                       INCREASE (DECREASE)
                                             DUE TO               TOTAL
                                     -------------------------  INCREASE
                                        VOLUME        RATE     (DECREASE)
                                     ------------- ----------- -----------


Interest income attributable to
Loans receivable.................    $    1,625    $   (734)   $      891
Mortgage-backed securities.......
                                            176          21           197
Other interest-earning assets ...           134         183           317
                                     ------------- ----------- -----------
Total interest-earning assets ...         1,935        (530)        1,405
Interest expense
attributable to:
Deposits.........................         1,358        (344)        1,014
Borrowings.......................          (173)        (14)         (187)
                                     ------------- ----------- -----------
Total interest-bearing
liabilities......................         1,185        (358)          827
                                     ------------- ----------- -----------
Increase (decrease) in net
 interest income.................    $      750    $   (172)   $      578
                                     ============= =========== ===========


ASSET AND LIABILITY MANAGEMENT-INTEREST RATE SENSITIVITY ANALYSIS

     We, like other financial institutions, are subject to interest rate risk to the extent that our interest-earning assets reprice at a different time than our interest-bearing liabilities. As part of our effort to monitor and manage interest rate risk, we use the "net portfolio value" ("NPV") methodology adopted by the OTS as part of its interest rate sensitivity regulations. The application of NPV methodology illustrates certain aspects of our interest rate risk.

     Generally, NPV is the discounted present value of the difference between incoming cash flows on interest-earning and other assets and outgoing cash flows on interest-bearing and other liabilities. The application of the methodology attempts to quantify interest rate risk as the change in the NPV that would result from a theoretical 200 basis point (1 basis point equals .01%) change in market interest rates. Both a 200 basis point increase in market interest rates and a 200 basis point decrease in market interest rates are considered.

     Presented below, as of June 30, 2001 and March 31, 2001, is an analysis of our interest rate risk as measured by changes in NPV for instantaneous and sustained parallel shifts of 100-300 basis points in market interest rates.


                                                     AS OF JUNE 30, 2001
--------------------------------------------------------------------------------------------------------------------
            CHANGE IN INTEREST                        NET PORTFOLIO VALUE                 NPV AS % OF PV OF ASSETS
----------------------------------------  --------------------------------------  ----------------------------------
           RATES (BASIS POINTS)            $ AMOUNT     $ CHANGE      % CHANGE         NPV RATIO       CHANGE
----------------------------------------  ----------  ------------  ------------  ---------------- -----------------
                                                   (IN THOUSANDS)

                 +300 bp                    19,181       (20,537)       (52)%          6.17%           (572) bp
                 +200 bp                    26,109       (13,608)       (34)           8.20            (370) bp
                 +100 bp                    32,951        (6,766)       (17)          10.10            (180) bp
                   0 bp                     39,717             --        --           11.90                  --
                 -100 bp                    44,163          4,446        11           13.02              112 bp
                 -200 bp                    46,198          6,481        16           13.49              159 bp
                 -300 bp                    47,935          8,218        21           13.87              197 bp



                                                     AS OF MARCH 31, 2001
--------------------------------------------------------------------------------------------------------------------
            CHANGE IN INTEREST                        NET PORTFOLIO VALUE                 NPV AS % OF PV OF ASSETS
----------------------------------------  --------------------------------------  ----------------------------------
           RATES (BASIS POINTS)            $ AMOUNT     $ CHANGE      % CHANGE         NPV RATIO       CHANGE
----------------------------------------  ----------  ------------  ------------  ---------------- -----------------
                                                   (IN THOUSANDS)

                 +300 bp                  $    20,998     $  (19,023)           (48)%      6.92%       (532 bp)
                 +200 bp                       27,428        (12,593)           (31)       8.81        (343 bp)
                 +100 bp                       33,598         (6,243)           (16)      10.53        (171 bp)
                   0 bp                        40,021              --             --      12.24           --
                 -100 bp                       43,048           3,027              8      12.99          75 bp
                 -200 bp                       43,135           3,114              8      12.95          71 bp
                 -300 bp                       43,539           3,518              9      13.00          76 bp

     As with any method of measuring interest rate risk, certain shortcomings are inherent in the NPV approach. For example, although certain assets and liabilities may have similar maturities or periods of repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Further, in the event of a change in interest rates, expected rates of prepayment on loans and mortgage-backed securities and early withdrawal levels from certificates of deposit would likely deviate significantly from those assumed in making the risk calculations.

     Our policy in recent years has been to attempt to reduce our exposure to interest rate risk generally by better matching the maturities of our interest rate sensitive assets and liabilities and by originating adjustable rate mortgage ("ARM") loans and other adjustable rate or short-term loans, as well as by purchasing short-term investments. However, particularly in the lower long-term interest rate environment that currently exists, borrowers typically prefer fixed rate loans to ARM loans. Accordingly, ARM loan originations were very limited during the fiscal year ended March 31, 2001. During the fiscal year 2001, $9.2 million of long-term fixed rate loans were sold as part of our strategy to reduce interest rate risk. We sought to lengthen the maturities of our deposits by promoting longer-term certificates; however, we were not successful in lengthening the maturities of our deposits in the generally low market interest rate environment throughout the year.

     We have an Asset-Liability Management Committee that is responsible for reviewing our asset-liability policies. The Committee meets weekly and reports monthly to the Board of Directors on interest rate risks and trends, as well as liquidity and capital ratios and requirements. We have operated within the framework of their prescribed asset/liability risk ranges for each of the last three years.

LIQUIDITY AND CAPITAL RESOURCES

     Wayne Savings Community Bank is required to maintain minimum levels of liquid assets as defined by Office of Thrift Supervision regulations. This requirement, which varies from time to time depending upon economic conditions and deposit flows, is based upon a percentage of deposits and short-term borrowings. The required liquidity ratio currently is 4.0% of assets. Our liquidity ratio averaged 16.4%, 16.1%, 16.8% and 14.7%, for the three months ended June 30, 2001 and for the years ended March 31, 2001, 2000 and 1999, respectively. We adjust our liquidity levels to fund deposit outflows, pay real estate taxes on mortgage loans, repay our borrowings and fund loan commitments. We also adjust liquidity as appropriate to meet asset and liability management objectives.

     Our primary sources of funds are deposits, amortization and prepayment of loans and mortgage-backed securities, maturities of investment securities and other short-term investments, and earnings and funds provided from operations. While scheduled principal repayments on loans and mortgage-backed securities are a relatively predictable source of funds, deposit flows and loan prepayments are greatly influenced by market interest rates, economic conditions, and competition. We set the interest rates on our deposits to maintain a desired level of total deposits. In addition, we invest excess funds in short-term interest-earning and other assets, which provide liquidity to meet lending requirements. Cash and cash equivalents (including interest bearing deposits in other financial institutions and federal funds sold) totaled $26.8 million, $20.9 million, $14.3 million and $16.2 million at June 30, 2001 and at March 31, 2001, 2000 and 1999, respectively. At such dates, other assets qualifying for liquidity purposes totaled $19.3 million, $28.9 million, $37.4 million and $23.4 million, respectively. For additional information about cash flows from our operating, financing, and investing activities, see Consolidated Statements of Cash Flows included in the Financial Statements.

     Liquidity management is both a daily and long-term function of business management. If we require funds beyond our ability to generate them internally, borrowing agreements exist with the Federal Home Loan Bank of Cincinnati, which provide an additional source of funds. At June 30, 2001, we had $6.0 million in advances from the Federal Home Loan Bank of Cincinnati. We borrow from the Federal Home Loan Bank of Cincinnati in order to reduce interest rate risk, and for liquidity purposes.

     At June 30, 2001, we had outstanding loan commitments of $9.4 million to originate mortgage loans. This amount did not include the unfunded portion of loans in process. Certificates of deposit scheduled to mature in less than one year, totaled $136.2 million at June 30, 2001. Based on prior experience, management believes that a significant portion of such deposits will remain with Wayne Savings Community Bank, although there can be no assurance that this will be the case.

IMPACT OF INFLATION AND CHANGING PRICES

     The consolidated financial statements of Wayne Savings Bancshares, Inc. and notes thereto, presented elsewhere herein, have been prepared in accordance with accounting principles generally accepted in the United States of America, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time and due to inflation. The impact of inflation is reflected in the increased cost of Wayne Savings Community Bank's operations. Unlike most industrial companies, nearly all the assets and liabilities of Wayne Savings Community Bank are monetary. As a result, interest rates have a greater impact on Wayne Savings Community Bank's performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as changes in the price of goods and services.

IMPACT OF RECENT ACCOUNTING PRONOUNCEMENTS

     In September 2000, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," which revises the standards for accounting for securitizations and other transfers of financial assets and collateral and requires certain disclosures, but carries over most of the provisions of SFAS No. 125 without reconsideration. SFAS No. 140 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. The Statement is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. Management adopted SFAS No. 140 effective April 1, 2001, as required, without material effect on our financial position or results of operations.

     In June 2001, the FASB issued SFAS No. 141 "Business Combinations," which requires that all business combinations initiated after June 30, 2001 be accounted for using the purchase method. The pooling-of-interests method of accounting is prohibited except for combinations initiated before June 30, 2001. The remaining provisions of SFAS No. 141 relating to business combinations accounted for by the purchase method, including identification of intangible assets, accounting for negative goodwill, financial statement presentation and disclosure, are effective for combinations completed after June 30, 2001. Management will follow the provisions of SFAS No. 141 for any acquisitions initiated after July 1, 2001.

     In June 2001, the FASB issued SFAS No. 142 "Goodwill and Intangible Assets," which prescribed accounting for all purchased goodwill and intangible assets. Pursuant to SFAS No. 142, acquired goodwill is not amortized, but is tested for impairment at the reporting unit level annually and whenever an impairment indicator arises. All goodwill should be assigned to reporting units that are expected to benefit from the goodwill. When an entity reorganizes its reporting structure, goodwill should be reallocated to reporting units based on the relative fair values of the units. Goodwill impairment should be tested with a two-step approach. First, the fair value of the reporting unit should be compared to its carrying value, including goodwill. If the reporting unit's carrying value exceeds its fair value, then any goodwill impairment should be measured as the excess of goodwill's carrying value over its implied fair value. The implied fair value of goodwill should be calculated in the same manner as goodwill is calculated for a business combination, using the reporting unit's fair value as the "purchase price" over the amounts allocated to assets, including unrecognized intangible assets, and liabilities of the reporting unit. Goodwill impairment losses should be reported in the income statement as a separate line item within operations, except for such losses included in the calculation of a gain or loss from discontinued operations.

     An acquired intangible asset, other than goodwill, should be amortized over its useful economic life. The useful life of an intangible asset is indefinite if it extends beyond the foreseeable horizon. If an asset's life is indefinite, the asset should not be amortized until the life is determined to be finite. Intangible assets being amortized should be tested for impairment in accordance with SFAS No. 121. Intangible assets not being amortized should be tested for impairment, annually and whenever there are indicators of impairment, by comparing the asset's fair value to its carrying amount.

     SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. Early adoption is permitted for companies with fiscal years beginning after March 15, 2001, but only if the first quarter financial statements have not previously been issued. Calendar year end companies may not adopt early. SFAS No. 142 will have no current effect on our financial position or results of operations.

                   BUSINESS OF WAYNE SAVINGS BANCSHARES, INC.
                        AND WAYNE SAVINGS COMMUNITY BANK

WAYNE SAVINGS BANCSHARES, INC.

     Wayne Savings Bancshares, Inc. is a federal corporation which was organized on August 5, 1997. Its only significant asset is its investment in Wayne Savings Community Bank. Wayne Savings Bancshares, Inc. is majority-owned by Wayne Savings Bankshares, M.H.C., a federally-chartered mutual holding company. On November 25, 1997, Wayne Savings Bancshares, Inc. acquired all of the issued and outstanding common stock of Wayne Savings

Community Bank in connection with the bank's reorganization into the "two-tier" form of mutual holding company ownership. At that time, each share of the bank's common stock was automatically converted into one share of Wayne Savings Bancshares, Inc. common stock.

WAYNE SAVINGS COMMUNITY BANK

     Wayne Savings Community Bank is an Ohio-chartered stock savings and loan association headquartered in Wooster, Ohio. Its deposits are insured by the Federal Deposit Insurance Corporation under the Savings Association Insurance Fund. The bank has been a member of the Federal Home Loan Bank System since 1937.

     Wayne Savings Community Bank is a community-oriented savings institution offering a broad range of financial services to its local community. The bank's primary lending and deposit gathering area includes Wayne, Holmes, Ashland, and Medina counties, where it operates nine full-service offices. This contiguous four-county area is located in north central Ohio, and is an active manufacturing and agricultural market. The bank's principal business activity consists of originating one- to four-family residential real estate loans in its market area. The bank also originates multi-family residential and non-residential real estate loans, although such loans constitute a small portion of the bank's lending activities and a small portion of the bank's loan portfolio. The bank also originates consumer loans, and to a lesser extent, construction loans and commercial business loans. The bank also invests in mortgage-backed securities and currently maintains a significant portion of its assets in liquid investments, such as United States Government securities, federal funds, and deposits in other financial institutions.

     Wayne Savings Community Bank also maintains Village Savings Bank as a federally-chartered stock savings bank subsidiary. Village Savings Bank is headquartered in North Canton, Ohio. Village Savings Bank's deposits are insured by the Federal Deposit Insurance Corporation under the Savings Association Insurance Fund. Village Savings Bank is a member of the Federal Home Loan Bank system.

     Village Savings Bank is a community-oriented savings institution offering traditional financial services to its local community. Its primary lending and deposit gathering area includes North Canton, Jackson Township and Plain Township, which are all located in Stark County. Its principal business activity consists of originating one- to four-family residential real estate loans in its market area. Village Savings Bank also originates multi-family residential and non-residential real estate loans, although such loans constitute a small portion of its lending activities. Village Savings Bank also originates consumer loans, and to a lesser extent, construction loans. It also invests in mortgage-backed securities and currently maintains a significant portion of its assets in liquid investments, such as United States Government securities, federal funds, and deposits in other financial institutions.

MARKET AREA/LOCAL ECONOMY

     Wayne County is characterized by a diverse economic base, which is not dependent on any particular industry. It is one of the leading agricultural counties in the state. Since 1892, Wooster has been the headquarters of the Ohio Agricultural Research and Development Center, the agricultural research arm of The Ohio State University. In addition, Wayne County is the home base of such nationally known companies as Rubbermaid Incorporated, J.M. Smucker Company (located in the City of Orrville) and the Wooster Brush Company. It is also the home of many industrial plants, including those of Carauster Composite Container, Morton Salt, Bell and Howell Micro Photo Division, FritoLay, Inc., and The Gerstenslager Company. Wayne County is also known for its excellence in education. The College of Wooster was founded in 1866. Other quality educational opportunities are offered by the Agricultural Technical Institute of Ohio State University, and Wayne College, a branch of The University of Akron. Wayne Savings Community Bank operates four full-service offices in Wooster and one full-service office in Rittman.

     Ashland County, which is located due west of Wayne County, also has a diverse economic base. In addition to its agricultural segment, Ashland County has manufacturing plants producing rubber and plastics, machinery, transportation equipment, chemicals, apparel, and other items. Ashland is also the home of Ashland University. The City of Ashland is the county seat and the location of two of Wayne Savings Community Bank's branch offices.

     Medina County, located just north of Wayne County, is the center of a fertile agricultural region. Farming remains the largest industry in the county in terms of dollar value of goods produced. However, over 100 small manufacturing firms also operate in the county. The City of Medina is located in the center of the Cleveland-Akron-Lorain Standard Consolidated Statistical Metropolitan Area. Medina is located approximately 30 miles south of Cleveland and 15 miles west of Akron. Due to its proximity to Akron and Cleveland, a majority of Medina County's labor force is employed in these two cities. Wayne Savings Community Bank operates one full-service office in Medina County, which is located in the Village of Lodi.

     Holmes County, located directly south of Wayne County, has a primarily rural economy. The local economy depends mostly upon agriculture, light manufacturing, fabrics, and wood products. Because of the scenic beauty and a large Amish settlement, revenues from tourism are becoming increasingly significant. The county is also noted for its many fine cheese-making operations. A large number of Holmes County residents are employed in Wayne County. The City of Millersburg is the county seat and the location of one of Wayne Savings Community Bank's branch offices.

     Stark County, located directly east of Wayne County, is characterized by a diverse economy and over 1,500 different products are manufactured in the county. Stark County also has a strong agricultural base, and ranks fourth in Ohio in the production of dairy products. The major employers in North Canton are the Hoover Company, Diebold Incorporated (a major manufacturer of bank security products and automated teller machines) and the Timken Company (a world-wide manufacturer of tapered roller bearings and specialty steels). Jackson Township is the home to the Belden Village Shopping Center, while Plain Township is a residential and agricultural area with a few widely scattered light industries. Village Savings Bank's banking office is located in Stark County.

COMPETITION

     Our market area in north central Ohio has a large number of financial institutions. All of these financial institutions compete with us to varying degrees, and many of them are significantly larger and have greater financial resources than we have. As a result, we encounter strong competition both in attracting deposits and in originating real estate and other loans. Our most direct competition for deposits historically has come from commercial banks, securities brokerage firms, other savings associations, and credit unions, and we expect continued strong competition from these financial institutions in the foreseeable future. Our market area includes branches of several commercial banks that are substantially larger than Wayne Savings Community Bank in terms of state-wide deposits. We compete for deposits by offering customers a high level of personal service and expertise, and a wide range of financial services.

     The competition for real estate and other loans comes principally from commercial banks, mortgage banking companies, credit unions and other savings associations. This competition for loans has increased substantially in recent years as a result of the number of institutions competing in our market area, as well as the increased efforts by commercial banks to expand mortgage loan originations.

     We compete for loans primarily through the interest rates and loan fees we charge, and the efficiency and quality of services we provide to borrowers, real estate brokers, and builders. Factors that also affect competition include general and local economic conditions, current interest rate levels, and the volatility of the mortgage markets.

LENDING ACTIVITIES

     GENERAL. Historically, our principal lending activity has been the origination of fixed and adjustable rate mortgage ("ARM") loans collateralized by one- to four-family residential properties located in our market area. We originate ARM loans for retention in our portfolio, and fixed rate loans that are eligible for resale in the secondary mortgage market. We also originate loans collateralized by non-residential and multi-family residential real estate as well as commercial business loans; however, such lending currently constitutes a relatively small portion of our lending activities. We also originate consumer loans to broaden services offered to customers and to decrease our interest rate risk exposure.

     We have sought to make our interest-earning assets more interest rate sensitive by originating adjustable rate loans, such as ARM loans, home equity loans, and medium-term consumer loans. We also purchase mortgage-backed securities generally with estimated remaining average lives of five years or less. At June 30, 2001, approximately $68.3 million, or 25.9%, of our total loans and mortgage-backed and investment securities, due after June 30, 2001, consisted of loans or securities with adjustable interest rates.

     We continue actively to originate fixed rate mortgage loans, generally with 15 to 30 year terms to maturity, collateralized by one- to four-family residential properties. One- to four-family fixed rate residential mortgage loans generally are originated and underwritten according to standards that allow us to resell such loans in the secondary mortgage market for purposes of managing interest rate risk and liquidity. While we retain the majority of such one- to four-family fixed rate residential mortgage loans in portfolio, we have increased the number of loans we sell in the secondary market in the current low market interest rate environment. We retain servicing on the mortgage loans that we sell, thereby realizing monthly service fee income. We also originate interim construction loans on one- to four-family residential properties.

     ANALYSIS OF LOAN PORTFOLIO. Set forth below are selected data relating to the composition of our loan portfolio by type of loan as of the dates indicated.

                                                                                            AT MARCH 31,
                                       AT JUNE 30,      ----------------------------------------------------------------------------
                                          2001                     2001                      2000                       1999
                               ------------------------ -------------------------- ------------------------ ------------------------
                                  AMOUNT    PERCENTAGE    AMOUNT     PERCENTAGE       AMOUNT     PERCENTAGE    AMOUNT     PERCENTAGE
                               ------------------------ ----------- -------------- ----------- ------------ ----------- ------------
                                                                   (DOLLARS IN THOUSANDS)
Mortgage loans:
One- to four-family
 residential(1)............  $  222,561         84.37%  $  215,464       85.00%     $  211,222       86.72%  $  187,638       84.82%
Residential construction
 loans.....................       7,253          2.75        7,078        2.79           4,035        1.66        7,668        3.47
Multi-family residential...       9,150          3.47        9,039        3.56           8,028        3.30        7,086        3.20
Non-residential real
 estate/land(2)............       9,777          3.71        7,525        2.97           6,068        2.49        5,610        2.53
                             -----------   ----------   ---------- -----------      ---------- -----------   ---------- -----------
 Total mortgage loans......     248,741         94.30      239,106       94.32         229,353       94.17      208,002       94.02
Other loans:
 Consumer loans(4).........       9,013          3.42        9,630        3.80           9,041        3.71        8,415        3.80
 Commercial business loans.       6,015          2.28        4,765        1.88           5,168        2.12        4,810        2.18
                             -----------   ----------   ---------- -----------      ---------- -----------   ---------- -----------
 Total other loans.........      15,028          5.70       14,395        5.68          14,209        5.83       13,225        5.98
                             -----------   ----------   ---------- -----------      ---------- -----------   ---------- -----------
 Total loans before net
 items.....................     263,769        100.00%     253,501      100.00%        243,562      100.00%     221,227      100.00%
                                           ==========               ===========                 ===========              ===========
Less:
 Loans in process..........       6,836                      4,764                       4,136                   4,600
 Deferred loan original
 fees......................       1,440                      1,463                       1,538                   1,855
 Allowance for loan losses.         656                        655                         793                     678
                             -----------                ----------                  ----------               ---------
    Total loans
    receivable, net........  $  254,837                 $  246,619                  $  237,095               $ 214,094
                             ===========                ==========                  ==========               =========
Mortgage-backed
 securities, net(3)........  $    7,155                 $    8,613                  $   10,496               $   7,230
                             ===========                ==========                  ==========               =========

-------------------------
(1) Includes home equity loans collateralized by second mortgages in the aggregate amount of $16.3 million as of June 30, 2001, and $15.7 million, $11.1 million and $8.7 million as of March 31, 2001, 2000 and 1999, respectively. Such loans have been underwritten on substantially the same basis as our first mortgage loans.
(2) Includes land loans of $928,000 as of June 30, 2001 and of $923,000, $949,000 and $951,000 as of March 31, 2001, 2000 and 1999, respectively.
(3) Includes mortgage-backed securities designated as available for sale, which was $2.7 million at June 30, 2001.
(4) Includes second mortgage loans of $1.6 million as of June 30, 2001, and $1.8 million, $1.6 million and $1.7 million as of March 31, 2001, 2000 and 1999.

     LOAN AND MORTGAGE-BACKED SECURITIES MATURITY AND REPRICING SCHEDULE. The following table sets forth certain information as of June 30, 2001, regarding the dollar amount of loans and mortgage-backed securities maturing in our portfolio based on their contractual terms to maturity. Demand loans, loans having no stated schedule of repayments and no stated maturity, are reported as due in one year or less. Adjustable and floating rate loans are included in the period in which interest rates are next scheduled to adjust rather than in which they mature, and fixed rate loans and mortgage-backed securities are included in the period in which the final contractual repayment is due. Fixed rate mortgage-backed securities are assumed to mature in the period in which the final contractual payment is due on the underlying mortgage.

                                                                         ONE           THREE          FIVE            TEN
                                                        WITHIN         THROUGH        THROUGH        THROUGH        THROUGH
                                                       ONE YEAR      THREE YEARS     FIVE YEARS      TEN YEARS     TWENTY YEARS
                                                     ------------   -------------   ------------  -------------   --------------
                                                                                                  (IN THOUSANDS)
Mortgage loans(1):
 One- to four-family residential:
    Adjustable...............................        $   48,762     $    2,385      $       --     $       --     $       --
    Fixed....................................             2,246            778             916         14,970         63,542
Multi-family residential and nonresidential:
    Adjustable...............................               543            228           1,625          5,981             --
    Fixed....................................               128            853             993            181             81
Second mortgage loans(2).....................                 3             48             200          1,251             54
Commercial business loans(3).................             3,599             47              56            897             --
Consumer loans(4)............................             2,892          1,427           2,517            523             --
                                                     ----------     ----------      ----------     ----------     ----------
Total loans..................................        $   58,173     $    5,766      $    6,307     $   23,803     $   63,677
                                                     ==========     ==========      ==========     ==========     ==========
Mortgage-backed securities(5)................        $    6,042     $      130      $       --     $      728     $      122
                                                     ==========     ==========      ==========     ==========     ==========


                                               BEYOND
                                               TWENTY
                                                YEARS          TOTAL
                                             -----------    -----------

Mortgage loans(1):
 One- to four-family residential:
    Adjustable...............................$       --     $   51,147
    Fixed....................................    89,116        171,568
Multi-family residential and nonresidential:
    Adjustable...............................     8,263         16,640
    Fixed....................................        51          2,287
Second mortgage loans(2).....................        --          1,556
Commercial business loans(3).................        --          4,599
Consumer loans(4)............................        --          7,359
                                             ----------     ----------
Total loans..................................$   97,430     $  255,156
                                             ==========     ==========
Mortgage-backed securities(5)................$       --     $    7,022
                                             ==========     ==========

-----------------------------
(1) Amounts shown are net of loans in process of $6.8 million. Does not include loans held for sale or $263,000 of non-performing loans.
(2) This total does not include home equity loans collateralized by second mortgages, which are included as one-to four-family residential loans.
(3)  Amounts shown are net of non-performing loans of $1,416,000.
(4)  Amounts shown are net of non-performing loans of $96,000.
(5) Includes mortgage-backed securities available for sale. Does not include premiums of $98,000, discounts of $23,000 and unrealized gains of $58,000.

     The following table sets forth at June 30, 2001 the dollar amount of all fixed rate and adjustable rate loans and mortgage-backed securities due after June 30, 2002.

                                                      FIXED      ADJUSTABLE      TOTAL
                                                   ----------- --------------  ---------
                                                               (IN THOUSANDS)
Mortgage loans: (1)
 One- to four-family residential.............      $ 170,648     $ 51,144     $ 221,792
 Multi-family residential and nonresidential.          2,159       15,881        18,040

Other loans:
 Commercial business.........................          1,220        2,754         3,974
 Consumer....................................          7,068        1,059         8,127
                                                   ---------     --------     ---------
    Total loans..............................      $ 181,095     $ 70,838     $ 251,933
                                                   =========     ========     =========
Mortgage-backed securities(2)................      $   2,738     $  4,284     $   7,022
                                                   =========     ========     =========

----------------------------
(1) Includes loans held for sale.
(2) Includes mortgage-backed securities available for sale, which was $2.7 million as of June 30, 2001.

     ONE- TO FOUR-FAMILY RESIDENTIAL REAL ESTATE LOANS. Our primary lending activity consists of the origination of one- to four-family, owner-occupied, residential mortgage loans on properties located in our market area. We generally do not originate one- to four-family residential loans on properties outside of our market area. At June 30, 2001, we had $206.2 million, or 78.2%, of our total loan portfolio invested in one- to four-family residential mortgage loans.

     Our fixed rate loans generally are originated and underwritten according to standards that permit resale in the secondary mortgage market. Whether we can or will sell fixed rate loans into the secondary market, however, depends on a number of factors including, but not limited to, our portfolio mix, interest rate sensitivity and liquidity positions, and market conditions. Our fixed rate mortgage loans are amortized on a monthly basis with principal and interest due each month. One- to four-family residential real estate loans often remain outstanding for significantly shorter periods than their contractual terms because borrowers may refinance or prepay loans at their option. Our recent secondary market activities have been limited to sales of $6.4 million, $9.2 million, $6.4 million and $15.9 million for the three months ended June 30, 2001 and for the fiscal years ended March 31, 2001, 2000 and 1999, respectively. Such sales generally constituted current period originations. There were no loans held for sale at June 30, 2001. Mortgage loans held for sale at March 31, 2001, 2000 and 1999 totaled $861,000, $317,000 and $1.6 million, respectively.

     We currently offer one- to four-family residential mortgage loans with terms typically ranging from 15 to 30 years, and with adjustable or fixed interest rates. Originations of fixed rate mortgage loans versus ARM loans are monitored on an ongoing basis and are affected significantly by the level of market interest rates, customer preference, our interest rate sensitivity position, and loan products offered by our competitors. Particularly in a relatively low interest rate environment, borrowers typically prefer fixed rate loans to ARM loans. Therefore, even if management's strategy is to emphasize ARM loans, market conditions may be such that there is greater demand for fixed rate mortgage loans. During the year ended March 31, 2001, our ARM portfolio increased by $7.4 million, or 13.0%.

     We offer two ARM loan products. The Treasury ARM loan adjusts annually with interest rate adjustment limitations of 2% per year and with a cap of 5% on total rate increases or decreases over the life of the loan. The index on the Treasury ARM loan is the weekly average yield on U.S. Treasury securities, adjusted to a constant maturity of one year. The Treasury ARM loan has an initially discounted rate of 1% below the current index, plus margin. However, these loans are underwritten at the fully-indexed interest rate. The Cost of Funds ARM loan adjusts annually and has periodic and lifetime interest rate caps of 1% and 3%, respectively. The index is the Ohio Cost of Funds from SAIF Insured Savings Associations, which index is published quarterly by the OTS. The initial interest rate on Cost of Fund ARM loans is not discounted. In the past, we have used different indices for ARM loans, such as the National Average Contract Rate for Previously Occupied Homes and the National Average Cost of Funds. Consequently, the interest rate adjustments on our portfolio of ARM loans do not reflect changes in a particular interest rate index. One- to four-family residential ARM loans totaled $51.1 million, or 19.4%, of our total loan portfolio at June 30, 2001.

     The primary purpose of offering ARM loans is to make our loan portfolio more interest rate sensitive. However, as the interest income earned on ARM loans varies with prevailing interest rates, such loans do not offer us the predictable cash flows as would long-term, fixed rate loans. ARM loans carry increased credit risk associated with potentially higher monthly payments by borrowers as general market interest rates increase. It is possible, therefore, that during periods of rising interest rates, the risk of default on ARM loans may increase due to the upward adjustment of interest costs to the borrower. Management believes that the credit risk associated with our ARM loans is reduced because we have either a 3% or 5% cap on interest rate increases during the life of our ARM loans.

     We also offer home equity loans and equity lines of credit collateralized by a second mortgage on the borrower's principal residence. In underwriting these home equity loans, we require that the maximum loan-to-value ratios, including the principal balances of both the first and second mortgage loans, not to exceed 85%. The home equity loan portfolio consists of adjustable rate loans, which use the Ohio Average Cost of Funds for SAIF-Insured Savings Association and the prime rate as published in THE WALL STREET JOURNAL as interest rate indices. Home equity loans include fixed term adjustable rate loans, as well as lines of credit. As of June 30, 2001, our home equity loan portfolio totaled $16.3 million, or 7.3% of our one- to four-family mortgage loan portfolio.

     Our one- to four-family residential first mortgage loans customarily include due-on-sale clauses, which are provisions giving us the right to declare a loan immediately due and payable in the event, among other things, that the borrower sells or otherwise disposes of the underlying real property serving as security for the loan. Due-on-sale clauses are an important means of adjusting the rates on our fixed rate mortgage loan portfolio.

     Regulations limit the amount that a savings association may lend relative to the appraised value of the real estate securing the loan, as determined by an appraisal at the time of loan origination. Our lending policies limit the maximum loan-to-value ratio on both fixed rate and ARM loans without private mortgage insurance to 80% of the lesser of the appraised value or the purchase price of the property to serve as collateral for the loan. However, we make one- to four-family real estate loans with loan-to-value ratios in excess of 80%. For 15-year ARM loans with loan-to-value ratios of 80.01% to 85%, 85.01% to 90%, 90.01% to 95%, and 95.01% to 97%, we require the first 6%, 12%, 25% and 30%, respectively, of the loan to be covered by private mortgage insurance. For 30-year fixed rate loans with loan-to-value ratios of 80.01% to 85%, 85.01% to 90%, and 90.01% to 97%, we require the first 12%, 25%, and 30%, respectively, of the loan to be covered by private mortgage insurance. We require fire and casualty insurance, as well as title insurance regarding good title, on all properties securing real estate loans and flood insurance, where applicable.

     MULTI-FAMILY RESIDENTIAL REAL ESTATE LOANS. Loans secured by multi-family real estate constituted approximately $9.2 million, or 3.5%, of our total loan portfolio at June 30, 2001. Our multi-family real estate loans are secured by multi-family residences, such as apartment buildings. At June 30, 2001, 86.0% of our multi-family loans were secured by properties located within our market area. At June 30, 2001, our multi-family real estate loans had an average balance of $187,000, and the largest multi-family real estate loan had a principal balance of $1.1 million. Multi-family real estate loans currently are offered with adjustable interest rates or short-term balloon maturities, although in the past we originated fixed rate long term multi-family real estate loans. The terms of each multi-family loan are negotiated on a case by case basis, although such loans typically have adjustable interest rates tied to a market index, and amortize over 15 to 25 years. We currently do not emphasize multi-family real estate construction loans; however, our policies do not preclude such lending.

     Loans secured by multi-family real estate generally involve a greater degree of credit risk than one- to four-family residential mortgage loans and carry larger loan balances. This increased credit risk is a result of several factors, including the concentration of principal in a limited number of loans and borrowers, the effects of general economic conditions on income producing properties, and the increased difficulty of evaluating and monitoring these types of loans. Furthermore, the repayment of loans secured by multi-family real estate is typically dependent upon the successful operation of the related real estate property. If the cash flow from the project is reduced, the borrower's ability to repay the loan may be impaired.

     NON-RESIDENTIAL REAL ESTATE AND LAND LOANS. Loans secured by non-residential real estate constituted approximately $9.8 million, or 3.7%, of our total loan portfolio at June 30, 2001. Our non-residential real estate loans are secured by improved property such as offices, small business facilities, and other non-residential buildings. Our loan portfolio includes a limited number of non-residential construction loans. At June 30, 2001, 92.7% of our non-residential real estate loans were secured by properties located within our market area. At June 30, 2001, our non-residential loans had an average balance of $119,000 and the largest non-residential real estate loan had a principal balance of $2.1 million and was current at June 30, 2001. The terms of each non-residential real estate loan are negotiated on a case by case basis. Non-residential real estate loans are currently offered with adjustable interest rates or short-term balloon maturities, although in the past we have originated fixed rate long term non-residential real estate loans. Non-residential real estate loans originated by us generally amortize over 15 to 25 years.

     Loans secured by non-residential real estate generally involve a greater degree of risk than one- to four-family residential mortgage loans and carry larger loan balances. This increased credit risk is a result of several factors, including the concentration of principal in a limited number of loans and borrowers, the effects of general economic conditions on income producing properties, and the increased difficulty of evaluating and monitoring these types of loans. Furthermore, the repayment of loans secured by non-residential real estate is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced, the borrower's ability to repay the loan may be impaired.

     We also originate a limited number of land loans secured by individual improved and unimproved lots for future residential construction. Land loans are generally offered with a fixed rate and with terms of up to five years. Land loans totaled $928,000 at June 30, 2001.

     RESIDENTIAL CONSTRUCTION LOANS. To a lesser extent, we originate loans to finance the construction of one- to four-family residential property. At June 30, 2001, we had $7.3 million, or 2.8%, of our total loan portfolio invested in interim construction loans. We make construction loans to private individuals for construction of their homes and, to a lesser extent, to builders who do not have a contract for resale to individuals. Loan proceeds are disbursed in increments as construction progresses and as inspections warrant. Construction loans are typically structured as permanent one- to four-family loans originated by us with a 12-month construction phase. Accordingly, upon completion of the construction phase, there is no change in interest rate or term to maturity of the original construction loan, nor is a new permanent loan originated.

     COMMERCIAL BUSINESS LOANS. Commercial loans totaled $6.0 million, or 2.3% of our total loan portfolio at June 30, 2001. We do not emphasize commercial lending, but evaluate and meet the needs of our customer base. Commercial business loans are frequently secured by real estate, although the decision to grant a commercial business loan depends primarily on the creditworthiness and cash flow of the borrower (and any guarantors) and secondarily on the value of and ability to liquidate the collateral. We generally require annual financial statements from our corporate borrowers and personal guarantees from the corporate principals. We also generally require an appraisal of any real estate that secures the loan.

     Commercial business lending generally involves greater risk than residential mortgage lending and involves risks that are different from those associated with residential and commercial real estate lending. Real estate lending is generally considered to be collateral based, with loan amounts based on predetermined loan to collateral values and liquidation of the underlying real estate collateral is viewed as the primary source of repayment in the event of borrower default. Although commercial business loans may be collateralized by equipment or other business assets, the liquidation of collateral in the event of a borrower default is often an insufficient source of repayment because equipment and other business assets may be obsolete or of limited use, among other things. Accordingly, the repayment of a commercial business loan depends primarily on the creditworthiness of the borrower (and any guarantors), while liquidation of collateral is a secondary and often insufficient source of repayment.

     CONSUMER LOANS. As of June 30, 2001, consumer loans totaled $9.0 million, or 3.4%, of our total loan portfolio. The principal types of consumer loans offered by us are fixed rate, fixed term second mortgage loans, auto and truck loans, education loans, credit card loans, unsecured personal loans, and loans secured by deposit accounts. Consumer loans are offered primarily on a fixed rate basis with maturities generally of less than ten years. Our second mortgage consumer loans are secured by the borrower's principal residence with a maximum loan-to-value ratio, including the principal balances of both the first and second mortgage loans, of 80% or less. Such loans are offered on a fixed rate basis with terms of up to ten years. At June 30, 2001, second mortgage loans totaled $1.6 million, or 17.3%, of consumer loans.

     The underwriting standards employed by us for consumer loans include a determination of the applicant's credit history and an assessment of ability to meet existing obligations and payments on the proposed loan. The quality and stability of the applicant's monthly income are determined by analyzing the gross monthly income from primary employment, and additionally from any verifiable secondary income. Creditworthiness of the applicant is of primary consideration; however, the underwriting process also includes a comparison of the value of the collateral in relation to the proposed loan amount.

     Consumer loans entail greater credit risk than residential mortgage loans, particularly in the case of consumer loans that are unsecured or secured by assets that depreciate rapidly, such as automobiles, mobile homes, boats, and recreational vehicles. In such cases, repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment for the outstanding loan and the remaining deficiency often does not warrant further substantial collection efforts against the borrower. In particular, amounts realizable on the sale of repossessed automobiles may be significantly reduced based upon the condition of the automobiles and the lack of demand for used automobiles. We add a general provision on a regular basis to our consumer loan loss allowance, based on general economic conditions and prior loss experience.

     MORTGAGE-BACKED SECURITIES. We also invest in mortgage-backed securities issued or guaranteed by the United States Government or agencies thereof. Investments in mortgage-backed securities are made either directly or by exchanging mortgage loans in our portfolio for such securities. These securities consist primarily of adjustable rate mortgage-backed securities issued or guaranteed by the Freddie Mac, Ginnie Mae or Fannie Mae, each of which is an agency of the federal government or a government-sponsored corporation. Total mortgage-backed securities, including those designated as available for sale, decreased from $8.6 million at March 31, 2001 to $7.2 million at June 30, 2001.

     Our objectives in investing in mortgage-backed securities vary from time to time depending upon market interest rates, local mortgage loan demand, and our level of liquidity. Mortgage-backed securities are more liquid than whole loans and can be readily sold in response to market conditions and interest rates. Mortgage-backed securities purchased by us also have lower credit risk than loans we originate because principal and interest are either insured or guaranteed by the United States Government or agencies thereof.

     LOAN ORIGINATIONS, SOLICITATION, PROCESSING, AND COMMITMENTS. Loan originations are derived from a number of sources such as real estate broker referrals, existing customers, borrowers, builders, attorneys, and walk-in customers. Upon receiving a loan application, we obtain a credit report and employment verification to verify specific information relating to the applicant's employment, income, and credit standing. In the case of a real estate loan, an appraiser approved by us appraises the real estate intended to secure the proposed loan. An underwriter in our loan department checks the loan application file for accuracy and completeness, and verifies the information provided. One- to four-family and multi-family residential, and non-residential real estate loans, for up to $150,000, may be approved by the manager of the mortgage loan department, loans between $150,000 and $250,000 must be approved by the Chief Lending Officer. The Chief Executive Officer can approve loans up to $300,000, and loans in excess of $300,000 must be approved by the Board of Directors. The Loan Committee meets once a week to review and verify that management's approvals of loans are made within the scope of management's authority. All approvals subsequently are ratified monthly by the full Board of Directors. Fire and casualty insurance is required at the time the loan is made and throughout the term of the loan. After the loan is approved, a loan commitment letter is promptly issued to the borrower. At June 30, 2001, we had commitments to originate $9.4 million of loans.

     If the loan is approved, the commitment letter specifies the terms and conditions of the proposed loan including the amount of the loan, interest rate, amortization term, a brief description of the required collateral, and required insurance coverage. The borrower must provide proof of fire and casualty insurance on the property serving as collateral, which insurance must be maintained during the full term of the loan. A title search of the property is required on all loans secured by real property.

     Although in the past we have purchased loans originated by other lenders, we have not purchased any such loans in at least 10 years. At June 30, 2001, 0.3% of all loans in our portfolio were purchased from others and the majority of such loans were collateralized by properties located in Ohio.

     ORIGINATION, PURCHASE AND SALE OF LOANS AND MORTGAGE-BACKED SECURITIES. The table below shows our loan origination, purchase and sales activity for the periods indicated.

                                                     FOR THE THREE MONTHS ENDED
                                                              JUNE 30,                 FOR THE YEAR ENDED MARCH 31,
                                                     --------------------------- ---------------------------------------
                                                         2001          2000          2001          2000          1999
                                                     ------------  ------------- ------------  -----------   -----------
                                                                                (IN THOUSANDS)
Total loans receivable, net at beginning of
period.........................................      $ 246,619     $ 237,095     $ 237,095     $ 214,094     $ 206,685
Loans originated:
 One to four family residential(1)(3)..........         25,757         7,028        60,192        52,485        59,578
 Multi-family residential(2)...................            746           494         2,803           549         1,930
 Non-residential real estate/land..............          2,772         2,785         4,255           223           179
 Consumer loans................................            599         3,518         6,854         7,498         6,498
 Commercial business loans.....................            214         1,285         1,611         4,194         3,681
                                                     ---------     ---------     ---------     ---------     ---------
    Total loans originated.....................         30,088        15,110        75,715        64,949        71,866

Loans sold:

 Whole loans...................................         (6,383)       (2,120)       (9,185)       (6,425)      (15,860)
                                                     ---------     ---------     ---------     ---------     ---------
 Total loans sold..............................         (6,383)       (2,120)       (9,185)       (6,425)      (15,860)

Mortgage loans transferred to REO..............             --            --           (98)          (64)          (58)
Loan repayment schedule........................        (16,533)       (9,304)      (56,478)      (37,106)      (48,814)
Other loan activity, net.......................          1,046          (582)         (430)        1,647           275
                                                     ---------     ---------     ---------     ---------     ---------
    Total loans receivable, net at end of period     $ 254,837     $ 240,199  24 $ 246,619     $ 237,095     $ 214,094
                                                     =========     =========     =========     =========     =========
Mortgage-backed securities at beginning of
period.........................................      $   8,613     $  10,496     $  10,496     $   7,230     $   4,275
Mortgage-backed securities purchased...........             --         1,000         2,025         8,030         6,576
Principal repayments and other activities......          1,458         1,051       (3,908)       (4,764)       (3,621)
                                                     ---------     ---------     ---------     ---------     ---------
    Mortgage-backed securities at end of period      $   7,155     $  10,445     $   8,613     $  10,496     $   7,230
                                                     =========     =========     =========     =========     =========

--------------------------
(1) Includes loans to finance the construction of one- to four-family residential properties, and loans held for sale.
(2) Includes loans to finance the sale of real estate acquired through foreclosure.
(3) Includes $15.7 million in refinanced loans for the quarter ended June 30, 2001 and $3.3 million for the period ended June 30, 2000.

     LOAN ORIGINATION FEES AND OTHER INCOME. In addition to interest earned on loans, we generally receive loan origination fees. We account for loan origination fees in accordance with Statement of Financial Accounting Standards ("SFAS") No. 91 "Accounting for Non-refundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases." To the extent that loans are originated or acquired for our portfolio, SFAS No. 91 requires that we defer loan origination fees and costs and amortize such amounts as an adjustment of yield over the life of the loan by use of the level yield method. SFAS No. 91 reduces the amount of revenue recognized by many financial institutions at the time such loans are originated or acquired. Fees deferred under SFAS No. 91 are recognized into income immediately upon prepayment or the sale of the related loan. At June 30, 2001, we had $1.4 million of deferred loan origination fees. Loan origination fees are volatile sources of income. Such fees vary with the volume and type of loans and commitments made and purchased, principal repayments, and competitive conditions in the mortgage markets, which in turn respond to the demand for and availability of money.

     We receive other fees, service charges, and other income that consist primarily of deposit transaction account service charges, late charges, credit card fees, and income from REO operations. We recognized fees and service charges of $288,000, $891,000, $720,000 and $682,000, for the three months ended
June 30, 2001, and for fiscal years ended March 31, 2001, 2000 and 1999, respectively.

     LOANS TO ONE BORROWER. Savings associations are subject to the same limits as those applicable to national banks, which under current regulations restrict loans to one borrower to an amount equal to 15% of unimpaired capital and unimpaired surplus on an unsecured basis, and an additional amount equal to 10% of unimpaired capital and unimpaired surplus if the loan is secured by readily marketable collateral (generally, financial instruments and bullion, but not real estate). At June 30, 2001, our largest borrower had an aggregate principal outstanding balance of $3.4 million. The loans were current at June 30, 2001. We had no loans at June 30, 2001 that exceeded the loans to one borrower regulations.

DELINQUENCIES AND CLASSIFIED ASSETS

     DELINQUENCIES. Our collection procedures provide that when a loan is 15 days past due, a computer-generated late charge notice is sent to the borrower requesting payment, plus a late charge. This notice is followed with a letter again requesting payment when the payment becomes 20 days past due. If delinquency continues, at 30 days another collection letter is sent and personal contact efforts are attempted, either in person or by telephone, to strengthen the collection process and obtain reasons for the delinquency. Also, plans to arrange a repayment plan are made. If a loan becomes 60 days past due, the loan becomes subject to possible legal action if suitable arrangements to repay have not been made. In addition, the borrower is given information which provides access to consumer counseling services, to the extent required by HUD regulations. When a loan continues in a delinquent status for 90 days or more, and a repayment schedule has not been made or kept by the borrower, a notice of intent to foreclose is sent to the borrower, giving 30 days to cure the delinquency. If not cured, foreclosure proceedings are initiated.

     NON-PERFORMING ASSETS. Loans are reviewed on a regular basis and are placed on a non-accrual status when, in the opinion of management, the collection of additional interest is doubtful. Mortgage loans are placed on non-accrual status generally when either principal or interest is 90 days or more past due and management considers the interest uncollectible. Interest accrued and unpaid at the time a loan is placed on non-accrual status is charged against interest income.

     At June 30, 2001, we had non-performing assets of $1,793,000 and a ratio of non-performing assets to total assets of 0.56%. At March 31, 2001 and 2000, we had non-performing assets of $639,000 and $290,000, respectively. At June 30, 2001, accruing loans 90 days or more delinquent consisted of a loan concentration to one borrower secured by real estate with an aggregate appraised value of $2.2 million. Management believes these loans are adequately collateralized.

     Real estate acquired by us as a result of foreclosure or by deed in lieu of foreclosure is deemed REO until such time as it is sold. When REO is acquired, it is recorded at the lower of the unpaid principal balance of the related loan or its fair value, less estimated selling expenses. Valuations are periodically performed by management, and any subsequent decline in fair value is charged to operations.

     The following table sets forth information regarding our non-accrual loans and real estate acquired by foreclosure at the dates indicated. For all the dates indicated, we did not have any material restructured loans within the meaning of SFAS 15.

                                                                                           AT MARCH 31,
                                                                AT JUNE 30,    ------------------------------------
                                                                    2001          2001         2000         1999
                                                                -----------    -----------  ----------   ----------
                                                                               (DOLLARS IN THOUSANDS)
Non-accrual loans:
 Mortgage loans:
    One- to four-family loans.............................       $     239      $    443      $    170      $    224
    All other mortgage loans..............................              23            --            --            --
 Non-mortgage loans:
    Commercial business...................................              --            --            --            --
    Consumer..............................................              96            72            30            12
                                                                 ---------      --------      --------      --------
 Total non-accrual loans..................................             358           515           200           236
 Accruing loans 90 days or more delinquent................           1,416            --            --            44
                                                                 ---------      --------      --------      --------
 Total non-performing loans...............................           1,774           515           200           280
 Total real estate owned (1)..............................              19           124            90            41
                                                                 ---------      --------      --------      --------
 Total non-performing assets..............................       $   1,793      $    639      $    290      $    321
                                                                 =========      ========      ========      ========
 Total non-performing loans to net loans receivable.......            0.70%         0.21%         0.08%         0.13%
                                                                 =========      ========      ========      ========

 Total non-performing loans to total assets...............            0.56%         0.17%         0.07%         0.10%
                                                                 =========      ========      ========      ========

 Total non-performing assets to total assets..............            0.56%         0.20%         0.10%         0.12%
                                                                 =========      ========      ========      ========

--------------------------------
(1) Represents the net book value of property acquired by us through foreclosure or deed in lieu of foreclosure. These properties are recorded at the lower of the loan's unpaid principal balance or fair value less estimated selling expenses.

     During the three months ended June 30, 2001 and the fiscal year ended March 31, 2001, gross interest income of $8,000 and $12,000, respectively, would have been recorded on loans currently accounted for on a non-accrual basis if the loans had been current throughout the period.

     The following table sets forth information with respect to loans past due by 60-89 days and 90 days or more in our portfolio at the dates indicated.

                                                                                          AT MARCH 31,
                                                             AT JUNE 30,   -----------------------------------------
                                                                2001          2001           2000           1999
                                                             -----------   -----------    ----------     -----------
                                                                                 (IN THOUSANDS)
 Loans past due 60-89 days.............................      $   1,459     $   2,536      $   1,539      $   1,710
 Loans past due 90 days or more........................          1,774           515            200            280
                                                             -----------   -----------    ----------     -----------
    Total past due 90 days or more.....................      $   3,233     $   3,051      $   1,739      $   1,990
                                                             ===========   ===========    ==========     ===========

     CLASSIFICATION OF ASSETS. Federal regulations provide for the classification of loans and other assets such as debt and equity securities considered by the OTS to be of lesser quality as "substandard," "doubtful," or "loss" assets. An asset is considered "substandard" if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. "Substandard" assets include those characterized by the "distinct possibility" that the savings institution will sustain "some loss" if the deficiencies are not corrected. Assets classified as "doubtful" have all of the weaknesses inherent in those classified "substandard," with the added characteristic that the weaknesses present make "collection or liquidation in full," on the basis of currently existing facts, conditions, and values, "highly questionable and improbable." Assets classified as "loss" are those considered "uncollectible" and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. Assets that do not expose the savings institution to risk sufficient to warrant classification in one of the aforementioned categories, but which possess some weaknesses, are required to be designated "special mention" by management.

     When a savings institution classifies problem assets as either substandard or doubtful, it is required to establish general allowances for loan losses in an amount deemed prudent by management. General allowances represent loss allowances that have been established to recognize the inherent risk associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When a savings institution classifies problem assets as "loss," it is required either to establish a specific allowance for losses equal to 100% of the amount of the assets so classified, or to charge off such amount. A savings institution's determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the OTS, which can order the establishment of additional general or specific loss allowances. We regularly review the problem loans in its portfolio to determine whether any loans require classification in accordance with applicable regulations.

     The following table sets forth the aggregate amount of our classified assets at the dates indicated.

                                                                                          AT MARCH 31,
                                                             AT JUNE 30,   ----------------------------------------
                                                                2001          2001           2000           1999
                                                             -----------   -----------    ----------     ----------
                                                                                 (IN THOUSANDS)

 Substandard assets(1)................................       $    470      $     569      $     290      $     206
 Doubtful assets......................................             --             --             --             --
 Loss assets..........................................             --             --             --              8
                                                             -----------   -----------    ----------     ----------
    Total classified assets...........................       $    470      $     569      $     290      $     214
                                                             ===========   ===========    ==========     ==========

-----------------------------
(1)  Includes REO.

     ALLOWANCE FOR LOAN LOSSES. Management's policy is to provide for estimated losses on our loan portfolio based on management's evaluation of the potential losses that may be incurred. We regularly review our loan portfolio, including problem loans, to determine whether any loans require classification or the establishment of appropriate reserves or allowances for losses. Such evaluation, which includes a review of all loans of which full collectibility of interest and principal may not be reasonably assured, considers, among other matters, the estimated fair value of the underlying collateral. Other factors considered by management include the size and risk exposure of each segment of the loan portfolio, present indicators such as delinquency rates and the borrower's current financial condition, and the potential for losses in future periods. Management calculates the general allowance for loan losses in part based on past experience, and in part based on specified percentages of loan balances. While both general and specific loss allowances are charged against earnings, general loan loss allowances are added back to capital in computing risk-based capital under OTS regulations.

     During the three months ended June 30, 2001 and the fiscal years ended March 31, 2001, 2000 and 1999, we added $2,000, $96,000, $120,000 and $64,000, respectively, to the provision for loan losses. Our allowance for loan losses totaled $656,000, $655,000, $793,000 and $678,000, at June 30, 2001, and at
March 31, 2001, 2000 and 1999, respectively. We base the provision for loan loss on several factors, including loan volume, portfolio mix, delinquencies, etc. Management believes that our current allowance for loan losses is adequate, however, there can be no assurance that the allowance for loan losses will be adequate to cover losses that may in fact be realized in the future or that additional provisions for loan losses will not be required.

     ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES. The following table sets forth the analysis of the allowance for loan losses for the periods indicated.

                                                      AT OR FOR THE
                                                   THREE MONTHS ENDED
                                                        JUNE 30,                 AT OR FOR THE YEAR ENDED MARCH 31,
                                              ---------------------------   ------------------------------------------
                                                  2001           2000           2001           2000           1999
                                              -----------    ------------   ------------   ------------    -----------
                                                                              (IN THOUSANDS)
 Loans receivable, net....................     $254,837     $  240,199     $  246,619     $  237,095       $214,094
                                               ========     ==========     ==========     ==========       ========
 Average loans receivable, net............      249,324        238,963        245,624        229,845        209,178
                                               ========     ==========     ==========     ==========       ========
 Allowance balance (at beginning of period)         655            793            793            678            721
 Provision for losses:
    Mortgage..............................           --             --             --             --             --
    Non-mortgage..........................           --             --             --             --             --
    General...............................            2             51             96            120             64
 (Charge-offs) Recoveries:
    Mortgage..............................           --             --             --             --           (108)
    Non-mortgage (1)......................           (1)             2           (234)            (5)             1
                                               --------     ----------     ----------     ----------       --------
 Allowance balance (at end of period).....     $    656     $      846     $      655     $      793       $    678
                                               ========     ==========     ==========     ==========       ========
 loans receivable, net at end of period...         0.26%          0.35%          0.27%          0.33%          0.32%
                                               ========     ==========     ==========     ==========       ========
 Net loans charged off as a percent of
 average loans receivable, net............           --%            --%          0.10%            --%          0.05%
                                               ========     ==========     ==========     ==========       ========
 Ratio of allowance for loan losses to
 total non-performing assets at end of
 period...................................        36.59%        300.00%        102.50%        237.45%        211.21%
                                               ========     ==========     ==========     ==========       ========
 Ratio of allowance for loan losses to
 non-performing loans at end of period....        36.98%        440.63%        127.18%        396.50%        242.14%
                                               ========     ==========     ==========     ==========       ========

-----------------
(1) The fiscal 2001 charge-offs include a $172,000 charge-off related to an impaired loan. Such loan is current at June 30, 2001.

     ALLOCATION OF ALLOWANCE FOR LOAN LOSSES. The following table sets forth the allocation of allowance for loan losses by loan category for the periods indicated. Management believes that the allowance can be allocated by category only on an approximate basis. The allocation of the allowance by category is not necessarily indicative of future losses and does not restrict the use of the allowance to absorb losses in any category.

                                                         AT JUNE 30,
                                        ----------------------------------------------
                                                 2001                    2000
                                        ----------------------  ----------------------

                                                    % OF                     % OF
                                                    LOANS                    LOANS
                                                    IN EACH                  IN EACH
                                                    CATEGORY                 CATEGORY
                                                    TO                       TO
                                                    TOTAL                    TOTAL
                                         AMOUNT     LOANS        AMOUNT      LOANS
                                        --------   ----------   --------    ----------

 Balance at end of period
 applicable to:
 One- to four-family residential
 loans...........................       $     572       87.1%    $   745          88.0%
 Multi-family residential loans..              23        3.5          30           3.6
 Consumer and commercial.........              37        5.7          51           6.1
 Non-residential real estate.....              24        3.7          20           2.3
                                        ---------   --------     -------     ---------
 Total allowance for loan losses.       $     656     100.00%    $   846        100.00%
                                        =========   ========     =======     =========


                                                                   AT MARCH 31,
                                   ---------------------------------------------------------------------------
                                             2001                      2000                     1999
                                   -----------------------  --------------------------  ----------------------
                                                  % OF                                               % OF
                                                  LOANS                    % OF                      LOANS
                                                  IN                       LOANS                     IN
                                                  EACH                     IN EACH                   EACH
                                                  CATEGORY                 CATEGORY                  CATEGORY
                                                  TO                       TO                        TO
                                                  TOTAL                    TOTAL                     TOTAL
                                     AMOUNT       LOANS       AMOUNT       LOANS        AMOUNT       LOANS
                                    --------     ----------  --------     ----------   --------     ----------
                                    (DOLLARS IN THOUSANDS)
 Balance at end of period
 applicable to:
 One- to four-family residential
 loans...........................     $   574         87.7%    $   423          88.4%    $   386         88.3%
 Multi-family residential loans..          24          3.6          37          3.3           38          3.2
 Consumer and commercial.........          37          5.7         333          5.8          252          6.0
 Non-residential real estate.....          20          3.0          --          2.5            2          2.5
                                      -------     --------     -------     ---------     -------     --------
 Total allowance for loan losses.     $   655       100.00%    $   793        100.00%    $   678       100.00%
                                      =======     ========     =======     =========     =======     ========


INVESTMENT ACTIVITIES

     Our investment portfolio is comprised of investment securities and certificates of deposit in other financial institutions. The carrying value of our investment securities totaled $12.1 million at June 30, 2001, compared to $19.3 million at March 31, 2001 and $27.2 million at March 31, 2000. Our cash and cash equivalents, consisting of cash and due from banks, federal funds sold, and interest bearing deposits due from other financial institutions with original maturities of three months or less, totaled $26.8 million at June 30, 2001, compared to $20.9 million at March 31, 2001 and $14.3 million at March 31, 2000.

     We are required under federal regulations to maintain liquid assets that may be invested in specified short-term securities and certain other investments. Liquidity levels may be increased or decreased depending upon the yields on investment alternatives and upon management's judgment as to the attractiveness of the yields then available in relation to other opportunities and its expectation of the level of yield that will be available in the future, as well as management's projections as to the short term demand for funds to be used in our loan origination and other activities.

     INVESTMENT PORTFOLIO. The following table sets forth the carrying value of our investment securities portfolio, short-term investments and FHLB stock, at the dates indicated.

                                                AT JUNE 30,                                 AT MARCH 31,
                                            ------------------   ------------------------------------------------------------------
                                                   2001                   2001                   2000                  1999
                                            ------------------   ---------------------  --------------------- ---------------------
                                             CARRYING  MARKET     CARRYING    MARKET     CARRYING    MARKET     CARRYING    MARKET
                                              VALUE    VALUE       VALUE       VALUE       VALUE      VALUE      VALUE       VALUE
                                            --------- --------   ---------  ----------  ----------  --------- -----------  ---------
                                                                               (IN THOUSANDS)
Investment Securities:
Corporate bonds and notes..............     $ 3,995     $4,081     $3,994     $ 4,061     $2,987     $2,951     $    --     $   --
U.S. Government and agency securities..       7,987      8,048      9,501       9,567     20,057     19,528      11,666     11,588
Obligations of state and political
subdivisions...........................         141        148        146         146        155        155         164        164
Certificates of deposit in other
financial institutions.................          --         --      5,700       5,700      4,000      4,000       6,000      6,000
                                            -------    -------    -------     -------    -------    -------     -------    -------
Total investment securities............      12,123     12,277     19,341      19,474     27,199     26,634      17,830     17,752

Other Investments:
Interest-bearing deposits in other
financial institutions.................      18,260     18,260     12,891      12,891      8,332      8,332      10,410     10,410
Federal funds sold.....................       6,000      6,000      6,000       6,000      3,475      3,475       4,295      4,295
Federal Home Loan Bank stock...........       3,612      3,612      3,510       3,510      3,160      3,160       2,919      2,919
                                            -------    -------    -------     -------    -------    -------     -------    -------
Total investments......................     $39,995    $40,149    $41,742     $41,875    $42,166    $41,601     $35,454    $35,376
                                            =======    =======    =======     =======    =======    =======     =======    ========

     INVESTMENT PORTFOLIO MATURITIES. The following table sets forth the scheduled maturities, carrying values, market values and average yields for our investment securities at June 30, 2001. We do not hold any investment securities with maturities in excess of 25 years.

                                                                                               AT JUNE 30, 2001
                                                   ------------------------------------------------------------------------------
                                                       ONE YEAR OR LESS          ONE TO FIVE YEARS         FIVE TO TEN YEARS
                                                   -----------------------  -------------------------  ------------------------
                                                   CARRYING      AVERAGE      CARRYING      AVERAGE      CARRYING      AVERAGE
                                                     VALUE        YIELD         VALUE        YIELD         VALUE        YIELD
                                                   ---------    ----------  ------------  -----------  ------------  ----------
                                                                                          (DOLLARS IN THOUSANDS)
 Investment Securities:
   Corporate bonds and notes................       $   1,001        6.56%   $    2,994          6.47%  $       --          --
   U.S. Government and agency...............           3,495        6.04         2,530          5.77           --          --
   Obligations of state and political
     subdivisions...........................              --          --            --            --           --          --
                                                   ---------    --------    ----------    ----------   ----------    --------
   Total investment securities..............       $   4,496        6.16%   $    5,524          6.15%  $       --          --
                                                   =========    ========    ==========    ==========   ==========    ========

                                                  AT JUNE 30, 2001
                                             -------------------------
                                                 MORE THAN TEN YEARS
                                             -------------------------
                                                CARRYING      AVERAGE
                                                  VALUE        YIELD
                                             -------------  ----------

 Investment Securities:
   Corporate bonds and notes................    $      --         --%
   U.S. Government and agency...............        1,962       6.29
   Obligations of state and political
     subdivisions...........................          141       5.50
                                                ---------    -------
   Total investment securities..............    $   2,103       6.24%
                                                =========    =======


                                                                    AT JUNE 30, 2001
                                                   --------------------------------------------------
                                                              TOTAL INVESTMENT SECURITIES
                                                   --------------------------------------------------
                                                    AVERAGE                                 WEIGHTED
                                                    LIFE IN      CARRYING      MARKET       AVERAGE
                                                     YEARS        VALUE         VALUE        YIELD
                                                   ----------   ----------  ------------  -----------
                                                                (DOLLARS IN THOUSANDS)
 Investment Securities:
   Corporate bonds and notes................          1.19      $   3,995     $  4,081         6.48%
   U.S. Government and agency...............          6.64          7,987        8,048         6.02
   Obligations of state and political
   subdivisions.............................         10.93            141          148         5.50
                                                                ---------     --------      -------
     Total investment securities............          4.89      $  12,123     $ 12,277         6.26%
                                                                =========     ========      =======

SOURCES OF FUNDS

     GENERAL. Deposits are the major source of our funds for lending and other investment purposes. In addition to deposits, we derive funds from the amortization, prepayment or sale of loans and mortgage-backed securities, the sale or maturity of investment securities, operations and, if needed, advances from the Federal Home Loan Bank of Cincinnati. Scheduled loan principal repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are influenced significantly by general interest rates and market conditions. Borrowings may be used on a short-term basis to compensate for reductions in the availability of funds from other sources or on a longer term basis for general business purposes. We had $6.0 million of advances from the Federal Home Loan Bank of Cincinnati at June 30, 2001.

     DEPOSITS. Consumer and commercial deposits are attracted principally from within our market area through the offering of a broad selection of deposit instruments including NOW accounts, passbook savings, money market deposit and term certificate accounts, including individual retirement accounts. We accept deposits of $100,000 or more and offer negotiated interest rates on such deposits. Deposit account terms vary according to the minimum balance required, the period of time during which the funds must remain on deposit, and the interest rate, among other factors. We regularly evaluate our internal cost of funds, survey rates offered by competing institutions, review our cash flow requirements for lending and liquidity, and execute rate changes when deemed appropriate. We do not obtain funds through brokers, nor do we solicit funds outside our market area.

     DEPOSIT PORTFOLIO. Savings and other deposits in Wayne Savings Community Bank as of June 30, 2001, comprised the following:


   WEIGHTED AVERAGE                             CHECKING AND SAVINGS       MINIMUM                    PERCENTAGE OF
    INTEREST RATE          MINIMUM TERM               DEPOSITS              AMOUNT       BALANCES     TOTAL DEPOSITS
---------------------   ------------------    ------------------------  ------------   ------------ ------------------
                                                                                       (IN THOUSANDS)

        1.56%                  None             NOW accounts             $       --    $     37,309         13.12%
        3.09                   None             Passbook/Statement               --          58,630         20.62
                                                savings
        3.23                   None             Money market Investor         2,500           9,175          3.23

                                              CERTIFICATES OF DEPOSIT
                                              ------------------------

        4.72               12 months or         Fixed term, fixed rate          500          37,166         13.07
                           less
        5.99               12  to 24 months     Fixed term, fixed rate          500          88,235         31.03
        5.21               25 to 36 months      Fixed term, fixed rate          500           9,957          3.50
        5.54               36 months or         Fixed term, fixed rate          500           6,132          2.16
                           more
        6.16               Negotiable           Jumbo certificates          100,000          37,780         13.27
                                                                                       ------------   -----------
                                                                                       $    284,384        100.00%
                                                                                       ============   ===========

     The following table sets forth the change in dollar amount of savings deposits in the various types of savings accounts offered by us at the dates indicated.

                                              BALANCE AT                        BALANCE AT                        BALANCE AT
                                               JUNE 30,    % OF       INCREASE   MARCH 31,   % OF      INCREASE    MARCH 31,
                                                2001      DEPOSITS   (DECREASE)   2001     DEPOSITS   (DECREASE     2000
                                              ---------- ---------- ----------- ---------- --------   ---------   ----------
                                                                                          (DOLLARS IN THOUSANDS)


NOW accounts.............................     $  37,309    13.12%   $   3,667   $  33,642    12.11%   $   2,628   $  31,014
Passbook/Statement savings...............        58,630    20.62        4,056      54,574    19.65        1,500      53,074
Money market Investor....................         9,175     3.23          270       8,905     3.21       (1,922)     10,827
Certificates of deposit(1)
    Original maturities of:
    12 months or less....................        37,166    13.07       11,672      25,494     9.18      (16,228)     41,722
    12 to 24 months......................        88,235    31.03      (12,870)    101,105    36.41       46,764      54,341
    25 to 36 months......................         9,957     3.50          (79)     10,036     3.61      (14,751)     24,787
    36 months or more....................         6,132     2.16          (43)      6,175     2.22       (2,713)      8,888
    Negotiated jumbo.....................        37,780    13.27            5      37,775    13.61       (2,524)     40,299
                                              ---------  -------    ---------  ----------   ------    ---------   ---------

    Total................................     $ 284,384   100.00%   $   6,678   $ 277,706   100.00%   $  12,754   $ 264,952
                                              =========  =======    =========   =========   ======    =========   =========


                                                               BALANCE AT
                                            % OF     INCREASE   MARCH 31,    % OF
                                          DEPOSITS   (DECREASE   1999      DEPOSITS
                                          --------   --------- ----------  --------



NOW accounts.............................   11.71%   $   6,135 $   24,879    10.57%
Passbook/Statement savings...............   20.03        6,608     46,466    19.75
Money market Investor....................    4.09         (438)    11,265     4.79
Certificates of deposit(1)
    Original maturities of:
    12 months or less....................   15.74        3,909     37,813    16.07
    12 to 24 months......................   20.51       20,340     34,001    14.45
    25 to 36 months......................    9.36      (13,909)    38,696    16.44
    36 months or more....................    3.35       (2,532)    11,420     4.85
    Negotiated jumbo.....................   15.21        9,512     30,787    13.08
                                           ------   ---------- ----------  -------

    Total................................  100.00%  $   29,625 $  235,327   100.00%
                                           ======   ========== ==========  =======


------------------------------
(1) Individual Retirement Accounts ("IRAs") are included in the respective certificate balances. IRAs totaled $31.8 million as of June 30, 2001.

     The following table sets forth the change in dollar amount of savings deposits in the various types of savings accounts offered by us between the dates indicated.

                                                                                                         YEARS ENDED MARCH 31,
                                   THREE MONTHS ENDED JUNE 30,     -----------------------------------------------------------------
                                               2001                             2001                              2000
                                  -------------------------------- -------------------------------  --------------------------------
                                                         WEIGHTED                         WEIGHTED                          WEIGHTED
                                   AVERAGE  PERCENT OF   AVERAGE    AVERAGE   PERCENT OF  AVERAGE    AVERAGE   PERCENT OF   AVERAGE
                                   BALANCE   DEPOSITS     RATE      BALANCE    DEPOSITS    RATE      BALANCE    DEPOSITS     RATE
                                  --------- ----------  ---------- ---------  ----------  --------  ---------  ----------   --------
                                                                                       (DOLLARS IN THOUSANDS)
Noninterest-bearing demand
deposits....................      $  8,221       2.95%      0.00%  $   5,684     2.19%      0.00%   $  4,652      1.84%       0.00%
NOW accounts................        26,573       9.54       2.63      25,527     9.82       1.73      23,912      9.48        2.08
Passbook/Statement savings..        55,518      19.94       3.09      45,800    17.62       3.16      45,790     18.15        3.13
Money market investor.......         8,983       3.23       3.23       9,637     3.71       3.23      11,411      4.52        3.28
Certificates of deposit.....       179,146      64.34       5.84     173,266    66.66       6.03     166,581     66.01        5.54
                                  --------    -------    -------   ---------   ------     ------    --------   -------     -------
    Total deposits..........      $278,441     100.00%      4.91%  $ 259,914   100.00%      4.87%   $252,346    100.00%       4.57%
                                  ========    =======    =======   =========   ======     ======    ========   =======     =======


                                   YEARS ENDED MARCH 31,
                             ---------------------------------
                                            1999
                               --------------------------------
                                                       WEIGHTED
                                AVERAGE   PERCENT OF   AVERAGE
                                BALANCE    DEPOSITS     RATE
                               ---------  ----------   --------

Noninterest-bearing demand
deposits....................  $   4,477      2.01%      0.00%
NOW accounts................     16,062      7.21       2.11
Passbook/Statement savings..     40,927     18.38       3.10
Money market investor.......      9,615      4.32       3.31
Certificates of deposit.....    151,564     68.08       5.66
                              ---------    ------     ------
    Total deposits..........  $ 222,645    100.00%      4.72%
                              =========    ======     ======


     The following table sets forth our certificates of deposit classified by rates as of the dates indicated:

                                                                                     AT MARCH 31,
                                                        AT JUNE     ----------------------------------------
                                                       30, 2001         2001           2000          1999
                                                      ----------    ------------   ------------   ----------
                                                                           (DOLLARS IN THOUSANDS)

2.01-4.00%.....................................       $   9,692      $        --     $        --   $       --
4.01-6.00%.....................................          81,130           73,177         127,653      120,446
6.01-8.00%.....................................          88,448          107,408          42,382       29,486
8.01-10.00%....................................              --               --               2        2,785
                                                      ---------      -----------     -----------   ----------
    Total......................................       $ 179,270      $   180,585     $   170,037   $  152,717
                                                      =========      ===========     ===========   ==========

     The following table sets forth the amount and maturities of our certificates of deposit at June 30, 2001.

                                                                                    AMOUNT DUE
                                                      -------------------------------------------------------
                                                       LESS THAN     1-2         2-3         AFTER
 RATE                                                  ONE YEAR     YEARS       YEARS      3 YEARS     TOTAL
                                                      ----------  ---------  -----------  ---------  --------
                                                                            (IN THOUSANDS)
2.01 - 4.00%...................................       $  8,852    $    840    $    --     $    --    $  9,692
4.01-6.00%.....................................         62,528      13,604      2,711       2,287      81,130
6.01-8.00%.....................................         64,841      23,014        148         445      88,448
                                                      --------    --------    -------     -------    --------
    Total......................................       $136,221    $ 37,458    $ 2,859     $ 2,732    $179,270
                                                      ========    ========    =======     =======    ========

     The following table indicates the amount of our negotiable certificates of deposit of $100,000 or more by time remaining until maturity as of June 30, 2001.

                                 MATURITY PERIOD                             CERTIFICATES OF DEPOSIT
                                 ---------------                             -----------------------
                                                                                 (IN THOUSANDS)

         Three months or less..........................................              $  12,656
         Over three months through six months..........................                  6,570
         Over six months through twelve months.........................                 12,279
         Over twelve months............................................                  6,275
                                                                                     ---------
              Total....................................................              $  37,780
                                                                                     =========

BORROWINGS

     Savings deposits are the primary source of funds for our lending and investment activities and for our general business purposes. We may rely upon advances from the Federal Home Loan Bank of Cincinnati and the Federal Reserve Bank discount window to supplement our supply of lendable funds and to meet deposit withdrawal requirements. Advances from the Federal Home Loan Bank of Cincinnati typically are collateralized by stock in the Federal Home Loan Bank of Cincinnati and a portion of first mortgage loans held by us. At June 30, 2001, we had $6.0 million in advances outstanding.

     The Federal Home Loan Bank functions as a central reserve bank providing credit for member savings associations and financial institutions. As a member, we are required to own capital stock in the Federal Home Loan Bank and are authorized to apply for advances on the security of such stock and certain home mortgages and other assets (principally, securities that are obligations of, or guaranteed by, the United States) provided certain standards related to creditworthiness have been met. Advances are made pursuant to several different programs. Each credit program has its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based either on a fixed percentage of a member institution's net worth or on the Federal Home Loan Bank's assessment of the institution's creditworthiness. Although advances may be used on a short-term basis for cash management needs, Federal Home Loan Bank advances have not been, nor are they expected to be, a significant long-term funding source for us.

                                    THREE MONTHS ENDED
                                         JUNE 30,             YEAR ENDED MARCH 31,
                                   -------------------    -----------------------------
                                      2001      2000        2001       2000      1999
                                   ---------  --------    ---------  --------  --------
                                                 (DOLLARS IN THOUSANDS)
FEDERAL HOME LOAN BANK
ADVANCES:
 Maximum month-end balance...      $  6,000    $12,000    $10,000    $12,000    $16,000
 Balance at end of period....         6,000     10,000      6,000     12,000      9,000
 Average balance.............         6,000      8,513      7,877      8,596     11,667

Weighted average interest rate on:
    Balance at end of period.         5.21%      6.05%      5.54%      5.98%      5.68%
    Average balance for
    period...................         5.47%      5.45%      5.69%      5.63%      5.75%

PERSONNEL

     As of June 30, 2001, we had 95 full-time and 32 part-time employees. None of our employees is represented by a collective bargaining group. We believe that we have a good relationship with our employees.

PROPERTY

     At June 30, 2001, we conducted our business through our main banking office located in Wooster, Ohio, our nine additional full service branch offices located in our market area, and the full service office of Village Savings Bank. We lease two of our office properties. The aggregate net book value of our premises and equipment was $8.9 million at June 30, 2001.

LEGAL PROCEEDINGS

     We are periodically involved in various claims and lawsuits that arise incident to our financial services business. We believe that these routine legal proceedings, in the aggregate, are not material to our financial condition and results of operations.

                                   REGULATION

     As a state-chartered, Savings Association Insurance Fund-insured savings association, Wayne Savings Community Bank is subject to examination, supervision and extensive regulation by the Office of Thrift Supervision, the Ohio Division of Financial Institutions, and the Federal Deposit Insurance Corporation. As a federally chartered Savings Association Insurance Fund-insured savings bank, Village Savings Bank also is subject to examination, supervision and extensive regulation by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. Wayne Savings Community Bank and Village Savings Bank are members of, and own stock in, the Federal Home Loan Bank of Cincinnati, which is one of the twelve regional banks in the Federal Home Loan Bank System. This regulation and supervision establishes a comprehensive framework of activities in which an institution can engage and is intended primarily for the protection of the insurance fund and depositors. The banks also are subject to regulation by the Board of Governors of the Federal Reserve System governing reserves to be maintained against deposits and certain other matters. The Office of Thrift Supervision and Ohio Division of Financial Institutions regularly examine us and prepare reports for the consideration of their Boards of Directors on any deficiencies that they may find in our operations. The Federal Deposit Insurance Corporation also examines the banks in its role as the administrator of the Savings Association Insurance Fund. The banks' relationship with depositors and borrowers also is regulated to a great extent by both federal and state laws especially in such matters as the ownership of savings accounts and the form and content of our mortgage documents. Any change in such regulations could have a material adverse impact on Wayne Savings Bancshares, Inc., Wayne Savings Community Bank, Village Savings Bank and their operations.

FEDERAL REGULATION OF SAVINGS INSTITUTIONS

     BUSINESS ACTIVITIES. The activities of savings associations are governed by the Home Owners' Loan Act, as amended and, in certain respects, the Federal Deposit Insurance Act. These federal statutes, among other things, (i) limit the types of loans a savings association may make, (ii) prohibit the acquisition of any corporate debt security that is not rated in one of the four highest rating categories, and (iii) restrict the aggregate amount of loans secured by non-residential real estate property to 400% of capital. The description of statutory provisions and regulations applicable to savings associations set forth herein does not purport to be a complete description of such statutes and regulations and their effect on us.

     The capital regulations also incorporate an interest rate risk component. Savings institutions with "above normal" interest rate risk exposure are subject to a deduction from total capital for purposes of calculating their risk-based capital requirements. For the present time, the Office of Thrift Supervision has deferred implementation of the interest rate risk capital charge. At June 30, 2001, Wayne Savings Community Bank and Village Savings Bank met each of the capital requirements.

     CAPITAL REQUIREMENTS. The Office of Thrift Supervision capital regulations require savings institutions to meet three minimum capital standards: a 1.5% tangible capital ratio; a 4% leverage ratio (3% for institutions receiving the highest rating on the CAMELS rating system); and an 8% risk-based capital ratio. In addition, the prompt corrective action regulations discussed below also establish, in effect, a minimum 2% tangible capital standard, a 4% leverage ratio (3% for institutions receiving the highest CAMELS rating), and together with the risk-based capital standard itself, a 4% Tier 1 risk-based capital standard. Institutions must generally deduct from capital investments in and loans to subsidiaries engaged in activities as principle that are not permissible for a national bank.

     The risk-based capital standards for savings institutions require the maintenance of Tier 1 (core) and total capital (which is defined as core capital and supplementary capital) to risk-weighted assets of at least 4% and 8%, respectively. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weighted factor of 0% to 100%, assigned by the Office of Thrift Supervision capital regulation based on the risks believed inherent in the type of asset. Core (tier
1) capital is defined as common stockholders' equity (including retained earnings), certain nonconclusive perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries, less intangible assets other than certain mortgage servicing rights and credit card relationships. The components of supplementary capital currently include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock, the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets, and up to 45% of unrealized gains on available-for-sale equity securities with readily determinable fair market values. Overall, the amount of supplementary capital included as part of total capital may not exceed 100% of core capital.

     The capital regulations also incorporate an interest rate risk component. Savings institutions with "above normal" interest rate risk exposure are subject to a deduction from total capital for purposes of calculating their risk-based capital requirements. For the present time, the Office of Thrift Supervision has deferred implementation of the interest rate risk capital charge. At June 30, 2001, Wayne Savings Community Bank and Village Savings Bank met each of the capital requirements.

     LOANS TO ONE BORROWER. Under federal law, savings institutions generally may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of unimpaired capital and surplus on an unsecured basis. An additional amount may be loaned, equal to 10% of unimpaired capital and surplus, if the loan is secured by readily-marketable collateral, which is defined to include certain securities and bullion, but generally does not include real estate. At June 30, 2001, Wayne Savings Community Bank and Village Savings Bank were in compliance with the loans-to-one-borrower limitation.

     QUALIFIED THRIFT LENDER TEST. Federal law requires savings associations to meet a qualified thrift lender test whereby a savings association is required to maintain at least 65% of its "portfolio assets" (total assets less (i) specified liquid assets up to 20% of total assets, (ii) intangibles, including goodwill, and (iii) the value of property used to conduct business) in certain "qualified thrift investments," primarily residential mortgages and related investments, including certain mortgage-backed and related securities on a monthly basis in 9 out of every 12 months. A savings association that fails this test must either convert to a bank charter or operate under specified restrictions. As of June 30, 2001, Wayne Savings Community Bank and Village Savings Bank maintained 103.4% and 92.6%, respectively, of their portfolio assets in qualified thrift investments and, therefore, met the qualified thrift lender test.

     LIMITATIONS ON CAPITAL DISTRIBUTIONS. Federal regulations impose limitations upon all capital distributions by a savings institution, such as cash dividends, payments to repurchase shares and other distributions charged against the institution's capital account. A savings association must file an application for Office of Thrift Supervision approval of a capital distribution if either
(i) the total capital distributions for the applicable calendar year exceed the sum of the savings association's net income for that year to date plus the savings association's retained net income for the preceding two years, (ii) the savings association would not be at least adequately capitalized following the distribution, (iii) the distribution would violate any applicable statute, regulation, agreement or Office of Thrift Supervision-imposed condition, or (iv) the savings association is not eligible for expedited treatment of its filings. If an application is not required to be filed, a savings association must still file a notice with the Office of Thrift Supervision at least thirty days before the Board of Directors declares a dividend or approves a capital distribution. Any additional capital distributions will require prior Office of Thrift Supervision approval. If the capital of Wayne Savings Community Bank or Village Savings Bank falls below its required levels or the Office of Thrift Supervision notifies the institution that it is in need of more than normal supervision, the banks' ability to make capital distributions could be restricted. In addition, the Office of Thrift Supervision may prohibit a proposed capital distribution by any institution, which would otherwise be permitted by regulation, if the Office of Thrift Supervision determines that the distribution would constitute an unsafe or unsound practice.

     LIQUIDITY. Wayne Savings Community Bank and Village Savings Bank are required to maintain an average daily balance of specified liquid assets equal to a quarterly average of not less than a specified percentage of their respective net withdrawable deposit accounts plus borrowing payable in one year or less. The current requirement is 4%. Wayne Savings Community Bank and Village Savings Bank had average liquidity ratios of 15.5% and 26.8%, respectively, for the three months ended June 30, 2001, which exceeded the applicable requirements.

     COMMUNITY REINVESTMENT ACT AND FAIR LENDING LAWS. Wayne Savings Community Bank and Village Savings Bank have a responsibility under the Community Reinvestment Act and related regulations of the Office of Thrift Supervision to help meet the credit needs of their communities, including low- and moderate-income neighborhoods. In addition, the Equal Credit Opportunity Act and the Fair Housing Act prohibit lenders from discriminating in their lending practices on the basis of characteristics specified in those statutes. An institution's failure to comply with the provisions of the Community Reinvestment Act could, at a minimum, result in regulatory restrictions on its activities, and failure to comply with the Equal Credit Opportunity Act and the Fair Housing Act could result in enforcement actions by the Office of Thrift Supervision, as well as other federal regulatory agencies and the Department of Justice. Wayne Savings Community Bank and Village Savings Bank received satisfactory Community Reinvestment Act ratings under the current Community Reinvestment Act regulations in their most recent federal examinations.

     TRANSACTIONS WITH RELATED PARTIES. Wayne Savings Community Bank and Village Savings Bank's authority to engage in transactions with related parties or "affiliates" or to make loans to specified insiders is limited by Sections 23A and 23B of the Federal Reserve Act. The term "affiliates" for these purposes generally means any company that controls or is under common control with an institution, including Wayne Savings Bancshares, Inc. and its non-savings institution subsidiaries. Section 23A limits the aggregate amount of certain "covered" transactions with any individual affiliate to 10% of the capital and surplus of the savings institution and also limits the aggregate amount of covered transactions with all affiliates to 20% of the savings institution's capital and surplus. Covered transactions with affiliates are required to be secured by collateral in an amount and of a type described in Section 23A, and the purchase of low quality assets from affiliates is generally prohibited.
Section 23B provides that covered transactions with affiliates, including loans and asset purchases, must be on terms and under circumstances, including credit standards, that are substantially the same or at least as favorable to the institution as those prevailing at the time for comparable transactions with non-affiliated companies. In addition, savings institutions are prohibited from lending to any affiliate that is engaged in activities that are not permissible for bank holding companies, and no savings institution may purchase the securities of any affiliate other than a subsidiary.

     Wayne Savings Community Bank's and Village Savings Bank's authority to extend credit to executive officers, directors and 10% stockholders, as well as entities controlled by these persons, is currently governed by Sections 22(g) and 22(h) of the Federal Reserve Act, and also by Regulation O. Among other things, these regulations generally require that these loans be made on terms substantially the same as those offered to unaffiliated individuals and do not involve more than the normal risk of repayment. However, recent regulations now permit executive officers and directors to receive the same terms through benefit or compensation plans that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to other participating employees. Regulation O also places individual and aggregate limits on the amount of loans Wayne Savings Community Bank and Village Savings Bank may make to these persons based, in part, on their respective capital position, and requires approval procedures to be followed. At June 30, 2001 the banks were in compliance with these regulations.

     ENFORCEMENT. The Office of Thrift Supervision has primary enforcement responsibility over savings institutions, and has the authority to bring enforcement action against all "institution-related parties," including stockholders, and attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution. Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers and/or directors of the institution, receivership, conservatorship or the termination of deposit insurance. Civil penalties cover a wide range of violations and actions, and range up to $25,000 per day, unless a finding of reckless disregard is made, in which case penalties may be as high as $1 million per day. The Federal Deposit Insurance Corporation also has the authority to recommend to the Director of the Office of Thrift Supervision that enforcement action be taken with respect to a particular savings institution. If action is not taken by the Director, the Federal Deposit Insurance Corporation has authority to take such action under specified circumstances.

     STANDARDS FOR SAFETY AND SOUNDNESS. Federal law requires each federal banking agency to prescribe for all insured depository institutions standards relating to, among other things, internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, compensation, and such other operational and managerial standards as the agency deems appropriate. The federal banking agencies adopted Interagency Guidelines Prescribing Standards for Safety and Soundness to implement the safety and soundness standards required under federal law. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The guidelines address internal controls and information systems; internal audit systems; credit underwriting; loan documentation; interest rate risk exposure; asset growth; and compensation, fees and benefits. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard. If an institution fails to meet these standards, the appropriate federal banking agency may require the institution to submit a compliance plan.

PROMPT CORRECTIVE REGULATORY ACTION

     Under federal Prompt Corrective Action regulations, the Office of Thrift Supervision is required to take supervisory actions against undercapitalized institutions, the severity of which depends upon the institution's level of capital. Generally, a savings institution that has total risk-based capital of less than 8.0% or a leverage ratio or a Tier 1 core capital ratio that is less than 4.0% is considered to be undercapitalized. A savings institution that has total risk-based capital of less than 6.0%, a Tier 1 core risk-based capital ratio of less than 3.0%, or a leverage ratio that is less than 3.0%, is considered to be "significantly undercapitalized" and a savings institution that has a tangible capital to assets ratio equal to or less than 2.0% is deemed to be "critically undercapitalized." Generally, the applicable banking regulator is required to appoint a receiver or conservator for an institution that is "critically undercapitalized." The regulation also provides that a capital restoration plan must be filed with the Office of Thrift Supervision within 45 days of the date an institution receives notice that it is "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." In addition, numerous mandatory supervisory actions become immediately applicable to the institution, including, but not limited to, restrictions on growth, investment activities, capital distributions, and affiliate transactions. The Office of Thrift Supervision could also take any one of a number of discretionary supervisory actions against undercapitalized institutions, including the issuance of a capital directive and the replacement of senior executive officers and directors.

INSURANCE OF DEPOSIT ACCOUNTS

     The Federal Deposit Insurance Corporation has adopted a risk-based deposit insurance assessment system. The Federal Deposit Insurance Corporation assigns an institution to one of three capital categories, based on the institution's financial information, as of the reporting period ending seven months before the assessment period, and one of three supervisory subcategories within each capital group. The three capital categories are well capitalized, adequately capitalized and undercapitalized. The supervisory subgroup to which an institution is assigned is based on a supervisory evaluation provided to the Federal Deposit Insurance Corporation by the institution's primary federal regulator and information which the Federal Deposit Insurance Corporation determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance funds. An institution's assessment rate depends on the capital category and supervisory category to which it is assigned. The Federal Deposit Insurance

Corporation is authorized to raise the assessment rates. The Federal Deposit Insurance Corporation has exercised this authority several times in the past and may raise insurance premiums in the future. If this type of action is taken by the Federal Deposit Insurance Corporation, it could have an adverse effect on the earnings of Wayne Savings Community Bank and Village Savings Bank.

FEDERAL HOME LOAN BANK SYSTEM

     The Federal Home Loan Bank System provides a central credit facility primarily for member institutions. Wayne Savings Community Bank and Village Savings Bank, as members of the Federal Home Loan Bank of Cincinnati, are required to acquire and hold shares of capital stock in that Federal Home Loan Bank in an amount at least equal to 1% of the aggregate principal amount of their unpaid residential mortgage loans and similar obligations at the beginning of each year, or 1/20 of their borrowings from the Federal Home Loan Bank, whichever is greater. As of June 30, 2001, the banks were in compliance with this requirement. The Federal Home Loan Banks are required to provide funds for the resolution of insolvent thrifts and to contribute funds for affordable housing programs. These requirements could reduce the amount of dividends that the Federal Home Loan Banks pay to their members and could also result in the Federal Home Loan Banks imposing a higher rate of interest on loans to their members.

FEDERAL RESERVE SYSTEM

     Federal Reserve Board regulations require savings institutions to maintain non-interest-earning reserves against their transaction accounts, such as negotiable order of withdrawal and regular checking accounts. At June 30, 2001, Wayne Savings Community Bank and Village Savings Bank were in compliance with these reserve requirements. The balances maintained to meet the reserve requirements imposed by the Federal Reserve Board may be used to satisfy liquidity requirements imposed by the Office of Thrift Supervision.

OHIO REGULATION

     As a savings and loan association organized under the laws of the State of Ohio, Wayne Savings Community Bank is subject to regulation by the Ohio Division of Financial Institutions. Regulation by the Ohio Division of Financial Institutions affects Wayne Savings Community Bank's internal organization as well as its savings, mortgage lending, and other investment activities. Periodic examinations by the Ohio Division of Financial Institutions are usually conducted on a joint basis with the Office of Thrift Supervision. Ohio law requires that Wayne Savings Community Bank maintain federal deposit insurance as a condition of doing business.

     Under Ohio law, an Ohio association may buy any obligation representing a loan that would be a legal loan if originated by the association, subject to various requirements including: loans secured by liens on income-producing real estate may not exceed 20% of an association's assets; consumer loans, commercial paper, and corporate debt securities may not exceed 20% of an association's assets; loans for commercial, corporate, business, or agricultural purposes may not exceed 10% of an association's assets unless the Ohio Division of Financial Institutions increases the limitation to 30%, provided that an association's required reserve must increase proportionately; certain other types of loans may be made for lesser percentages of the association's assets; and, with certain limitations and exceptions, certain additional loans may be made if not in excess of 3% of the association's total assets. In addition, no association may make real estate acquisition and development loans for primarily residential use to one borrower in excess of 2% of assets. The total investments in commercial paper or corporate debt of any issuer cannot exceed 1% of an association's assets, with certain exceptions.

     Ohio law authorizes Ohio-chartered associations to, among other things: (i) invest up to 15% of assets in the capital stock, obligations, and other securities of service corporations organized under the laws of Ohio, and an additional 20% of net worth may be invested in loans to majority owned service corporations; (ii) invest up to 10% of assets in corporate equity securities, bonds, debentures, notes, or other evidence of indebtedness; (iii) exceed limits otherwise applicable to certain types of investments (other than investments in service corporations) by and between 3% and 10% of assets, depending upon the level of the institution's permanent stock, general reserves, surplus, and undivided profits; and (iv) invest up to 15% of assets in any loans or investments not otherwise specifically authorized or prohibited, subject to authorization by the institution's board of directors.

     An Ohio association may invest in such real property or interests therein as its board of directors deems necessary or convenient for the conduct of the business of the association, but the amount so invested may not exceed the net worth of the association at the time the investment is made. Additionally, an association may invest an amount equal to 10% of its assets in any other real estate. This limitation does not apply, however, to real estate acquired by foreclosure, conveyance in lieu of foreclosure, or other legal proceedings in relation to loan security interests.

     Notwithstanding the above powers authorized under Ohio law and regulation, a state-chartered savings association, such as Wayne Savings Community Bank, is subject to certain limitations on its permitted activities and investments under federal law, which may restrict the ability of an Ohio-chartered association to engage in activities and make investments otherwise authorized under Ohio law.

     Ohio has adopted statutory limitations on the acquisition of control of an Ohio savings and loan association by requiring the written approval of the Ohio Division of Financial Institutions prior to the acquisition by any person or company, as defined under the Ohio Revised Code, of a controlling interest in an Ohio association. Control exists, for purposes of Ohio law, when any person or company, either directly, indirectly, or acting in concert with one or more other persons or companies (a) acquires 15% of any class of voting stock, irrevocable proxies, or any combination thereof, (b) directs the election of a majority of directors, (c) becomes the general partner of the savings and loan association, (d) has influence over the management and policies of the savings and loan association, (e) has the ability to direct shareholder votes, or (f) anything else deemed to be control by the Ohio Division. The Ohio Division of Financial Institution's written permission is required when the total amount of control held by the acquirer was less than or equal to 25% control before the acquisition and more than 25% control after the acquisition, or when the total amount of control held by the acquirer was less than 50% before the acquisition and more than 50% after the acquisition. Ohio law also prescribes other situations in which the Ohio Division of Financial Institutions must be notified of the acquisition even though prior approval is not required. Any person or company, which would include a director, will not be deemed to be in control by virtue of an annual solicitation of proxies voted as directed by a majority of the board of directors.

     Under certain circumstances, interstate mergers and acquisitions involving associations incorporated under Ohio law are permitted by Ohio law. A savings and loan association or savings and loan holding company with its principal place of business in another state may acquire a savings and loan association or savings and loan holding company incorporated under Ohio law if the laws of such other state permit an Ohio savings and loan association or an Ohio holding company reciprocal rights. Additionally, recently enacted legislation permits interstate branching by savings and loan associations incorporated under Ohio law.

     Ohio law requires prior written approval of the Ohio Superintendent of Savings and Loans of a merger of an Ohio association with another savings and loan association or a holding company affiliate.

HOLDING COMPANY REGULATION

     Upon completion of the conversion, Wayne Savings Bancshares, Inc. will be a non-diversified unitary savings and loan holding company, subject to regulation and supervision by the Office of Thrift Supervision. A non-diversified unitary savings and loan holding company is a savings and loan holding company which controls only one subsidiary savings association which, together with all related activities, represented more than 50% of the holding company's consolidated net worth. In addition, the Office of Thrift Supervision has enforcement authority over Wayne Savings Bancshares, Inc. and its non-savings institution subsidiaries. Among other things, this authority permits the Office of Thrift Supervision to restrict or prohibit activities that are determined to be a risk to Wayne Savings Community Bank.

     Under prior law, a unitary savings and loan holding company was not generally restricted as to the types of business activities in which it may engage, provided that its subsidiary savings bank was a qualified thrift lender. The Gramm-Leach-Bliley Act of 1999, however, restricts unitary savings and loan holding companies not existing or applied for before May 4, 1999 to those activities permissible for financial holding companies or for multiple savings and loan holding companies. Wayne Savings Bancshares, Inc. will not be a grandfathered unitary savings and loan holding company and, therefore will be limited to the activities permissible for financial holding companies or for multiple savings and loan holding companies. A financial holding company may engage in activities that are financial in nature including underwriting equity securities and insurance incidental to financial activities or complementary to a financial activity. A multiple savings and loan holding company is generally limited to activities permissible for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act, subject to the prior approval of the Office of Thrift Supervision, and certain additional activities authorized by Office of Thrift Supervision regulations.

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

     Federal law prohibits a savings and loan holding company, directly or indirectly, or through one or more subsidiaries, from acquiring control of another savings institution or holding company thereof, without prior written approval of the Office of Thrift Supervision. It also prohibits the acquisition or retention of, with specified exceptions, more than 5% of the equity securities of a company engaged in activities that are not closely related to banking or financial in nature; or acquiring or retaining control of an institution that is not federally insured. In evaluating applications by holding companies to acquire savings institutions, the Office of Thrift Supervision must consider the financial and managerial resources, future prospects of the savings institution involved, the effect of the acquisition on the risk to the insurance fund, the convenience and needs of the community and competitive factors.

PROSPECTIVE REGULATION AND LEGISLATION

     Regulations that affect Wayne Savings Community Bank, Village Savings Bank and Wayne Savings Bancshares, Inc. on a daily basis may be changed at any time, and the interpretation of the relevant law and regulations may also change because of new interpretations by the authorities who administer those laws and regulations. Any change in the regulatory structure or the applicable statutes or regulations, whether by the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, the Ohio Division of Financial Institutions or the United States Congress, could have a material impact on the business and operations of Wayne Savings Community Bank, Village Savings Bank and Wayne Savings Bancshares, Inc.

FEDERAL SECURITIES LAWS

     Wayne Savings Bancshares, Inc. has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, for the registration of the common stock to be issued pursuant to the conversion. Upon completion of the conversion, Wayne Savings Bancshares, Inc. common stock will be registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934. Wayne Savings Bancshares, Inc. will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

     The registration under the Securities Act of 1933 of shares of common stock to be issued in the conversion does not cover the resale of those shares. Shares of the common stock purchased by persons who are not affiliates of Wayne Savings Bancshares, Inc. may be resold without registration. Shares purchased by an affiliate of Wayne Savings Bancshares, Inc. will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933. If Wayne Savings Bancshares, Inc. meets the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate of Wayne Savings Bancshares, Inc. who complies with the other conditions of Rule 144, including those that require the affiliate's sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of Wayne Savings Bancshares, Inc., or the average weekly volume of trading in the shares during the preceding four calendar weeks. Provision may be made in the future by Wayne Savings Bancshares, Inc. to permit affiliates to have their shares registered for sale under the Securities Act of 1933.

                                    TAXATION

     FEDERAL TAXATION. Income taxes are accounted for under the asset and liability method that requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

     The federal tax bad debt reserve method available to thrift institutions was repealed in 1996 for tax years beginning after 1995. As a result, Wayne Savings Bancshares, Inc. was required to change from the reserve method to the specific charge-off method to compute its bad debt deduction. In addition, Wayne Savings Bancshares, Inc. is required generally to recapture into income the portion of its bad debt reserve (other than the supplemental reserve) that exceeds its base year reserves, or approximately $300,000.

     The recapture amount resulting from the change in a thrift's method of accounting for its bad debt reserves generally will be taken into taxable income ratably (on a straight-line basis) over a six-year period. Wayne Savings Community Bank began recapture of the bad debt reserve during fiscal 1999.

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

     Retained earnings as of June 30, 2001 include approximately $1.2 million for which no provision for federal income tax has been made. This reserve (base year and supplemental) is frozen/not forgiven as certain events could trigger a recapture such as stock redemption or distributions to shareholders in excess of current or accumulated earnings and profits.

     Wayne Savings Bancshares, Inc.'s tax returns have been audited or closed without audit through fiscal year 1997.

     OHIO TAXATION. Wayne Savings Bancshares, Inc. files Ohio franchise tax returns. For Ohio franchise tax purposes, savings institutions are currently taxed at a rate equal to 1.3% of taxable net worth. Wayne Savings Bancshares, Inc. is not currently under audit with respect to its Ohio franchise tax returns.

                  MANAGEMENT OF WAYNE SAVINGS BANCSHARES, INC.

DIRECTORS

     Wayne Savings Bancshares, Inc.'s Board of Directors is currently composed of seven members. Approximately one-third of the directors are elected annually. Directors are generally elected to serve for three year-periods and until their respective successors shall have been elected and shall qualify.

     The table below sets forth certain information regarding the composition of the Board of Directors as of June 30, 2001, including the terms of office of Board members.


        NAME                    AGE         POSITIONS HELD IN THE COMPANY   DIRECTOR SINCE(1)   CURRENT TERM TO EXPIRE
---------------------      ------------    ------------------------------- ------------------- ------------------------
Charles F. Finn                 63         Chairman of the Board,President,        1976                 2002
                                            and Chief Executive Officer
Joseph L. Retzler               73                    Director                     1985                 2002
Kenneth G. Rhode                92                    Director                     1958                 2003
James C. Morgan                 63                    Director                     1995                 2003
Donald E. Massaro               72                    Director                     1990                 2004
Russell L. Harpster             66                    Director                     1979                 2004
Terry A. Gardner                54                    Director                     1994                 2004
--------------------------------

(1) Reflects initial appointment to the Board of Directors of Wayne Savings Community Bank.

     The principal occupation during the past five years of each director and executive officer of Wayne Savings Bancshares, Inc. is set forth below. All directors and executive officers have held their present positions for five years unless otherwise stated.

     CHARLES F. FINN has been President and Chief Executive Officer of Wayne Savings Community Bank since 1983. He has been employed by Wayne Savings Community Bank for 37 years. Mr. Finn is the spouse of Wanda Christopher-Finn, Executive Vice President of Wayne Savings Bancshares, Inc. He was appointed Chairman of the Board of Directors of Wayne Savings Bancshares, Inc. on September 25, 1997.

     JOSEPH L. RETZLER is President of Retzler Hardware in Wooster, Ohio.

     KENNETH G. RHODE has been Chairman of the Board of Wayne Savings Community Bank since 1972. He was Chief Executive Officer of Lightning Rod Mutual and Western Reserve Mutual Insurance Companies of Wooster, Ohio, prior to his retirement in 1988.

     JAMES C. MORGAN is President of Franklin Oil & Gas, Inc. in Wooster, Ohio. He was elected director on February 28, 1995 to fill the unexpired term of a retiring director.

     DONALD E. MASSARO has been affiliated with Wayne Savings Community Bank for 35 years. He previously was an officer of Wayne Savings Community Bank and retired in December 1992.

     RUSSELL L. HARPSTER is an attorney and a partner in the law firm of Henderson, Harpster & Vanosdall in Ashland, Ohio.

     TERRY A. GARDNER is President and General Partner of Terra Management, Inc., in Wooster, Ohio, a firm involved in the construction and management of multi-family housing projects. He was elected director on October 25, 1994 to fill the unexpired term of a retiring director.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     WANDA CHRISTOPHER-FINN is Executive Vice President, Chief Administrative Officer and has been affiliated with Wayne Savings Community Bank since 1972. Ms. Christopher-Finn is the spouse of Charles Finn.

     GARY C. MILLER became Senior Vice President, Manager of the Loan Origination Division in February 1996 and was promoted to Chief Lending Officer in August 1997. He was previously Vice President, Manager of Mortgage Loans. He has been affiliated with Wayne Savings Community Bank since 1971.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The business of Wayne Savings Bancshares, Inc.'s Board of Directors is conducted through meetings and activities of the Board and its committees. During the year ended March 31, 2001, the Board of Directors held 12 regular meetings and one special meeting. During the year ended March 31, 2001, no director attended fewer than 75 percent of the total meetings of the Board of Directors of Wayne Savings Bancshares, Inc. and committees on which such director served.

     The Executive Committee of the Board of Directors, consisting of Directors Kenneth Rhode, Charles Finn, Russell Harpster and Joseph Retzler, also serves as the Compensation Committee of Wayne Savings Bancshares, Inc., and meets periodically to review the performance of officers and employees and determine compensation programs and adjustments. The Executive Committee met two times in its capacity as the Compensation Committee during the year ended March 31, 2001.

     The Audit Committee consists of Directors Kenneth Rhode, Donald Massaro, Terry Gardner and James Morgan. This Committee meets on a quarterly basis with the internal auditor to review audit programs and the results of audits of specific areas as well as other regulatory compliance issues. Wayne Savings Bancshares, Inc.'s Audit Committee met four times during the year ended March 31, 2001.

     The Nominating Committee consists of the full Board of Directors. While the Nominating Committee will consider nominees recommended by stockholders, it has not actively solicited recommendations from stockholders for nominees, nor established any procedures for this purpose. Any nominations must, however, be made pursuant to applicable provisions of the Bylaws of Wayne Savings Bancshares, Inc. The Board of Directors met one time in its capacity as the Nominating Committee during the fiscal year ended March 31, 2001.

EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE. The following table sets forth for the fiscal years ended March 31, 2001, 2000 and 1999 certain information as to the total remuneration paid by Wayne Savings Bancshares, Inc. to its Chief Executive Officer and to its Executive Vice President. Information in the table below has been adjusted for the 5% stock dividend paid in June 1999. During the fiscal year ended March 31, 2001, no other officer of Wayne Savings Bancshares, Inc. earned salary and bonus which exceeded $100,000.

==================== ================================================= ====================================== ================

                                                                              LONG-TERM COMPENSATION
-------------------- ------------------------------------------------- -------------------------------------- ----------------

                                 ANNUAL COMPENSATION (1)                         AWARDS              PAYOUT
-------------------- ------------------------------------------------- ---------------------------- ---------

                     FISCAL
                     YEARS
                     ENDED                             OTHER ANNUAL    RESTRICTED     SECURITIES                 ALL OTHER
NAME AND PRINCIPAL   MARCH       SALARY      BONUS     COMPENSATION       STOCK       UNDERLYING    LTIP       COMPENSATION
     POSITION          31,         ($)        ($)           (2)         AWARD(S)     OPTIONS/SARS   PAYOUTS         (3)
==================== ========= ============ ========= ================ ============ =============== ========= ================
Charles F. Finn        2001      $ 152,800  $ 16,000        --             --            --           --      $       --
Chairman,              2000        147,800    15,000        --             --            --           --              --
President and          1999        142,000    15,000        --             --            --           --           7,688
Chief Executive
Officer
-------------------- --------- ------------ --------- ---------------- ------------ --------------- --------- ----------------

Wanda                  2001       $ 97,500  $ 13,000        --             --            --           --      $       --
Christopher-Finn,      2000         94,500    10,500        --             --            --           --              --
Executive Vice         1999         89,500    10,400        --             --            --           --           4,953
President
==================== ========= ============ ========= ================ ============ =============== ========= ================

(1) No compensation has been deferred at the election of the executive. Does not include benefits pursuant to Wayne Savings Bancshares, Inc.'s Pension Plan.
(2) Wayne Savings Community Bancshares, Inc. also provides certain members of senior management with the use of an automobile, membership dues and other personal benefits. The aggregate amount of such other benefits provided did not exceed the lesser of $50,000 or 10% of total annual salary.
(3) Includes the market value at March 31 of shares of common stock allocated to Mr. Finn and Ms. Christopher-Finn pursuant to Wayne Savings Community Bank's Employee Stock Ownership Plan.

     STOCK OPTION PLAN. The Board of Directors of Wayne Savings Community Bank adopted the 1993 Incentive Stock Option Plan in connection with its conversion to stock form in 1993. The plan was ratified by the stockholders at the 1993 Annual Meeting. Set forth below is information concerning exercised and unexercisable options held by the named executive officers at March 31, 2001.

====================================================================================================================

                                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                           FISCAL YEAR-END OPTION VALUES
====================================================================================================================

                                                                 NUMBER OF UNEXERCISED      VALUE OF UNEXERCISED
                                                                       OPTIONS AT          IN-THE-MONEY OPTIONS AT
                                                                     FISCAL YEAR-END          FISCAL YEAR-END (1)
                                                                ------------------------- --------------------------
                            SHARES ACQUIRED       VALUE
          NAME               UPON EXERCISE       REALIZED       EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
---------------------------- ---------------- ----------------- ------------------------- --------------------------

Charles F. Finn                   3,300           $34,650               3,200/--                 $ 41,402 /--

Wanda Christopher-Finn            2,100           $ 22,050              2,041/--                 $ 26,406/--
============================ ================ ================= ========================= ==========================

(1) Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the shares of common stock that would be received upon exercise, assuming such exercise occurred on March 31, 2001 (based on the price of the last sale reported on the Nasdaq SmallCap Market on March 31, 2001).

EMPLOYMENT AND SEVERANCE AGREEMENTS

     EMPLOYMENT AGREEMENTS. Wayne Savings Community Bank intends to enter into employment agreements with Chairman, President and Chief Executive Officer Charles F. Finn, and Executive Vice Presidents Wanda

Christopher-Finn and ______________. Mr. Finn's agreement will provide for a term of 36 months, and Ms. Christopher-Finn's and ___________ will provide for terms of 24 months. On each anniversary date, the agreements may be extended for an additional 12 months, so that the remaining term shall be 36 months and 24 months, respectively. If the agreement is not renewed, the agreements will expire 36 months, or 24 months, respectively, following the anniversary date. The base salaries under the agreements may be increased but not decreased. In addition to the base salaries, the agreements provide for, among other things, insurance benefits, and participation in other employee and fringe benefits applicable to executive personnel. The agreements provide for termination of the executive by Wayne Savings Community Bank for cause at any time. In the event Wayne Savings Community Bank terminates the executive's employment during the term of the agreement for reasons other than cause, or in the event of the executive's resignation from Wayne Savings Community Bank upon (i) failure to re-elect the executive to his current offices, (ii) a material change in the executive's functions, duties or responsibilities, or relocation of his principal place of employment by more than a specified number of miles, (iii) liquidation or dissolution of Wayne Savings Community Bank, or (iv) a breach of the agreement by Wayne Savings Community Bank, Mr. Finn, Ms. Christopher-Finn, or Mr. ________ , or in the event of death, his or her beneficiary would be entitled to severance pay in an amount equal to three times, or two times, as applicable, his or her highest annual Base Salary and bonus. Wayne Savings Community Bank would also continue the executive's life and, if applicable, dental coverage for the remaining unexpired term of the agreement. In the event the payments to the executive would include an "excess parachute payment" as defined in the Internal Revenue Code, the payments would be reduced in order to avoid having an excess parachute payment. The agreement may be revised based upon comments of the Office of Thrift Supervision.

     An executive's employment may be terminated upon his or her attainment of a retirement age to which the executive consents. Upon an executive's retirement, he or she will be entitled to all benefits available to him under any retirement or other benefit plan maintained by Wayne Savings Community Bank. In the event of an executive's disability for a period of six months, Wayne Savings Community Bank may terminate the agreement provided that Wayne Savings Community Bank will be obligated to pay the executive a bi-weekly payment equal to three quarters of the executive's bi-weekly rate of base salary, reduced by any benefits paid to the executive pursuant to any disability insurance policy or similar arrangement maintained by Wayne Savings Community Bank. The disability payments shall end on the earlier of (i) the date the executive returns to full-time employment with Wayne Savings Community Bank or another employer, (ii) his attainment of retirement age, or (iii) his death.

     CHANGE OF CONTROL AGREEMENTS. Wayne Savings Community Bank intends to enter into a change of control agreement with Gary C. Miller that will provide certain benefits in the event of a change of control of Wayne Savings Bancshares, Inc. or Wayne Savings Community Bank. Upon a change in control of Wayne Savings Community Bank followed by the involuntary or, in certain instances, voluntary, termination, other than termination for cause, Mr. Miller would be entitled to severance pay in an amount equal to two times his base salary. In the event the payments to the executive would include an "excess parachute payment" as defined in the Internal Revenue Code, the payments would be reduced in order to avoid having an excess parachute payment. The agreement may be revised based upon comments of the Office of Thrift Supervision.

DIRECTORS' COMPENSATION

     FEES. Wayne Savings Bancshares, Inc.'s directors receive no fees for serving on the Board of Directors or committees of Wayne Savings Bancshares, Inc. Each outside director who served on the Board of Directors of Wayne Savings Community Bank during the fiscal year ended March 31, 2001 received a monthly meeting fee of $789 and a monthly retainer of $526. The monthly meeting fee is paid to the director only if the director attends the meeting or has an excused absence. No additional fees were paid for special meetings of the Board of Directors. During the fiscal year ended March 31, 2001, the members of the Executive Committee received an annual fee of $2,000; however, Kenneth Rhode, Chairman of the Board of Directors of Wayne Savings Community Bank, received a grandfathered executive committee fee of $4,000. Members of the Loan Committee and Audit Committee received an annual fee of $1,800. Directors who attend the quarterly meetings of Wayne Savings Bancshares, Inc.'s Asset Review Committee received a fee of $100 for each meeting attended. The Chairman of the Board of Directors of Wayne Savings Community Bank and Chairman of the Executive Committee received $12,850 in additional fees during the fiscal year ended March 31, 2001. Mr. Finn did not receive any fees as Chairman of the Board of Wayne Savings Bancshares, Inc.

     DIRECTORS DEFERRED COMPENSATION PLAN. Wayne Savings Bancshares, Inc. intends to implement a Directors Deferred Compensation Plan. Pursuant to the plan, retiring directors will be entitled to receive five annual payments, each of which is equal to 50% of the fees received by the retiring director during the year prior to retirement. Wayne Savings Bancshares, Inc. estimates that the after-tax cost of implementing the plan will be approximately $120,000.

     STOCK OPTION PLAN FOR OUTSIDE DIRECTORS. The Board of Directors of Wayne Savings Community Bank adopted the 1993 Stock Option Plan for Outside Directors in connection with its conversion to stock form in 1993. The plan was ratified by Wayne Savings Community Bank's stockholders at the 1993 Annual Meeting. The plan authorizes the grant of non-statutory stock options for 36,018 shares (adjusted for stock-splits and stock dividends) of common stock to non-employee directors of Wayne Savings Bancshares, Inc. The plan is a self administering plan that granted to Messrs. Rhode, Harpster, Retzler, and Massaro non-statutory options to purchase 7,204, 5,467, 5,467 and 5,336 shares of common stock (as adjusted), respectively. The exercise price of the options was originally $10.00 per share, the fair market value of the shares of common stock underlying such option on the date the option was granted. As of June 30, 2001, the exercise price of all such options was $5.00 due to stock-splits and stock dividends. All options granted under the plan may be exercised from time to time in whole or in part, and expire upon the earlier of 10 years following the date of grant or one year following the date the optionee ceases to be a director.

EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST

     Wayne Savings Community Bank implemented an employee stock ownership plan in connection with its stock offering in 1993. The employee stock ownership plan purchased 8% of the shares sold in the 1993 offering, all of which have been allocated. As part of the conversion, the employee stock ownership plan intends to borrow funds from Wayne Savings Bancshares, Inc. and use those funds to purchase 8% of the common stock to be sold in the offering.

Employees with at least one year of employment with Wayne Savings Community Bank and who have attained age 18 are eligible to participate. Collateral for the loan will be the common stock purchased by the employee stock ownership plan. The loan will be repaid principally from Wayne Savings Community Bank's discretionary contributions to the employee stock ownership plan over a period of up to 20 years, provided that the loan documents will permit repayment over a shorter period, without penalty for prepayments. It is anticipated that the interest rate for the loan will be a floating rate equal to the prime rate. Shares purchased by the employee stock ownership plan will be held in a suspense account for allocation among participants as the loan is repaid.

Contributions to the employee stock ownership plan and shares released from the suspense account in an amount proportional to the repayment of the employee stock ownership plan loan will be allocated among employee stock ownership plan participants on the basis of compensation in the year of allocation. A participant who terminates employment for reasons other than death, retirement, or disability prior to five years of credited service under the employee stock ownership plan will forfeit his benefits. Nonvested benefits will become fully vested upon five years of credited service, or prior to five years of credited service in connection with a participants death or disability or termination of the plan. Vested benefits will be payable in the form of common stock and/or cash. Wayne Savings Community Bank's contributions to the employee stock ownership plan are discretionary, subject to the loan terms and tax law limits; therefore, benefits payable under the employee stock ownership plan cannot be estimated. Pursuant to SOP 93-6, Wayne Savings Community Bank is required to record compensation expense in an amount equal to the fair market value of the shares released from the suspense account. In the event of a change in control (as defined in the plan) the employee stock ownership plan will terminate.

     A committee of nonemployee directors will administer the employee stock ownership plan. Wayne Savings Community Bank will appoint an independent financial institution or its outside directors to serve as trustee of the employee stock ownership plan. The employee stock ownership plan trustee, subject to its fiduciary duty, must vote all allocated shares held in the employee stock ownership plan in accordance with the instructions of participating employees. Under the employee stock ownership plan, nondirected shares and shares held in the suspense account will be voted in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated stock, so long as the vote is in accordance with the provisions of ERISA.

PENSION PLAN

     Wayne Savings Community Bank makes available to all full-time employees who have attained the age of 21 and completed one year of service with the bank a defined benefit pension plan. The pension plan provides for monthly payments to or on behalf of each covered employee upon the employee's normal retirement date (I.E., the first day of the month coincident with or next following the later of age 65 or 5 years of participation). These payments are calculated in accordance with a formula based on the employee's "average monthly compensation," which is defined as the highest average of total compensation for five consecutive calendar years of employment. The normal retirement benefit is equal to 29% of the "average monthly compensation" up to the integration level, plus 51% of the "average monthly compensation" in excess of the integration level, reduced for less than 35 years of service. The normal form of benefit is a monthly income payable for life. Optional forms of benefit are available.

     Under the pension plan, the bank makes an annual contribution for the benefit of eligible employees computed on an actuarial basis. Employee benefits under the plan vest as designated in the schedule below:

         COMPLETED YEARS                                               VESTED
          OF EMPLOYMENT                                              PERCENTAGES
          -------------                                              -----------
       Fewer than 3 ...............................................         0
       3 but less than 4 ..........................................        20%
       4 but less than 5 ..........................................        40%
       5 but less than 6 ..........................................        60%
       6 but less than 7 ..........................................        80%
       7 or more ..................................................       100%

     The following table illustrates regular annual allowance amounts at age 65 under the regular retirement benefit plan provisions available at various levels of compensation and years of benefit service (figured on formula described above):

                                                  YEARS OF BENEFIT SERVICE
AVERAGE SALARY               10             15               20              25              30                 35
--------------           ----------     ----------       ----------      ----------      ----------       ---------
    $  20,000            $ 1,811         $  2,717        $  3,622        $  4,528         $  5,433        $  6,339
    $  30,000            $ 3,268         $  4,902        $  6,537        $  8,171         $  9,805        $ 11,439
    $  50,000            $ 6,183         $  9,274        $ 12,365        $ 15,456         $ 18,548        $ 21,639
    $  80,000            $10,554         $ 15,831        $ 21,108        $ 26,385         $ 31,662        $ 37,939
    $ 100,000            $13,468         $ 20,202        $ 27,937        $ 33,671         $ 40,405        $ 47,139

     At March 31, 2001, Mr. Finn and Ms. Christopher-Finn had 37 years and 29 years of credited service under the pension plan, respectively.

CERTAIN TRANSACTIONS WITH WAYNE SAVINGS BANCSHARES, INC.

     Federal law and regulation generally requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. However, recent regulations now permit executive officers and directors to receive the same terms through benefit or compensation plans that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to the other participating employees. All loans made to a director or executive officer in excess of the greater of $25,000 or 5% of Wayne Savings Bancshares, Inc.'s capital and surplus must be approved in advance by a majority of the disinterested members of the Board of Directors. As of June 30, 2001, loans to officers, directors and their related business interests totaled $2.5 million. All loans, the principal balances of which exceeded $60,000 at any time during the fiscal year ended March 31, 2001, made by Wayne Savings Bancshares, Inc. to executive officers, directors, immediate family members of executive officers and directors, or organizations with which executive officers and directors are affiliated, were made in the ordinary course of business, on substantially the same terms including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons.

     Director Russell L. Harpster is a partner in the law firm of Henderson, Harpster & Vanosdall of Ashland, Ohio, which has represented Wayne Savings Bancshares, Inc. in certain legal matters since 1979. During the fiscal year ending March 31, 2001, Wayne Savings Bancshares, Inc. paid $8,133 in legal fees to the law firm. No retainer was paid, and Wayne Savings Bancshares, Inc. was billed for services performed at the firm's hourly rate.

BENEFITS TO BE CONSIDERED FOLLOWING COMPLETION OF THE CONVERSION

     STOCK OPTION PLAN. We intend to submit for stockholder approval, no earlier than six months after the completion of the conversion, a new stock option plan for directors and officers of Wayne Savings Community Bank and Wayne Savings Bancshares, Inc. If approved by the stockholders, the new stock option plan would reserve 10% of the shares sold in the offering for issuance when options granted to officers and directors are exercised. Ten percent of the shares issued in the offering would amount to 153,000 shares, 180,000 shares, 207,000 shares or 238,050 shares at the minimum, mid-point, maximum and adjusted maximum of the offering range, respectively. No options would be granted under the new stock option plan until stockholder approval of the plan is received. In the event that shares underlying options come from authorized but unissued shares, stockholders would experience dilution of approximately 5.5% in their ownership interest in Wayne Savings Bancshares, Inc. at the mid-point of the offering range.

     The exercise price of the options granted under the new stock option plan will be equal to the fair market value of Wayne Savings Bancshares, Inc. common stock on the date of grant of the stock options. If the stock option plan is adopted within one year following the conversion, options will vest at a rate of 20% at the end of each 12 months of service with Wayne Savings Community Bank after the date of grant. Options granted under the stock option plan would be adjusted for capital changes such as stock splits and stock dividends. Awards will be 100% vested upon termination of employment due to death or disability, and if the stock option plan is adopted more than one year after the conversion, awards would be 100% vested upon normal retirement or a change in control of Wayne Savings Community Bank or Wayne Savings Bancshares, Inc. Under Office of Thrift Supervision rules, if the stock option plan is adopted within one year of the conversion, no individual officer may receive more than 25% of the awards under the plan, no non-employee director may receive more than 5% of the awards under the plan, and all non-employee directors as a group can receive no more than 30% of the awards under the plan in the aggregate.

     The stock option plan would be administered by a committee of non-employee members of the Wayne Savings Bancshares, Inc.'s board of directors. Options granted under the stock option plan to employees may be "incentive" stock options, designed to result in a beneficial tax treatment to the employee but no tax deduction to Wayne Savings Bancshares, Inc. Non-qualified stock options may also be granted to employees under the stock option plan, and will be granted to the non-employee directors who receive stock options. In the event an option recipient terminated his employment or service as an employee or director, the options would terminate during certain specified periods.

     STOCK RECOGNITION PLAN. We also intend to request stockholder approval of a new stock recognition plan, no earlier than six months after the completion of the conversion. If approved by stockholders, the new stock recognition plan would, if implemented within one year of conversion, reserve 4% of the shares sold in the offering (assuming Wayne Savings Community Bank has a tangible capital to assets ratio in excess of 10%) or 61,200 shares, 72,000 shares, 82,800 or 95,220 shares at the minimum, mid-point, maximum and adjusted maximum of the offering range, respectively. The officers and directors will be awarded common stock under the stock recognition plan without having to pay cash for the shares. No awards would be made under the stock recognition plan until the plan is approved by stockholders. If the shares awarded under the stock recognition plan come from authorized but unissued shares totaling 4% of the shares sold in the offering, stockholders would experience dilution of approximately 2.1% in their ownership interest in Wayne Savings Bancshares, Inc. at the mid-point of the offering range.

     Awards under the stock recognition plan would be nontransferable and nonassignable. Under OTS rules, if the stock recognition plan is adopted within one year following the conversion, the shares which are subject to an award would vest at a rate of 20% at the end of each full 12 months of service with Wayne Savings Community Bank after the date of grant of the award. Awards would be adjusted for capital changes such as stock dividends and stock splits. Awards would be 100% vested upon termination of employment or service due to death or disability, and if the stock recognition plan is adopted more than one year after the conversion, awards would be 100% vested upon normal retirement or a change in control of Wayne Savings Community Bank or Wayne Savings Bancshares, Inc. If employment or service were to terminate for other reasons, the award recipient would forfeit any nonvested award. If employment or service is terminated for cause (as defined), shares not already delivered would be forfeited. Under OTS rules, if the stock recognition plan is adopted within one year of the conversion, no individual officer may receive more than 25% of the awards under the plan, no non-employee director may receive more than 5% of the awards under the plan, and all non-employee directors as a group may receive no more than 30% of the awards under the plan in the aggregate.

     The recipient of an award will recognize income equal to the fair market value of the stock earned, determined as of the date of vesting, unless the recipient makes an election under Section 83(b) of the Internal Revenue Code to be taxed earlier. The amount of income recognized by the recipient would be a deductible expense for tax purposes for Wayne Savings Bancshares, Inc. If the stock recognition plan is adopted within one year following the conversion, dividends and other earnings will accrue and be payable to the award recipient when the shares vest. If the stock recognition plan is adopted within one year following the conversion, shares not yet vested will be voted by the trustee of the stock recognition plan, taking into account the best interests of the award recipients. If the stock recognition plan is adopted more than one year following the conversion, dividends declared on unvested shares will be distributed to the recipient when paid, and the recipient will be entitled to vote the unvested shares.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table provides the beneficial ownership of our common stock held by our directors and executive officers, individually and as a group as of June 30, 2001. The business address of each director and executive officer is 151 North Market Street, Wooster, Ohio.

                                                                                          PERCENT OF
                                                      NUMBER OF SHARES OF COMMON       ALL COMMON STOCK
              NAME OF BENEFICIAL OWNER                STOCK BENEFICIALLY OWNED(1)         OUTSTANDING
-------------------------------------------------    -----------------------------    ------------------
Charles F. Finn                                                34,664(2)                         1.3%
Terry A. Gardner                                               31,492                            1.2
Russell L. Harpster                                            38,482(3)                         1.5
Donald E. Massaro                                              10,230                            *
James C. Morgan                                                11,412                            *
Joseph L. Retzler                                              15,471(4)                         *
Kenneth G. Rhode                                               60,220                            2.3
Wanda Christopher-Finn                                         21,677(5)                         *
Gary C. Miller                                                  9,896                            *
All directors and executive officers as a group (9
persons)                                                      233,544                            9.1
-------------------------------

(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner for purposes of this table, of any shares of Common Stock if he has sole or shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power.
(2)  Includes options to purchase 3,200 shares.
(3)  Includes options to purchase 842 shares.
(4)  Includes options to purchase 4,467 shares.
(5)  Includes options to purchase 2,041 shares.

                SUBSCRIPTIONS BY EXECUTIVE OFFICERS AND DIRECTORS

     The table below sets forth, for each of Wayne Savings Bancshares, Inc.'s directors and executive officers and for all of the directors and executive officers as a group, the following information:

     (1) the number of exchange shares to be held upon consummation of the conversion, based upon their beneficial ownership of Wayne Savings Bancshares, Inc. common stock as of June 30, 2001;

     (2) the proposed purchases of subscription shares, assuming sufficient shares are available to satisfy their subscriptions; and

     (3) the total amount of Wayne Savings Bancshares, Inc. common stock to be held upon consummation of the conversion.

     In each case, it is assumed that subscription shares are sold at the midpoint of the offering range. See "The Conversion--Limitations on Common Stock Purchases."

                                                 PROPOSED PURCHASES OF STOCK IN          TOTAL COMMON STOCK TO BE HELD
                                                         THE OFFERING(1)             ----------------------------------------
                                   NUMBER OF    ----------------------------------                            PERCENTAGE OF
                                EXCHANGE SHARES      NUMBER OF                        NUMBER OF                  TOTAL
   NAME OF BENEFICIAL OWNER      TO BE HELD(2)        SHARES            AMOUNT        SHARES                  OUTSTANDING
------------------------------- --------------- -----------------  ---------------   --------------    ----------------------
Charles F. Finn                     46,193
Terry A. Gardner                    41,966
Russell L. Harpster                 51,281
Donald E. Massaro                   13,632
James C. Morgan                     15,207
Joseph L. Retzler                   20,616
Kenneth G. Rhode                    80,249
Wanda Christopher-Finn              28,886
Gary C. Miller                      13,187
All directors and executive
officers as a group (9
persons)                           264,535
-------------------------------

* Less than 1%.
(1)  Includes proposed subscriptions, if any, by associates.
(2)  Based on information presented in "Beneficial Ownership of Common Stock."

                                 THE CONVERSION

     The Boards of Directors of Wayne Savings Bancshares, Inc. and Wayne Savings Bankshares, MHC have approved the plan of conversion. The plan of conversion must also be approved by the members of Wayne Savings Bankshares, MHC, and the stockholders of Wayne Savings Bancshares, Inc. A special meeting of members and a special meeting of stockholders have been called for this purpose. The Office of Thrift Supervision has also approved the plan; however, such approval does not constitute a recommendation or endorsement of the plan of conversion by that agency.

GENERAL

     The Board of Directors of Wayne Savings Bankshares, MHC adopted the plan of conversion on July 10, 2001. Pursuant to the plan of conversion, our organization will convert from the mutual holding company form of organization to the fully public form. Wayne Savings Bankshares, MHC, the mutual holding company parent of Wayne Savings Bancshares, Inc., will be merged into Wayne Savings Community Bank, and Wayne Savings Bankshares, MHC will no longer exist. Pursuant to the plan, Wayne Savings Bancshares, Inc., which owns 100% of Wayne Savings Community Bank, also will be succeeded by a new Delaware corporation with the same name. As part of the conversion, shares of common stock of Wayne Savings Bancshares, Inc. representing the ownership interest of Wayne Savings Bankshares, MHC, will be offered for sale in the subscription offering and community offering. Following the completion of the conversion, all of the capital stock of Wayne Savings Community Bank will be held by Wayne Savings Bancshares, Inc. A diagram of our corporate structure before and after the conversion is set forth at page __.

     Under the plan of conversion, at the conclusion of the conversion and related offering, each share of Wayne Savings Bancshares, Inc. common stock held by persons other than Wayne Savings Bankshares, MHC will be converted automatically into and become a right to receive new shares of Wayne Savings Bancshares, Inc. common stock determined pursuant to the exchange ratio. The exchange ratio will ensure that immediately after the conversion and the share exchange, excluding any shares purchased in the offering, the public stockholders of Wayne Savings Bancshares, Inc. common stock will own the same aggregate percentage of Wayne Savings Bancshares, Inc. common stock that they owned immediately prior to the conversion.

     Wayne Savings Bancshares, Inc. intends to retain 50% of the net proceeds of the offering and contribute the balance of the net proceeds to Wayne Savings Community Bank. The conversion will be effected only upon completion of the sale of at least the minimum number of shares of common stock of Wayne Savings Bancshares, Inc. to be offered pursuant to the plan of conversion.

     The plan of conversion provides generally that Wayne Savings Bancshares, Inc. will offer shares of common stock for sale in the subscription offering to eligible account holders, Wayne Savings Community Bank's tax-qualified benefit plans, including the employee stock ownership plan, supplemental eligible account holders and other members. Subject to the prior rights of these holders of subscription rights, Wayne Savings Bancshares, Inc. will offer common stock for sale in a community offering to members of the general public, with a preference given to the public stockholders of Wayne Savings Bancshares, Inc. common stock as of November __, 2001, and then to natural persons residing in Wayne, Holmes, Ashland, Medina and Stark Counties, Ohio. Wayne Savings Bancshares, Inc. has the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the community offering. The community offering may commence at the same time as the subscription offering and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by the Office of Thrift Supervision. See "--Community Offering."

     The number of shares of common stock to be offered in the offering was determined based upon an independent appraisal of the estimated pro forma market value of Wayne Savings Bancshares, Inc. All shares of common stock to be sold in the offering will be sold at $10.00 per share. The independent valuation will be updated and the final number of the shares to be issued in the offering will be determined at the completion of the offering. See "--Stock Pricing and Number of Shares to be Issued" for more information as to the determination of the estimated pro forma market value of the common stock.

     The appraisal was prepared pursuant to written guidelines promulgated by the Office of Thrift Supervision. RP Financial, LC made its appraisal in reliance upon the information contained in this document, including the financial statements. RP Financial, LC also considered the following factors, among others:


     o the present and projected operating results and financial condition of Wayne Savings Bancshares, Inc. and the economic and demographic conditions in Wayne Savings Bancshares, Inc.'s existing market area;

     o certain historical, financial and other information relating to Wayne Savings Bancshares, Inc.;

     o a comparative evaluation of the operating and financial characteristics of Wayne Savings Bancshares, Inc. with those of other similarly situated publicly traded savings institutions located in Ohio and other regions of the United States;

     o    the aggregate size of the offering of the common stock;

     o the impact of the conversion on Wayne Savings Bancshares, Inc.'s stockholders' equity and earnings potential;

     o    the proposed dividend policy of Wayne Savings Bancshares, Inc.; and

     o the trading market for securities of comparable institutions and general conditions in the market for such securities.

     The appraisal considered the pro forma impact of the offering. Consistent with the Office of Thrift Supervision appraisal guidelines, the appraisal applied three primary methodologies: the pro forma price-to-book value approach applied to both reported book value and tangible book value; the pro forma price-to-earnings approach applied to reported and core earnings; and the pro forma price-to-assets approach. The market value ratios applied in the three methodologies were based upon the current market valuations of the peer group companies, subject to valuation adjustments applied by RP Financial, LC to account for differences between Wayne Savings Bancshares, Inc. and the peer group. RP Financial, LC placed the greatest emphasis on the price-to-earnings and price-to-book approaches in estimating pro forma market value. RP Financial, LC's analysis provides an approximation of the pro forma market value of Wayne Savings Bancshares, Inc. as converted based on the valuation approaches applied and the assumptions outlined in its report. Included in its report were certain assumptions as to the pro forma earnings of Wayne Savings Bancshares, Inc. after the conversion that were utilized in determining the appraised value. These assumptions included estimated expenses and an assumed after-tax rate of return on the net conversion proceeds as described under "Pro Forma Data," purchases by the employee stock ownership plan of an amount equal to 8% of the common stock issued in the offering, and purchases in the open market by the recognition plan of a number of shares equal to 4% of the common stock issued in the offering at the $10.00 purchase price. See "Pro Forma Data" for additional information concerning theses assumptions. The use of different assumptions may yield different results.

     The following is a brief summary of the conversion and is qualified in its entirety by reference to the provisions of the plan of conversion. A copy of the plan of conversion is available for inspection at each branch of Wayne

Savings Community Bank and at the Central Regional and Washington, D.C. offices of the Office of Thrift Supervision. The plan of conversion is also filed as an exhibit to the application to convert from mutual to stock form of which this prospectus is a part, copies of which may be obtained from the Office of Thrift Supervision. See "Additional Information."

PURPOSES OF CONVERSION

     Wayne Savings Community Bank reorganized into the mutual holding company corporate structure in 1993 and sold only a minority interest in the common stock based on its capital needs at that time. If Wayne Savings Community Bank had undertaken a full conversion to public ownership in 1993, it would have offered 100% of its common stock for sale, and it would have raised more capital than management believed could have been effectively reinvested in its market area. Wayne Savings Bancshares, Inc. now has the need for additional capital, and it will sell the portion of its shares now owned by Wayne Savings Bankshares, MHC to the public. This will complete the transition to full public ownership.

     The potential impact of the conversion upon Wayne Savings Community Bank's capital base is significant. Wayne Savings Community Bank had stockholders' equity in accordance with generally accepted accounting principles of $25.4 million, or 8.0% of assets, at June 30, 2001. Assuming that the offering raises $18.0 million in gross proceeds, the midpoint of the offering range, and assuming that 50% of the net proceeds are contributed to Wayne Savings Community Bank as additional capital, Wayne Savings Community Bank's ratio of capital to pro forma assets, calculated under generally accepted accounting principles, will increase to 10.4%. The investment of the net proceeds from the sale of the common stock will provide Wayne Savings Community Bank with additional income to grow and further increase its capital position. The additional capital may also assist Wayne Savings Community Bank in offering new programs and expanded services to its customers. Additionally, the proceeds retained by Wayne Savings Bancshares, Inc. may be used for the acquisition of financial institution branches or banking related businesses, although we have no current plans to make any such acquisitions.

     After completion of the conversion and depending on market conditions, the unissued common and preferred stock authorized by the certificate of incorporation of Wayne Savings Bancshares, Inc. will permit Wayne Savings Bancshares, Inc. to raise additional equity capital through further sales of securities, and to issue securities in connection with possible acquisitions. At the present time, we have no plans with respect to additional offerings of securities, other than the issuance of additional shares upon exercise of stock options or the possible issuance of authorized but unissued shares to our stock benefit programs.

APPROVALS REQUIRED

     The affirmative vote of a majority of the total eligible votes of the members of Wayne Savings Bankshares, MHC, at the special meeting of members is required to approve the plan of conversion. By their approval of the plan of conversion, the members of Wayne Savings Bankshares, MHC will also be deemed to approve the merger of Wayne Savings Bankshares, MHC into Wayne Savings Community Bank. The affirmative vote of the holders of at least two-thirds of the outstanding common stock of Wayne Savings Bancshares, Inc. and a majority of the publicly held shares of Wayne Savings Bancshares, Inc. common stock are also required to approve the plan of conversion. The plan of conversion must also be approved by the OTS.

SHARE EXCHANGE RATIO

     Office of Thrift Supervision regulations provide that in a conversion of a mutual holding company to fully stock form, the public stockholders will be entitled to exchange their shares of a subsidiary's common stock for common stock of the converted holding company, provided that the mutual holding company demonstrates to the satisfaction of the Office of Thrift Supervision that the basis for the exchange is fair and reasonable. The board of directors of Wayne Savings Bancshares, Inc. has determined that each publicly held share of Wayne Savings Bancshares, Inc. common stock will, on the effective date of the conversion, be converted automatically into and become the right to receive a number of new shares of Wayne Savings Bancshares, Inc. common stock determined pursuant to the exchange ratio whereby the public stockholders of Wayne Savings Bancshares, Inc. common stock will own the same percentage of common stock in Wayne Savings Bancshares, Inc. after the conversion as they held in Wayne Savings Bancshares, Inc. immediately prior to the conversion, exclusive of their purchase of additional shares, and the receipt of cash in lieu of fractional shares. At June 30, 2001, there were 2,571,093 shares of Wayne Savings Bancshares, Inc. common stock outstanding (net of treasury stock), and 1,220,394 shares, or 47.5% of the total, were publicly held. The exchange ratio is not dependent on the market value of Wayne Savings Bancshares, Inc. common stock. It is calculated based on the percentage of Wayne Savings Bancshares, Inc. common stock held by the public and the number of shares sold in the offering. The exchange ratio is expected to range from approximately 1.1327 exchange shares for each publicly held share of Wayne Savings Bancshares, Inc. at the minimum of the offering range to 1.7624 exchange shares for each publicly held share of Wayne Savings Bancshares, Inc. at the adjusted maximum of the offering range.

     If you are now a stockholder of Wayne Savings Bancshares, Inc., your existing shares will be cancelled and exchanged for new shares in Wayne Savings Bancshares, Inc. The number of shares you will get will be based on an exchange ratio determined as of the closing of the conversion. The actual number of shares you receive will depend upon the number of shares we sell in our offering, which in turn will depend upon the final appraised value of Wayne Savings Bancshares, Inc. The following table shows how the exchange ratio will adjust, based on the number of shares sold in our offering. The table also shows how many shares a hypothetical owner of Wayne Savings Bancshares, Inc. common stock would receive in the exchange, adjusted for the number of shares sold in the offering.


                                                          NEW SHARES           TOTAL SHARES                 NEW SHARES TO
                              NEW SHARES               TO BE EXCHANGED          OF COMMON                   BE RECEIVED FOR
                              TO BE SOLD        FOR EXISTING SHARES OF WAYNE   STOCK TO BE    EXCHANGE      100 EXISTING
                           IN THIS OFFERING     SAVINGS BANCSHARES, INC.       OUTSTANDING     RATIO          SHARES
                          AMOUNT        PERCENT     AMOUNT       PERCENT

Minimum...............   1,530,000       52.53 %    1,382,397      47.47 %     2,912,397       1.1327          113
Midpoint..............   1,800,000      52.53       1,626,350      47.47       3,426,350       1.3326          133
Maximum...............   2,070,000      52.53       1,870,302      47.47       3,940,302       1.5325          153
15% above Maximum.....   2,380,500      52.53       2,150,847      47.47       4,531,347       1.7624          176


         Options to purchase shares of Wayne Savings Bancshares, Inc. common stock will also be converted into and become options to purchase Wayne Savings Bancshares, Inc. common stock. The number of shares of common stock to be received upon exercise of these options will be determined pursuant to the exchange ratio. The aggregate exercise price, duration, and vesting schedule of these options will not be affected. At June 30, 2001, all the options to purchase common stock were vested. At June 30, 2001, there were outstanding options to purchase 17,473 shares of Wayne Savings Bancshares, Inc. common stock. Executive officers and directors of Wayne Savings Bancshares, Inc. do not intend to exercise options prior to the effective date.

EFFECTS OF CONVERSION ON DEPOSITORS, BORROWERS AND MEMBERS

  GENERAL. Each depositor in Wayne Savings Community Bank has both a deposit account in Wayne Savings Community Bank and a pro rata ownership interest in the net worth of Wayne Savings Bankshares, MHC based upon the balance in his or her account. This interest may only be realized in the event of a complete liquidation of Wayne Savings Bankshares, MHC and Wayne Savings Community Bank. However, this ownership interest is tied to the depositor's account and has no tangible market value separate from the deposit account. Any depositor who opens a deposit account obtains a pro rata ownership interest in Wayne Savings Bankshares, MHC without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his account receives a portion or all of the balance in the account but nothing for his ownership interest in the net worth of Wayne Savings Bankshares, MHC, which is lost to the extent that the balance in the account is reduced or closed.

  Consequently, depositors in a stock subsidiary of a mutual holding company normally have no way of realizing the value of their ownership interest, which has realizable value only in the unlikely event that Wayne Savings Bankshares, MHC and Wayne Savings Community Bank are liquidated. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of Wayne Savings Bankshares, MHC after other claims, including claims of depositors to the amounts of their deposits, are paid.

  CONTINUITY. While the conversion is being accomplished, the normal business of Wayne Savings Community Bank of accepting deposits and making loans will continue without interruption. Wayne Savings Community Bank will continue to be regulated by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. After the conversion, Wayne Savings Community Bank will continue to provide services for depositors and

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

borrowers under current policies by its present management and staff. The directors serving Wayne Savings Bancshares, Inc. at the time of the conversion will serve as directors of Wayne Savings Bancshares, Inc. after the conversion.

  EFFECT ON DEPOSIT ACCOUNTS. Under the plan of conversion, each depositor in Wayne Savings Community Bank at the time of the conversion will automatically continue as a depositor after the conversion, and each of the deposit accounts will remain the same with respect to deposit balance, interest rate and other terms. Each such account will be insured by the Federal Deposit Insurance Corporation to the same extent as before the conversion. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

  EFFECT ON LOANS. No loan outstanding from Wayne Savings Community Bank will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as they were contractually fixed prior to the conversion.

  EFFECT ON VOTING RIGHTS OF MEMBERS. At present, all depositors, and borrowers as of June 23, 1993, who continue as borrowers of Wayne Savings Community Bank, are members of, and have voting rights in, Wayne Savings Bankshares, MHC as to all matters requiring membership action. Upon completion of the conversion, depositors and borrowers will cease to be members of Wayne Savings Bankshares, MHC and will no longer be entitled to vote at meetings of Wayne Savings Bankshares, MHC. Upon completion of the conversion, all voting rights in Wayne Savings Community Bank will be vested in Wayne Savings Bancshares, Inc. as the sole stockholder of Wayne Savings Community Bank. Exclusive voting rights with respect to Wayne Savings Bancshares, Inc. will be vested in the holders of its common stock. Depositors and borrowers of Wayne Savings Community Bank will not have voting rights after the conversion, except to the extent that they become stockholders of Wayne Savings Bancshares, Inc. through the purchase of common stock.

  TAX EFFECTS. Wayne Savings Bancshares, Inc. will receive an opinion of counsel or tax advisor with regard to federal and state income taxation to the effect that the adoption and implementation of the plan of conversion will not be taxable for federal or state income tax purposes to Wayne Savings Bankshares, MHC, Wayne Savings Bancshares, Inc., the public stockholders of Wayne Savings Bancshares, Inc., members of Wayne Savings Bankshares, MHC, eligible account holders, supplemental eligible account holders, or Wayne Savings Community Bank. See "--Tax Aspects."

  EFFECT ON LIQUIDATION RIGHTS. If Wayne Savings Community Bank were to liquidate prior to the conversion, all claims of creditors of Wayne Savings Community Bank, including those of depositors to the extent of their deposit balances, would be paid first. Thereafter, if there were any assets of Wayne Savings Community Bank remaining, these assets would be distributed to Wayne Savings Bankshares, MHC, to the extent of its stock ownership interest in Wayne Savings Bancshares, Inc. Were Wayne Savings Bankshares, MHC to liquidate, all claims of creditors would be paid first. Thereafter, if there were any assets of Wayne Savings Bankshares, MHC remaining, members of Wayne Savings Bankshares, MHC would receive the remaining assets, pro rata, based upon the balances in their deposit accounts in Wayne Savings Community Bank immediately prior to liquidation. In the unlikely event that Wayne Savings Community Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would also be paid first, followed by distribution of the "liquidation account" to depositors as of June 30, 2000 and September 30, 2001, with any assets remaining thereafter distributed to Wayne Savings Bancshares, Inc. as the holder of Wayne Savings Community Bank's capital stock. Pursuant to the rules and regulations of the Office of Thrift Supervision, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in such a transaction, the liquidation account would be assumed by the surviving institution.

STOCK PRICING AND NUMBER OF SHARES TO BE ISSUED

  The plan of conversion and federal regulations require that the aggregate purchase price of the common stock in the offering must be based on the appraised pro forma market value of the common stock, as determined by the independent valuation. Wayne Savings Community Bank and Wayne Savings Bancshares, Inc. have retained RP Financial, LC to make the valuation. For its services in preparing the initial valuation, RP Financial, LC will receive a fee of $45,000. This amount does not include a fee of $12,000 to be paid to RP Financial, LC for assistance in the preparation of a business plan. Wayne Savings Community Bank and Wayne Savings Bancshares, Inc. have agreed to indemnify RP Financial, LC and its employees and affiliates against specified losses, including any losses in

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

connection with claims under the federal securities laws, arising out of its services as appraiser, except where RP Financial, LC's liability results from its negligence or bad faith.

  The independent valuation was prepared by RP Financial, LC in reliance upon the information contained in this prospectus, including the consolidated financial statements. RP Financial, LC also considered the following factors, among others: the present and projected operating results and financial condition of Wayne Savings Bancshares, Inc. and Wayne Savings Community Bank; the economic and demographic conditions in Wayne Savings Community Bank's existing marketing area; certain historical, financial and other information relating to Wayne Savings Community Bank; a comparative evaluation of the operating and financial statistics of Wayne Savings Community Bank with those of other publicly traded savings institutions located in Wayne Savings Community Bank's region and on a national basis; the aggregate size of the offering of the common stock; the impact of the conversion on Wayne Savings Community Bank's stockholders' equity and earnings potential; the proposed dividend policy of Wayne Savings Bancshares, Inc. and Wayne Savings Community Bank; and the trading market for securities of comparable institutions and general conditions in the market for the securities.

         The independent valuation was prepared based on the assumption that the aggregate amount of common stock sold in the offering would be equal to the estimated pro forma market value of Wayne Savings Bancshares, Inc., assuming completion of the conversion and offering multiplied by the percentage of Wayne Savings Bancshares, Inc. common stock owned by Wayne Savings Bankshares, MHC. The independent valuation states that as of September 7, 2001, the estimated pro forma market value, or valuation range, of Wayne Savings Bancshares, Inc. ranged from a minimum of $29.1 million to a maximum of $39.4 million, with a midpoint of $34.3 million. The Board of Directors determined to offer the shares for a price of $10.00 per share. The aggregate offering price of the shares will be equal to the valuation range multiplied by the percentage of Wayne Savings Bancshares, Inc. common stock owned by Wayne Savings Bankshares, MHC. The number of shares offered will be equal to the aggregate offering price of the shares divided by the price per share. Based on the valuation range, the percentage of Wayne Savings Bancshares, Inc. common stock owned by Wayne Savings Bankshares, MHC, and the $10.00 price per share, the minimum of the offering range will be 1,530,000 subscription shares, the midpoint of the offering range will be 1,800,000 subscription shares, and the maximum of the offering range will be 2,070,000 subscription shares.

         The Board of Directors reviewed the independent valuation and, in particular, considered the following:

          o Wayne Savings Bancshares, Inc.'s financial condition and results of operations;
          o financial comparisons of Wayne Savings Bancshares, Inc. in relation to institutions of similar size and asset quality;
          o stock market conditions generally and in particular for financial institutions; and
          o the historical trading price of the publicly held shares of Wayne Savings Bancshares, Inc. common stock.

         All of these factors are set forth in the independent valuation. The Board also reviewed the methodology and the assumptions used by RP Financial, LC in preparing the independent valuation and the Board believes that such assumptions were reasonable. The offering range may be amended with the approval of the Office of Thrift Supervision, if required, as a result of subsequent developments in the financial condition of Wayne Savings Bancshares, Inc. or Wayne Savings Community Bank or market conditions generally. In the event the independent valuation is updated to amend the pro forma market value of Wayne Savings Bancshares, Inc. to less than $29.1 million or more than $45.3, the appraisal will be filed with the Securities and Exchange Commission by post-effective amendment.

         THE INDEPENDENT VALUATION, HOWEVER, IS NOT INTENDED, AND MUST NOT BE CONSTRUED, AS A RECOMMENDATION OF ANY KIND AS TO THE ADVISABILITY OF PURCHASING SHARES. RP FINANCIAL, LC DID NOT INDEPENDENTLY VERIFY THE CONSOLIDATED FINANCIAL STATEMENTS AND OTHER INFORMATION PROVIDED BY WAYNE SAVINGS BANCSHARES, INC., NOR DID RP FINANCIAL, LC VALUE INDEPENDENTLY THE ASSETS OR LIABILITIES OF WAYNE SAVINGS COMMUNITY BANK. THE INDEPENDENT VALUATION CONSIDERS WAYNE SAVINGS COMMUNITY BANK AS A GOING CONCERN AND SHOULD NOT BE CONSIDERED AS AN INDICATION OF THE LIQUIDATION VALUE OF WAYNE SAVINGS COMMUNITY BANK. MOREOVER, BECAUSE THE VALUATION IS NECESSARILY BASED UPON ESTIMATES AND PROJECTIONS OF A NUMBER OF MATTERS, ALL OF WHICH MAY CHANGE FROM TIME TO TIME, NO ASSURANCE CAN BE GIVEN THAT PERSONS PURCHASING SHARES IN THE OFFERING WILL THEREAFTER BE ABLE TO SELL THEIR SHARES AT PRICES AT OR ABOVE THE $10.00 PRICE.

         Following commencement of the subscription offering, the maximum of the valuation range may be increased by up to 15% to up to $45.3 million, which will result in a corresponding increase of up to 15% in the maximum of the offering range to up to 2,380,500 shares, to reflect changes in the market and financial conditions, without a resolicitation of subscribers. The minimum of the valuation range and of the offering range may not be decreased without a resolicitation of subscribers. The subscription price of $10.00 per share will remain fixed. See "--Limitations on Common Stock Purchases" as to the method of distribution and allocation of additional shares that may be issued in the event of an increase in the offering range to fill unfilled orders in the subscription and community offerings.

         If the update to the independent valuation at the conclusion of the offering results in an increase in the maximum of the valuation range to more than $45.3 million and a corresponding increase in the offering range to more than 2,380,500 shares, or a decrease in the minimum of the valuation range to less than $29.1 million and a corresponding decrease in the offering range to fewer than 1,530,000 shares, then Wayne Savings Bancshares, Inc., after consulting with the Office of Thrift Supervision, may terminate the plan of conversion and return by check all funds promptly with interest at Wayne Savings Community Bank's passbook rate of interest on payments made by check, bank draft or money order and cancel withdrawal authorizations. Alternatively, Wayne Savings Bancshares, Inc. may hold a new offering, establish a new offering range, extend the offering period and commence a resolicitation of subscribers or take other actions as permitted by the Office of Thrift Supervision in order to complete the conversion. In the event that a resolicitation is commenced, unless an affirmative response is received within a reasonable period of time, all funds will be promptly returned to investors as described above. A resolicitation, if any, following the conclusion of the subscription and community offerings would not exceed 45 days unless further extended by the Office of Thrift Supervision for periods of up to 90 days.

         An increase in the number of shares to be issued in the offering would decrease both a subscriber's ownership interest and Wayne Savings Bancshares, Inc.'s pro forma earnings and stockholders' equity on a per share basis while increasing pro forma earnings and stockholders' equity on an aggregate basis. A decrease in the number of shares to be issued in the offering would increase both a subscriber's ownership interest and Wayne Savings Bancshares, Inc.'s pro forma earnings and stockholders' equity on a per share basis while decreasing pro forma earnings and stockholders' equity on an aggregate basis. For a presentation of the effects of these changes, see "Pro Forma Data."

         Copies of the appraisal report of RP Financial, LC and the detailed memorandum of the appraiser setting forth the method and assumptions for the appraisal are available for inspection at the main office of Wayne Savings Community Bank and as specified under "Additional Information."

EXCHANGE OF STOCK CERTIFICATES

         The conversion of existing outstanding shares of Wayne Savings Bancshares, Inc. common stock into the right to receive new shares of Wayne Savings Bancshares, Inc. common stock will occur automatically on the effective date of the conversion. As soon as practicable after the effective date of the conversion, Wayne Savings Bancshares, Inc. or a bank or trust company designated by Wayne Savings Bancshares, Inc. in the capacity of exchange agent, will send a transmittal form to each public stockholder of Wayne Savings Bancshares, Inc. who holds stock certificates. The transmittal forms are expected to be mailed within five business days after the effective date of the conversion and will contain instructions with respect to the surrender of certificates representing Wayne Savings Bancshares, Inc. (a federal corporation) common stock to be exchanged for new shares of Wayne Savings Bancshares, Inc. (a Delaware corporation) common stock. It is expected that stock certificates for new shares of Wayne Savings Bancshares, Inc. common stock will be distributed within five business days after the receipt of properly executed transmittal forms and other required documents. Shares held by public stockholders in street name will be exchanged automatically; no transmittal forms will be mailed relating to these shares.

         No fractional shares of Wayne Savings Bancshares, Inc. common stock will be issued to any public stockholder of Wayne Savings Bancshares, Inc. upon consummation of the conversion. For each fractional share that would otherwise be issued to stockholders who hold certificates, Wayne Savings Bancshares, Inc. will pay by check an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled to by $10.00. Payment for fractional shares will be made as soon as practicable after the receipt by the exchange agent of surrendered Wayne Savings Bancshares, Inc. stock certificates. Stockholders whose shares are held in street name will automatically receive cash in lieu of fractional shares.

WAYNE SAVINGS BANCSHARES, INC. STOCKHOLDERS SHOULD NOT FORWARD THEIR STOCK CERTIFICATES UNTIL THEY HAVE RECEIVED TRANSMITTAL FORMS, WHICH WILL INCLUDE FORWARDING INSTRUCTIONS.

         Until existing certificates representing Wayne Savings Bancshares, Inc. common stock are surrendered for exchange after the conversion in compliance with the terms of the transmittal form, holders of such certificates will not receive new shares of Wayne Savings Bancshares, Inc. common stock and will not be paid dividends on the Wayne Savings Bancshares, Inc. common stock into which their shares have been converted. When certificates are surrendered, any unpaid dividends will be paid without interest. For all other purposes, however, each certificate which represents shares of Wayne Savings Bancshares, Inc. common stock outstanding at the effective date of the conversion will be deemed to evidence ownership of new shares of Wayne Savings Bancshares, Inc. common stock into which those shares have been converted by virtue of the conversion.

         All new shares of Wayne Savings Bancshares, Inc. common stock issued upon exchange of shares of Wayne Savings Bancshares, Inc. common stock shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Wayne Savings Bancshares, Inc. common stock, subject, however, to Wayne Savings Bancshares, Inc.'s obligation to pay any dividends or make any other distributions with a record date prior to the effective date which may have been declared or made by Wayne Savings Bancshares, Inc. on its common stock on or prior to the effective date and which remain unpaid at the effective date.

         If a certificate for Wayne Savings Bancshares, Inc. common stock has been lost, stolen or destroyed, the exchange agent will issue the new stock certificates upon receipt of appropriate evidence as to the loss, theft or destruction, appropriate evidence as to the ownership of the certificate by the claimant, and appropriate and customary indemnification.

SUBSCRIPTION OFFERING AND SUBSCRIPTION RIGHTS

         In accordance with the plan of conversion, rights to subscribe for the purchase of common stock in the subscription offering have been granted under the plan of conversion in the following order of descending priority. All subscriptions received will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and to the maximum, minimum, and overall purchase limitations set forth in the plan of conversion and as described below under "--Limitations on Common Stock Purchases."

         PRIORITY 1: ELIGIBLE ACCOUNT HOLDERS. Each Wayne Savings Community Bank depositor with aggregate deposit account balances, including demand deposit accounts, of $50 or more (a "Qualifying Deposit") on June 30,

2000, ("Eligible Account Holders") will receive, without payment therefor, nontransferable subscription rights to purchase up to 25,000 shares of common stock, subject to the overall purchase limitations and exclusive of shares purchased by the employee stock ownership plan from any increase in the shares offered pursuant to an increase in the maximum of the offering range. See "--Limitations on Common Stock Purchases." If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each subscribing Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares for which he subscribed. Thereafter, unallocated shares, except for additional shares issued to the employee stock ownership plan upon an increase in the maximum of the offering range, will be allocated to each subscribing Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his aggregate Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

         To ensure proper allocation of stock, each Eligible Account Holder must list on his stock order form all deposit accounts in which he has an ownership interest on June 30, 2000. Failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed. The subscription rights of Eligible Account Holders who are also directors or officers of Wayne Savings Bancshares, Inc. or their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to increased deposits in the twelve months preceding June 30, 2000.

         PRIORITY 2: TAX-QUALIFIED PLANS. To the extent that there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders, the tax-qualified employee stock benefit plans of Wayne Savings Bancshares, Inc. and Wayne Savings Community Bank, including the employee stock ownership plan, will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 8% of the common stock sold, of which Wayne Savings Community Bank's employee stock ownership plan intends to purchase8% of the shares sold in the offering.

         PRIORITY 3: SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS. To the extent that there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders and the tax-qualified employee stock benefit plans, each Wayne Savings Community Bank depositor with a Qualifying Deposit on September 30, 2001 who is not an Eligible Account Holder ("Supplemental Eligible Account Holder") will receive, without payment therefor, nontransferable subscription rights to purchase up to 25,000 shares of common stock, subject to the overall purchase limitations. See "--Limitations on Common Stock Purchases." If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each subscribing Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares for which he subscribed. Thereafter, unallocated shares will be allocated to each subscribing Supplemental Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Supplemental Eligible Account Holders whose subscriptions remain unfilled.

         To ensure proper allocation of stock, each Supplemental Eligible Account Holder must list on his stock order form all deposit accounts in which he has an ownership interest at September 30, 2001. Failure to list an account could result in less shares being allocated than if all accounts had been disclosed.

         PRIORITY 4: OTHER MEMBERS. To the extent that there are shares remaining after satisfaction of subscriptions by Eligible Account Holders, the tax-qualified employee stock benefit plans, and Supplemental Eligible Account Holders, each member of Wayne Savings Bankshares, MHC on the voting record date of _____________ (including Wayne Savings Community Bank depositors and borrowers as of June 23, 1993 whose borrowing remains outstanding) who is not an Eligible Account Holder or Supplemental Eligible Account Holder ("Other Members") will receive, without payment therefor, nontransferable subscription rights to purchase up to 25,000 shares of common stock, subject to the overall purchase limitations. See "--Limitations on Common Stock Purchases." If there are not sufficient shares available to satisfy all subscriptions, available shares will be allocated on a pro rata basis based on the size of the order of each Other Member.

         EXPIRATION DATE FOR THE SUBSCRIPTION OFFERING. The Subscription Offering will expire on December ___, 2001, unless extended for up to 45 days or such additional periods by Wayne Savings Community Bank with the approval of the Office of Thrift Supervision, if necessary. Wayne Savings Community Bank and Wayne Savings

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Bancshares, Inc. may determine to extend the subscription offering and/or the community offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint, or maximum of the offering range. Subscription rights which have not been exercised prior to the expiration date will become void.

         Wayne Savings Bancshares, Inc. will not execute orders until at least the minimum number of shares of common stock have been subscribed for or otherwise sold. If 1,530,000 shares have not been subscribed for or sold within 45 days after the expiration date, unless the period is extended with the consent of the Office of Thrift Supervision, all funds delivered to Wayne Savings Community Bank pursuant to the offering will be returned promptly to the subscribers with interest and all withdrawal authorizations will be cancelled. If an extension beyond the 45 day period following the expiration date is granted, Wayne Savings Bancshares, Inc. will notify subscribers of the extension of time and of the rights of subscribers to modify or rescind their subscriptions. Extensions may not go beyond December __, 2003 which is two years after the special meeting of members of Wayne Savings Bankshares, MHC to approve the conversion.

         PERSONS IN NONQUALIFIED STATES OR FOREIGN COUNTRIES. Wayne Savings Bancshares, Inc. will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock in the subscription offering pursuant to the plan of conversion reside. However, Wayne Savings Bancshares, Inc. is not required to offer stock in the offering to any person who resides in a foreign country or resides in a state of the United States with respect to which:

          (1) a small number of persons otherwise eligible to subscribe for shares of common stock reside; or

          (2) Wayne Savings Bancshares, Inc. determines that compliance with the securities laws of a state would be impracticable for reasons of cost or otherwise, including but not limited to a request that Wayne Savings Bancshares, Inc. or its officers or directors, under the securities laws of a state, register as a broker, dealer, salesman or selling agent or register or otherwise qualify the subscription rights or common stock for sale in a state. Where the number of persons eligible to subscribe for shares in one state is small, Wayne Savings Bancshares, Inc. will base its decision as to whether or not to offer the common stock in a state on a number of factors, including the size of accounts being held by account holders in the state, the cost of registering or qualifying the shares or the need to register Wayne Savings Bancshares, Inc., its officers, directors or employees as brokers, dealers or salesmen.

COMMUNITY OFFERING

         To the extent that shares remain available for purchase after satisfaction of all subscriptions of the Eligible Account Holders, the tax-qualified employee stock benefit plans, Supplemental Eligible Account Holders, and Other Members, Wayne Savings Bancshares, Inc. may offer shares pursuant to the plan of conversion to certain members of the general public in a community offering, with preference given first to the public stockholders of Wayne Savings Bancshares, Inc. common stock as of November __, 2001, and then to natural persons residing in the Ohio counties of Wayne, Holmes, Ashland, Medina and Stark. These persons may purchase up to 25,000 shares of common stock, subject to the overall purchase limitations. See "--Limitations on Common Stock Purchases." The minimum purchase is 25 shares. THE OPPORTUNITY TO PURCHASE SHARES OF COMMON STOCK IN THE COMMUNITY OFFERING CATEGORY IS SUBJECT TO THE RIGHT OF WAYNE SAVINGS BANCSHARES, INC., IN ITS SOLE DISCRETION, TO ACCEPT OR REJECT ANY SUCH ORDERS IN WHOLE OR IN PART EITHER AT THE TIME OF RECEIPT OF AN ORDER OR AS SOON AS PRACTICABLE FOLLOWING THE EXPIRATION DATE.

         If the amount of common stock remaining is insufficient to fill the orders of common stockholders of Wayne Savings Bancshares, Inc. as of November __, 2001, the remaining stock will be allocated among those persons in the manner that permits each of these persons, to the extent possible, to purchase the number of shares necessary to make his total allocation of common stock equal to the lesser of 100 shares or the number of shares subscribed for by each such person. However, if there are insufficient shares available for this allocation, then shares will be allocated among such persons whose orders remain unsatisfied in the proportion that the unfilled subscription of each bears to the total unfilled subscriptions of all those persons whose subscriptions remain unsatisfied. Similar allocation procedures will be used for orders of persons residing in the Ohio counties of Wayne, Holmes, Ashland, Medina and Stark. If all orders of persons residing in these counties are filled, any shares remaining will be allocated to other persons who purchase in the community offering applying the same allocation described above.

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

         The term "resided" or "residing" as used herein shall mean any person who occupies a dwelling within Wayne Savings Community Bank's community, has a present intent to remain within the community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the community, together with an indication that this presence within Wayne Savings Community Bank's community is something other than merely transitory in nature. To the extent the person is a corporation or other business entity, the principal place of business or headquarters shall be in Wayne Savings Community Bank's community. To the extent a person is a personal benefit plan, the circumstances of the beneficiary shall apply with respect to this definition. In the case of all other benefit plans, circumstances of the trustee shall be examined for purposes of this definition. Wayne Savings Community Bank may utilize deposit or loan records or other evidence provided to it to make a determination as to whether a person is a resident. In all cases, however, the determination shall be in the sole discretion of Wayne Savings Community Bank.

         The community offering may commence with or during the subscription offering, and is expected to terminate at the same time as the subscription offering, but is required to terminate no more than 45 days following the subscription offering which may be extended by Wayne Savings Bancshares, Inc. with the approval of the Office of Thrift Supervision, if necessary. Wayne Savings Bancshares, Inc. may determine to extend the community offering for any reason, and is not required to give purchasers notice of any such extension. If 1,530,000 shares have not been subscribed for or sold within 45 days after the expiration date, unless this period is extended with the consent of the Office of Thrift Supervision, all funds delivered to Wayne Savings Bancshares, Inc. will be returned promptly to the purchasers with interest and all withdrawal authorizations will be cancelled. If an extension beyond the 45 day period following the expiration date is granted, Wayne Savings Bancshares, Inc. will notify purchasers of the extension of time and of the rights of purchasers to modify or rescind their orders. These extensions may not go beyond December __, 2003, which is two years after the special meeting of members of Wayne Savings Bankshares, MHC to approve the conversion.

         The Board of Directors has the right to reject any order submitted in the offering by a person whose representations the Board of Directors believes to be false or who it otherwise believes, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion.

SYNDICATED COMMUNITY OFFERING

         If feasible, the Board of Directors may determine to offer for sale all shares of common stock not subscribed for or purchased in the subscription and community offerings in a syndicated community offering, subject to such terms, conditions and procedures as may be determined by Wayne Savings Bancshares, Inc., in a manner that will achieve the widest distribution of the common stock. However, Wayne Savings Bancshares, Inc. retains the right to accept or reject in whole or in part any subscriptions in the syndicated community offering. In the syndicated community offering, any person may purchase up to 25,000 shares of common stock, subject to the overall maximum purchase limitations. If the syndicated community offering is not sooner commenced pursuant to the provisions of the preceding sentence, the syndicated community offering will be commenced as soon as practicable following the date upon which the subscription and community offerings terminate.

         If for any reason a syndicated community offering of shares of subscription shares not sold in the subscription and community offerings cannot be effected, or in the event that any insignificant residue of subscription shares is not sold in the subscription and community offerings or in the syndicated community offering, other arrangements will be made for the disposition of unsubscribed shares by Wayne Savings Bancshares, Inc., if possible. The Office of Thrift Supervision must approve these other purchase arrangements.

PLAN OF DISTRIBUTION; SELLING AGENT COMPENSATION

         Offering materials have been distributed, initially by mail, to those with subscription rights at the last known address on Wayne Savings Bancshares, Inc.'s records. Subscription rights expire whether or not eligible subscribers can be located.

         To assist in the marketing of the common stock, Wayne Savings Bancshares, Inc. has retained Ryan Beck & Co., LLC, which is a broker/dealer registered with the National Association of Securities Dealers, Inc. Ryan, Beck & Co., LLC will assist Wayne Savings Community Bank in the offering by:

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


          o acting as the financial advisor to Wayne Savings Bancshares, Inc.;

          o providing administrative services and stock information center management; and

          o    providing securities marketing services.

         For these services, Ryan, Beck & Co., LLC, will receive an advisory and management fee of $50,000 and a marketing fee equal to 1.5% of the dollar amount of common stock sold in the subscription and community offerings other than shares purchased by officers, directors and employees or their immediate families and common stock purchased by tax-qualified and non-qualified employee benefit plans, for which no fee need be paid. The management fee and marketing fee, together, shall not exceed $350,000. In the event that Ryan, Beck & Co., LLC sells common stock through a group of broker-dealers in a syndicated community offering, it will be paid a fee of 1.5% of the dollar amount of total shares sold in the syndicated community offering. The fees payable directly to the selected broker-dealers, which may include Ryan, Beck & Co., LLC, for their sales will not exceed 5.5% of the value of the common stock sold by them in the syndicated community offering. Ryan, Beck & Co., LLC will also be reimbursed for allocable expenses in an amount not to exceed $25,000, without the approval of Wayne Savings Bancshares, Inc., and for attorney's fees and expenses in an amount not to exceed $35,000, without the approval of Wayne Savings Bancshares, Inc.

         Wayne Savings Community Bank has made an advance payment to Ryan, Beck & Co., LLC in the amount of $25,000. Wayne Savings Bancshares, Inc. will indemnify Ryan, Beck & Co., LLC against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering material for the common stock, including liabilities under the Securities Act of 1933.

         Some directors and executive officers of Wayne Savings Bancshares, Inc. and Wayne Savings Community Bank may participate in the solicitation of offers to purchase common stock. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other regular, full-time employees of Wayne Savings Community Bank may participate in the offering but only in ministerial capacities, providing clerical work in effecting a sales transaction and no offers or sales may be made by tellers or at the teller counter. All sales activity will be conducted in a segregated or separately identifiable area of Wayne Savings Community Bank's main offices apart from the area accessible to the general public for the purpose of making deposits or withdrawals. Other questions of prospective purchasers will be directed to executive officers or registered representatives of Ryan, Beck & Co., LLC. These other employees have been instructed not to solicit offers to purchase common stock or provide advice regarding the purchase of common stock. Wayne Savings Bancshares, Inc. will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. No officer, director or employee of Wayne Savings Bancshares, Inc. or Wayne Savings Community Bank will be compensated in connection with his participation by the payment of commissions or other remuneration, based either directly or indirectly on the transactions in the common stock.

PROCEDURE FOR PURCHASING SHARES

         EXPIRATION DATE. The offering will terminate at 10:00 a.m., Eastern time, on December ___, 2001, unless extended by Wayne Savings Community Bank and Wayne Savings Bancshares, Inc., with the approval of the Office of Thrift Supervision, if required. This extension may be approved by Wayne Savings Community Bank and Wayne Savings Bancshares, Inc., in their sole discretion, without further approval or additional notice to purchasers in the offering. Any extension of the offering beyond 45 days after the expiration date of the offering would require the Office of Thrift Supervision's approval and potential purchasers would be given the right to increase, decrease, or rescind their orders for common stock. If the minimum number of shares offered in the offering is not sold by the expiration date or any extension thereof, Wayne Savings Bancshares, Inc. may terminate the offering and promptly refund all orders for common stock. If the number of shares offered is reduced below the minimum of the offering range, purchasers will be given an opportunity to increase, decrease, or rescind their orders.

         To ensure that each purchaser receives a prospectus at least 48 hours before the expiration date of the offering in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, no prospectus will be mailed any later than five days prior to this date or hand delivered any later than two days prior to this date. Execution of an order form will confirm receipt of delivery in accordance with Rule 15c2-8. Order forms will be distributed only

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with a prospectus. Subscription funds will be maintained in a special escrow account at Wayne Savings Community Bank.

         Wayne Savings Bancshares, Inc. reserves the right in its sole discretion to terminate the offering at any time and for any reason, in which case Wayne Savings Bancshares, Inc. will cancel any withdrawal orders, and return all funds submitted, plus interest at Wayne Savings Community Bank's current passbook rate from the date of receipt.

         USE OF ORDER FORMS. In order to purchase shares of the common stock in the subscription offering and community offering, each purchaser must complete an order form and remit payment. Incomplete order forms, or order forms that are not signed are not required to be accepted. Wayne Savings Bancshares, Inc. will not be required to accept orders submitted on photocopied or facsimiled stock order forms. ALL ORDER FORMS MUST BE RECEIVED PRIOR TO 10:00 A.M., EASTERN TIME ON DECEMBER ___, 2001. Order forms that are not received by that time or are executed defectively or are received without full payment or without appropriate withdrawal instructions are not required to be accepted. Wayne Savings Community Bank and Wayne Savings Bancshares, Inc. are not required to notify subscribers of incomplete or improperly executed order forms, and have the right to waive or permit the correction of incomplete or improperly executed order forms, but do not represent that they will do so. You may submit your order form and payment by mail using the return envelope provided, by bringing your order form to our stock information center, or by overnight delivery to the indicated address on the back of the order form. Order forms may NOT be delivered to Wayne Savings Community Bank branches. Once tendered, an order form cannot be modified or revoked without the consent of Wayne Savings Bancshares, Inc. Wayne Savings Bancshares, Inc. reserves the absolute right, in its sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time prior to completion of the offering. Each person ordering shares is required to represent that he is purchasing shares for his own account and that he has no agreement or understanding with any person for the sale or transfer of the shares. The interpretation by Wayne Savings Bancshares, Inc. of the terms and conditions of the plan of conversion and of the acceptability of the order forms will be final.

         By signing the order form subscribers acknowledge that the common stock is not a deposit or savings account that is federally insured or otherwise guaranteed by Wayne Savings Community Bank or the Federal Government and that the subscribers received a copy of this prospectus. HOWEVER, SIGNING THE ORDER FORM WILL NOT RESULT IN SUBSCRIBERS WAIVING THEIR RIGHTS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934.

         PAYMENT FOR SHARES. Payment for all shares will be required to accompany all completed order forms for the purchase to be valid. Payment for shares may be made by:

          (1) check, money order, or bank draft made payable to Wayne Savings Bancshares, Inc.; or

          (2) authorization of withdrawal from Wayne Savings Community Bank deposit accounts without check-writing privileges designated on the stock order form.

         Appropriate means for designating withdrawals from deposit accounts at Wayne Savings Community Bank are provided in the order forms. The funds designated must be available in the account(s) at the time the order form is received. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the contract rate until the offering is completed, at which time the designated withdrawal will be made. Interest penalties for early withdrawal applicable to certificate accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate account with a balance less than the applicable minimum balance requirement, the certificate shall be cancelled at the time of withdrawal without penalty, and the remaining balance will earn interest at the current passbook rate subsequent to the withdrawal. In the case of payments made by check, money order, or bank draft, these funds must be available in the account(s) and will be immediately cashed and placed in a segregated escrow account at Wayne Savings Community Bank and interest will be paid at the current passbook rate of 2.5% annual percentage yield, from the date payment is received until the offering is completed or terminated. An executed order form, once received by Wayne Savings Bancshares, Inc., may not be modified, amended or rescinded without the consent of Wayne Savings Bancshares, Inc., unless the offering is not completed by the expiration date, in which event purchasers may be given the opportunity to increase, decrease, or rescind their orders for a specified period of time.

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

         A depositor interested in using his or her individual retirement account funds to purchase common stock must do so through a self-directed individual retirement account. Wayne Savings Community Bank, by law, cannot maintain self-directed individual retirement accounts. Therefore, if you wish to use your funds that are currently in a Wayne Savings Community Bank individual retirement account you may not designate on the order form that you wish funds to be withdrawn from the account for the purchase of common stock. The funds you wish to use for the purchase of common stock will have to be transferred to a brokerage account. There will be no early withdrawal or Internal Revenue Service interest penalties for these transfers. Depositors interested in using funds in an individual retirement account or any other retirement account to purchase common stock should contact the stock information center as soon as possible during the offering period because processing such transactions takes time, and whether such funds can be used may depend on the institutions where such funds are currently held.

         The employee stock ownership plan will not be required to pay for shares purchased until consummation of the offering, provided that there is in force from the time the order is received a loan commitment from an unrelated financial institution or Wayne Savings Bancshares, Inc. to lend to the employee stock ownership plan the necessary amount to fund the purchase. Regulations prohibit Wayne Savings Community Bank or Village Savings Bank from lending funds or extending credit to any persons to purchase common stock in the offering.

         DELIVERY OF STOCK CERTIFICATES. Certificates representing common stock issued in the offering and Wayne Savings Community Bank checks representing any applicable refund and/or interest paid on subscriptions made by check, money order, or bank draft will be mailed to the persons entitled thereto at the certificate registration address noted on the order form, as soon as practicable following consummation of the offering and receipt of all necessary regulatory approvals. Any certificates returned as undeliverable will be held by the transfer agent until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law. Until certificates for the common stock are available and delivered to purchasers, purchasers may not be able to sell the shares of stock which they ordered, even though the common stock will have begun trading.

         OTHER RESTRICTIONS. Notwithstanding any other provision of the plan of conversion, no person is entitled to purchase any common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state "blue sky" registrations, or would violate regulations or policies of the National Association of Securities Dealers, Inc., particularly those regarding free riding and withholding. Wayne Savings Community Bank and/or its agents may ask for an acceptable legal opinion from any purchaser as to the legality of their purchase and may refuse to honor any purchase order if an opinion is not timely furnished.

RESTRICTIONS ON TRANSFER OF SUBSCRIPTION RIGHTS AND SHARES

         OFFICE OF THRIFT SUPERVISION CONVERSION REGULATIONS PROHIBIT ANY PERSON WITH SUBSCRIPTION RIGHTS, INCLUDING THE ELIGIBLE ACCOUNT HOLDERS, SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS AND OTHER MEMBERS OF WAYNE SAVINGS COMMUNITY BANK, FROM TRANSFERRING OR ENTERING INTO ANY AGREEMENT OR UNDERSTANDING TO TRANSFER THE LEGAL OR BENEFICIAL OWNERSHIP OF THE SUBSCRIPTION RIGHTS ISSUED UNDER THE PLAN OF CONVERSION OR THE SHARES OF COMMON STOCK TO BE ISSUED UPON THEIR EXERCISE. THESE RIGHTS MAY BE EXERCISED ONLY BY THE PERSON TO WHOM THEY ARE GRANTED AND ONLY FOR HIS ACCOUNT. EACH PERSON EXERCISING SUBSCRIPTION RIGHTS WILL BE REQUIRED TO CERTIFY THAT HE IS PURCHASING SHARES SOLELY FOR HIS OWN ACCOUNT AND THAT HE HAS NO AGREEMENT OR UNDERSTANDING REGARDING THE SALE OR TRANSFER OF SUCH SHARES. THE REGULATIONS ALSO PROHIBIT ANY PERSON FROM OFFERING OR MAKING AN ANNOUNCEMENT OF AN OFFER OR INTENT TO MAKE AN OFFER TO PURCHASE SUBSCRIPTION RIGHTS OR SHARES OF COMMON STOCK TO BE ISSUED UPON THEIR EXERCISE PRIOR TO COMPLETION OF THE OFFERING.

         WAYNE SAVINGS COMMUNITY BANK AND WAYNE SAVINGS BANCSHARES, INC. WILL PURSUE ANY AND ALL LEGAL AND EQUITABLE REMEDIES IN THE EVENT THEY BECOME AWARE OF THE TRANSFER OF SUBSCRIPTION RIGHTS AND WILL NOT HONOR ORDERS KNOWN BY THEM TO INVOLVE THE TRANSFER OF SUBSCRIPTION RIGHTS.



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

STOCK INFORMATION CENTER

         If you have any questions regarding the offering, please call the Stock Information Center toll free, at (800) ___-____, from 9:00 a.m. to 4:00 p.m. Eastern time, Monday through Friday. The Stock Information Center is located at 151 North Market Street, Wooster, Ohio.

LIMITATIONS ON COMMON STOCK PURCHASES

         The plan of conversion includes the following limitations on the number of shares of common stock which may be purchased during the conversion:

          (1) No person may purchase less than 25 shares of common stock or more than 25,000 shares;

          (2) The tax-qualified employee stock benefit plans, including the employee stock ownership plan, may purchase in the aggregate up to 8% of the shares issued in the offering, including shares issued in the event of an increase in the offering range of up to 15%. The employee stock ownership plan expects to subscribe for8% of the shares sold, or 122,400 shares at the minimum of the offering range and 165,600 shares at the maximum of the offering range;

          (3) Except for the employee stock ownership plan, as described above, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase in all categories more than 25,000 shares in the offering;

          (4) Current stockholders of Wayne Savings Bancshares, Inc. are subject to an additional limitation upon the number of shares that may be purchased in the offering. As previously described, current stockholders of Wayne Savings Bancshares, Inc. will receive new shares of Wayne Savings Bancshares, Inc. common stock in exchange for their existing shares of Wayne Savings Bankshares, Inc. common stock. The number of shares that a stockholder may purchase in the offering, together with associates or persons acting in concert with such purchaser, when combined with the shares that the stockholder and his associates will receive in exchange for existing Wayne Savings Bancshares, Inc. common stock, may not exceed 5% of the outstanding shares of common stock of Wayne Savings Bancshares, Inc. at the completion of the offering; and

          (5) The maximum number of shares of common stock which may be purchased in all categories of the offering by officers and directors of Wayne Savings Community Bank and their associates, in the aggregate, when combined with new shares of common stock issued in exchange for existing shares, may not exceed 29% of the shares issued in the offering.

          Depending upon market or financial conditions, the Board of Directors of Wayne Savings Bancshares, Inc., with the approval of the Office of Thrift Supervision and without further approval of members of Wayne Savings Bankshares, MHC, may decrease or further increase the purchase and ownership limitations. Wayne Savings Bancshares, Inc. may need regulatory approval to increase the purchase limitations. If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount will be, and some other large subscribers who through their subscriptions evidence a desire to purchase the maximum allowable number of shares, in the sole discretion of Wayne Savings Community Bank may be given the opportunity to increase their subscriptions up to the then applicable limit. The effect of this type of resolicitation will be an increase in the number of shares owned by subscribers who choose to increase their subscriptions. The Board of Directors of Wayne Savings Bancshares, Inc. may, in its sole discretion, increase the maximum purchase limitations up to 9.99% of the shares issued in the conversion, provided that orders for shares exceeding 5% of the shares being issued shall not exceed, in the aggregate, 10% of the total issued. Requests to purchase additional shares under this provision will be determined by the respective Boards of Directors in their sole discretion.

         In the event of an increase in the total number of shares offered in the offering due to an increase in the offering range of up to 15%, shares will be allocated in the following order of priority in accordance with the plan of conversion:

         (1) to fill the employee stock ownership plan's subscription for 8% of the total number of shares sold;

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

         (2) in the event that there is an oversubscription at the Eligible Account Holder, Supplemental Eligible Account Holder or Other Member levels, to fill unfulfilled subscriptions of these subscribers according to their respective priorities; and

         (3) to fill unfulfilled subscriptions in the community offering, with preference given first to Wayne Savings Bancshares, Inc. stockholders as of November __, 2001, and then to natural persons residing in Wayne Savings Community Bank's community.

         The term "associate" of a person is defined to mean:

         (1) any corporation or organization, other than Wayne Savings Bancshares, Inc., Wayne Savings Community Bank, or a majority-owned subsidiary of Wayne Savings Community Bank, of which the person is an officer, partner or 10% stockholder;

         (2) any trust or other estate in which the person has a substantial beneficial interest or serves as a director or in a similar fiduciary capacity; provided, however, that this term shall not include any employee stock benefit plan in which the person has a substantial beneficial interest or serves as director or in a similar fiduciary capacity; and

         (3) any relative or spouse of the persons, or any relative of the spouse, who either has the same home as the person or who is a director or officer of Wayne Savings Bancshares, Inc., or Wayne Savings Community Bank.

         The term "acting in concert" means:

         (1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

         (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

         A person or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated.

         Directors are not treated as associates of each other solely because of their Board membership. Wayne Savings Community Bank has the right to determine whether prospective purchasers are associates or acting in concert. For a further discussion of limitations on purchases of a converting institution's stock at the time of conversion and subsequent to conversion, see "Certain Restrictions on Purchase or Transfer of Shares after Conversion" and "Restrictions on Acquisition of Wayne Savings Bancshares, Inc."

LIQUIDATION RIGHTS

         In the unlikely event of a complete liquidation of Wayne Savings Bancshares, Inc. prior to the conversion, all claims of creditors of Wayne Savings Bancshares, Inc., including those of depositors to the extent of their deposit balances, would be paid first. Thereafter, if there were any assets of Wayne Savings Bancshares, Inc. remaining, these assets would be distributed to stockholders, including Wayne Savings Bankshares, MHC. Were Wayne Savings Bankshares, MHC and Wayne Savings Bancshares, Inc. to liquidate prior to the conversion, all claims of creditors would be paid first. Then, if there were any assets of Wayne Savings Bankshares, MHC remaining, members of Wayne Savings Bankshares, MHC would receive these remaining assets, pro rata, based upon the deposit balances in their deposit account in Wayne Savings Community Bank immediately prior to liquidation. In the unlikely event that Wayne Savings Community Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, also would be paid first, followed by distribution of the "liquidation account" to certain depositors, with any assets remaining thereafter distributed to Wayne Savings Bancshares, Inc. as the holder of Wayne Savings Community Bank capital stock. Pursuant to the rules and regulations of the Office

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of Thrift Supervision, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in these types of transactions, the liquidation account would be assumed by the surviving institution.

         The plan of conversion provides for the establishment, upon the completion of the conversion, of a special "liquidation account" for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to the greater of:

         (1) Wayne Savings Bankshares, MHC's ownership interest in the surplus and reserves of Wayne Savings Bancshares, Inc. as of the date of its latest balance sheet contained in this prospectus; or

         (2) the retained earnings of Wayne Savings Community Bank at the time that Wayne Savings Community Bank reorganized into Wayne Savings Bankshares, MHC in 1993.

         The purpose of the liquidation account is to provide Eligible Account Holders and Supplemental Eligible Account Holders who maintain their deposit accounts with Wayne Savings Community Bank after the conversion with a distribution upon complete liquidation of Wayne Savings Community Bank after the conversion. Each Eligible Account Holder and Supplemental Eligible Account Holder, if he were to continue to maintain his deposit account at Wayne Savings Community Bank, would be entitled, on a complete liquidation of Wayne Savings Community Bank after the conversion, to an interest in the liquidation account prior to any payment to the stockholders of Wayne Savings Bancshares, Inc. Each Eligible Account Holder and each Supplemental Eligible Account Holder would have an initial interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50 or more held in Wayne Savings Community Bank on June 30, 2000, or September 30, 2001, respectively. Each Eligible Account Holder and Supplemental Eligible Account Holder will have a pro rata interest in the total liquidation account for each such deposit account, based on the proportion that the balance of each such deposit account on June 30 ,2000, or September 30, 2001, respectively, bore to the balance of all deposit accounts in Wayne Savings Bancshares, Inc. on such dates.

         If, however, on any December 31 annual closing date commencing after the effective date of the conversion, the amount in any such deposit account is less than the amount in the deposit account on June 30, 2000, or September 30, 2001, respectively, or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from any insured deposit accounts to such depositor. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be distributed to Wayne Savings Bancshares, Inc. as the sole stockholder of Wayne Savings Community Bank.







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TAX ASPECTS

         Consummation of the conversion is expressly conditioned upon the prior receipt of an opinion of counsel or tax advisor with respect to federal and state income taxation that indicates that the conversion will not be a taxable transaction to Wayne Savings Bankshares, MHC, Wayne Savings Bancshares, Inc., Wayne Savings Community Bank, Eligible Account Holders, Supplemental Eligible Account Holders, and/or other members of Wayne Savings Bankshares, MHC. Unlike private letter rulings, opinions of counsel or tax advisors are not binding on the IRS or any state taxing authority, and such authorities could disagree with such opinions. In the event of such disagreement, there can be no assurance that Wayne Savings Bancshares, Inc. or Wayne Savings Community Bank would prevail in a judicial proceeding.

         Wayne Savings Bankshares, MHC and Wayne Savings Bancshares, Inc. have received an opinion of counsel, Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation, regarding the federal income tax consequences of the conversion which includes, but is not limited to, the following opinions:

         1. The merger of Wayne Savings Bancshares, Inc. with and into Wayne Savings Community Bank qualifies as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code.

         2. The merger of Wayne Savings Bankshares, MHC with and into Wayne Savings Community Bank qualifies as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code.

         3. The exchange of the members' equity interests in Wayne Savings Bankshares, MHC for interests in a liquidation account established in Wayne Savings Community Bank will satisfy the continuity of interest requirement of
Section 1.368-1(b) of the Income Tax Regulations.

         4. Wayne Savings Bankshares, MHC will not recognize any gain or loss on the transfer of its assets to Wayne Savings Community Bank in exchange for an interest in a liquidation account established in Wayne Savings Community Bank for the benefit of Wayne Savings Bankshares, MHC members who remain depositors of Wayne Savings Community Bank.

         5. No gain or loss will be recognized by Wayne Savings Community Bank upon the receipt of the assets of Wayne Savings Bankshares, MHC in exchange for the transfer to the members of Wayne Savings Bankshares, MHC of an interest in the liquidation account in Wayne Savings Community Bank.

         6. Members of Wayne Savings Bankshares, MHC will recognize no gain or loss upon the receipt of an interest in the liquidation account in Wayne Savings Community Bank in exchange for their interests in Wayne Savings Bankshares, MHC.

         7. Current stockholders of Wayne Savings Bancshares, Inc. will not recognize any gain or loss upon their exchange of Wayne Savings Bancshares, Inc. common stock solely for new shares of Wayne Savings Bancshares, Inc. common stock.

         8. Cash received by any current stockholder of Wayne Savings Bancshares, Inc. in lieu of a fractional share interest in new shares of Wayne Savings Bancshares, Inc. common stock will be treated as having been received as a distribution in full payment in exchange for a fractional share interest of new Wayne Savings Bancshares, Inc. common stock, which such stockholder would otherwise be entitled to receive, and will qualify as capital gain or loss, assuming common stock of Wayne Savings Bancshares, Inc. surrendered in exchange therefor was held as a capital asset by such stockholder at the effective time of the conversion.

         9. Each stockholder's aggregate basis in new shares of Wayne Savings Bancshares, Inc. common stock received in the exchange will be the same as the aggregate basis of Wayne Savings Bancshares, Inc. common stock surrendered in exchange therefor.

         10. Each stockholder's holding period in his or her Wayne Savings Bancshares, Inc. common stock received in the exchange will include the period during which Wayne Savings Bancshares, Inc. common stock surrendered was held, provided that the Wayne Savings Bancshares, Inc. common stock surrendered is a capital asset in the hands of the stockholder on the date of the exchange.

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         11.   No gain or loss will be recognized by Eligible Account Holders,
Supplemental Eligible Account Holders or other members upon distribution to them of subscription rights to purchase shares of Wayne Savings Bancshares, Inc. common stock, provided that the amount to be paid for Wayne Savings Bancshares, Inc. common stock is equal to the fair market value of Wayne Savings Bancshares, Inc. common stock.

         12. No gain or loss will be recognized by Wayne Savings Bancshares, Inc. on the receipt of money in exchange for Wayne Savings Bancshares, Inc. common stock sold in the offering.

         In the view of RP Financial, LC, which view is not binding on the Internal Revenue Service, the subscription rights do not have any value, based on the fact that these rights are acquired by the recipients without cost, are nontransferable and of short duration, and afford the recipients the right only to purchase the common stock at a price equal to its estimated fair market value, which will be the same price as the subscription price for the unsubscribed shares of common stock. If the subscription rights granted to Eligible Account Holders and Supplemental Eligible Account Holders are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders and Supplemental Eligible Account Holders who exercise the subscription rights in an amount equal to the value and Wayne Savings Bancshares, Inc. could recognize gain on a distribution. Eligible Account Holders and Supplemental Eligible Account Holders are encouraged to consult with their own tax advisors as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value. Unlike private rulings, an opinion of RP Financial, LC is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with the conclusions reached therein.

         The federal tax opinion has been filed with the Securities and Exchange Commission as an exhibit to Wayne Savings Bancshares, Inc.'s registration statement. An opinion on the Ohio state income tax consequences consistent with the federal tax opinion has been issued by Grant Thornton, LLP, tax advisors to Wayne Savings Bankshares, MHC and Wayne Savings Bancshares, Inc.

CERTAIN RESTRICTIONS ON PURCHASE OR TRANSFER OF SHARES AFTER CONVERSION

         All shares purchased in the offering by a director or an executive officer of Wayne Savings Community Bank generally may not be sold for a period of one year following the conversion, except in the event of the death of the director or executive officer. Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any certificate or record ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to the restricted stock will be similarly restricted. The directors and executive officers of Wayne Savings Community Bank also will be restricted by the insider trading rules promulgated pursuant to the Securities Exchange Act of 1934.

         Purchases of shares of common stock of Wayne Savings Bancshares, Inc. by directors, executive officers, or any person who was an executive officer after adoption of the plan of conversion, and their associates, during the three-year period following the conversion may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Office of Thrift Supervision. This restriction does not apply, however, to negotiated transactions involving more than 1% of Wayne Savings Bancshares, Inc.'s outstanding common stock or to the purchase of stock pursuant to a stock option plan or any tax-qualified employee stock benefit plan or nontax-qualified employee stock benefit plan of Wayne Savings Community Bank or Wayne Savings Bancshares, Inc., including any employee plans, recognition plans or restricted stock plans.

         Office of Thrift Supervision regulations applicable to Wayne Savings Bancshares, Inc. as a result of the conversion prohibit Wayne Savings Bancshares, Inc. from repurchasing more than 5% of its outstanding shares of its common stock during the first year following conversion. After one year the OTS does not impose any repurchase restriction.




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COMPARISON OF STOCKHOLDERS' RIGHTS

  GENERAL. As a result of the conversion, holders of Wayne Savings Bancshares, Inc. common stock will become stockholders of Wayne Savings Bancshares, Inc., a Delaware corporation. There are certain differences in stockholder rights arising from distinctions between Wayne Savings Bancshares, Inc.'s federal stock charter and bylaws and Wayne Savings Bancshares, Inc.'s certificate of incorporation and bylaws and from distinctions between laws applicable to federally chartered savings institutions and laws applicable to Delaware corporations.

  The discussion herein is not intended to be a complete statement of the differences affecting the rights of stockholders, but rather summarizes the material differences and similarities affecting the rights of stockholders. The discussion herein is qualified in its entirety by reference to the certificate of incorporation and bylaws of Wayne Savings Bancshares, Inc. and the Delaware General Corporate Law. See "Additional Information" for procedures for obtaining a copy of Wayne Savings Bancshares, Inc.'s certificate of incorporation and bylaws.

  AUTHORIZED CAPITAL STOCK. Wayne Savings Bancshares, Inc.'s authorized capital stock consists of 20,000,000 shares of common stock, par value $1.00 per share, and 10,000,000 shares of preferred stock, par value $1.00 per share. Wayne Savings Bancshares, Inc.'s authorized capital stock as a Delaware corporation consists of 8,000,000 shares of common stock, $0.10 par value per share, and 500,000 shares of preferred stock, par value $0.10 per share. The shares of Wayne Savings Bancshares, Inc. common stock and preferred stock were authorized in an amount greater than that to be issued in the conversion to provide our Board of Directors with flexibility to effect, among other transactions, financing, acquisitions, stock dividends, stock splits and employee stock options. However, these additional authorized shares may also be used by the Board of Directors consistent with its fiduciary duty to deter future attempts to gain control of Wayne Savings Bancshares, Inc. The Board of Directors of Wayne Savings Bancshares, Inc. also has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the Board has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a post tender offer merger or other transaction by which a third party seeks control, and thereby assist management to retain its position. Wayne Savings Bancshares, Inc.'s Board currently has no plans for the issuance of additional shares, other than the issuance of additional shares pursuant to stock benefit plans.

  ISSUANCE OF CAPITAL STOCK. Pursuant to applicable laws and regulations, Wayne Savings Bankshares, MHC is required to own not less than a majority of the outstanding Wayne Savings Bancshares, Inc. common stock. There will be no such restriction applicable to Wayne Savings Bancshares, Inc. following consummation of the conversion.

  Wayne Savings Bancshares, Inc.'s Delaware certificate of incorporation does not contain restrictions on the issuance of shares of capital stock to directors, officers or controlling persons, whereas Wayne Savings Bancshares, Inc.'s federal stock charter restricts such issuances to general public offerings, or if qualifying shares, to directors, unless the share issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal stockholders' meeting. Thus, stock related compensation plans, such as stock option plans, could be adopted by Wayne Savings Bancshares, Inc. without stockholder approval and shares of Wayne Savings Bancshares, Inc. capital stock could be issued directly to directors or officers without stockholder approval. The bylaws of the National Association of Securities Dealers, Inc., however, generally require corporations with securities which are quoted on the Nasdaq National Market System to obtain stockholder approval of most stock compensation plans for directors, officers and key employees of the corporation. Moreover, although generally not required, stockholder approval of stock-related compensation plans may be sought in certain instances in order to qualify such plans for favorable federal income tax and securities law treatment under current laws and regulations.

  VOTING RIGHTS. Neither Wayne Savings Bancshares, Inc.'s federal stock charter or bylaws nor Wayne Savings Bancshares, Inc.'s Delaware certificate of incorporation or bylaws currently provide for cumulative voting in elections of directors. For additional information regarding voting rights, see "--Limitations on Acquisitions of Voting Stock and Voting Rights" below.

  PAYMENT OF DIVIDENDS. The ability of Wayne Savings Bancshares, Inc. to pay dividends on its capital stock is restricted by Office of Thrift Supervision regulations and by federal income tax considerations related to savings

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institutions such as Wayne Savings Bancshares, Inc. See "Regulation--Limitation
on Capital Distributions." Although Wayne Savings Bancshares, Inc. is not subject to these restrictions as a Delaware corporation, such restrictions will indirectly affect Wayne Savings Bancshares, Inc. because dividends from Wayne Savings Community Bank will be a primary source of funds of Wayne Savings Bancshares, Inc. for the payment of dividends to stockholders of Wayne Savings Bancshares, Inc.

  Certain restrictions generally imposed on Delaware corporations may also have an impact on Wayne Savings Bancshares, Inc.'s ability to pay dividends. Delaware law generally provides that Wayne Savings Bancshares, Inc. is limited to paying dividends in an amount equal to the excess of its net assets (total assets minus total liabilities) over its statutory capital or, if no such excess exists, equal to its net profits for the current year and/or the immediately preceding fiscal year.

  BOARD OF DIRECTORS. Wayne Savings Bancshares, Inc.'s federal stock charter and bylaws and Wayne Savings Bancshares, Inc.'s Delaware certificate of incorporation and bylaws each require the Board of Directors to be divided into three classes as nearly equal in number as possible and that the members of each class shall be elected for a term of three years and until their successors are elected and qualified, with one class being elected annually.

  Under Wayne Savings Bancshares, Inc.'s federal bylaws, any vacancies in the Board of Directors of Wayne Savings Bancshares, Inc. may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the Board of Directors. Persons elected by the directors of Wayne Savings Bancshares, Inc. to fill vacancies may only serve until the next annual meeting of stockholders. Under Wayne Savings Bancshares, Inc.'s Delaware certificate of incorporation, any vacancy occurring in the Board of Directors of Wayne Savings Bancshares, Inc., including any vacancy created by reason of an increase in the number of directors, may be filled by the remaining directors, and any director so chosen shall hold office for the remainder of the term to which the director has been elected and until his or her successor is elected and qualified.

  Under Wayne Savings Bancshares, Inc.'s federal bylaws, any director may be removed for cause by the holders of a majority of the outstanding voting shares. Wayne Savings Bancshares, Inc.'s Delaware certificate of incorporation provides that any director may be removed for cause by the holders of at least 80% of the outstanding voting shares of Wayne Savings Bancshares, Inc.

  LIMITATIONS ON LIABILITY. Wayne Savings Bancshares, Inc.'s Delaware certificate of incorporation provides that the directors of Wayne Savings Bancshares, Inc. shall not be personally liable for monetary damages to Wayne Savings Bancshares, Inc. for certain actions as directors, except for liabilities that involve intentional misconduct or a knowing violation of law by the director, the authorization or illegal distributions or receipt of an improper personal benefit from their positions as directors. This provision might, in certain instances, discourage or deter shareholders or management from bringing a lawsuit against directors for a breach of their duties even though such an action, if successful, might have benefited Wayne Savings Bancshares, Inc.

  Currently, federal law does not permit federally chartered companies such as Wayne Savings Bancshares, Inc. to limit the personal liability of directors in the manner provided by the Delaware law and the laws of many other states.

  INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. Wayne Savings Bancshares, Inc.'s federal stock charter and bylaws do not contain any provision relating to indemnification of directors and officers of Wayne Savings Bancshares, Inc. Under current Office of Thrift Supervision regulations, however, Wayne Savings Bancshares, Inc. shall indemnify its directors, officers and employees for any costs incurred in connection with any litigation involving any such person's activities as a director, officer or employee if such person obtains a final judgment on the merits in his or her favor. In addition, indemnification is permitted in the case of a settlement, a final judgment against such person or final judgment other than on the merits, if a majority of disinterested directors determine that such person was acting in good faith within the scope of his or her employment as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of Wayne Savings Bancshares, Inc. or its stockholders. Wayne Savings Bancshares, Inc. also is permitted to pay ongoing expenses incurred by a director, officer or employee if a majority of disinterested directors concludes that such person may ultimately be entitled to indemnification. Before making any indemnification payment, Wayne Savings Bancshares, Inc. is required to notify the Office of Thrift Supervision of its intention and such payment cannot be made if the Office of Thrift Supervision objects thereto.

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  The officers, directors, agents and employees of Wayne Savings Bancshares,
Inc. are indemnified with respect to certain actions pursuant to Wayne Savings Bancshares, Inc.'s Delaware certificate of incorporation, which complies with Delaware law regarding indemnification. Delaware law allows Wayne Savings Bancshares, Inc. to indemnify the aforementioned persons for expenses, settlements, judgments and fines in suits in which such person has been made a party by reason of the fact that he or she is or was an agent of Wayne Savings Bancshares, Inc. No such indemnification may be given if the acts or omissions of the person are adjudged to be in violation of law, if such person is liable to the corporation for an unlawful distribution, or if such person personally received a benefit to which he or she was not entitled.

  SPECIAL MEETINGS OF STOCKHOLDERS. Wayne Savings Bancshares, Inc.'s Delaware certificate of incorporation provides that special meetings of the stockholders of Wayne Savings Bancshares, Inc. may be called only by the board of directors. Wayne Savings Bancshares, Inc.'s federal stock charter provides that special meetings of Wayne Savings Bancshares, Inc.'s stockholders may be called by the Chairman, President, a majority of the Board of Directors or the holders of not less than a majority of the outstanding capital stock of Wayne Savings Bancshares, Inc. entitled to vote at the meeting.

  STOCKHOLDER NOMINATIONS AND PROPOSALS. Wayne Savings Bancshares, Inc.'s federal bylaws generally provide that stockholders may submit nominations for election of director at an annual meeting of stockholders and any new business to be taken up at such a meeting by filing such in writing with Wayne Savings Bancshares, Inc. at least thirty days before the date of any such meeting.

  Wayne Savings Bancshares, Inc.'s Delaware bylaws generally provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must submit written notice to Wayne Savings Bancshares, Inc. at least 90 days in advance of the meeting, together with certain information relating to the nomination or new business. However, if less than 100 days notice or prior disclosure of the date of the meeting is given, stockholders must submit such written notice no later than the tenth day following the date on which notice of the meeting is mailed to stockholders or such public disclosure was made. Failure to comply with these advance notice requirements will preclude such nominations or new business from being considered at the meeting. Management believes that it is in the best interests of Wayne Savings Bancshares, Inc. and its stockholders to provide sufficient time to enable management to disclose to stockholders information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations, should management determine that doing so is in the best interest of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted. In certain instances, such provisions could make it more difficult to oppose management's nominees or proposals, even if stockholders believe such nominees or proposals are in their best interests.

  STOCKHOLDER ACTION WITHOUT A MEETING. The federal bylaws of Wayne Savings Bancshares, Inc. provide that any action to be taken or which may be taken at any annual or special meeting of stockholders may be taken if a consent in writing, setting forth the actions so taken, is given by the holders of all outstanding shares entitled to vote. Wayne Savings Bancshares, Inc.'s Delaware certificate of incorporation specifically denies the authority of stockholders to act without a meeting.

  STOCKHOLDER'S RIGHT TO EXAMINE BOOKS AND RECORDS. A federal regulation which is applicable to Wayne Savings Bancshares, Inc. provides that stockholders may inspect and copy specified books and records of a federally chartered savings institution after proper written notice for a proper purpose. Delaware law similarly provides that a stockholder may inspect books and records upon written demand stating the purpose of the inspection, if such purpose is reasonably related to such person's interest as a stockholder.

  LIMITATIONS ON ACQUISITIONS OF VOTING STOCK AND VOTING RIGHTS. Wayne Savings Bancshares, Inc.'s Delaware certificate of incorporation provides that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of common stock be entitled or permitted to any vote in respect of the shares held in excess of such limit.

  MERGERS, CONSOLIDATIONS AND SALES OF ASSETS. A federal regulation requires the approval of two-thirds of the Board of Directors of Wayne Savings Bancshares, Inc. and the holders of two-thirds of the outstanding stock of

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Wayne Savings Bancshares, Inc. entitled to vote thereon for mergers, consolidations and sales of all or substantially all of Wayne Savings Bancshares, Inc.'s assets. Such regulation permits Wayne Savings Bancshares, Inc. to merge with another corporation without obtaining the approval of its stockholders if:

  (1) it does not involve an interim savings institution;

  (2) Wayne Savings Bancshares, Inc.'s federal stock charter is not changed;

  (3) each share of Wayne Savings Bancshares, Inc.'s stock outstanding immediately prior to the effective date of the transaction is to be an identical outstanding share or a treasury share of Wayne Savings Bancshares, Inc. after such effective date; and

  (4) either:

   (a) no shares of voting stock of Wayne Savings Bancshares, Inc. and no securities convertible into such stock are to be issued or delivered under the plan of combination or

   (b) the authorized unissued shares or the treasury shares of voting stock of Wayne Savings Bancshares, Inc. to be issued or delivered under the plan of combination, plus those initially issuable upon conversion of any securities to be issued or delivered under such plan, do not exceed 15% of the total shares of voting stock of Wayne Savings Bancshares, Inc. outstanding immediately prior to the effective date of the transaction.

  Wayne Savings Bancshares, Inc.'s Delaware certificate of incorporation requires the approval of the holders of at least 80% of Wayne Savings Bancshares, Inc.'s outstanding shares of voting stock to approve certain "Business Combinations" involving an "Interested Stockholder" except in cases where the proposed transaction has been approved in advance by two-thirds of those members of Wayne Savings Bancshares, Inc.'s Board of Directors who are unaffiliated with the Interested Stockholder and were directors prior to the time when the Interested Stockholder became an Interested Stockholder. The term "Interested Stockholder" is defined to include any individual, corporation, partnership or other entity, other than Wayne Savings Bancshares, Inc. or its subsidiary, which owns beneficially or controls, directly or indirectly, 10% or more of the outstanding shares of voting stock of Wayne Savings Bancshares, Inc. or an affiliate of such person or entity. This provision of the certificate of incorporation applies to any "Business Combination," which is defined to include, among other things:

  (1) any merger or consolidation of Wayne Savings Bancshares, Inc. with or into any Interested Stockholder;

  (2) any sale, lease, exchange, mortgage, transfer, or other disposition of 25% or more of the assets of Wayne Savings Bancshares, Inc. and its subsidiaries to an Interested Stockholder;

  (3) the issuance or transfer of any securities of Wayne Savings Bancshares, Inc. or a subsidiary of Wayne Savings Bancshares, Inc. to an Interested Stockholder having a value exceeding 25% of the combined fair market value of the outstanding sections of Wayne Savings Bancshares, Inc.; or

  (4) any reclassification of common stock of Wayne Savings Bancshares, Inc. or any recapitalization involving the common stock of Wayne Savings Bancshares,Inc.

  Under Delaware law, absent this provision, business combinations, including mergers, consolidations and sales of substantially all of the assets of a corporation must, subject to certain exceptions, be approved by the vote of the holders of a majority of the outstanding shares of common stock of Wayne Savings Bancshares, Inc. and any other affected class of stock. One exception under Delaware law to the majority approval requirement applies to stockholders owning 15% or more of the common stock of a corporation for a period of less than three years. Such 15% stockholder, in order to obtain approval of a business combination, must obtain the approval of two-thirds of the outstanding stock, excluding the stock owned by such 15% stockholder, or satisfy other requirements under Delaware law relating to board of director approval of his or her acquisition of the shares of Wayne Savings Bancshares, Inc. The increased stockholder vote required to approve a business combination may have the effect of foreclosing mergers and other business combinations which a majority of stockholders deem desirable and placing the power to prevent such a merger or combination in the hands of a minority of stockholders.

  Wayne Savings Bancshares, Inc.'s Delaware certificate of incorporation requires the Wayne Savings Bancshares, Inc.'s Board of Directors to consider certain factors in addition to the amount of consideration to be paid when evaluating certain business combinations or a tender or exchange offer. These additional factors include the social and economic effects of the transaction on its customers and employees and the communities served by Wayne Savings Bancshares, Inc.

  DISSENTERS' RIGHTS OF APPRAISAL. Office of Thrift Supervision regulations generally provide that a stockholder of a federally chartered savings institution that engages in a merger, consolidation or sale of all or substantially all of its assets shall have the right to demand from such institution payment of the fair or appraised value of his or her stock in the institution, subject to specified procedural requirements. This regulation also provides, however, that the stockholders of a federally chartered savings institution with stock which is listed on a national securities exchange or quoted on the Nasdaq Stock Market are not entitled to dissenters' rights in connection with a merger involving such savings institution if the stockholder is required to accept only "qualified consideration" for his or her stock, which is defined to include cash, shares of stock of any institution or corporation which at the effective date of the merger will be listed on a national securities exchange or quoted on the Nasdaq Stock Market or any combination of such shares of stock and cash.

  Under Delaware law, shareholders of Wayne Savings Bancshares, Inc. generally will not have dissenters' appraisal rights in connection with a plan of merger or consolidation to which Wayne Savings Bancshares, Inc. is a party because the common stock is expected to be listed on the Nasdaq National Market.

  AMENDMENT OF GOVERNING INSTRUMENTS. No amendment of Wayne Savings Bancorp, Inc.'s federal stock charter may be made unless it is first proposed by the Board of Directors of Wayne Savings Bancorp, Inc., then preliminarily approved by the Office of Thrift Supervision, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting. Wayne Savings Bancshares, Inc.'s Delaware certificate of incorporation may be amended by the vote of the holders of a majority of the outstanding shares of Wayne Savings Bancshares, Inc. common stock, except that the provisions of the certificate of incorporation governing the calling of meeting of stockholders, stockholders' nominations and proposals, authorized capital stock, denial of preemptive rights, the number and staggered terms of directors, removal of directors, approval of certain business combinations, the evaluation of certain business combinations, elimination of directors' liability, indemnification of officers and directors, and the manner of amending the certificate of incorporation and bylaws, each may not be repealed, altered, amended or rescinded except by the vote of the holders of at least 80% of the outstanding shares of Wayne Savings Bancshares, Inc. This provision is intended to prevent the holders of a lesser percentage of the outstanding stock of Wayne Savings Bancshares, Inc. from circumventing any of the foregoing provisions by amending the certificate of incorporation to delete or modify one of such provisions.

  The federal bylaws of Wayne Savings Bancshares, Inc. may be amended by a majority vote of the full Board of Directors of Wayne Savings Bancshares, Inc. or by a majority vote of the votes cast by the stockholders of Wayne Savings Bancshares, Inc. at any legal meeting. Wayne Savings Bancshares, Inc.'s Delaware bylaws may only be amended by a two-thirds vote of the Board of Directors of Wayne Savings Bancshares, Inc. or by the holders of at least 80% of the outstanding stock of Wayne Savings Bancshares, Inc.

  PURPOSE AND ANTI-TAKEOVER EFFECTS OF WAYNE SAVINGS BANCSHARES, INC.'S DELAWARE CERTIFICATE OF INCORPORATION AND BYLAWS. The Board of Directors of Wayne Savings Bancshares, Inc. believes that the provisions described above are prudent and will reduce Wayne Savings Bancshares, Inc. vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by its Board of Directors. These provisions will also assist Wayne Savings Bancshares, Inc. in the orderly deployment of the conversion proceeds into productive assets during the initial period after the conversion. The Board of Directors believes these provisions are in the best interest of Wayne Savings Bancshares, Inc. and its stockholders. In the judgment of the Board of Directors, Wayne Savings Bancshares, Inc.'s Board will be in the best position to determine the true value of Wayne Savings Bancshares, Inc. and to negotiate more effectively for what may be in the best interests of its stockholders. Accordingly, the Board of Directors believes that it is in the best interest of Wayne Savings Bancshares, Inc. and its stockholders to encourage potential acquirer to negotiate directly with the Board of Directors of Wayne Savings Bancshares, Inc. and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of the Board of Directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of Wayne Savings Bancshares, Inc. and that is in the best interest of all stockholders.

  Attempts to acquire control of financial institutions and their holding companies have recently become increasingly common. Takeover attempts that have not been negotiated with and approved by the Board of Directors present to stockholders the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by the Board of Directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value of Wayne Savings Bancshares, Inc. for its stockholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of Wayne Savings Bancshares, Inc.'s assets.

  An unsolicited takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. Although a tender offer or other takeover attempt may be made at a price substantially above the current market price, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise that is under different management and whose objectives may not be similar to those of the remaining stockholders. The concentration of control, which could result from a tender offer or other takeover attempt, could also deprive Wayne Savings Bancshares, Inc.'s remaining stockholders of benefits of certain protective provisions of the Securities Exchange Act of 1934, if the number of beneficial owners became less than 300, thereby allowing for deregistration under the Securities Exchange Act of 1934.

  Despite the belief of Wayne Savings Bancshares, Inc. as to the benefits to stockholders of these provisions of Wayne Savings Bancshares, Inc.'s Delaware certificate of incorporation and bylaws, these provisions may also have the effect of discouraging a future takeover attempt that would not be approved by Wayne Savings Bancshares, Inc.'s Board, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also render the removal of Wayne Savings Bancshares, Inc.'s Board of Directors and of management more difficult. The Board of Directors of Wayne Savings Bancshares, Inc., however, has concluded that the potential benefits outweigh the possible disadvantages.

  Following the conversion, pursuant to applicable law and, if required, following the approval by stockholders, Wayne Savings Bancshares, Inc. may adopt additional anti-takeover charter provisions or other devices regarding the acquisition of its equity securities that would be permitted for a Delaware business corporation.

  The cumulative effect of the restriction on acquisition of Wayne Savings Bancshares, Inc. contained in the Delaware certificate of incorporation and bylaws of Wayne Savings Bancshares, Inc. and in Delaware law may be to discourage potential takeover attempts and perpetuate incumbent management, even though certain stockholders of Wayne Savings Bancshares, Inc. may deem a potential acquisition to be in their best interests, or deem existing management not to be acting in their best interests.

          RESTRICTIONS ON ACQUISITION OF WAYNE SAVINGS BANCSHARES, INC.

         The following discussion is a summary of certain provisions of federal law and regulations and corporate law relating to stock ownership and transfers, the Board of Directors and business combinations, all of which may be deemed to have "anti-takeover" effects. The description of these provisions is necessarily general and reference should be made to the actual law and regulations.

CONVERSION REGULATIONS

         Office of Thrift Supervision regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquiring stock or subscription rights in a converting institution or its holding company from another person prior to completion of its conversion. Further, without the prior written approval of the Office of Thrift Supervision, no person may make such an offer or announcement of an offer to purchase shares or actually acquire shares in the converting institution or its holding company, for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, that person would become the beneficial owner of more than 10% of the outstanding stock of the institution or its holding company. The Office of Thrift Supervision has defined "person" to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution. However, offers made exclusively to an association or its holding company, or an underwriter or member of a selling group acting on the converting institution's or its holding company's behalf for resale to the general public are excepted. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution or its holding company or who controls more than 9.9% of the outstanding shares or voting rights of a converted institution or its holding company.

CHANGE OF CONTROL REGULATIONS

         Under the Change in Bank Control Act, no person may acquire control of an insured federal savings association or its parent holding company unless the Office of Thrift Supervision has been given 60 days' prior written notice and has not issued a notice disapproving the proposed acquisition. In addition, Office of Thrift Supervision regulations provide that no company may acquire control of a savings association without the prior approval of the Office of Thrift Supervision. Any company that acquires such control becomes a "savings and loan holding company" subject to registration, examination and regulation by the Office of Thrift Supervision.

         Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 9.9% of any class of voting stock, control in any manner of the election of a majority of the savings association's directors, or a determination by the Office of Thrift Supervision that the acquiror has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 9.9% of any class of a savings association's voting stock, if the acquiror is also subject to any one of eight "control factors," constitutes a rebuttable determination of control under the regulations. Such control factors include the acquiror being one of the two largest stockholders. The determination of control may be rebutted by submission to the Office of Thrift Supervision, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to such determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. The regulations provide that persons or companies which acquire beneficial ownership exceeding 9.9% or more of any class of a savings association's stock must file with the Office of Thrift Supervision a certification form that the holder is not in control of such institution, is not subject to a rebuttable determination of control and will take no action which would result in a determination or rebuttable determination of control without prior notice to or approval of the Office of Thrift Supervision, as applicable. There are also rebuttable presumptions in the regulations concerning whether a group "acting in concert" exists, including presumed action in concert among members of an "immediate family."

         The Office of Thrift Supervision may prohibit an acquisition of control if it finds, among other things, that:

          (1) the acquisition would result in a monopoly or substantially lessen competition;

          (2) the financial condition of the acquiring person might jeopardize the financial stability of the institution; or

          (3) the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person.

          DESCRIPTION OF CAPITAL STOCK OF WAYNE SAVINGS BANCSHARES, INC
                            FOLLOWING THE CONVERSION

GENERAL

         At the effective date, Wayne Savings Bancshares, Inc. will be authorized to issue 8,000,000 shares of common stock having a par value of $0.10 per share and 500,000 shares of preferred stock. Wayne Savings Bancshares, Inc. currently expects to issue in the offering up to 2,070,000 shares of common stock, subject to adjustment, and up to 2,380,500 shares, subject to adjustment, in exchange for the publicly held shares of Wayne Savings Bancshares, Inc. Wayne Savings Bancshares, Inc. will not issue shares of preferred stock in the conversion. Each share of Wayne Savings Bancshares, Inc. common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. Upon payment of the subscription price for the common stock, in accordance with the plan of conversion, all of the common stock will be duly authorized, fully paid and nonassessable.

         THE COMMON STOCK OF WAYNE SAVINGS BANCSHARES, INC. WILL REPRESENT NONWITHDRAWABLE CAPITAL, WILL NOT BE AN ACCOUNT OF AN INSURABLE TYPE, AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

COMMON STOCK

         DIVIDENDS. Wayne Savings Bancshares, Inc. can pay dividends out of statutory surplus or from net profits if, as and when declared by its Board of Directors. The payment of dividends by Wayne Savings Bancshares, Inc. is subject to limitations that are imposed by law and applicable regulation. The holders of common stock of Wayne Savings Bancshares, Inc. will be entitled to receive and share equally in dividends as may be declared by the Board of Directors of Wayne Savings Bancshares, Inc. out of funds legally available therefor. If Wayne Savings Bancshares, Inc. issues preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

         VOTING RIGHTS. Upon the conversion, the holders of common stock of Wayne Savings Bancshares, Inc. will possess exclusive voting rights in Wayne Savings Bancshares, Inc. They will elect Wayne Savings Bancshares, Inc.'s Board of Directors and act on other matters as are required to be presented to them under Delaware law or as are otherwise presented to them by the Board of Directors. Generally, each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If Wayne Savings Bancshares, Inc. issues preferred stock, holders of the preferred stock may also possess voting rights. Certain matters require an 80% stockholder vote.

         As an Ohio stock savings and loan association, corporate powers and control of Wayne Savings Community Bank are vested in its Board of Directors, who elect the officers of Wayne Savings Community Bank and who fill any vacancies on the Board of Directors. Voting rights of Wayne Savings Community Bank are vested exclusively in the owners of the shares of capital stock of Wayne Savings Community Bank, which will be Wayne Savings Bancshares, Inc., and voted at the direction of Wayne Savings Bancshares, Inc.'s Board of Directors. Consequently, the holders of the common stock will not have direct control of Wayne Savings Community Bank.

         LIQUIDATION. In the event of any liquidation, dissolution or winding up of Wayne Savings Community Bank, Wayne Savings Bancshares, Inc., as the holder of 100% of Wayne Savings Community Bank's capital stock, would be entitled to receive, after payment or provision for payment of all debts and liabilities of Wayne Savings Community Bank, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the special liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders, all assets of Wayne Savings Community Bank available for distribution. In the event of liquidation, dissolution or winding up of Wayne Savings Bancshares, Inc., the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of Wayne Savings Bancshares, Inc. available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

         PREEMPTIVE RIGHTS. Holders of the common stock of Wayne Savings Bancshares, Inc. will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.

PREFERRED STOCK

         None of the shares of Wayne Savings Bancshares, Inc.'s authorized preferred stock will be issued in the conversion. Preferred stock may be issued with preferences and designations as the Board of Directors may from time to time determine. The Board of Directors may, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

                                 TRANSFER AGENT

         The transfer agent and registrar for Wayne Savings Bancshares, Inc. common stock is Mellon Investor Services, LLC, South Hackensack, New Jersey.

                                     EXPERTS

         The consolidated financial statements as of March 31, 2001 and 2000, and for each of the three years in the period ended March 31, 2001, included in this prospectus have been audited by Grant Thornton LLP, independent auditors, as stated in their report appearing herein, and has been so included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

         RP Financial, LC has consented to the publication herein of the summary of its report to Wayne Savings Bancshares, Inc. setting forth its opinion as to the estimated pro forma market value of the common stock upon completion of the stock offering and its letter with respect to subscription rights.

                                  LEGAL MATTERS

         The legality of the common stock has been opined upon for Wayne Savings Bancshares, Inc. by Luse Lehman Gorman Pomerenk & Schick, P.C., Washington, D.C., special counsel to Wayne Savings Bancshares, Inc. Certain legal matters will be passed upon for Ryan, Beck & Co., LLC by Klehr, Harrison, Harvey, Branzburg & Ellers, LLP, Philadelphia, Pennsylvania.

                             ADDITIONAL INFORMATION

         Wayne Savings Bancshares, Inc. has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement. Such information, including the appraisal report which is an exhibit to the registration statement, can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such material can be obtained from the SEC at prescribed rates. The Securities and Exchange Commission telephone number is 1-800-SEC-0330. In addition, the SEC maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including Wayne Savings Bancshares, Inc. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.

         Wayne Savings Bankshares, MHC has filed an Application on Form AC with respect to the conversion. This prospectus omits certain information contained in the Application. The Application may be examined at the principal office of the Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552, and at the Central Regional Office of the Office of Thrift Supervision, One South Wacker Drive, Suite 2000, Chicago, Illinois 60606.

         IN CONNECTION WITH THE STOCK OFFERING, WAYNE SAVINGS BANCSHARES, INC. WILL REGISTER ITS COMMON STOCK WITH THE SEC UNDER SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934, AND, UPON SUCH REGISTRATION, WAYNE SAVINGS BANCSHARES, INC. AND THE HOLDERS OF ITS STOCK WILL BECOME SUBJECT TO THE PROXY SOLICITATION RULES, REPORTING REQUIREMENTS AND RESTRICTIONS ON STOCK PURCHASES AND SALES BY DIRECTORS, OFFICERS AND GREATER THAN 10% STOCKHOLDERS, THE ANNUAL AND PERIODIC REPORTING AND CERTAIN OTHER REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934. UNDER THE STOCK ISSUANCE PLAN, WAYNE SAVINGS BANCSHARES, INC. HAS UNDERTAKEN THAT IT WILL NOT TERMINATE SUCH REGISTRATION FOR A PERIOD OF AT LEAST THREE YEARS FOLLOWING THE STOCK OFFERING.

Consolidated financial statements and report of independent certified public accountants

WAYNE SAVINGS BANCSHARES, INC.

June 30, 2001, 2000 and 1999

                                    CONTENTS

                                                                 Page

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS               F-3

FINANCIAL STATEMENTS

  CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION                 F-4

  CONSOLIDATED STATEMENTS OF EARNINGS                             31

  CONSOLIDAED STATEMENTS OF COMPREHENSIVE INCOME                  31

  CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY                F-5

  CONSOLIDATED STATEMENTS OF CASH FLOWS                          F-6

  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                     F-8

               Report of Independent Certified Public Accountants
               --------------------------------------------------


Board of Directors
Wayne Savings Bancshares, Inc.

We have audited the accompanying consolidated statements of financial condition of Wayne Savings Bancshares, Inc. as of March 31, 2001 and 2000, and the related consolidated statements of earnings, stockholders' equity, comprehensive income and cash flows for each of the three years in the period ended March 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Wayne Savings Bancshares, Inc. as of March 31, 2001 and 2000, and the consolidated results of its operations and its cash flows for each of the three years in the period ended March 31, 2001, in conformity with accounting principles generally accepted in the United States of America.



Cincinnati, Ohio
May 11, 2001

                         WAYNE SAVINGS BANCSHARES, INC.

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                    (Dollars in thousands, except share data)

                                                                                JUNE 30,       MARCH 31,      MARCH 31,
ASSETS                                                                              2000            2001           2001
                                                                              (UNAUDITED)

Cash and due from banks                                                       $    2,583      $    2,011     $    2,502
Federal funds sold                                                                 6,000           6,000          3,475
Interest-bearing deposits in other financial institutions                         18,260          12,891          8,332
                                                                                --------        --------      ---------
         Cash and cash equivalents                                                26,843          20,902         14,309

Certificates of deposit in other financial institutions                               -            5,700          4,000
Investment securities held to maturity - at amortized cost, approximate market value of  $12,277, $13,774 and $22,634 as of June 30, 2001,
  March 31, 2001 and 2000                                                         12,123          13,641         23,199
Mortgage-backed securities available for sale - at market                          2,666           2,911          3,450
Mortgage-backed securities held to maturity - at amortized cost, approximate market value of $4,492, $5,694 and $6,938 as of June 30, 2001, March 31, 2001
  and 2000                                                                         4,489           5,702          7,046
Loans receivable - net                                                           254,837         246,619        237,095
Loans held for sale - at lower of cost or market                                      -              861            317
Office premises and equipment - net                                                8,882           8,607          8,160
Real estate acquired through foreclosure                                              19             124             90
Federal Home Loan Bank stock - at cost                                             3,612           3,510          3,160
Accrued interest receivable on loans                                               1,275           1,328          1,255
Accrued interest receivable on mortgage-backed securities                             39              42             60
Accrued interest receivable on investments and interest bearing deposits             194             203            354
Prepaid expenses and other assets                                                  2,762           1,624          1,390
Prepaid federal income taxes                                                          -               -             184
                                                                               ---------       ---------     ----------

         Total assets                                                           $317,741        $311,774       $304,069
                                                                                 =======         =======        =======

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits                                                                        $284,384        $277,706       $264,952
Advances from the Federal Home Loan Bank                                           6,000           6,000         12,000
Advances by borrowers for taxes and insurance                                        322             827            777
Accrued interest payable                                                             309             245            228
Accounts payable on mortgage loans serviced for others                               246             234            100
Other liabilities                                                                    437             991            516
Accrued federal income taxes                                                         234              31             -
Deferred federal income taxes                                                        488             455            375
                                                                              ----------      ----------     ----------
         Total liabilities                                                       292,420         286,489        278,948

Commitments                                                                           -               -              -

Stockholders' equity
  Common stock (20,000,000 shares of $1.00 par value authorized; 2,638,835,
    2,638,835 and 2,632,229 shares issued at
    June 30, 2001, March 31, 2001 and 2000, respectively)                          2,639           2,639          2,632
  Additional paid-in capital                                                      14,436          14,436         14,393
  Retained earnings - substantially restricted                                     9,351           9,180          8,777
  Less 67,742, 57,042 and 33,214 shares of treasury stock,
    respectively - at cost                                                        (1,143)         (1,003)          (645)
  Accumulated other comprehensive income (loss),
    unrealized gain (loss) on securities designated as available for sale,
    net of related tax effects                                                        38              33            (36)
                                                                             -----------     -----------    -----------
         Total stockholders' equity                                               25,321          25,285         25,121
                                                                                --------        --------       --------

         Total liabilities and stockholders' equity                             $317,741        $311,774       $304,069
                                                                                 =======         =======        =======

The accompanying notes are an integral part of these statements.

                         WAYNE SAVINGS BANCSHARES, INC.

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

            Three months ended June 30, 2001 and 2000 (unaudited) and
                   years ended March 31, 2001, 2000, and 1999

                    (Dollars in thousands, except share data)

                                                                                              Unrealized gains
                                                                                                   (losses) on
                                                                                                    securities           Total
                                                       Additional                     Treasury      designated          stock-
                                            Common        paid-in        Retained       stock-    as available        holders'
                                             stock        capital        earnings      at cost        for sale          equity

Balance at April 1, 1998                    $2,258       $  5,963         $16,198    $     (10)          $  17         $24,426
Stock options exercised                         22             92              -           (27)             -               87
Net earnings for the year  ended
  March 31, 1999                                -              -            1,643           -               -            1,643
Stock dividend                                 225          6,425          (6,650)          -               -               -
Cash dividends of $.59  per share               -              -             (754)          -               -             (754)
Purchase of treasury shares - at cost           -              -               -          (431)             -             (431)
Unrealized losses on securities
  designated as available for
  sale, net of related tax effects              -              -               -            -              (15)            (15)
                                             -----        -------         -------       ------            ----       ---------

Balance at March 31, 1999                    2,505         12,480          10,437         (468)              2          24,956

Stock options exercised                          2              9              -            -               -               11
Net earnings for the year ended
  March 31, 2000                                -              -            1,251           -               -            1,251
Stock dividend                                 125          1,904          (2,029)          -               -               -
Cash dividends of $.64 per share                -              -             (882)          -               -             (882)
Purchase of treasury shares - at cost           -              -               -          (177)             -             (177)
Unrealized losses on securities
  designated as available for sale,
   net of related tax effects                   -              -               -            -              (38)            (38)
                                             -----        -------         -------       ------            ----       ---------

Balance at March 31, 2000                    2,632         14,393           8,777         (645)            (36)         25,121

Stock options exercised                          7             43              -            -               -               50
Net earnings for the year ended
  March 31, 2001                                -              -            1,461           -               -            1,461
Cash dividends of $.64 per share                -              -           (1,058)          -               -           (1,058)
Purchase of treasury shares - at cost           -              -               -          (358)             -             (358)
Unrealized gains on securities
  designated as available for sale,
  net of related tax effects                    -              -               -            -               69              69
                                             -----        -------         -------       ------            ----       ---------

Balance at March 31, 2001                    2,639         14,436           9,180       (1,003)             33          25,285

Net earnings for the period ended
  June 30, 2001                                 -              -              376           -               -              376
Cash dividends of $.17 per share                -              -             (205)          -               -             (205)
Purchase of treasury shares - at cost           -              -               -          (140)             -             (140)
Unrealized gains on securities
  designated as available for sale,
  net of related tax effects                    -              -               -            -                5               5
                                             -----        -------         -------       ------           -----      ----------

Balance at June 30, 2001 (unaudited)        $2,639        $14,436        $  9,351      $(1,143)          $  38         $25,321
                                             =====         ======         =======      =======            ====          ======

The accompany notes are an integral part of these statements.

                         WAYNE SAVINGS BANCSHARES, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

            Three months ended June 30, 2001 and 2000 (unaudited) and
                   years ended March 31, 2001, 2000, and 1999

                                 (In thousands)

                                                                   FOR THE THREE
                                                                   MONTHS ENDED
                                                                     JUNE 30,               FOR THE YEAR ENDED MARCH 31,
                                                                 2001         2000         2001         2000       1999
                                                                   (UNAUDITED)
Cash flows from operating activities:
  Net earnings for the period                               $     376    $     290     $  1,461     $  1,251   $  1,643
  Adjustments to reconcile net earnings to net cash
  provided by (used in) operating activities:
    Amortization of discounts and premiums on loans,
      investments and mortgage-backed securities -- net             6            4           (9)          18        (25)
    Amortization of deferred loan origination fees                (94)         (44)        (161)        (532)      (574)
    Depreciation and amortization                                 113          146          433          653        481
    (Gain) loss on sale of loans                                  (12)           1          (62)          42       (149)
    Proceeds from sale of loans in the secondary market         6,395        2,119        9,247        6,383     16,009
    Loans originated for sale in the secondary market          (5,522)      (2,421)      (9,729)      (5,157)   (16,251)
    Provision for losses on loans                                   2           51           96          120         64
    Loss on sale of real estate acquired through foreclosure       -            -            -            11        110
    Federal Home Loan Bank stock dividends                        (64)         (60)        (247)        (214)      (199)
    Increase (decrease) in cash due to changes in:
    Accrued interest receivable on loans                           53          (51)         (73)        (121)        18
    Accrued interest receivable on mortgage-backed securities       3          (12)          18          (32)        (5)
    Accrued interest receivable on investments
      and interest-bearing deposits                                 9            3          151         (170)        (4)
    Prepaid expenses and other assets                          (1,138)         (36)        (234)         543       (886)
    Accrued interest payable                                       64           55           17           49        (18)
    Accounts payable on mortgage loans serviced for others         12           15          134           (8)       (91)
    Other liabilities                                            (554)         212          476           19        206
    Federal income taxes
      Current                                                     203          162          215          119       (304)
      Deferred                                                     30            1           35           44        160
                                                            ---------   ----------    ---------    ---------   --------
         Net cash provided by (used in) operating activities     (118)         435        1,768        3,018        185

Cash flows provided by (used in) investing activities:
  Purchase of investment securities                                -            -        (2,477)     (13,411)   (12,484)
  Proceeds from the maturity of investment securities           1,517           58       12,069        2,080     14,055
  Purchase of mortgage-backed securities                           -        (1,000)      (2,025)      (8,030)    (6,576)
  Principal repayments on mortgage-backed securities            1,461        1,060        3,997        4,620      3,470
  Loan principal repayments                                    16,533        9,304       56,478       37,106     48,814
  Loan disbursements                                          (24,566)     (12,689)     (65,986)     (59,792)   (55,615)
  Purchase of office premises and equipment                      (388)        (445)      (1,115)      (1,065)    (1,768)
  Proceeds from the sale of land                                   -            -           235           -          -
  Proceeds from sale of real estate acquired through foreclosure   12           -            14            5        820
  (Increase) decrease in certificates of deposit in other
    financial institutions                                      5,700        4,000       (1,700)       2,000      2,500
  Purchase of Federal Home Loan Bank stock                        (38)          -          (103)          -          -
                                                            ---------      -------     --------      -------    -------
         Net cash provided by (used in) investing activities      231          288         (613)     (36,487)    (6,784)
                                                             --------     --------     --------       ------    -------

         Net cash provided by (used in) operating and
           investing activities (balance carried forward)         113          723        1,155      (33,469)    (6,599)
                                                             --------     --------      -------       ------    -------


                         WAYNE SAVINGS BANCSHARES, INC.

            Three months ended June 30, 2001 and 2000 (unaudited) and
                   years ended March 31, 2001, 2000, and 1999

                                 (In thousands)

                                                                   FOR THE THREE
                                                                   MONTHS ENDED
                                                                     JUNE 30,               FOR THE YEAR ENDED MARCH 31,
                                                                 2001         2000         2001         2000       1999
                                                                   (UNAUDITED)

         Net cash provided by (used in) operating and
           investing activities (balance brought forward)   $     113    $     723     $  1,155     $(33,469)  $ (6,599)

Cash flows provided by (used in) financing activities:
  Net increase (decrease) in deposit accounts                   6,678         (117)      12,754       29,625     17,706
  Proceeds from Federal Home Loan Bank advances                 5,000        2,000       11,000        4,000     16,000
  Repayments of Federal Home Loan Bank advances                (5,000)      (4,000)     (17,000)      (1,000)   (23,000)
  Advances by borrowers for taxes and insurance                  (505)           2           50          (44)        38
  Dividends paid on common stock                                 (205)        (200)      (1,058)        (882)      (725)
  Proceeds from the exercise of stock options                      -            27           50           11         87
  Purchase of treasury shares - at cost                          (140)          -          (358)        (177)      (431)
                                                             --------      -------     --------    ---------   --------
         Net cash provided by (used in) financing activities    5,828       (2,288)       5,438       31,533      9,675
                                                             --------      -------     --------    ---------   --------

Net increase (decrease) in cash and cash equivalents            5,941       (1,565)       6,593       (1,936)     3,076

Cash and cash equivalents at beginning of period               20,902       14,309       14,309       16,245     13,169
                                                            ---------      -------     --------    ---------   --------

Cash and cash equivalents at end of period                 $   26,843      $12,744    $  20,902   $   14,309  $  16,245
                                                            =========       ======     ========    =========   ========


Supplemental disclosure of cash flow information:
   Cash paid during the period for:
      Federal income taxes                                 $       20     $     -     $     490   $      516  $     892
                                                            =========      =======     ========    =========   ========

      Interest on deposits and borrowings                  $    3,280     $  3,106    $  13,083   $   11,965  $ 11,205
                                                            =========      =======     ========    =========   ========

Supplemental disclosure of noncash investing activities:
  Transfers from loans to real estate acquired through
    foreclosure                                              $     -      $     -    $       98  $        64  $       8
                                                              =======      =======    =========   ==========   ========

  Issuance of mortgage loan upon sale of real estate
    acquired through foreclosure                             $     93     $     -    $       50  $        -   $     699
                                                              =======      =======    =========   ==========   ========

  Unrealized gains (losses) on securities designated as
  available for sale,  net of related tax effects            $      5   $       10   $       69  $       (38) $     (15)
                                                              =======    =========    =========   ==========   ========

  Recognition of mortgage servicing rights
    in accordance with SFAS No. 140                          $     64   $       21   $       92  $        64  $     160
                                                              =======    =========    =========   ==========   ========

Supplemental disclosure of noncash financing activities:
  Acquisition of treasury stock in exchange for outstanding
    shares                                                   $      -   $        -   $        -  $         -  $      27
                                                              =======    =========    =========   ==========   ========

The accompanying notes are an integral part of these statements.

                         WAYNE SAVINGS BANCSHARES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

            Three months ended June 30, 2001 and 2000 (unaudited) and
                   years ended March 31, 2001, 2000, and 1999


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The consolidated financial statements include Wayne Savings Bancshares, Inc. (the "Company") and its wholly owned subsidiary Wayne Savings Community Bank ("Wayne Savings" or the "Bank"). In fiscal 1999, Wayne Savings formed a new federal savings bank subsidiary in North Canton, Ohio, Village Savings Bank, F.S.B. ("Village"), hereinafter collectively referred to as "the Banks." Intercompany transactions and balances are eliminated in the consolidated financial statements.

    The Banks conduct a general banking business in north central Ohio which consists of attracting deposits from the general public and applying those funds to the origination of loans for residential, consumer and nonresidential purposes. The Banks' profitability is significantly dependent on their net interest income, which is the difference between interest income generated from interest-earning assets (i.e., loans and investments) and the interest expense paid on interest-bearing liabilities (i.e., customer deposits and borrowed funds). Net interest income is affected by the relative amount of interest-earning assets and interest-bearing liabilities and the interest received or paid on these balances. The level of interest rates paid or received by the Banks can be significantly influenced by a number of environmental factors, such as governmental monetary policy, that are outside of management's control.

    The financial information presented herein has been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") and general accounting practices within the financial services industry. In preparing financial statements in accordance with U.S. GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from such estimates.

    The following is a summary of the Company's significant accounting policies, which have been consistently applied in the preparation of the accompanying financial statements.

    1.  INVESTMENT SECURITIES AND MORTGAGE-BACKED SECURITIES

    The Company accounts for investment and mortgage-backed securities in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115 "Accounting for Certain Investments in Debt and Equity Securities." SFAS No. 115 requires that investments be categorized as held-to-maturity, trading, or available for sale. Securities classified as held-to-maturity are carried at cost only if the Company has the positive intent and ability to hold these securities to maturity. Trading securities and securities designated as available for sale are carried at fair value with resulting unrealized gains or losses recorded to operations or stockholders' equity, respectively. At June 30, 2001, March 31, 2001 and 2000, the Company's equity accounts reflected a net unrealized gain (loss) on securities designated as available for sale of $38,000, $33,000 and $(36,000), respectively. Realized gains or losses on sales of securities are recognized using the specific identification method.

                         WAYNE SAVINGS BANCSHARES, INC.

            Three months ended June 30, 2001 and 2000 (unaudited) and
                   years ended March 31, 2001, 2000, and 1999


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

    2.  LOANS RECEIVABLE

    Loans held in portfolio are stated at the principal amount outstanding, adjusted for deferred loan origination fees, the allowance for loan losses, and amortization of premiums and accretion of discounts on loans purchased and sold. Premiums and discounts on loans purchased and sold are amortized and accreted to operations using the interest method over the average life of the underlying loans.

    Interest is accrued as earned unless the collectibility of the loan is in doubt. Uncollectible interest on loans that are contractually past due is charged off, or an allowance is established based on management's periodic evaluation. The allowance is established by a charge to interest income equal to all interest previously accrued, and income is subsequently recognized only to the extent that cash payments are received until, in management's judgment, the borrower's ability to make periodic interest and principal payments has returned to normal, in which case the loan is returned to accrual status.

    The Banks recognize rights to service mortgage loans for others pursuant to SFAS No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." In accordance with SFAS No. 140, an institution that acquires mortgage-servicing rights through either the purchase or origination of mortgage loans and sells those loans with servicing rights retained must allocate some of the cost of the loans to the mortgage servicing rights.

    The Banks recognized $64,000, $21,000, $92,000, $64,000, and $160,000 of
    pre-tax gains on sales of loans related to capitalized mortgage servicing rights during the three month periods ended June 30, 2001 and 2000 and the fiscal years ended March 31, 2001, 2000, and 1999, respectively.

    SFAS No. 140 requires that capitalized mortgage servicing rights and capitalized excess servicing receivables be assessed for impairment. Impairment is measured based on fair value. The mortgage servicing rights recorded by the Banks, calculated in accordance with the provisions of SFAS No. 140, are segregated into pools for valuation purposes, using as pooling criteria the loan term and coupon rate. Once pooled, each grouping of loans is evaluated on a discounted earnings basis to determine the present value of future earnings that a purchaser could expect to realize from each portfolio. Earnings are projected from a variety of sources including loan-servicing fees, interest earned on float, net interest earned on escrows, miscellaneous income, and costs to service the loans. The present value of future earnings is the "economic" value for the pool, i.e., the net realizable present value to an acquirer of the acquired servicing.

    The Banks recorded amortization related to mortgage servicing rights totaling approximately $15,000, $12,000, $52,000, $44,000, and $32,000 for
    the three month periods ended June 30, 2001 and 2000, and the years ended March 31, 2001, 2000, and 1999, respectively. At June 30, 2001, March 31, 2001 and 2000, the carrying value of the Banks' mortgage servicing rights, which approximated fair value, totaled approximately $406,000, $357,000 and $317,000, respectively.

    Loans held for sale are carried at the lower of cost or market, determined in the aggregate. In computing cost, deferred loan origination fees are deducted from the principal balances of the related loans. At March 31, 2001 and 2000, loans held for sale were carried at cost.

                         WAYNE SAVINGS BANCSHARES, INC.

            Three months ended June 30, 2001 and 2000 (unaudited) and
                   years ended March 31, 2001, 2000, and 1999


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

    3.  LOAN ORIGINATION FEES

    The Banks account for loan origination fees in accordance with SFAS No. 91 "Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases." Pursuant to the provisions of SFAS No. 91, origination fees received from loans, net of certain direct origination costs, are deferred and amortized to interest income using the level-yield method, giving effect to actual loan prepayments. Additionally, SFAS No. 91 generally limits deferred loan origination costs to the direct costs attributable to the origination of a loan, i.e. principally, actual personnel costs. Fees received for loan commitments that are expected to be drawn upon, based on the Banks' experience with similar commitments, are deferred and amortized over the life of the loan using the level-yield method. Fees for other loan commitments are deferred and amortized over the loan commitment period on a straight-line basis.

    4.  ALLOWANCE FOR LOAN LOSSES

    It is the Banks' policy to provide valuation allowances for estimated losses on loans based on past loss experience, trends in the level of delinquent and problem loans, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral and current and anticipated economic conditions in their primary market areas. When the collection of a loan becomes doubtful, or otherwise troubled, the Banks record a charge-off equal to the difference between the fair value of the property securing the loan and the loan's carrying value. In providing valuation allowances, costs of holding real estate, including the cost of capital, are considered. Major loans (including development projects), and major lending areas are reviewed periodically to determined potential problems at an early date. The allowance for loan losses is increased by charges to earnings and decreased by charge-offs (net of recoveries).

    The Banks account for impaired loans in accordance with SFAS No. 114, "Accounting by Creditors for Impairment of a Loan." This statement requires that impaired loans be measured based upon the present value of expected future cash flows discounted at the loan's effective interest rate or, as an alternative, at the loan's observable market price or fair value of the collateral.

    A loan is defined under SFAS No. 114 as impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. In applying the provisions of SFAS No. 114, the Banks consider investment in one-to-four family residential loans and consumer installment loans to be homogeneous and therefore excluded from separate identification for evaluation of impairment. With respect to the Banks' investment in multi-family and nonresidential loans, and their evaluation of impairment thereof, such loans are collateral dependent and, as a result, are carried as a practical expedient at the lower of cost or fair value.

                         WAYNE SAVINGS BANCSHARES, INC.

            Three months ended June 30, 2001 and 2000 (unaudited) and
                   years ended March 31, 2001, 2000, and 1999


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

    4.  ALLOWANCE FOR LOAN LOSSES (continued)

    It is the Banks' policy to charge off unsecured credits that are more than ninety days delinquent. Similarly, collateral dependent loans which are more than ninety days delinquent are considered to constitute more than a minimum delay in repayment and are evaluated for impairment under SFAS No. 114 at that time.

    At June 30, 2001, March 31, 2001 and 2000, the Banks' investment in impaired loans totaled approximately $645,000, $645,000 and $940,000 respectively. During fiscal 2001, the Company charged-off $172,000 of principal related to an impaired loan through the allowance for loan losses. For the three month periods ended June 30, 2001 and 2000, and for the fiscal years ended March 31, 2000 and 1999, there were no charge-offs or recoveries in the allowance for loan losses related to impaired loans.

    5.  OFFICE PREMISES AND EQUIPMENT

    Office premises and equipment are carried at cost and include expenditures, which extend the useful lives of existing assets. Maintenance, repairs and minor renewals are expensed as incurred. For financial reporting, depreciation and amortization are provided on the straight-line and declining-balance methods over the useful lives of the assets, estimated to be twenty to fifty years for buildings and improvements, and five to ten years for furniture and equipment. An accelerated method is used for tax reporting purposes.

    6.  REAL ESTATE ACQUIRED THROUGH FORECLOSURE

    Real estate acquired through foreclosure is carried at the lower of the loan's unpaid principal balance (cost) or fair value less estimated selling expenses at the date of acquisition. Real estate loss provisions are recorded if the properties' fair value subsequently declines below the value determined at the recording date. In determining the lower of cost or fair value at acquisition, costs relating to development and improvement of property are capitalized. Costs relating to holding real estate acquired through foreclosure, net of rental income, are charged against earnings as incurred.

    7.  FEDERAL INCOME TAXES

    The Company accounts for federal income taxes pursuant to SFAS No. 109 "Accounting for Income Taxes." In accordance with SFAS No. 109, a deferred tax liability or deferred tax asset is computed by applying the current statutory tax rates to net taxable or deductible temporary differences between the tax basis of an asset or liability and its reported amount in the financial statements that will result in net taxable or deductible amounts in future periods. Deferred tax assets are recorded only to the extent that the amount of net deductible temporary differences or carryforward attributes may be utilized against current period earnings, carried back against prior years' earnings, offset against taxable temporary differences reversing in future periods, or utilized to the extent of management's estimate of future taxable income. A valuation allowance is provided for deferred tax assets to the extent that the value of net deductible temporary differences and carryforward attributes exceeds management's estimates of taxes payable on future taxable income. Deferred tax liabilities are provided on the total amount of net temporary differences taxable in the future.

                         WAYNE SAVINGS BANCSHARES, INC.

            Three months ended June 30, 2001 and 2000 (unaudited) and
                   years ended March 31, 2001, 2000, and 1999


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

    7.  FEDERAL INCOME TAXES (continued)

    The Company's principal temporary differences between pretax financial income and taxable income result primarily from the different methods of accounting for deferred loan origination fees, Federal Home Loan Bank stock dividends, certain components of retirement expense, general loan loss allowances, percentage of earnings bad debt deductions and mortgage servicing rights. A temporary difference is also recognized for depreciation expense computed using accelerated methods for federal income tax purposes.

    8.  BENEFIT PLANS

    The Banks have a defined benefit pension plan covering all employees who have attained 21 years of age and have completed one full year of service. Annual contributions are made to fund current service costs and amortization of past service costs. The Banks' provision for pension expense totaled $48,000, $60,000, $204,000, $222,000, and $144,000 for the three month periods ending June 30, 2001 and 2000, and the three years ended March 31, 2001, 2000, and 1999, respectively. These amounts reflect the expense computed by the Banks' actuaries utilizing the modified aggregate funding method and implicitly assuming a 7.50% rate of return on plan assets. As of November 1, 2000, the most recent valuation date, the amount of net assets available for benefits was $1.3 million, and the benefit obligation totaled approximately $1.9 million. The Company has not provided disclosures required by SFAS No. 87, "Accounting for Pension Plans," based upon materiality.

    During fiscal 1999, the Banks instituted a Section 401(k) savings plan covering substantially all employees who meet certain age and service requirements. Under the plan, the Banks match participant contributions up to 2% of each participant's compensation during the year. This contribution is dependent on availability of sufficient net earnings from current or prior years. Additional contributions may be made as approved by the Board of Directors. Expense under the plan totaled approximately $10,000 for each of the three month periods ended June 30, 2001 and 2000, and $44,000, $39,000 and $36,000 for the fiscal years ended March 31, 2001, 2000, and 1999, respectively.

    9.  STOCK BENEFIT PLAN

    The Bank has an Employee Stock Ownership Plan ("ESOP"), which provides retirement benefits for substantially all employees who have completed one year of service and have attained the age of 21. The final allocation of shares to plan participants occurred in fiscal 1998. The Company made no contributions to the ESOP during the three-month periods ended June 30, 2001 and 2000, and the fiscal years ended March 31, 2001, 2000 and 1999.

                         WAYNE SAVINGS BANCSHARES, INC.

            Three months ended June 30, 2001 and 2000 (unaudited) and
                   years ended March 31, 2001, 2000, and 1999


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

    10.  EARNINGS PER SHARE

    Basic earnings per common share is computed based upon the weighted-average number of common shares outstanding during the period. Diluted earnings per common share include the dilutive effect of additional potential common shares issuable under the Company's stock option plan. The computations are as follows:

                                               JUNE 30,                                 MARCH 31,
                                        2001            2000                2001           2000           1999
                                             (UNAUDITED)
    Weighted-average
      common shares
      outstanding (basic)          2,574,113       2,603,644           2,596,754      2,602,141      2,609,762
    Dilutive effect of
      assumed exercise
      of stock options                 6,454          14,974              11,752         18,735         26,104
                                   ---------       ---------           ---------      ---------      ---------
    Weighted-average
      common shares
      outstanding (diluted)        2,580,567       2,618,618           2,608,506      2,620,876      2,635,866
                                   =========       =========           =========      =========      =========

    11.  CASH AND CASH EQUIVALENTS

    For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks, federal funds sold, and interest-bearing deposits due from other financial institutions with original maturities of less than three months.

    12.  FAIR VALUE OF FINANCIAL INSTRUMENTS

    SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of the fair value of financial instruments, both assets and liabilities whether or not recognized in the consolidated statements of financial condition, for which it is practicable to estimate that value. For financial instruments where quoted market prices are not available, fair values are based on estimates using present value and other valuation methods.

    The methods used are greatly affected by the assumptions applied, including the discount rate and estimates of future cash flows. Therefore, the fair values presented may not represent amounts that could be realized in an exchange for certain financial instruments.

                         WAYNE SAVINGS BANCSHARES, INC.

            Three months ended June 30, 2001 and 2000 (unaudited) and
                   years ended March 31, 2001, 2000, and 1999


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

    12.  FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)

    The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments at June 30, 2001 and March 31, 2001 and 2000:

                  CASH AND CASH EQUIVALENTS: The carrying amounts presented in the consolidated statements of financial condition for cash and cash equivalents are deemed to approximate fair value.

                  CERTIFICATES OF DEPOSIT IN OTHER FINANCIAL INSTITUTIONS: The carrying amounts presented in the consolidated statements of financial condition for certificates of deposit in other financial institutions are deemed to approximate fair value.

                  INVESTMENT AND MORTGAGE-BACKED SECURITIES: For investment and mortgage-backed securities, fair value is deemed to equal the quoted market price.

                  LOANS RECEIVABLE: The loan portfolio has been segregated into categories with similar characteristics, such as one-to-four family residential, multi-family residential and nonresidential real estate. These loan categories were further delineated into fixed-rate and adjustable-rate loans. The fair values for the resultant loan categories were computed via discounted cash flow analysis, using current interest rates offered for loans with similar terms to borrowers of similar credit quality. For loans on deposit accounts and consumer and other loans, fair values were deemed to equal the historic carrying values. The historical carrying amount of accrued interest on loans is deemed to approximate fair value.

                  FEDERAL HOME LOAN BANK STOCK: The carrying amount presented in the consolidated statements of financial condition is deemed to approximate fair value.

                  DEPOSITS: The fair value of NOW accounts, passbook and club accounts, money market deposits and advances by borrowers is deemed to approximate the amount payable on demand. Fair values for fixed-rate certificates of deposit have been estimated using a discounted cash flow calculation using the interest rates currently offered for deposits of similar remaining maturities.

                  ADVANCES FROM FEDERAL HOME LOAN BANK: The fair value of these advances is estimated using the rates currently offered for similar advances of similar remaining maturities or, when available, quoted market prices.

                  COMMITMENTS TO EXTEND CREDIT: For fixed-rate and adjustable-rate loan commitments, the fair value estimate considers the difference between current levels of interest rates and committed rates. At June 30, 2001 and March 31, 2001 and 2000, the differences between the fair value and notional amount of loan commitments were not material.

                         WAYNE SAVINGS BANCSHARES, INC.

            Three months ended June 30, 2001 and 2000 (unaudited) and
                   years ended March 31, 2001, 2000, and 1999


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

    12.  FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)

    Based on the foregoing methods and assumptions, the carrying value and fair value of the Company's financial instruments are as follows:

                                                  JUNE 30,                                   MARCH 31.
                                                   2001                          2001                         2000
                                         CARRYING         FAIR       CARRYING         FAIR        CARRYING         FAIR
                                            VALUE        VALUE          VALUE        VALUE           VALUE        VALUE
                                                (UNAUDITED)                 (In thousands)
    Financial assets
      Cash and cash equivalents
        and certificates of
        deposit                         $  26,843      $26,843      $  26,602    $  26,602       $  18,309    $  18,309
      Investment securities                12,123       12,277         13,641       13,774          23,199       22,634
      Mortgage-backed
        securities                          7,155        7,158          8,613        8,605          10,496       10,388
      Loans receivable                    254,837      267,395        247,480      259,538         237,412      228,469
      Federal Home Loan
        Bank stock                          3,612        3,612          3,510        3,510           3,160        3,160
                                          -------      -------        -------      -------         -------      -------

                                         $304,570     $317,285       $299,846     $312,029        $292,576     $282,960
                                          =======      =======        =======      =======         =======      =======

    Financial liabilities
      Deposits                           $284,384     $285,783       $277,706     $278,715        $264,952     $265,428
      Advances from the
        Federal Home
        Loan Bank                           6,000        6,000          6,000        6,000          12,000       11,999
      Advances by
        borrowers for taxes
        and insurance                         322          322            827          827             777          777
                                          -------      -------        -------      -------         -------      -------

                                         $290,706     $292,105       $284,533     $285,542        $277,729     $278,204
                                          =======      =======        =======      =======         =======      =======

    13.  ADVERTISING

    Advertising costs are expensed when incurred. The Company's advertising expense totaled $35,000 for each of the three months ended June 30, 2001 and 2000, respectively, and $140,000, $189,000 and $148,000 for the fiscal years ended March 31, 2001, 2000, and 1999, respectively.

    14.  RECLASSIFICATIONS

    Certain prior year amounts have been reclassified to conform to the 2001 financial statement presentation.

                         WAYNE SAVINGS BANCSHARES, INC.

            Three months ended June 30, 2001 and 2000 (unaudited) and
                   years ended March 31, 2001, 2000, and 1999


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

    15.  BASIS OF PRESENTATION

        The financial statements as of June 30, 2001, and for the three months ended June 30, 2001 and 2000, are unaudited. In the opinion of management, all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of financial position and results of operations have been made. The results of operations for the three months ended June 30, 2001, are not necessarily indicative of results, which may be expected for the entire fiscal year.

                         WAYNE SAVINGS BANCSHARES, INC.

                    Three months ended June 30, 2001 and 2000
                   (unaudited) and years ended March 31, 2001,
                                 2000, and 1999


NOTE B - INVESTMENT AND MORTGAGE-BACKED SECURITIES

    Carrying values and estimated fair values of investment securities are summarized as follows:


                                                  JUNE 30,                                   MARCH 31.
                                                   2001                          2001                         2000
                                                     ESTIMATED                   ESTIMATED                    ESTIMATED
                                         CARRYING         FAIR       CARRYING         FAIR        CARRYING         FAIR
                                            VALUE        VALUE          VALUE        VALUE           VALUE        VALUE
                                                   (UNAUDITED)              (In thousands)

    Corporate bonds
      and notes                          $  3,995     $  4,081       $  3,994     $  4,061        $  2,987     $  2,951
    U.S. Government and
      agency obligations                    7,987        8,048          9,501        9,567          20,057       19,528
    Municipal obligations                     141          148            146          146             155          155
                                         --------     --------       --------     --------        --------     --------

                                          $12,123      $12,277        $13,641      $13,774         $23,199      $22,634
                                           ======       ======         ======       ======          ======       ======

    At June 30, 2001, the carrying value of the Company's investment securities below estimated fair value totaled $154,000, consisting of $170,000 in gross unrealized gains and $16,000 in gross unrealized losses.

    At March 31, 2001, the carrying value of the Company's investment securities below estimated fair value totaled $133,000, consisting of gross unrealized gains totaling $140,000 and gross unrealized losses of $7,000.

    At March 31, 2000, the carrying value of the Company's investment securities in excess of estimated fair value totaled $565,000 in gross unrealized losses.

    The amortized cost and estimated fair value of investment securities by term to maturity are shown below.


                                                              AT JUNE 30, 2001                     AT MARCH 31, 2001
                                                         AMORTIZED         ESTIMATED        AMORTIZED         ESTIMATED
                                                              COST        FAIR VALUE             COST        FAIR VALUE
                                                                 (UNAUDITED)      (In thousands)

    Due in one year or less                               $  4,496          $  4,553         $  4,995          $  5,050
    Due within one to three years                            4,524             4,628            4,526             4,603
    Due within three to five years                           1,000             1,001              500               500
    Due in over five years                                   2,103             2,095            3,620             3,621
                                                           -------           -------          -------           -------

                                                           $12,123           $12,277          $13,641           $13,774
                                                            ======            ======           ======            ======

    The Company had pledged $1.0 million in investment securities to secure public deposits at both June 30, 2001 and March 31, 2001. The Company had not pledged any investment or mortgage-backed securities to secure public deposits at March 31, 2000.

                         WAYNE SAVINGS BANCSHARES, INC.

                    Three months ended June 30, 2001 and 2000
                   (unaudited) and years ended March 31, 2001,
                                 2000, and 1999


NOTE B - INVESTMENT AND MORTGAGE-BACKED SECURITIES (continued)

    The amortized cost, gross unrealized gains, gross unrealized losses, and estimated fair values of mortgage-backed securities at June 30, 2001, March 31, 2001 and 2000, including those designated as available for sale, are summarized as follows:


                                                                                        JUNE 30, 2001
                                                                                   GROSS           GROSS      ESTIMATED
                                                                AMORTIZED     UNREALIZED      UNREALIZED           FAIR
                                                                     COST          GAINS          LOSSES          VALUE
                                                                                      (In thousands)
    HELD-TO-MATURITY
      Federal Home Loan Mortgage
        Corporation participation certificates                    $   715           $  3          $    7        $   711
      Government National Mortgage
        Association participation certificates                      1,686             13              17          1,682
      Federal National Mortgage
        Association participation certificates                      2,088             23              12          2,099
                                                                    -----             --            ----          -----

                                                                   $4,489            $39           $  36         $4,492
                                                                    =====             ==            ====          =====

    AVAILABLE FOR SALE
      Federal Home Loan Mortgage
         Corporation participation certificates                    $1,134            $42             $-          $1,176
      Government National Mortgage
        Association participation certificates                         86             10              -              96
      Federal National Mortgage
         Association participation certificates                     1,381             13              -           1,394
                                                                    -----             --              --          -----

                                                                   $2,601            $65             $-          $2,666
                                                                    =====             ==              ==          =====

                                                                                       MARCH 31, 2001
                                                                                   GROSS           GROSS      ESTIMATED
                                                                AMORTIZED     UNREALIZED      UNREALIZED           FAIR
                                                                     COST          GAINS          LOSSES          VALUE
                                                                                      (In thousands)
    HELD-TO-MATURITY
      Federal Home Loan Mortgage
        Corporation participation certificates                     $1,118         $    7          $    4         $1,121
      Government National Mortgage
        Association participation certificates                      2,052             10              13          2,049
      Federal National Mortgage
        Association participation certificates                      2,532              4              12          2,524
                                                                    -----          -----            ----          -----

                                                                   $5,702          $  21           $  29         $5,694
                                                                    =====           ====            ====          =====

    AVAILABLE FOR SALE
      Federal Home Loan Mortgage
         Corporation participation certificates                    $1,220          $  35             $-          $1,255
      Government National Mortgage
        Association participation certificates                         86             11              -              97
      Federal National Mortgage
         Association participation certificates                     1,552              8               1          1,559
                                                                    -----          -----           -----          -----

                                                                   $2,858          $  54          $    1         $2,911
                                                                    =====           ====           =====          =====

                         WAYNE SAVINGS BANCSHARES, INC.

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                    Three months ended June 30, 2001 and 2000
                   (unaudited) and years ended March 31, 2001,
                                 2000, and 1999


NOTE B - INVESTMENT AND MORTGAGE-BACKED SECURITIES (continued)


                                                                                       MARCH 31, 2000
                                                                                   GROSS           GROSS      ESTIMATED
                                                                AMORTIZED     UNREALIZED      UNREALIZED           FAIR
                                                                     COST          GAINS          LOSSES          VALUE
                                                                                      (In thousands)
    HELD-TO-MATURITY
      Federal Home Loan Mortgage
        Corporation participation certificates                     $1,044            $-            $  21         $1,023
      Government National Mortgage
         Association participation certificates                     2,701             -               34          2,667
      Federal National Mortgage
         Association participation certificates                     3,301             -               53          3,248
                                                                    -----             --            ----          -----

                                                                   $7,046            $-             $108         $6,938
                                                                    =====             ==             ===          =====

    AVAILABLE FOR SALE
      Federal Home Loan Mortgage
        Corporation participation certificates                     $1,519            $-            $  16         $1,503
      Government National Mortgage
        Association participation certificates                         82             15              -              97
      Federal National Mortgage
        Association participation certificates                      1,904             -               54          1,850
                                                                    -----             --            ----          -----

                                                                   $3,505          $  15           $  70         $3,450
                                                                    =====           ====            ====          =====

    The amortized cost of mortgage-backed securities, including those designated as available for sale by contractual term to maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may generally prepay obligations without prepayment penalties.


                                                                        AT JUNE 30, 2001              AT MARCH 31, 2001
                                                                               AMORTIZED                      AMORTIZED
                                                                                    COST                           COST
                                                                                 (UNAUDITED) (In thousands)

    Due in one year or less                                                       $   -                          $   -
    Due within one to three years                                                  1,007                          1,180
    Due within three to five years                                                   897                            993
    Due after five years                                                           5,186                          6,387
                                                                                   -----                          -----

                                                                                  $7,090                         $8,560
                                                                                   =====                          =====

                         WAYNE SAVINGS BANCSHARES, INC.

                    Three months ended June 30, 2001 and 2000
                   (unaudited) and years ended March 31, 2001,
                                 2000, and 1999


NOTE C - LOANS RECEIVABLE

    The composition of the loan portfolio at is as follows:


                                                              JUNE 30,                   MARCH 31,
                                                                  2001              2001           2000
                                                           (UNAUDITED) (In thousands)

    Residential real estate - 1 to 4 family                   $222,561          $215,464       $211,222
    Residential real estate - multi-family                       9,150             9,039          8,028
    Residential real estate - construction                       7,253             7,078          4,035
    Nonresidential real estate and land                          9,777             7,525          6,068
    Education                                                    1,974             2,143          2,780
    Commercial                                                   6,015             4,765          5,168
    Consumer and other                                           7,039             7,487          6,261
                                                             ---------         ---------      ---------
                                                               263,769           253,501        243,562

    Less:
    Undisbursed portion of loans in
       process                                                   6,836             4,764          4,136
    Deferred loan origination fees                               1,440             1,463          1,538
    Allowance for loan losses                                      656               655            793
                                                            ----------        ----------     ----------

                                                              $254,837          $246,619       $237,095
                                                               =======           =======        =======


    As depicted above, the Banks' lending efforts have historically focused on one-to-four family residential and multi-family residential real estate loans, which comprise approximately $232.1 million, or 91%, of the total loan portfolio at June 30, 2001, $226.8 million, or 92%, of the total loan portfolio at March 31, 2001, and $219.1 million, or 92%, of the total loan portfolio at March 31, 2000. Generally, such loans have been underwritten on the basis of no more than an 80% loan-to-value ratio, which has historically provided the Company with adequate collateral coverage in the event of default. Nevertheless, the Banks, as with any lending institution, are subject to the risk that real estate values could deteriorate in their primary lending areas of north central Ohio, thereby impairing collateral values. However, management is of the belief that residential real estate values in the Company's primary lending area are presently stable.

    As discussed previously, Wayne Savings has sold whole loans and participating interests in loans in the secondary market, retaining servicing on the loans sold. Loans sold and serviced for others totaled approximately $50.4 million at June 30, 2001, and $47.1 million, $44.3 million and $44.0 million at March 31, 2001, 2000, and 1999, respectively.

                         WAYNE SAVINGS BANCSHARES, INC.

                    Three months ended June 30, 2001 and 2000
                   (unaudited) and years ended March 31, 2001,
                                 2000, and 1999


NOTE C - LOANS RECEIVABLE (continued)

    In the normal course of business, the Banks have made loans to their directors, officers and their related business interests. Prior to fiscal 1999, related party loans were made on the same terms including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than the normal risk of collectibility. However, regulations now permit executive officers and directors to receive the same terms through benefit or compensation plans that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to other participating employees. The aggregate dollar amount of loans outstanding to directors, officers and their related business interests totaled approximately $2.5 million at June 30, 2001, and $371,000, $189,000 and $340,000 at March 31, 2001, 2000, and 1999, respectively.


NOTE D - ALLOWANCE FOR LOAN LOSSES

    The activity in the allowance for loan losses is summarized as follows:


                                                                  JUNE 30,                         MARCH 31,
                                                            2001         2000            2001         2000         1999
                                                                (UNAUDITED)        (In thousands)

    Balance at beginning of year                            $655         $793            $793         $678         $721
    Provision for losses on loans                              2           51              96          120           64
    Recoveries (charge-offs) of loans - net                   (1)           2            (234)          (5)        (107)
                                                           -----        -----             ---        -----          ---

    Balance at end of year                                  $656         $846            $655         $793         $678
                                                             ===          ===             ===          ===          ===



    As of June 30, 2001 and March 31, 2001, the Banks' allowance for loan losses was comprised solely of a general loan loss allowance, which is includible as a component of regulatory risk-based capital.

    Nonaccrual and nonperforming loans totaled approximately $1.8 million, $192,000, $515,000, $200,000 and $280,000 at June 30, 2001 and 2000, and
    March 31, 2001, 2000, and 1999, respectively.

    During the three-month periods ended June 30, 2001 and 2000, interest income of approximately $8,000 and $5,000, respectively, would have been recognized had nonaccrual loans been performing in accordance with contractual terms.

    During the fiscal years ended March 31, 2001, 2000, and 1999, interest income of approximately $12,000, $8,000 and $7,000, respectively, would have been recognized had nonaccrual loans been performing in accordance with contractual terms.

                         WAYNE SAVINGS BANCSHARES, INC.

                    Three months ended June 30, 2001 and 2000
                   (unaudited) and years ended March 31, 2001,
                                 2000, and 1999


NOTE E - OFFICE PREMISES AND EQUIPMENT

    Office premises and equipment are comprised of the following:


                                                             JUNE 30,                     MARCH 31,
                                                                 2001             2001              2000
                                                             (UNAUDITED)     (In thousands)

    Land and improvements                                    $  1,615         $  1,615          $  1,750
    Office buildings and improvements                           6,446            6,167             6,752
    Furniture, fixtures and equipment                           4,042            3,931             4,463
    Automobiles                                                    60               60                60
                                                            ---------        ---------         ---------
                                                               12,163           11,773            13,025

    Less accumulated depreciation and amortization              3,281            3,166             4,865
                                                              -------          -------           -------

                                                             $  8,882         $  8,607          $  8,160
                                                              =======          =======           =======

                         WAYNE SAVINGS BANCSHARES, INC.

                    Three months ended June 30, 2001 and 2000
                   (unaudited) and years ended March 31, 2001,
                                 2000, and 1999


NOTE F - DEPOSITS

    Deposits consist of the following major classifications:


    DEPOSIT TYPE AND WEIGHTED-                                JUNE 30,                    MARCH 31,
    AVERAGE INTEREST RATE                                         2001              2001           2000
                                                              (UNAUDITED)     (In thousands)
    NOW accounts
      June 30, 2001 - 1.56%                                    $37,309
      March 31, 2001 - 1.73%                                                   $  33,642
      March 31, 2000 - 2.08%                                                                  $  31,014
    Passbook
      June 30, 2001 - 3.09%                                     58,630
      March 31, 2001 - 3.18%                                                      54,574
      March 31, 2000 - 3.13%                                                                     53,074
    Money Market Investor
      June 30, 2001 - 3.23%                                      9,175
      March 31, 2001 - 3.23%                                                       8,905
      March 31, 2000 - 3.28%                                                                     10,827
                                                                     -                 -       --------

    Total demand, transaction and
       passbook deposits                                       105,114            97,121         94,915

    Certificates of deposit
      Original maturities of:
        Less than 12 months
          June 30, 2001 - 4.72%                                 37,166
          March 31, 2001 - 5.51%                                                  25,494
          March 31, 2000 - 5.00%                                                                 41,722
        12 months to 24 months
          June 30, 2001 - 5.99%                                 88,235
          March 31, 2001 - 6.03%                                                 101,105
          March 31, 2000 - 5.60%                                                                 54,341
        25 months to 36 months
          June 30, 2001 - 5.21%                                  9,957
          March 31, 2001 - 5.26%                                                  10,036
          March 31, 2000 - 5.71%                                                                 24,787
        More than 36 months
          June 30, 2001 - 5.54%                                  6,132
          March 31, 2001 - 5.56%                                                   6,175
          March 31, 2000 - 5.52%                                                                  8,888
        Jumbo
          June 30, 2001 - 6.16%                                 37,780
          March 31, 2001 - 6.46%                                                  37,775
          March 31, 2000 - 6.07%                                                                 40,299
                                                                     -                 -       --------

    Total certificates of deposit                               179,270           180,585        170,037
                                                                -------           -------        -------

    Total deposit accounts                                     $284,384          $277,706       $264,952
                                                                =======           =======        =======

                         WAYNE SAVINGS BANCSHARES, INC.

                    Three months ended June 30, 2001 and 2000
                   (unaudited) and years ended March 31, 2001,
                                 2000, and 1999


NOTE F - DEPOSITS (continued)

    At June 30, 2001, the Banks had certificates of deposit with balance in excess of $100,000 totaling $37.9 million. At March 31, 2001 and 2000, the Banks had certificates of deposit with balances in excess of $100,000 totaling $37.4 million and $34.7 million, respectively.

    Interest expense on deposits is summarized as follows:



                                                    THREE MONTHS ENDED                YEAR ENDED
                                                       JUNE 30,                        MARCH, 31
                                                  2001          2000         2001         2000         1999
                                                      (UNAUDITED)     (In thousands)

    Passbook                                   $   431       $   415     $  1,642     $  1,569     $  1,220
    NOW and money market
       deposit accounts                            215           229          875          979          787
    Certificates of deposit                      2,616         2,401       10,135        8,982        8,509
                                                 -----         -----       ------      -------      -------

                                                $3,262        $3,045      $12,652      $11,530      $10,516
                                                 =====         =====       ======       ======       ======


    Maturities of outstanding certificates of deposit are summarized as follows:


                                                                 JUNE 30,                   MARCH 31,
                                                                     2001             2001              2000
                                                                 (UNAUDITED)     (In thousands)

    Less than one year                                           $136,221         $129,044          $123,870
    One to three years                                             40,317           48,533            41,855
    Over three years                                                2,732            3,008             4,312
                                                                ---------        ---------         ---------

                                                                 $179,270         $180,585          $170,037
                                                                  =======          =======           =======


NOTE G - ADVANCES FROM THE FEDERAL HOME LOAN BANK

    Advances from the Federal Home Loan Bank, collateralized at June 30, 2001 and March 31, 2001 and 2000 by pledges of certain residential mortgage loans totaling $7.5 million, $7.5 million and $18.0 million, respectively, and the Banks' investment in Federal Home Loan Bank stock, are summarized as follows:


                                    MATURING IN YEAR                  JUNE 30,                 MARCH 31,
    INTEREST RATE                   ENDING MARCH 31,                      2001            2001           2000
                                                                       (UNAUDITED)      (In thousands)

    6.20% - 6.50%                          2001                         $   -           $   -        $  6,000
    5.04% - 5.98%                          2002                          1,000           6,000          6,000
    5.07% - 5.29%                          2005                          5,000              -              -
                                                                         -----           -----        -------

                                                                        $6,000          $6,000        $12,000
                                                                         =====           =====         ======

    Weighted-average interest rate                                        5.21%          5.54%           5.98%
                                                                          ====           ====            ====


                         WAYNE SAVINGS BANCSHARES, INC.

                    Three months ended June 30, 2001 and 2000
                   (unaudited) and years ended March 31, 2001,
                                 2000, and 1999


NOTE H - FEDERAL INCOME TAXES

    The provision for federal income taxes on earnings differs from that computed at the statutory corporate tax rate as follows:


                                                                THREE MONTHS ENDED                 YEAR ENDED
                                                                   JUNE 30,                         MARCH 31,
                                                              2001          2000         2001         2000         1999
                                                                 (Unaudited)
                                                                                   (In thousands)

    Federal income taxes computed
      at statutory rate                                       $194          $149         $753         $644         $846
    Increase (decrease) in taxes
    resulting from:
      Tax exempt interest                                       (1)           (1)          (8)          (7)          (3)
      Other                                                      2             1            9            7            3
                                                             -----         -----        -----        -----        -----
    Federal income tax provision
      per consolidated financial statements                   $195          $149         $754         $644         $846
                                                               ===           ===          ===          ===          ===


    The composition of the Company's net deferred tax liability is as follows:


    TAXES (PAYABLE) REFUNDABLE ON TEMPORARY                                     JUNE 30,                 MARCH 31,
    DIFFERENCES AT STATUTORY RATE:                                                  2001            2001           2000
                                                                             (Unaudited)
                                                                                              (In thousands)

    DEFERRED TAX ASSETS
      Deferred loan origination fees                                               $ 108         $   108          $ 218
      General loan loss allowance                                                    261             263            308
      Book/tax depreciation differences                                               24              24             -
      Organizational costs                                                            50              62             -
      Pension expense                                                                 11              72             -
      Unrealized loss on securities designated as available for sale                  -               -              19
      Other                                                                           53              16             11
                                                                                   -----         -------          -----
         Deferred tax assets                                                         507             545            556

    DEFERRED TAX LIABILITIES
      Federal Home Loan Bank stock dividends                                        (748)           (748)          (664)
      Book/tax depreciation differences                                               -               -             (91)
      Unrealized gains on securities designated as available for sale                (22)            (20)            -
      Bad debt deduction                                                            (104)           (111)           (68)
      Mortgage servicing rights                                                     (121)           (121)          (108)
                                                                                    ----          ------           ----
         Deferred tax liabilities                                                   (995)         (1,000)          (931)
                                                                                    ----           -----           ----

    Total deferred tax liability                                                   $(488)        $  (455)         $(375)
                                                                                    ====          ======           ====


                         WAYNE SAVINGS BANCSHARES, INC.

                    Three months ended June 30, 2001 and 2000
                   (unaudited) and years ended March 31, 2001,
                                 2000, and 1999


NOTE H - FEDERAL INCOME TAXES (continued)

    The Bank was allowed a special bad debt deduction based on a percentage of earnings, generally limited to 8% of otherwise taxable income and subject to certain limitations based on aggregate loans and deposit account balances at the end of the year. This cumulative percentage of earnings bad debt deduction totaled approximately $2.7 million as of June 30, 2001 and March 31, 2001. If the amounts that qualified as deductions for federal income taxes are later used for purposes other than bad debt losses, including distributions in liquidation, such distributions will be subject to federal income taxes at the then current corporate income tax rate. The amount of unrecognized deferred tax liability relating to the cumulative bad debt deduction is approximately $918,000 at June 30, 2001 and March 31, 2001. Wayne Savings is required to recapture as taxable income approximately $300,000 of its bad debt reserve, which represents the post-1987 additions to the reserve, and will be unable to utilize the percentage of earnings method to compute the reserve in the future. Wayne Savings has provided deferred taxes for this amount and is amortizing the recapture of the bad debt reserve in taxable income over a six-year period, commencing in fiscal 1999.


NOTE I - COMMITMENTS

    The Company is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers, including commitments to extend credit. Such commitments involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the consolidated statements of financial condition. The contract or notional amounts of the commitments reflect the extent of the Company's involvement in such financial instruments.

    The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual notional amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as those utilized for on-balance-sheet instruments.

    At June 30, 2001, the Company had outstanding commitments to originate fixed rate and adjustable rate loans of $8.9 million and $500,000, respectively. At March 31, 2001 and 2000, the Company had outstanding commitments to originate fixed rate loans of approximately $4.7 million and $1.8 million, respectively, and adjustable rate loans of approximately $423,000 and $520,000, respectively. The Company had unused lines of credit under home equity loans of $17.4 million, $12.1 million and $10.7 million at June 30, 2001, March 31, 2001 and 2000, respectively. Additionally, the Company had unused lines of credit under commercial loans of $3.4 million, $2.0 million and $3.1 million at June 30, 2001, March 31, 2001 and 2000, respectively. Management believes that all loan commitments are able to be funded through cash flow from operations and existing excess liquidity. Fees received in connection with these commitments have not been recognized in earnings.

                         WAYNE SAVINGS BANCSHARES, INC.

                    Three months ended June 30, 2001 and 2000
                   (unaudited) and years ended March 31, 2001,
                                 2000, and 1999


NOTE I - COMMITMENTS (continued)

    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if it is deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral on loans may vary but the preponderance of loans granted generally includes a mortgage interest in real estate as security.

    In connection with the opening of the NorthSide branch in July 1999, the Company entered into a lease of branch banking facilities. The lease of the banking facility requires the Company to make payments of approximately $30,000 per year. The operating lease expires in April 2009, and contains two renewable five-year options with lease payments to be determined by the parties upon such time of a renewal.


NOTE J - REGULATORY CAPITAL

    The Banks are subject to minimum regulatory capital standards promulgated by the Office of Thrift Supervision (the "OTS"). Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Banks must meet specific capital guidelines that involve quantitative measures of the Banks' assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Banks' capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. The minimum capital standards of the OTS generally require the maintenance of regulatory capital sufficient to meet each of three tests, hereinafter described as the tangible capital requirement, the core capital requirement and the risk-based capital requirement. The tangible capital requirement provides for minimum tangible capital (defined as stockholders' equity less all intangible assets) equal to 1.5% of adjusted total assets. The core capital requirement provides for minimum core capital (tangible capital plus certain forms of supervisory goodwill and other qualifying intangible assets) generally equal to 4.0% of adjusted total assets except for those associations with the highest examination rating and acceptable levels of risk. The risk-based capital requirement provides for the maintenance of core capital plus general loss allowances equal to 8.0% of risk-weighted assets. In computing risk-weighted assets, the Banks multiply the value of each asset on their statement of financial condition by a defined risk-weighting factor, e.g. one- to four-family residential loans carry a risk-weighted factor of 50%.

    As of June 30, 2001, and March 31, 2001 and 2000, management believes that the Banks met all capital adequacy requirements to which they were subject.

                         WAYNE SAVINGS BANCSHARES, INC.

                    Three months ended June 30, 2001 and 2000
                   (unaudited) and years ended March 31, 2001,
                                 2000, and 1999


NOTE J - REGULATORY CAPITAL (continued)

    The Banks' management believes that, under the current regulatory capital regulations, the Banks will continue to meet their minimum capital requirements in the foreseeable future. However, events beyond the control of the Banks, such as increased interest rates or a downturn in the economy in the Banks' market area, could adversely affect future earnings and, consequently, the ability to meet future minimum regulatory capital requirements.


                                           WAYNE SAVINGS COMMUNITY BANK AS OF JUNE 30, 2001
                                                   (UNAUDITED)                                       REQUIRED
                                                                                                 TO BE "WELL-
                                                                      REQUIRED                CAPITALIZED" UNDER
                                                                     FOR CAPITAL               PROMPT CORRECTIVE
                                             ACTUAL                ADEQUACY PURPOSES          ACTION PROVISIONS
                                         AMOUNT    RATIO           AMOUNT    RATIO             AMOUNT     RATIO
                                                                  (Dollars in thousands)

    Tangible capital                    $25,040      7.9%       =>$ 4,762    =>1.5%         =>$15,873     => 5.0%

    Core capital                        $25,040      7.9%       =>$12,699    =>4.0%         =>$19,048     => 6.0%

    Risk-based capital                  $25,696     15.1%       =>$13,580    =>8.0%         =>$16,975     =>10.0%


                                           WAYNE SAVINGS COMMUNITY BANK AS OF MARCH 31, 2001
                                                                                                     REQUIRED
                                                                                                 TO BE "WELL-
                                                                      REQUIRED                CAPITALIZED" UNDER
                                                                     FOR CAPITAL               PROMPT CORRECTIVE
                                             ACTUAL                ADEQUACY PURPOSES          ACTION PROVISIONS
                                         AMOUNT    RATIO           AMOUNT    RATIO             AMOUNT     RATIO
                                                                  (Dollars in thousands)

    Tangible capital                    $25,078      8.1%       =>$ 4,674    =>1.5%         =>$15,580     => 5.0%

    Core capital                        $25,078      8.1%       =>$12,464    =>4.0%         =>$18,696     => 6.0%

    Risk-based capital                  $25,733     15.5%       =>$13,274    =>8.0%         =>$16,593     =>10.0%


                         WAYNE SAVINGS BANCSHARES, INC.

                    Three months ended June 30, 2001 and 2000
                   (unaudited) and years ended March 31, 2001,
                                 2000, and 1999


NOTE J - REGULATORY CAPITAL (continued)


                                           WAYNE SAVINGS COMMUNITY BANK AS OF MARCH 31, 2000
                                                                                                     REQUIRED
                                                                                                 TO BE "WELL-
                                                                      REQUIRED                CAPITALIZED" UNDER
                                                                     FOR CAPITAL               PROMPT CORRECTIVE
                                             ACTUAL                ADEQUACY PURPOSES          ACTION PROVISIONS
                                         AMOUNT    RATIO           AMOUNT    RATIO             AMOUNT     RATIO
                                                                  (Dollars in thousands)

    Tangible capital                    $24,305      8.1%        =>$ 4,558    =>1.5%         =>$15,192     => 5.0%

    Core capital                        $24,305      8.1%        =>$12,155    =>4.0%         =>$18,230     => 6.0%

    Risk-based capital                  $25,098     15.7%        =>$12,802    =>8.0%         =>$16,003     =>10.0%


                                           VILLAGE SAVINGS BANK, F.S.B. AS OF JUNE 30, 2001
                                                   (UNAUDITED)                                       REQUIRED
                                                                                                 TO BE "WELL-
                                                                      REQUIRED                CAPITALIZED" UNDER
                                                                     FOR CAPITAL               PROMPT CORRECTIVE
                                             ACTUAL                ADEQUACY PURPOSES          ACTION PROVISIONS
                                         AMOUNT    RATIO           AMOUNT    RATIO             AMOUNT     RATIO
                                                                  (Dollars in thousands)

    Tangible capital                     $2,730      8.7 %        =>$  471    =>1.5%          =>$1,571     => 5.0%

    Core capital                         $2,730      8.7%         =>$1,257    =>4.0%          =>$1,885     => 6.0%

    Risk-based capital                   $2,771     17.8 %        =>$1,247    =>8.0%          =>$1,559     =>10.0%


                                           VILLAGE SAVINGS BANK, F.S.B. AS OF MARCH 31, 2001
                                                                                                     REQUIRED
                                                                                                 TO BE "WELL-
                                                                      REQUIRED                CAPITALIZED" UNDER
                                                                     FOR CAPITAL               PROMPT CORRECTIVE
                                             ACTUAL                ADEQUACY PURPOSES          ACTION PROVISIONS
                                         AMOUNT    RATIO           AMOUNT    RATIO             AMOUNT     RATIO
                                                                  (Dollars in thousands)

    Tangible capital                      $2,721      9.6%         =>$  424    =>1.5%          =>$1,413     => 5.0%

    Core capital                          $2,721      9.6%         =>$1,131    =>4.0%          =>$1,696     => 6.0%

    Risk-based capital                    $2,761     19.0%         =>$1,163    =>8.0%          =>$1,454     =>10.0%


                         WAYNE SAVINGS BANCSHARES, INC.

                    Three months ended June 30, 2001 and 2000
                   (unaudited) and years ended March 31, 2001,
                                 2000, and 1999


NOTE J - REGULATORY CAPITAL (continued)


                                           VILLAGE SAVINGS BANK, F.S.B. AS OF MARCH 31, 2000
                                                                                                     REQUIRED
                                                                                                 TO BE "WELL-
                                                                      REQUIRED                CAPITALIZED" UNDER
                                                                     FOR CAPITAL               PROMPT CORRECTIVE
                                             ACTUAL                ADEQUACY PURPOSES          ACTION PROVISIONS
                                         AMOUNT    RATIO           AMOUNT    RATIO             AMOUNT     RATIO
                                                                  (Dollars in thousands)

    Tangible capital                     $2,683    12.7%           =>$318    =>1.5%          =>$1,060     => 5.0%

    Core capital                         $2,683    12.7%           =>$848    =>4.0%          =>$1,272     => 6.0%

    Risk-based capital                   $2,717    24.8%           =>$875    =>8.0%          =>$1,094     =>10.0%



    The Banks are subject to regulations imposed by the OTS regarding the amount of capital distributions payable to the Company. Generally, the Banks' payment of dividends is limited, without prior OTS approval, to net earnings for the current calendar year, plus the two preceding years, less capital distributions paid over the same time period. Insured institutions are required to file an application with the OTS for capital distributions in excess of the limitation. During April 2001, Wayne Savings received OTS approval to make up to $2.0 million in capital distributions during fiscal 2002.

    Regulations of the OTS governing mutual holding companies permit Wayne Savings Bankshares M.H.C. (the "M.H.C.") to waive the receipt by it of any dividend declared by the Company or the Bank on the common stock, provided that the OTS does not object to such waiver. The M.H.C. accepted dividends totaling $260,000 and $75,000 during fiscal years 2001 and 2000, respectively. For the fiscal year ended March 31, 1999, the M.H.C. waived its share of all dividends declared on the common stock. Total dividends waived by the M.H.C. through March 31, 2001 amounted to $5.3 million.


NOTE K - STOCK OPTION PLANS

    The Company has an incentive Stock Option Plan that previously provided for the issuance of 84,044 shares of authorized, but unissued shares of common stock. The Company also has a non-incentive Stock Option Plan that provided for the issuance of 36,018 shares of authorized, but unissued shares of common stock. The number of shares under option has been adjusted to reflect all past stock dividends.

                         WAYNE SAVINGS BANCSHARES, INC.

                    Three months ended June 30, 2001 and 2000
                   (unaudited) and years ended March 31, 2001,
                                 2000, and 1999


NOTE K - STOCK OPTION PLANS (continued)

    The Company accounts for its stock option plans in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation," which provides a fair value-based method for valuing stock-based compensation that entities may use, which measures compensation cost at the grant date based on the fair value of the award. Compensation is then recognized over the service period, which is usually the vesting period. Alternatively, SFAS No. 123 permits entities to continue to account for stock options and similar equity instruments under Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Entities that continue to account for stock options using APB Opinion No. 25 are required to make pro forma disclosures of net earnings and earnings per share, as if the fair value-based method of accounting defined in SFAS No. 123 had been applied. Management has determined that the Company will continue to account for stock based compensation pursuant to APB Opinion No. 25. The pro-forma disclosures required by SFAS No. 123 are not applicable as no options were granted by the Company during the fiscal years ended March 31, 2001, 2000, and 1999.

    A summary of the status of the Company's stock option plans and changes during the periods ending on those dates is presented below:


                                                  JUNE 30,                            MARCH 31,
                                                   2001               2001                2000              1999
                                                    EXERCISE             EXERCISE           EXERCISE           EXERCISE
                                              SHARES   PRICE      SHARES    PRICE     SHARES   PRICE    SHARES    PRICE

    Outstanding at beginning of period        17,473   $5.00      27,657   $5.00      34,596   $5.00    60,548    $5.00
    Granted                                       -        -          -        -          -        -        -       -
    Exercised                                     -        -       7,900     5.00      2,301     5.00   22,743     5.00
    Forfeited                                     -        -       2,284     5.00      4,638     5.00    3,209     5.00
                                             -------     ------- -------     ----    -------     ----  -------     ----

    Outstanding at end of period              17,473   $5.00      17,473   $5.00      27,657   $5.00    34,596    $5.00
                                              ======    ====      ======    ====      ======    ====    ======     ====

    Options exercisable at period-end         17,473   $5.00      17,473   $5.00      27,657   $5.00    34,596    $5.00
                                              ======    ====      ======    ====      ======    ====    ======     ====


    The following information applies to options outstanding at June 30, 2001:

    Number outstanding                                                   17,473
    Range of exercise prices                                              $5.00
    Weighted-average exercise price                                       $5.00
    Weighted-average remaining contractual life                            2.00

    At June 30, 2001, all of the stock options granted were subject to exercise at the discretion of the grantees and expire in 2003.

                         WAYNE SAVINGS BANCSHARES, INC.

                    Three months ended June 30, 2001 and 2000
                   (unaudited) and years ended March 31, 2001,
                                 2000, and 1999


NOTE L - CONDENSED FINANCIAL STATEMENTS OF WAYNE SAVINGS BANCSHARES, INC.

    The following condensed financial statements summarize the financial position of Wayne Savings Bancshares, Inc. as of June 30, 2001 and March 31, 2001 and 2000, and the results of its operations and its cash flows for the three-month periods ending June 30, 2001 and 2000 and the years ended March 31, 2001, 2000 and 1999.

                         Wayne Savings Bancshares, Inc.
                        STATEMENTS OF FINANCIAL CONDITION



                                                                                JUNE 30,                  MARCH 31,
                                                                                    2001            2001           2000
                                                                                (UNAUDITED)   (In thousands)
    ASSETS

    Cash and due from banks                                                    $      56       $      86      $     169
    Interest-bearing deposits in other financial institutions                         -               -             475
    Investment in subsidiary                                                      25,405          25,434         24,596
    Prepaid expenses and other                                                        73              56            100
                                                                               ---------       ---------       --------

         Total assets                                                            $25,534         $25,576        $25,340
                                                                                  ======          ======         ======

    LIABILITIES AND STOCKHOLDERS' EQUITY

    Other liabilities                                                          $     213       $     291      $     219
    Stockholders' equity
      Common stock and additional paid-in capital                                 17,075          17,075         17,025
      Retained earnings                                                            9,351           9,180          8,777
      Less shares held in treasury (67,742, 57,042 and 33,214 shares,
        respectively)                                                             (1,143)         (1,003)          (645)
      Accumulated other comprehensive income (loss),
        unrealized gain (loss) on securities designated as
        available for sale, net                                                       38              33            (36)
                                                                               ---------       ---------      ---------

         Total stockholders' equity                                               25,321          25,285         25,121
                                                                                  ------          ------         ------

         Total liabilities and stockholders' equity                              $25,534         $25,576        $25,340
                                                                                  ======          ======         ======


                         WAYNE SAVINGS BANCSHARES, INC.

                    Three months ended June 30, 2001 and 2000
                   (unaudited) and years ended March 31, 2001,
                                 2000, and 1999


NOTE L - CONDENSED FINANCIAL STATEMENTS OF WAYNE SAVINGS BANCSHARES, INC. (continued)

                         Wayne Savings Bancshares, Inc.
                             STATEMENTS OF EARNINGS


                                                                 THREE MONTHS ENDED               YEARS ENDED
                                                                    JUNE 30,                       MARCH 31,
                                                              2001          2000         2001         2000         1999
                                                                  (UNAUDITED)      (In thousands)
    Income
      Interest income                                         $-            $  6       $   17       $   58      $    53
      Equity in earnings of subsidiary                         395           307        1,530        1,302        1,676
                                                               ---           ---        -----        -----        -----
         Total revenue                                         395           313        1,547        1,360        1,729

    General and administrative expenses                         29            32          122          135          102
                                                              ----          ----       ------       ------       ------

         Earnings before income tax                            366           281        1,425        1,225        1,627

    Federal income tax credits                                 (10)           (9)         (36)         (26)         (16)
                                                              ----         -----      -------      -------      -------

         NET EARNINGS                                         $376          $290       $1,461       $1,251       $1,643
                                                               ===           ===        =====        =====        =====


                         Wayne Savings Bancshares, Inc.
                            STATEMENTS OF CASH FLOWS

                                                                 THREE MONTHS ENDED               YEARS ENDED
                                                                    JUNE 30,                       MARCH 31,
                                                              2001          2000         2001         2000         1999
                                                                  (UNAUDITED)      (In thousands)
    Cash flows from operating activities:
      Net earnings for the period                             $376          $290       $1,461       $1,251       $1,643
      Adjustments to reconcile net earnings to net cash
      provided by (used in) operating activities:
        Excess contributions (undistributed earnings) of
          consolidated subsidiary                               34          (307)        (769)      (1,238)         324
        Increase (decrease) in cash due to changes in:
          Prepaid expenses and other assets                    (17)           43           44           (2)         (25)
          Other liabilities                                    (78)          (19)          72          (30)          (8)
                                                              ----          ----      -------      -------     --------
         Net cash provided by (used in) operating activities   315             7          808          (19)       1,934

    Cash flows provided by (used in) financing activities:
      Payment of dividends on common stock                    (205)         (200)      (1,058)        (882)        (725)
      Purchase of treasury stock - at cost                    (140)           -          (358)        (177)        (431)
      Proceeds from exercise of stock options                   -             27           50           11           87
                                                                --          ----      -------       ------       ------
         Net cash used in financing activities                (345)         (173)      (1,366)      (1,048)      (1,069)
                                                               ---           ---        -----        -----        -----

    Net increase (decrease) in cash and cash equivalents       (30)         (166)        (558)      (1,067)         865

    Cash and cash equivalents at beginning of period            86           644          644        1,711          846
                                                              ----           ---       ------        -----       ------

    Cash and cash equivalents at end of period                $ 56          $478       $   86       $  644       $1,711
                                                              ====           ===      =======       ======        =====


                         WAYNE SAVINGS BANCSHARES, INC.

                    Three months ended June 30, 2001 and 2000
                   (unaudited) and years ended March 31, 2001,
                                 2000, and 1999


NOTE M - QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

    The following table summarizes the Company's quarterly results for the fiscal years ended March 31, 2001 and 2000.


                                                                           FOR THE THREE MONTH PERIODS ENDED
                                                          JUNE 30,     SEPTEMBER 30,     DECEMBER 31,         MARCH 31,
                                                              2000              2000             2000              2001
                                                                         (In thousands, except share data)

    Total interest income                                   $5,337            $5,358           $5,388            $5,416
    Total interest expense                                   3,161             3,248            3,321             3,370
                                                             -----             -----            -----             -----

    Net interest income                                      2,176             2,110            2,067             2,046
    Provision for losses on loans                               51                22                2                21
    Other income                                               218               259              289               279
    General, administrative and other expense                1,904             1,791            1,758             1,680
                                                             -----             -----            -----             -----

    Earnings before income taxes                               439               556              596               624
    Federal income taxes                                       149               191              201               213
                                                            ------            ------           ------            ------

    Net earnings                                            $  290           $   365          $   395            $  411
                                                            ======            ======           ======            ======

    Earnings per share
      Basic                                                   $.11              $.14             $.15              $.16
                                                               ===               ===              ===               ===

      Diluted                                                 $.11              $.14             $.15              $.16
                                                               ===               ===              ===               ===

                                                                           FOR THE THREE MONTH PERIODS ENDED
                                                          JUNE 30,     SEPTEMBER 30,     DECEMBER 31,         MARCH 31,
                                                              1999              1999             1999              2000
                                                                         (In thousands, except share data)

    Total interest income                                   $4,906            $5,180           $5,282            $5,333
    Total interest expense                                   2,809             2,964            3,077             3,164
                                                             -----             -----            -----             -----

    Net interest income                                      2,097             2,216            2,205             2,169
    Provision for losses on loans                               21                23               38                38
    Other income                                               190               167              211               174
    General, administrative and other expense                1,749             1,899            1,917             1,849
                                                             -----             -----            -----             -----

    Earnings before income taxes                               517               461              461               456
    Federal income taxes                                       175               158              156               155
                                                            ------            ------           ------            ------

    Net earnings                                            $  342            $  303           $  305            $  301
                                                            ======            ======           ======            ======

    Earnings per share
      Basic                                                   $.13              $.12             $.12              $.11
                                                               ===               ===              ===               ===

      Diluted                                                 $.13              $.12             $.12              $.11
                                                               ===               ===              ===               ===


                         WAYNE SAVINGS BANCSHARES, INC.

                    Three months ended June 30, 2001 and 2000
                   (unaudited) and years ended March 31, 2001,
                                 2000, and 1999


NOTE N - REORGANIZATION AND CHANGE OF CORPORATE FORM (UNAUDITED)

    The Board of Directors of Wayne Savings Bankshares, M.H.C (the "M.H.C.")adopted a Plan of Conversion (the "Plan") on July 10, 2001. Pursuant to the Plan, the M.H.C. will convert from the mutual holding company form of organization to the fully public form. Wayne Savings Bankshares, M.H.C., the mutual holding company parent of Wayne Savings Bancshares, Inc., will be merged into Wayne Savings Community Bank, and Wayne Savings Bankshares, M.H.C. will no longer exist. Pursuant to the Plan, Wayne Savings Bancshares, Inc., which owns 100% of Wayne Savings Community Bank, also will be succeeded by a new Delaware corporation with the same name. As part of the conversion, 1,350,699 shares of common stock of Wayne Savings Bancshares, Inc. representing the 52.5% ownership interest of Wayne Savings Bankshares, M.H.C., will be offered for sale in the subscription and community offering. Following the completion of the conversion, all of the capital stock of Wayne Savings Community Bank will be held by Wayne Savings Bancshares, Inc.

    Under the Plan, at the conclusion of the conversion and related offering, each share of Wayne Savings Bancshares, Inc. common stock held by persons other than Wayne Savings Bankshares, M.H.C. will be converted automatically into and become a right to receive new shares of Wayne Savings Bancshares, Inc. common stock determined pursuant to the exchange ratio. The exchange ratio will ensure that immediately after the conversion and the share exchange, the public stockholders of Wayne Savings Bancshares, Inc. common stock will own the same aggregate percentage of Wayne Savings Bancshares, Inc. common stock that they owned immediately prior to the conversion.

    The rights of Wayne's depositors in liquidation in the conversion to stock form will be maintained by the in an amount equal to the retained earnings of Wayne Savings reflected in the statement of financial condition used in the conversion offering circular. The liquidation account will be maintained for the benefit of eligible savings account holders who maintained deposit accounts in Wayne after the conversion.

--------------------------------------------------------------------------------
NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY WAYNE SAVINGS BANCSHARES, INC. OR WAYNE SAVINGS COMMUNITY BANK. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF WAYNE SAVINGS BANCSHARES, INC. OR WAYNE SAVINGS COMMUNITY BANK SINCE ANY OF THE DATES AS OF WHICH INFORMATION IS FURNISHED HEREIN OR SINCE THE DATE HEREOF.


                             UP TO 2,070,000 SHARES
                              (ANTICIPATED MAXIMUM)


                         WAYNE SAVINGS BANCSHARES, INC.

                              (HOLDING COMPANY FOR
                          WAYNE SAVINGS COMMUNITY BANK)



                                  COMMON STOCK
                            PAR VALUE $0.10 PER SHARE


                               ------------------

                                   PROSPECTUS
                               ------------------



                                 RYAN BECK & CO.


                               NOVEMBER ____, 2001
                                ----------------

        THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT FEDERALLY INSURED OR GUARANTEED.

UNTIL ____________ OR 25 DAYS AFTER COMMENCEMENT OF THE SYNDICATED COMMUNITY OFFERING, IF ANY, WHICHEVER IS LATER, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OF SUBSCRIPTIONS.
--------------------------------------------------------------------------------

PART II:       INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article NINTH of the Certificate of Incorporation of Wayne Savings Bancshares, Inc. (the "Corporation") sets forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

         NINTH:

         A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

         B. The right to indemnification conferred in Section A of this Article NINTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article NINTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

         C. If a claim under Section A or B of this Article NINTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In
(i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation

(including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article NINTH or otherwise shall be on the Corporation.

         D. The rights to indemnification and to the advancement of expenses conferred in this Article NINTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise.

         E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article NINTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

                                                                                                          AMOUNT

         *        Legal Fees and Expenses............................................                $      200,000
         *        Printing, Postage, Mailing and EDGAR...............................                       155,000
         *        Appraisal and Business Plan Fees and Expenses......................                        57,500
         *        Blue Sky Filing Fees and Expenses (including counsel fees).........                         5,000
         *        Accounting Fees and Expenses.......................................                        75,000
         *        Conversion Agent and Data Processing Fees..........................                        30,000
         **       Marketing Agent Fees and Expenses..................................                       250,000
         *        Marketing Agent Counsel Fees and expenses..........................                        35,000
         *        Filing Fees (OTS, NASD, Nasdaq and SEC)............................                        81,400
         *        Other Expenses.....................................................                        45,000
                                                                                                     --------------
         *        Total .............................................................                $      933,900
                                                                                                     ==============


------------------
*        Estimated
** Wayne Savings Bancorp, Inc. has retained Ryan, Beck & Co., LLC to assist in the sale of common stock on a best efforts basis in the Offerings. Fees estimated at the midpoint of the offering range.

ITEM 26.       RECENT SALES OF UNREGISTERED SECURITIES

               Not Applicable.

ITEM 27.       EXHIBITS:

               The exhibits filed as part of this registration statement are as follows:

               (a) LIST OF EXHIBITS

1.1      Engagement Letter between the Registrant and Ryan, Beck & Co., LLC
1.2      Form of Agency Agreement between the Registrant and Ryan, Beck & Co.,
         LLC
2        Plan of Conversion and Reorganization
3.1 Delaware Certificate of Incorporation of Wayne Savings Bancshares, Inc. (Included in Exhibit 2)
3.2      Delaware Bylaws of Wayne Savings Bancshares, Inc. (Included in
         Exhibit 2)
4        Form of Common Stock Certificate of Wayne Savings Bancshares, Inc.
5 Opinion of Luse Lehman Gorman Pomerenk & Schick regarding legality of securities being registered
8.1      Federal Tax Opinion of Luse Lehman Gorman Pomerenk & Schick
8.2      Opinion of RP Financial, LC with respect to Subscription Rights
10.1     Form of Employment Agreement
10.2     Form of Change of Control Agreements
10.3     Subsidiaries of Registrant
23.1 Consent of Luse Lehman Gorman Pomerenk & Schick (contained in Opinions included on Exhibits 5 and 8.1)
23.2     Consent of Grant Thornton
23.3     Consent of RP Financial, LC
24       Power of Attorney (set forth on signature page)
99.1     Appraisal Agreement between the Registrant and RP Financial, LC
99.2     Appraisal Report of RP Financial, LC**
99.3     Marketing Materials*
99.4     Order and Acknowledgment Form*
99.5     Business Plan Agreement between the Registrant and RP Financial, LC
99.6     Special Meeting proxy Statement

*        To be filed supplementally or by amendment.
** Supporting financial schedules filed pursuant to Rule 202 of Regulation S-T.

ITEM 28. UNDERTAKINGS

                  The undersigned Registrant hereby undertakes:

                  (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii)Reflect in the prospectus any facts or events arising
               after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any duration from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) Include any additional or changed material information on the plan of distribution.

               (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

               (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

               The small business issuer will provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such documentation and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Wooster, State of Ohio on September 17, 2001.
                                       WAYNE SAVINGS BANCSHARES, INC.


                              By:      /s/ Charles F. Finn
                                       ----------------------------------------
                                       Charles F. Finn
                                       Chairman of the Board and President
                                       (Duly Authorized Representative)

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Wayne Savings Bancshares, Inc. (the "Company") hereby severally constitute and appoint Charles F. Finn as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Charles F. Finn may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form SB-2 relating to the offering of the Company's Common Stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Charles F. Finn shall do or cause to be done by virtue thereof.

         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates stated.




          SIGNATURES                         TITLE                                     DATE

     /s/ Charles F. Finn           Chairman of the Board and                    September 17, 2001
     -----------------------       President (Principal Executive,
     Charles F. Finn               Financial and Accounting Officer)


     /s/ Kenneth Rhode
     -----------------------               Director                             September 17, 2001
     Kenneth Rhode


     /s/ Russell Harpster
     -----------------------               Director                             September 17, 2001
     Russell Harpster



     /s/ Joseph Retzler
     -----------------------               Director                             September 17, 2001
     Joseph Retzler


     /s/ Donald Massaro
     -----------------------               Director                             September 17, 2001
     Donald Massaro


     /s/ Terry Gardner
     -----------------------               Director                             September 17, 2001
     Terry Gardner


     /s/ James Morgan
     ----------------------                Director                             September 17, 2001
     James Morgan


   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 18, 2001

                                                       REGISTRATION NO.   333-
================================================================================


                     ---------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                     ---------------------------------------









                                    EXHIBITS
                                       TO
                             REGISTRATION STATEMENT
                                       ON
                                    FORM SB-2









                         WAYNE SAVINGS BANCSHARES, INC.
                                  WOOSTER, OHIO



================================================================================

                                  EXHIBIT INDEX


1.1      Engagement Letter between the Registrant and Ryan, Beck & Co., LLC
1.2      Form of Agency Agreement between the Registrant and Ryan, Beck & Co.,
         LLC
2        Plan of Conversion and Reorganization
3.1 Delaware Certificate of Incorporation of Wayne Savings Bancshares, Inc. (Included in Exhibit 2)
3.2      Delaware Bylaws of Wayne Savings Bancshares, Inc. (Included in
         Exhibit 2)
4        Form of Common Stock Certificate of Wayne Savings Bancshares, Inc.
5 Opinion of Luse Lehman Gorman Pomerenk & Schick regarding legality of securities being registered
8.1      Federal Tax Opinion of Luse Lehman Gorman Pomerenk & Schick
8.2      Opinion of RP Financial, LC with respect to Subscription Rights
10.1     Form of Employment Agreement
10.2     Form of Change of Control Agreements
10.3     Subsidiaries of Registrant
23.1 Consent of Luse Lehman Gorman Pomerenk & Schick (contained in Opinions included on Exhibits 5 and 8.1)
23.2     Consent of Grant Thornton
23.3     Consent of RP Financial, LC
24       Power of Attorney (set forth on signature page)
99.1     Appraisal Agreement between the Registrant and RP Financial, LC
99.2     Appraisal Report of RP Financial, LC**
99.3     Marketing Materials*
99.4     Order and Acknowledgment Form*
99.5     Business Plan Agreement between the Registrant and RP Financial, LC
99.6     Special Meeting Proxy Statement

--------------------------------------------
*        To be filed supplementally or by amendment.
** Supporting financial schedules filed pursuant to Rule 202 of Regulation S-T.